As filed with the Securities and Exchange Commission on May 30, 2002
                                                     Registration No. 333-_____

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                      ----------------------------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                      ----------------------------------
                                CITIGROUP INC.
            (Exact name of Registrant as Specified in Its Charter)


        Delaware                                 6021                     52-1568099

     (State or Other Jurisdiction     (Primary Standard Industrial       (I.R.S. Employer
  of Incorporation or Organization)   Classification Code Number)     Identification Number)

                                399 Park Avenue
                           New York, New York 10043
                                (212) 559-1000
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)
                      ----------------------------------
                           Stephanie B. Mudick, Esq.
                            Joan Guggenheimer, Esq.
                              Co-General Counsel
                                Citigroup Inc.
                                399 Park Avenue
                           New York, New York 10043
                                (212) 559-1000
      (Name, Address, Including Zip Code, and Telephone Number, Including
                       Area Code, of Agent For Service)
                      ----------------------------------
                                  Copies to:

         Kenneth J. Bialkin, Esq.
          Eric J. Friedman, Esq.                  Craig M. Wasserman, Esq.
  Skadden, Arps, Slate, Meagher & Flom LLP    Wachtell, Lipton, Rosen & Katz
            Four Times Square                       51 West 52nd Street
         New York, New York 10036                New York, New York 10019

                      ----------------------------------

     Approximate date of commencement of proposed sale to public: Upon consummation of the merger referred to herein.

     If any the securities being registered on this form are being in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] -----------------

                      ----------------------------------
                        CALCULATION OF REGISTRATION FEE

 =================================================================================================================================
   Title of Each Class of Securities     Amount to be   Proposed Maximum Offering       Proposed Maximum            Amount of
           to be Registered             Registered (1)        Price Per Unit        Aggregate Offering Price      Registration
                                                                                              (2)(3)                 Fee( 3)
 ---------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $0.01 per        76,821,142               N/A                  $ 3,417,490,714             $314,410
 share
 =================================================================================================================================

 (1) The maximum number of shares of common stock of Citigroup Inc., a Delaware corporation ("Citigroup"), issuable to stockholders of Golden State Bancorp Inc., a Delaware corporation ("Golden State"), upon consummation of the merger of Golden State with and into a subsidiary of Citigroup.

 (2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(f)(1) under the Securities Act, based on the aggregate market value on May 28, 2002 of the shares of Golden State common stock expected be exchanged in connection with the merger and computed by multiplying (A) the average of the high and low prices of Golden State common stock as reported on the New York Stock Exchange Composite Transaction Tape on May 29, 2002 ($38.485) by (B) 146,773,293, representing the maximum number of shares of Golden State common stock expected to be exchanged in connection with the merger.

 (3) Calculated by multiplying (A) the proposed maximum aggregate offering price for all securities to be registered ($5,648,570,182) less the estimated amount of cash to be paid by Citigroup in connection with the merger ($2,231,079,468) by (B) 0.000092.
                   =======================================

              THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                            [GOLDEN STATE LOGO]


                               ________, 2002


Dear Fellow Stockholders:

         The board of directors of Golden State Bancorp Inc. has unanimously agreed to merge with and into a subsidiary of Citigroup Inc. This transaction presents us with a unique opportunity to enhance stockholder value by joining with one of the premier financial services companies in the world.

         In the merger, you will receive, for each of your shares of Golden State common stock, merger consideration consisting of cash and/or Citigroup common stock. You will be entitled to elect to receive merger consideration for each of your shares of Golden State common stock in the form of Citigroup common stock or cash; however, because the total number of shares of Citigroup common stock to be issued and the amount of cash to be paid in the merger is fixed, regardless of your choice, you may actually receive a combination of cash and shares of Citigroup common stock in the merger if too many stockholders elect to receive Citigroup common stock or cash. Depending on your election, based on the closing price of Citigroup common stock on May 29, 2002, for each of your shares of Golden State common stock you would receive either approximately $39.17 in cash or approximately .9004 shares of Citigroup common stock, subject to possible proration. However, the value will fluctuate based on the value of Citigroup common stock. We expect the merger to be, in general, tax-free to Golden State stockholders, except with respect to the cash received for shares of Golden State common stock or instead of fractional shares of Citigroup common stock. For detailed information and examples of how the consideration will be finally determined, see "Summary-Consideration to be Received in the Merger" on page ____ of this proxy statement-prospectus. Citigroup common stock is listed on the New York Stock Exchange, the Pacific Exchange and the Bolsa Mexicana de Valores, S.A. de C.V., and its trading symbol is "C."

         The merger cannot be completed unless the holders of a majority of the outstanding shares of Golden State common stock vote in favor of the proposed transaction. This proxy statement-prospectus contains detailed information about the proposed merger, and we urge you to read it carefully. In addition, you may obtain information about Golden State and Citigroup from documents that each has filed with the Securities and Exchange Commission.

         The Golden State board of directors unanimously determined that the merger is advisable and in the best interests of Golden State and its stockholders, and approved the merger agreement. Accordingly, the Golden State Board recommends that Golden State's stockholders vote FOR approval and adoption of the merger agreement. We have scheduled a special meeting of our stockholders to vote on the merger agreement, and you are cordially invited to attend the meeting at _______________ on _________________,
_______________, 2002, at ___:00 [a.m./p.m.], local time.

         YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If your shares are held in "street name," you must instruct your broker in order to vote. If you fail to vote or fail to instruct your broker to vote your shares, the effect will be the same as a vote against the merger agreement, the merger and the other transactions contemplated by the merger agreement.


                            /s/ Gerald J. Ford

                            Gerald J. Ford
                            Chairman of the Board and Chief Executive Officer

         Neither the Securities and Exchange Commission nor any state securities regulator has approved the securities to be issued in the merger, as described in this proxy statement-prospectus, nor have they determined if this proxy statement-prospectus is accurate or adequate. Furthermore, the Securities and Exchange Commission has not determined the fairness or merits of the merger. Any representation to the contrary is a criminal offense.


         Investors are urged to read the "risk factors" to the merger listed on pages __ through __ of this proxy statement-prospectus.


         This proxy statement-prospectus is dated_____________, 2002, and is first being mailed to stockholders on or about _____________, 2002.




                            [Golden State Logo]


                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


         A special meeting of stockholders of Golden State Bancorp Inc. will be held at _________________ on __________, _________, 2002, at __:00
[a.m./p.m.] local time, to consider and vote upon the following proposals:

o To approve and adopt the Agreement and Plan of Merger, dated as of May 21, 2002, by and among Golden State Bancorp Inc., Citigroup Inc. and Mercury Merger Sub, Inc., a wholly owned subsidiary of Citigroup, which provides, among other things, for the merger of Golden State with and into Mercury Merger Sub, Inc.

o To transact such other business as may properly come before the special meeting and any adjournment or postponement of the special meeting.

         The proposed merger is described in more detail in the accompanying proxy statement-prospectus, which you should read carefully in its entirety before voting. A copy of the merger agreement is attached as Annex A to that document.

         The Golden State board of directors has set the close of business (5:00 p.m., Pacific Daylight Time) on ___________, 2002 as the record date for determining stockholders entitled to notice of and to vote at the special meeting. A list of stockholders entitled to vote at the special meeting will be made available for inspection by any Golden State stockholder, for any purpose related to the special meeting, at Golden State's headquarters, 135 Main Street, San Francisco, California, for ten
(10) days prior to the special meeting, and will also be available for inspection at the meeting itself.

         The Golden State board of directors unanimously determined that the merger is advisable and in the best interests of Golden State and its stockholders. Accordingly, the Golden State board approved the merger agreement and recommends that Golden State's stockholders vote FOR approval and adoption of the merger agreement at the special meeting.

         It is important that the enclosed proxy card be signed, dated and promptly returned in the enclosed envelope so that your shares will be represented whether or not you plan to attend the special meeting. If you do attend the meeting and wish to vote, you may withdraw your proxy at that time. Do not send your stock certificates with your proxy card.


                                     By Order of the Board of Directors,


                                     /s/ James R. Eller, Jr.

                                     James R. Eller, Jr.
                                     Senior Vice President and Secretary

___________, 2002





                           ADDITIONAL INFORMATION

         This proxy statement-prospectus incorporates important business and financial information about Golden State and Citigroup from other documents that are not included in or delivered with this proxy statement-prospectus. This information is available to you without charge upon your written or oral request. You can obtain those documents incorporated by reference in this proxy statement-prospectus by accessing the Securities and Exchange Commission's website maintained at "http://www.sec.gov" or by requesting copies in writing or by telephone from the appropriate company at the following addresses:

      GOLDEN STATE BANCORP INC.                  CITIGROUP DOCUMENT SERVICES
           135 Main Street                        140 58th Street, Suite 5I
       San Francisco, CA 94105                        Brooklyn, NY 11220
     Attention: Frederick Cannon                  (877) 936-2737 (toll free)
   Director of Investor Relations             (718) 765-6460 (outside the U.S.)
       __________ (toll free)

         If you would like to request documents, please do so by ________, 2002 in order to receive them before your special meeting. If you request any incorporated documents from us, we will mail them to you promptly by first-class mail, or similar means.


         See "Where You Can Find More Information" on pages __ through __.




                             TABLE OF CONTENTS

                                                                         PAGE

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING         .....1
SUMMARY                                                               ......6
        The Companies                                                      .6
        The Merger                                                      ....6
        Form of the Merger                                             .....6
        Consideration to be Received in the Merger                  ........7
        Proration                                                      .....9
        Certain Adjustments                                             ...10
        Election Procedures                                             ...10
        Golden State Litigation Tracking Warrants                  ........11
        Golden State's Board of Directors Recommends Stockholder
          Approval                                                      ...11
        Opinion of Golden State's Financial Advisor                  ......11
        Securityholders Agreement                                    ......11
        Material Federal Income Tax Consequences of the Merger         ....11
        The Merger Agreement                                             ..12
        Interests of Certain Persons in the Merger                  .......14
MARKET PRICE AND DIVIDEND INFORMATION                                    ..15
        Market Price Data                                             .....15
        Historical Market Prices and Dividends                           ..15
        Selected Financial Data                                    ........16
        Comparative Unaudited Per Share Data                           ....17
        Condensed Consolidated Financial Data of Citigroup and
          Subsidiaries-Historical                                    ......18
        Condensed Consolidated Financial Data of Golden State and
          Subsidiaries-Historical                                    ......20
RISK FACTORS                                                               22
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS                  ........24
THE MERGER                                                               ..26
        General                                                            26
        Background of the Merger                                    .......26
        Reasons for the Merger; Recommendation of Golden State's
          Board of Directors                                             ..26
        Opinion of Golden State's Financial Advisor                  ......29
        Market for Citigroup Common Stock                           .......29
        Recent Developments                                             ...29
        Material Federal Income Tax Consequences of the Merger         ....30
        Accounting Treatment                                             ..33
        Regulatory and Third-Party Approvals                           ....34
        Appraisal Rights                                             ......36
        Interests of Certain Persons in the Merger                  .......40
        Delisting and Deregistration of Golden State Common Stock         .44
        Restrictions on Resales by Affiliates                           ...44
THE STOCKHOLDERS MEETING                                             ......45
        Purpose, Time and Place                                    ........45
        Record Date; Voting Power                                    ......45
        Votes Required                                             ........45
        Share Ownership of Management and Certain Stockholders         ....46
        Voting of Proxies                                             .....46
        Revocability of Proxies                                    ........46
        Solicitation of Proxies                                    ........46
THE MERGER AGREEMENT                                                      .48
        General                                                            48
        Form of the Merger                                             ....48
        Timing of Closing                                             .....48
        Merger Consideration                                             ..48
        Conversion of Shares; Exchange of Certificates; Elections
          as to Form of Consideration                                    ..52
        Fractional Shares                                             .....54
        Litigation Tracking Warrants                                    ...54
        Effect on Outstanding Golden State Equity Based Incentives         55
        Board of Directors and Officers of the Surviving Corporation.......55
        Representations and Warranties                                    .55
        Certain Covenants                                             .....56
        No Solicitation                                             .......58
        Indemnification and Insurance                                    ..60
        Conditions to the Consummation of the Merger                  .....61
        Termination of the Merger Agreement                           .....62
        Termination Fee                                             .......63
SECURITYHOLDERS AGREEMENT                                             .....64
        Voting Provisions                                             .....64
        Amendment of the 1998 Merger Agreement                           ..65
        Indemnification and Escrow                                    .....66
        Termination of Other Agreements Related to the 1998 Merger
          Agreement                                                      ..66
        Registration Rights Agreement                                    ..67
        Waiver of Claims                                             ......67
        No Tampering                                                      .67
COMPARISON OF RIGHTS OF STOCKHOLDERS OF GOLDEN STATE AND CITIGROUP         68
        Authorized Capital                                             ....68
        Board of Directors                                             ....69
        Committees of the Board of Directors                           ....70
        Newly Created Directorships and Vacancies                  ........70
        Removal of Directors                                             ..71
        Officers                                                           71
        Special Meetings of Stockholders                           ........72
        Quorum at Stockholder Meetings                                    .72
        Stockholder Action by Written Consent                           ...72
        Advance Notice of Stockholder-Proposed Business at Annual
          Meetings                                                      ...73
        Amendment of Governing Documents                           ........73
        Fair Price Provision                                             ..74
        Stockholder Rights Plan                                    ........74
EXPERTS                                                               .....74
LEGAL MATTERS                                                      ........74
SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS                           ......74
WHERE YOU CAN FIND MORE INFORMATION                                    ....74



                   QUESTIONS AND ANSWERS ABOUT THE MERGER
                          AND THE SPECIAL MEETING

Q:       What is Citigroup Inc.?

A: Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers with 192 million customer accounts in over 100 countries and territories. Citigroup was incorporated in 1988 under the laws of the State of Delaware.

Q:       What am I being asked to vote upon?

A: You are being asked to approve and adopt the merger agreement, which provides for the merger of Golden State with a subsidiary of Citigroup.

Q: Why should the Golden State stockholders approve the merger with Citigroup?

A: The merger offers Golden State stockholders both the opportunity to participate in the growth and opportunities of Citigroup through the stock component of the merger consideration and the opportunity to realize a premium for the value of their shares through the cash component, subject, in some circumstances, to the allocation procedures in the merger agreement. Based on the closing price of Citigroup common stock on May 21, 2002, the value of the merger consideration to be received by Golden State stockholders in the merger represents a premium of approximately 10% over the closing price of Golden State common stock on the NYSE on May 21, 2002, and a premium of approximately 21% over the weighted average closing price of Golden State common stock on the NYSE for the thirty trading days prior to the approval of the transaction by the Golden State board.

         To review the background and reasons for the merger in greater detail, see pages __ through __.

Q:       What does the Golden State board of directors recommend?

A: Golden State's board of directors has unanimously approved the merger agreement and recommends that Golden State's stockholders vote FOR the proposal to approve and adopt the merger agreement.

Q:       What will I receive in the merger?

A: In the merger, each of your shares of Golden State common stock will be converted into cash and/or shares of Citigroup common stock. Based on the closing price of Citigroup common stock on May 29, 2002, for each of your shares of Golden State common stock you would receive either approximately $39.17 in cash or approximately .9004 shares of Citigroup common stock, subject to possible proration. However, the value will fluctuate based on the value of Citigroup common stock. The actual amounts will be determined based on a formula set forth in the merger agreement and described in this proxy statement-prospectus. There is a table on page ___ that sets forth the per share cash consideration and the per share stock consideration that would be received by Golden State stockholders based on a range of assumed average closing prices of Citigroup common stock. The formula used to compute the merger consideration is described in greater detail in "The Merger Agreement-Merger Consideration" on pages ___ through ___.

         If you fail to submit a properly completed form of election, together with your stock certificates (or a properly completed notice of guaranteed delivery), prior to the election deadline, you will be treated as though you had not made an election.

         Citigroup will not issue fractional shares to Golden State stockholders. Instead, Golden State common stockholders will receive cash for any fractional share of Citigroup common stock owed to them.

Q: Can I elect the type of consideration that I will receive in the merger?

A: Yes. Subject to the allocation procedures described in this proxy statement-prospectus, you may elect to receive cash or shares of Citigroup common stock in exchange for each of your shares of Golden State common stock. However, because the number of shares of Citigroup common stock to be issued and the amount of cash delivered in the merger is fixed, you may receive a combination of cash and Citigroup common stock, regardless of your election. Detailed information about your ability to elect cash or Citigroup common stock and examples of such choices, and other factors that may affect what you receive, are described beginning on page __.

Q: Is the value of the per share consideration that I receive expected to be substantially equivalent regardless of which election I make?

A: Yes. The formula that will be used to calculate the per share consideration is designed to equalize the value of the consideration to be received for each share of Golden State common stock in the merger as measured during a valuation period, regardless of whether you elect to receive cash or stock.

Q: How do Golden State stockholders elect the form of merger consideration they wish to receive?

A: Each Golden State stockholder will receive an election form, which you should complete and return, along with your Golden State stock certificates, according to the instructions printed on the form. The election deadline will be 5:00 p.m. on ______, 2002. Promptly after we complete the merger, Citigroup and Golden State will issue a press release relating to the merger consideration to be received by Golden State stockholders. A copy of the election form is being provided with this proxy statement-prospectus to holders of record of Golden State common stock.

Q:       What risks should I consider in voting upon the merger-related matters?

A:       You should review "Risk Factors" on pages ___through ___.

Q:       When do you expect the merger to be completed?

A: We are working to complete the merger as promptly as possible, and hope to complete the merger during the fourth quarter of 2002. However, delays in obtaining regulatory approvals could delay completion of the merger.

Q: How will the merger consideration be adjusted if you complete your previously announced spin-off of Travelers Property Casualty Corp. prior to completion of the merger?

A: If we complete the spin-off prior to completion of the merger, the number of shares of Citigroup common stock to be issued in the merger will be adjusted in a manner designed to account for that reduction. See "The Merger Agreement - Certain Adjustments" on page ___.

Q:       How will the merger be treated by Citigroup for accounting purposes?

A: The merger will be accounted for as a "purchase" in accordance with accounting principles generally accepted in the United States of America.

Q:       When and where is the Golden State stockholders meeting?

A: The special meeting of Golden State stockholders to vote on the merger will be at ______________________________________ on
         _______, __________, 2002 at ___:00 [a.m./p.m.], local time.

Q.       Who can vote on the merger?

A: Holders of record of Golden State common stock at the close of business on ________, 2002 can vote at the special meeting.

Q.       What vote is required to approve the merger?

A: The merger must be approved by a majority of the outstanding shares of Golden State common stock. GSB Investments Inc. and Hunters Glen/Ford have agreed to vote shares constituting approximately 32% of Golden State's outstanding shares in favor of the merger and against competing business combination proposals.

Q:       Who else must approve the merger?

A: In addition to the approval of the Golden State stockholders, the merger agreement requires that the parties obtain the consent or approval of certain banking, mortgage lending and automotive regulators and the expiration of waiting periods under domestic antitrust laws. See "The Merger--Regulatory and Third-Party Approvals" on pages __ through __. Citigroup is not required to obtain the approval of its stockholders to complete the merger.

Q:       What do I need to do now?

A: Indicate on your proxy card how you want to vote and sign and mail it in the enclosed return envelope as soon as possible so that your shares will be represented at your stockholders meeting.

         If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the proposals. If you do not vote or you abstain, it will have the effect of a vote against the proposals.

         In addition you should complete and return the election form according to the instructions printed on the form.


Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Under NYSE rules, your broker does not have discretion to vote your shares for you on the proposals. Your broker will be able to vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions your broker provides. Shares that are not voted because you do not instruct your broker effectively will be counted as votes against the merger.

Q:       Can I change my vote after I mail my proxy card?

A: Yes, you can change your vote at any time before your proxy is voted at the special meeting. You can do this in three ways:

o You can send a written statement that you would like to revoke your proxy to the Secretary of Golden State;

o        You can send Golden State a valid, later-dated proxy card; or

o        You can attend the stockholder meeting and vote in person.
         However, your attendance alone will not revoke your proxy -- you must also vote in person.

         You should send your revocation or new proxy card to Golden State's Secretary at the address on the cover page. If you instructed a broker to vote your shares, you must follow your broker's directions for changing those instructions.

Q:       Should I send in my stock certificates now?

A: No. Please DO NOT send your stock certificates with your proxy card. Rather, you should send your Golden State common stock certificates to the exchange agent with your completed, signed election form prior to the election deadline of ______, 2002.

Q:       Do I have dissenters' or appraisal rights?

A: Yes. Under Delaware law, holders of Golden State common stock have the right to receive an appraisal of the value of their shares of Golden State common stock in connection with the merger. To exercise appraisal rights, a Golden State stockholder may not vote in favor of the adoption of the merger agreement and must strictly comply with all of the procedures required by Delaware law. These procedures are described more on pages ___ through ___.

         We have included a copy of the relevant portions of Delaware law as Annex D to this proxy statement-prospectus.

Q:       Who can help answer my questions?

A: If you have any questions about the merger or if you need additional copies of this proxy statement-prospectus or the enclosed proxy card, you should contact:

                         Golden State Bancorp Inc.
                              135 Main Street
                          San Francisco, CA 94105
                          ____________ (toll free)
                        Attention: Frederick Cannon

                                     or

                   [proxy solicitor information to come]

Q:       Where can I find more information about the companies?

A: You can find more information about Golden State and Citigroup from various sources described under "Where You Can Find More Information" on pages __ through __ of this proxy statement-prospectus.

Q:       How important is my vote?

A: Since the merger agreement cannot be consummated without the affirmative vote of the holders of a majority of Golden State common stock, every stockholder vote is important. An abstention or failure to vote will have the same effect as a vote against the merger.



                                  SUMMARY


         This summary highlights selected information from this document and may not contain all the information that is important to you. For a more complete understanding of the merger and for a more complete description of the legal terms of the merger, you should read this entire document carefully, as well as the additional documents to which we refer you. See "Where You Can Find More Information" (pages __ through __).


The Companies (pages ___ and ___)

Citigroup Inc.
399 Park Avenue
New York, New York  10043
(212) 559-1000

         Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers with 192 million customer accounts in over 100 countries and territories. Citigroup was incorporated in 1988 under the laws of the State of Delaware.

Golden State Bancorp Inc.
135 Main Street
San Francisco, CA  94105
(415) 904-1100

         Golden State is a holding company whose subsidiaries provide diversified financial services to consumers and small businesses in California and Nevada, primarily through (1) retail branches that provide deposit products such as demand, transaction and savings accounts, and investment products such as mutual funds, annuities and insurance, and (2) mortgage banking activities, including originating and purchasing 1-4 unit residential loans for sale or for retention, servicing loans for itself and others and, to a lesser extent, originating and/or purchasing commercial real estate loans, and commercial and consumer loans for investment.

The Merger (pages __ through __)

         The merger agreement is attached to this document as Annex A. We encourage you to read this agreement carefully, as it is the legal document that governs the merger.

Form of the Merger (page __)

         Under the terms of the merger agreement, Golden State will be merged with and into Mercury Merger Sub, a subsidiary of Citigroup, and Mercury Merger Sub will be the surviving corporation in the merger and will continue its corporate existence under Delaware law.

         The merger agreement also provides for a transaction in which California Federal Bank, the principal banking subsidiary of Golden State and a federal savings bank ("Cal Fed"), will be combined with the California branches and operations of Citibank, FSB as well as the Nevada branches and operations of Citibank (Nevada), N.A., each of which is a banking subsidiary of Citigroup, through the establishment of a newly formed federal savings bank subsidiary of Citigroup. This transaction is referred to in this document as the "Bank Combination."

Consideration to be Received in the Merger (pages __ through __)

         Upon completion of the merger, you will receive cash and/or shares of Citigroup common stock in exchange for each share of Golden State common stock that you own. You will have the right to elect to receive cash or shares of Citigroup common stock in the merger, subject to proration in some circumstances as described below.

         The merger consideration will be based on the arithmetic average of the 4:00 p.m. Eastern time closing sales prices of Citigroup common stock reported on the New York Stock Exchange for the five consecutive trading days preceding but not including the second trading day prior to the closing date of the merger (the "Closing Citigroup Share Value"). Although the actual amounts cannot be determined until the third trading day prior to the closing date of the merger, depending on your election, based on the closing price of Citigroup common stock on May 29, 2002, for each of your shares of Golden State common stock you would receive either approximately $39.17 in cash, or approximately .9004 shares of Citigroup common stock, subject to possible proration. We illustrate this methodology in the examples below, which show you one way of approximating what you will receive under the different election alternatives. However, we will compute the actual amount of cash and number of shares of Citigroup common stock you will receive in the merger using a formula contained in the merger agreement.

         The consideration to be paid to stockholders cannot be determined until the close of trading on the third trading day immediately prior to the closing of the merger. We intend to announce these amounts when known. For a summary of the formula contained in the merger agreement, see "The Merger Agreement-Merger Consideration" on pages __ through __.

         Examples. Assuming, solely for purposes of the cash election and the stock election examples below, that the Closing Citigroup Share Value is $47, then, subject to proration in the event that too many Golden State stockholders elect to receive Citigroup common stock or cash and subject to adjustment in the event that the number of outstanding shares of Golden State common stock at the time of the merger exceeds the maximum allowable pursuant to the merger agreement, you can approximate what you will receive in the manner illustrated below:

Cash Election           If you own 100 shares of Golden State common stock
                        and you elect to receive cash for all 100 of your shares of Golden State common stock, you will receive approximately $4,100 in cash. This amount is the sum of:
                        o       $16.40 multiplied by 100 shares of Golden
                                State common stock, or $1,640, plus
                        o       5234 multiplied by 100 shares of Golden
                                State common stock, or 52.34, shares of
                                Citigroup common stock, multiplied by the assumed average closing Citigroup common stock price of $47, or $2,460.

Stock Election          If you own 100 shares of Golden State common stock
                        and you elect to receive stock for all 100 of your shares of Golden State common stock, you will receive approximately 87 shares of Citigroup common stock and $11 in cash for the .234 fractional share. This amount is the result of dividing the $4,100 cash amount obtained in the cash election example above, by the assumed average closing Citigroup common stock price of $47.

         Golden State stockholders who fail to make an election may be paid in cash, Citigroup common stock or a mixture of cash and Citigroup common stock depending on the types of elections of the other Golden State stockholders.

         Stockholders receiving any Citigroup common stock as consideration in the merger will receive cash instead of any fractional shares of Citigroup common stock. For example, if you were entitled to receive 87.234 shares of Citigroup common stock, as in the above example, you would instead receive 87 shares of Citigroup common stock and cash representing the value of .234 shares of Citigroup common stock. This value will be obtained by multiplying (x) the fractional interest to which you are entitled (after taking into account all shares of Golden State common stock held by you at the effective time of the merger) by (y) the Closing Citigroup Share Value. In the above example, you would receive an amount in cash equal to .234 multiplied by $47, or $11.

         Under some circumstances, even if you make a cash election, you may receive some shares of Citigroup common stock instead of cash and, even if you make a stock election, you may receive some cash instead of shares of Citigroup common stock. For a discussion of these circumstances, see "Proration" on page __ of this Summary.

         Set forth below is a table showing a range of prices for shares of Citigroup common stock, along with entries showing the corresponding consideration that a Golden State stockholder would receive in a cash election and a stock election, as well as the value of the consideration a Golden State stockholder would receive (regardless of the election the stockholder makes). The table does not reflect the fact that cash will be paid instead of fractional shares or the effects of proration.


                                                                                            Value of
       Arithmetic Average                                         Stock                  Consideration
         Sales Price of              Cash Election              Election                   per Share
     Citigroup Common Stock              (Cash)         (Citigroup Common Stock)    (Regardless of Election)
     ----------------------              ------         -------------------------   ------------------------
              $40.00                    $37.336                  0.9334                     $37.336
               41.00                     37.859                  0.9234                      37.859
               42.00                     38.383                  0.9139                      38.383
               43.00                     38.906                  0.9048                      38.906
               44.00                     39.430                  0.8961                      39.430
               45.00                     39.953                  0.8878                      39.953
               46.00                     40.476                  0.8799                      40.476
               47.00                     41.000                  0.8723                      41.000
               48.00                     41.523                  0.8651                      41.523
               49.00                     42.047                  0.8581                      42.047
               50.00                     42.570                  0.8514                      42.570

         As illustrated in the above table and examples, whether you make a cash election or a stock election, the value of the consideration that you will receive as of the closing date (based on the Closing Citigroup Share Value) will be the same.

Proration (page __)

         The aggregate number of shares of Citigroup common stock which will be issued to Golden State stockholders as consideration in the merger is fixed at 71,204,085 shares, subject to adjustment only for increases in shares of Golden State common stock prior to the effective time of the merger as a result of (a) the exercise of outstanding stock options, or (b) issuances of Golden State common stock pursuant to (x) exercise of the outstanding litigation tracking warrants or (y) the 1998 merger agreement described in "Securityholders Agreement" on pages ___ through ____ below. In no event will the aggregate number of shares of Citigroup common stock which will be issued to Golden State stockholders as consideration in the merger exceed 76,821,142 plus any shares issuable in respect of shares of Golden State common stock issued pursuant to the exercise of litigation transaction warrants or pursuant to the 1998 merger agreement.

         The aggregate amount of cash which will be paid to Golden State stockholders as consideration in the merger is fixed at $2,231,079,468, subject to adjustment for certain increases in shares of Golden State common stock prior to the effective time of the merger as a result of (a) the exercise of outstanding stock options, or (b) issuances of Golden State common stock pursuant to (x) exercise of the outstanding litigation tracking warrants or (y) the 1998 merger agreement.

         The cash elections and the stock elections in the merger are subject to proration to preserve this fixed limitation on the number of shares of Citigroup common stock to be issued and cash to be paid in the merger. As a result, even if you make the cash election or the stock election, you may nevertheless receive a mix of cash and stock. The following examples illustrate how this proration will work.

         Example 1. If too many stockholders in the merger have made the cash election, then all stockholders making stock elections and stockholders failing to make an election will receive only Citigroup common stock in the merger, and stockholders making cash elections will receive as much cash as is available for this group, on a proportionate basis, and will receive the rest of their consideration in shares of Citigroup common stock.

         Example 2. If too many stockholders in the merger have made the stock election, then all stockholders making cash elections and stockholders failing to make an election will receive only cash in the merger, Gerald J. Ford, Hunter's Glen/Ford, Ltd. and Turtle Creek Revocable Trust to the extent of their stock elections will receive only stock in the merger, and all other stockholders making all stock elections will receive as many shares of Citigroup common stock as are thereafter available, on a proportionate basis, and will receive the rest of their consideration in cash.


Certain Adjustments (page __)


         If prior to the effective time of the merger, the outstanding shares of Citigroup common stock or Golden State common stock are changed into a different number of shares by reason of any reclassification, recapitalization or combination, stock split, reverse stock split, stock dividend or rights issued in respect of such stock, or any similar event occurs, the Aggregate Citigroup Share Amount will be adjusted accordingly to provide to the Golden State common stockholders merger consideration with the same economic value as contemplated by the merger agreement prior to such event. As discussed above, one potential event requiring an adjustment is the contemplated distribution of shares of Travelers Property and Casualty Corp. common stock to holders of Citigroup's common stock.

Election Procedures (page __)

         At approximately the same time that this proxy statement-prospectus is being made available to stockholders of Golden State, we will send you a form with instructions for making the cash election or the stock election that you must properly complete and deliver to the exchange agent along with your stock certificates (or a properly completed notice of guaranteed delivery). Do not send your stock certificates or form of election with your proxy card. Forms of election and stock certificates (or a properly completed notice of guaranteed delivery) must be received by the exchange agent by the election deadline, which will be 5:00 p.m., on _______, 2002, the day prior to the date of the special meeting. If you fail to submit a properly completed form of election, together with your stock certificates (or a properly completed notice of guaranteed delivery), prior to the election deadline, you will be deemed not to have made an election. As a non-electing holder, you will be paid an equivalent value per share to the amount paid per share to holders making elections, but you may be paid all in cash, all in Citigroup common stock, or in part cash and in part Citigroup common stock, depending on the remaining pool of cash and Citigroup common stock available for paying merger consideration after honoring the cash elections and stock elections that other stockholders have made. If you own shares of Golden State common stock in a "street name" through a bank, broker or other financial institution, and you wish to make an election, you should seek instructions from the financial institution holding your shares concerning how to make your election.

Golden State Litigation Tracking Warrants (page __)

         In connection with the merger, Citigroup will assume all of the obligations of and obtain all of the rights of Golden State under Golden State's litigation tracking warrants. After such assumption, neither Golden State nor Mercury Merger Sub will be subject to such obligations or entitled to such rights. The terms and conditions of the litigation tracking warrants will generally remain unaffected by the assumption by Citigroup, except that upon any exercise of a litigation tracking warrant in accordance with its terms, the holder thereof will be entitled to receive, from Citigroup, cash and shares of Citigroup common stock, rather than Golden State common stock, in the same proportion as the aggregate cash and Citigroup common stock issued to the holders of Golden State common stock in the merger.

Golden State's Board of Directors Recommends Stockholder Approval (page __)

         The Golden State board of directors unanimously determined that the merger is advisable and in the best interests of Golden State and its stockholders. Accordingly, the Golden State board approved the merger agreement and recommends that Golden State's stockholders vote FOR approval and adoption of the merger agreement.

Opinion of Golden State's Financial Advisor (pages __ through __)

         In deciding to approve the merger agreement, the Golden State board of directors considered the opinion, dated May 21, 2002, of its financial advisor, Goldman, Sachs & Co., as to the fairness from a financial point of view to the holders of Golden State common stock, as of that date, of the aggregate merger consideration to be received by all of those holders under the merger agreement.

         The written opinion of Goldman Sachs is attached as Annex B to this proxy statement-prospectus. We encourage you to read this opinion carefully and in its entirety.

Securityholders Agreement (pages __ through __)

         Certain stockholders of Golden State have entered into a securityholders agreement with Citigroup related to the merger. Among other things, these stockholders have agreed to vote approximately 32% of the outstanding shares of Golden State common stock in favor of the merger and against competing business combination proposals. The Securityholders Agreement is attached as Annex C to this proxy statement-prospectus.

Material Federal Income Tax Consequences of the Merger (page __)

         Neither Citigroup nor Golden State will be required to complete the merger unless it receives a legal opinion to the effect that the merger will qualify as a "reorganization" for United States federal income tax purposes. We expect the transaction to be tax-free to holders of Golden State common stock for United States federal income tax purposes to the extent that they receive shares of Citigroup common stock pursuant to the merger. Those holders receiving solely cash for their Golden State common stock will generally recognize gain or loss equal to the difference between the amount of cash received and their tax basis in their shares of Golden State common stock. Those holders receiving both Citigroup common stock and cash for their Golden State common stock will generally recognize gain equal to the lesser of (1) the amount of cash received and (2) the excess of the "amount realized" in the transaction (i.e., the fair market value of the Citigroup common stock at the effective time of the merger plus amount of cash received) over their tax basis in their Golden State common stock. In certain circumstances, such gain or, in the case of recipients of cash only, the entire amount of cash received could be taxable as ordinary income rather than capital gain. For a further summary of certain United States federal income tax consequences of the merger to holders of Golden State common stock, please see "The Merger--Material Federal Income Tax Consequences of the Merger" on pages ___ through ___ .

The Merger Agreement (pages __ through __)

         Conditions to the Consummation of the Merger (pages __ through __)

         The completion of the merger depends upon meeting a number of conditions, including the following:

         o approval of the merger and adoption of the merger agreement by Golden State stockholders;

         o receipt of all governmental consents and approvals required to consummate the merger and the Bank
                  Combination;

         o absence of any legal prohibition on consummation of the merger;

         o the registration statement of Citigroup, of which this document forms a part, having become effective under the Securities Act and no stop order or proceedings seeking a stop order having been entered or pending by the SEC;

         o listing of shares of Citigroup common stock issuable in the merger to Golden State stockholders on the NYSE and the PCX; and

         o expiration or termination of the waiting period applicable to the merger under the Hart-Scott-Rodino Act.

In addition, Citigroup's obligation to complete the merger is subject to, among other things:

         o the accuracy, as of closing, of the representations and warranties made by Golden State and the performance of obligations by Golden State, to the extent set forth in the merger agreement;

         o performance by Golden State of all material obligations under the merger agreement;

         o no condition having been imposed by any governmental entity in connection with any regulatory approval being obtained from it in connection with the merger or the Bank Combination that requires Golden State or its subsidiaries to be operated in a manner that would have a material adverse effect on Golden State; and

         o the receipt of an opinion of Citigroup's counsel that the merger will qualify as a reorganization for United States federal income tax purposes.

In addition, Golden State's obligation to complete the merger is subject to, among other things:

         o the accuracy, as of closing, of the representations and warranties made by Citigroup and the performance of obligations by Citigroup, to the extent set forth in the merger agreement;

         o performance by Citigroup of all material obligations under the merger agreement; and

         o the receipt of an opinion of Golden State's counsel that the merger will qualify as a reorganization for United States federal income tax purposes.

         Termination of the Merger Agreement (page__ )

         The merger agreement may be terminated at any time prior to the completion of the merger:

         o        by mutual written consent of Citigroup and Golden State;

         o        by either Citigroup or Golden State if:

             o the merger is not completed by May 21, 2003 (other than because of a breach of the merger agreement caused by the terminating party);

             o the merger is not approved by Golden State's stockholders;

             o there exists any final nonappealable legal prohibition on consummation of the merger; or

             o the consent of a required governmental entity has been denied and such denial is final and nonappealable.

         o by Citigroup if Golden State fails to include its board recommendation of the merger in this proxy statement-prospectus or if its board changes its recommendation (whether or not permitted by the terms of the merger agreement), or Golden State fails to call or convene the meeting of the Golden State stockholders;

         o by Citigroup if Golden State materially breaches any of its representations, warranties, covenants or other agreements contained in the merger agreement;

         o by Golden State if its board of directors determines, consistent with its fiduciary duties to Golden State's stockholders, that Golden State should enter into an acquisition agreement providing for a transaction that the Golden State board deems superior to the merger; or

         o by Golden State if Citigroup materially breaches any of its representations, warranties, covenants or other agreements contained in the merger agreement.

         Termination Fees (page ___)

         Golden State must pay to Citigroup a termination fee of $117.5 million if Citigroup terminates the merger agreement because Golden State changes its recommendation as provided in the merger agreement. If within twelve (12) months of the date of such termination, another party consummates a takeover proposal for Golden State or Golden State enters into a definitive agreement to consummate a takeover proposal for Golden State, Golden State must pay to Citigroup an additional termination fee of $117.5 million.

         Golden State must pay to Citigroup a termination fee of $235 million if either of the following occurs:

         o another proposal to acquire Golden State is made prior to the special meeting and either Golden State or Citigroup terminates the merger agreement because Golden State stockholders do not approve the merger at the special meeting and, within 12 months of the termination, another party consummates a takeover proposal for Golden State or Golden State enters into a definitive agreement to consummate a takeover proposal for Golden State; or

         o Golden State terminates the merger agreement because its board of directors determines, consistent with its fiduciary duties to Golden State's stockholders, that Golden State should enter into an acquisition agreement providing for a transaction that the Golden State board deems superior to the merger.

Interests of Certain Persons in the Merger (pages __ through __)

         In addition to their interests as stockholders, the directors and executive officers of Golden State may have interests in the merger that are different from, or in addition to, your interests. These interests exist because of rights they may have under individual employment agreements, compensation and benefit plans and under the merger agreement. In addition, concurrently with the execution and delivery of the merger agreement, Citigroup and Golden State entered into a securityholders agreement with certain securityholders of Golden State and certain of their owners and affiliates, namely, Mafco Holdings Inc., GSB Investments Corp., MacAndrews & Forbes Holdings Inc., Hunter's Glen/Ford, Ltd., and Gerald J. Ford, the Chairman and Chief Executive Officer of Golden State, in his capacity as a securityholder. See "Securityholders Agreement" on pages ___ through ___.

         The members of the Golden State board of directors knew of these additional interests, and considered them when they approved the merger.


                   MARKET PRICE AND DIVIDEND INFORMATION

Market Price Data

         The principal trading market for Citigroup and Golden State common stock is the NYSE. Citigroup common stock is also listed on the PCX and the Bolsa Mexicana de Valores, S.A. de C.V.

         The following table presents closing sales prices for Citigroup and Golden State common stock on the NYSE on May 21, 2002, the last full trading day prior to our announcement of the signing of the merger agreement, and on _________, 2002, the last full trading day prior to printing this proxy statement-prospectus. The following table also presents the equivalent pro forma prices for Golden State common stock on those dates, as determined by multiplying the closing Citigroup sales prices on those dates by 0.8857, and _____, each representing the fraction of a share of Citigroup common stock that Golden State stockholders electing to receive Citigroup common stock would receive for each share of Golden State common stock, based on the closing price of Citigroup common stock on May 21, 2002 and _______, 2002, respectively, and assuming no adjustments for proration.



                                 Citigroup              Golden State           Equivalent Price
                                Common Stock            Common Stock              Per Share
May 21, 2002                       $45.26                  $36.50                   $40.09
______, 2002

         On the record date, there were approximately __________ holders of record of Golden State common stock.


Historical Market Prices and Dividends

         The following tables set forth, for the periods indicated, the high and low sale price per share on the NYSE, based on published financial sources, and dividends declared on Citigroup and Golden State common stock.


                                                 Citigroup
                                               Common Stock
Calendar Period                                                                High      Low      Dividend
                                                                                   (dollars per share)
Fiscal 2000 (ended December 31, 2000)
     First Quarter  ........................................................  $46.78   $35.34    $0.12
     Second Quarter ........................................................  $50.72   $42.00    $0.12
     Third Quarter  ........................................................  $59.13   $45.42    $0.14
     Fourth Quarter ........................................................  $57.13   $44.50    $0.14
Fiscal 2001 (ended December 31, 2001)
     First Quarter  ........................................................  $57.38   $39.00    $0.14
     Second Quarter ........................................................  $53.75   $41.40    $0.14
     Third Quarter  ........................................................  $53.73   $34.51    $0.16
     Fourth Quarter ........................................................  $51.80   $40.50    $0.16
Fiscal 2002 (ending December 31, 2002)
     First Quarter  ........................................................  $52.20   $41.50    $0.16
     Second Quarter (through May 28, 2002) .................................  $49.80   $42.09    $0.18

         The share prices and dividends above have been adjusted for the four-for-three stock split paid on August 25, 2000.



                                                Golden State
                                                Common Stock
Calendar Period                                                                High       Low      Dividend
                                                                                   (dollars per share)
Fiscal 2000 (ended December 31, 2000)
     First Quarter ........................................................   $17.63     $12.25      $ --
     Second Quarter........................................................   $19.94     $13.75      $ --
     Third Quarter ........................................................   $24.19     $17.88     $0.10
     Fourth Quarter........................................................   $31.88     $20.38     $0.10
Fiscal 2001 (ended December 31, 2001)
     First Quarter ........................................................   $31.25     $24.90     $0.10
     Second Quarter .......................................................   $32.16     $27.25     $0.10
     Third Quarter ........................................................   $35.43     $26.60     $0.10
     Fourth Quarter .......................................................   $30.30     $23.50     $0.10
Fiscal 2002 (ending December 31, 2002)
     First Quarter ........................................................   $31.19     $25.62     $0.10
     Second Quarter (through May 28, 2002).................................   $39.65     $29.26     $0.10

         Post-Merger Dividend Policy. Following the merger, the declaration of dividends will be at the discretion of the Citigroup board of directors and will be determined after consideration of various factors, including, without limitation, the earnings and financial condition of Citigroup and its subsidiaries.

                          Selected Financial Data

         The following tables show financial results actually achieved by each of Citigroup and Golden State (the "historical" figures) and also show results on a pro forma basis reflecting the merger of Golden State and Citigroup, accounted for as a purchase as if it had been consummated as of January 1, 2001 (the "pro forma combined" figures). The pro forma combined figures in the following table are presented for comparative purposes only and are not necessarily indicative of the combined financial position or results of operations in the future or what the combined financial position or results of operations would have been had the merger been completed and the applicable purchase accounting adjustments been reflected during the periods or as of the date for which this pro forma data is presented. The figures presented for the Citigroup pro forma combined per share amounts were calculated assuming .5234 shares of Citigroup common stock issued for each share of Golden State common stock (the share portion of the exchange ratio) as discussed on pages ___ through ___ as applied to the corresponding Golden State shares outstanding for the applicable periods.

         Citigroup's and Golden State's annual historical figures are derived from the separate financial statements audited by KPMG LLP, independent auditors of Citigroup and Golden State. Figures for the three months ended March 31, 2002 are unaudited, but Golden State and Citigroup each believe that its own three-month figures reflect all normal recurring adjustments necessary for a fair presentation of the financial position and results of operations for those periods. You should not assume that the three-month 2002 results are indicative of results for any future period. The figures presented for Golden State pro forma equivalent amounts were calculated by multiplying the Citigroup pro forma combined per share amounts by .9004. This ratio represents the fraction of a share of Citigroup common stock a Golden State stockholder electing to receive only Citigroup common stock would receive, for each share of Golden State common stock in the merger based upon $43.50, the closing price for Citigroup common stock on May 29, 2002, assuming there is no proration requiring such Golden State stockholder to receive cash.



                            Comparative Unaudited Per Share Data




                                                                            As of or for the     As of or for the Year
                                                                           Three Months Ended            Ended
                                                                             March 31, 2002        December 31, 2001
Citigroup Inc. Common Stock:
Basic earnings per share before cumulative effect of accounting changes
   Historical                                                                    $0.95                 $2.82
   Pro Forma Combined                                                             0.96                  2.86
Diluted earnings per share before cumulative effect of accounting changes
   Historical                                                                     0.94                  2.75
   Pro Forma Combined                                                             0.94                  2.79
Cash dividends per common share
   Historical                                                                     0.16                  0.60
   Pro Forma Combined                                                             0.16                  0.60
Book value per share at period end
   Historical                                                                    15.92                 15.48
   Pro Forma Combined                                                            16.30                 15.87

Golden State Bancorp Inc. Common Stock:
Basic earnings per share before cumulative effect of accounting changes
   Historical                                                                     0.86                  2.88
   Pro Forma Equivalent                                                           0.87                  2.57
Diluted earnings per share before cumulative effect of accounting changes
   Historical                                                                     0.85                  2.86
   Pro Forma Equivalent                                                           0.85                  2.51
Cash dividends per common share
   Historical                                                                     0.10                  0.40
   Pro Forma Equivalent                                                           0.14                  0.54
Book value per share at period end
   Historical                                                                    19.82                 18.93
   Pro Forma Equivalent                                                          14.67                 14.29






 Condensed Consolidated Financial Data of Citigroup and Subsidiaries-Historical


         The following tables show financial results of Citigroup as of and for the periods indicated. Citigroup's annual figures are derived from Citigroup's financial statements audited by KPMG LLP, independent auditors of Citigroup, and have been prepared in conformity with accounting principles generally accepted in the United States of America. Figures for the three months ended March 31, 2002, and 2001 are unaudited, but Citigroup believes the three-month figures reflect all normal recurring adjustments necessary for a fair presentation of the financial position and results of operations as of or for these periods. You should not assume that the three-month 2002 results are indicative of results for any future period.




                                        As of or for the Three
                                             Months Ended
                                         March 31, (Unaudited)          As of or for the Year Ended December 31,
                                         --------------------           ----------------------------------------

                                           2002        2001        2001        2000       1999       1998       1997
                                           ----        ----        ----        ----       ----       ----       ----

                                                          (In millions of US$, except per share amounts)

Total Revenues                          $25,894      $  29,804  $  112,022   $111,826   $  94,396  $ 85,925   $ 80,530
                                        -------      ---------  ----------   --------   ---------  --------   ---------

Total Revenues, net of Interest Expense $20,995      $  20,281  $   80,057   $ 75,188   $  65,722  $ 55,233   $ 53,231
                                        -------      ---------  -----------  ---------  ---------  --------   ---------

Income before cumulative effect of
  accounting changes                    $ 4,890      $   3,580  $   14,284   $ 13,519   $  11,370  $  6,950   $  7,682

Cumulative effect of accounting change  $   (47)     $     (42) $     (158)  $    ---   $   (127)  $    ---   $    ---
                                        -------      ---------  ----------   --------   ---------  --------   --------

Net income                              $ 4,843      $   3,538  $    14,126  $  13,519  $  11,243  $  6,950   $  7,682
                                        ========     =========  ===========  =========  =========  ========   ========

Per common share data (1):
       Basic earnings per share
         Income before cumulative
         effect of accounting changes   $  0.95      $    0.71  $     2.82   $    2.69  $    2.26  $    1.35  $   1.48
         Net income                     $  0.94      $    0.70  $     2.79   $    2.69  $    2.23  $    1.35  $   1.48

       Diluted earnings per share
         Income before cumulative
         effect of accounting changes   $  0.94      $    0.70  $     2.75   $    2.62  $    2.19  $    1.31  $   1.42
         Net income                     $  0.93      $    0.69  $     2.72   $    2.62  $    2.17  $    1.31  $   1.42

       Cash dividends per common share  $  0.160     $   0.140  $    0.600   $   0.520  $   0.405  $   0.277  $   0.200

Total Assets                            $1,057,657   $ 944,327  $1,051,450   $ 902,210  $ 795,584  $ 740,336  $ 755,167
Total Deposits                          $  382,389   $ 313,285  $  374,525   $ 300,586  $ 261,573  $ 229,413  $ 199,867
..
Long-term debt                          $  117,757   $ 118,080  $  121,631   $111,778   $  88,481  $  86,250  $  75,605
Total stockholders' equity              $   83,638   $  68,659  $   81,247   $ 66,206   $  58,290  $  51,035  $  47,956


------------
(1)  All amounts have been adjusted to reflect stock splits.




         Condensed Consolidated Financial Data of Golden State and
                          Subsidiaries-Historical

         The following tables show financial results of Golden State as of and for the periods indicated. Golden State's annual figures are derived from Golden State's financial statements audited by KPMG LLP, independent auditors of Golden State, and have been prepared in conformity with accounting principles generally accepted in the United States of America. Figures for the three months ended March 31, 2002, and 2001 are unaudited, but Golden State believes the three-month figures reflect all normal recurring adjustments necessary for a fair presentation of the financial position and results of operations as of or for these periods. You should not assume that the three-month 2002 results are indicative of results for any future period.

                                        As of or for the Three
                                             Months Ended
                                        March 31, (Unaudited)          As of or for the Year Ended December 31,
                                        --------------------           ----------------------------------------

                                           2002        2001       2001(1)     2000(2)    1999(3)    1998(4)    1997(5)
                                           ----        ----       ----        ----       ----       ----       ----

                                                                                   (In millions of US$, except per
                                        share amounts)

Interest income.......................     $828     $1,059       $3,968     $4,106     $3,652     $2,585     $2,128
Interest expense......................      460        749        2,607      2,959      2,466      1,820      1,499
Net interest income...................      368        310        1,361      1,147      1,186        765        629
Provision for loan losses.............        -          -            -          -         10         40         80
Noninterest income....................       88         59          351        440        400        418        331
Noninterest expense...................      237        235          979        913        907        741        642
Income before extraordinary items and       122         93          411        347        321        398         95
  cumulative effect of change in
  accounting principle................
Extraordinary items...................        -          -                       3          2      (150)          -
Cumulative effect of change in
  accounting principle................        -          -          (2)          -          -          -          -
Net income............................     $122        $93         $409       $350       $323       $248        $95

Earnings per common share:
  Basic
       Income before extraordinary
       items and cumulative effect of
       change in accounting principle.    $0.86      $0.65        $2.88      $2.50      $2.45      $5.00      $1.67
         Net income...................     0.86       0.65         2.87       2.52       2.47       3.11       1.67
  Diluted:
       Income before extraordinary
       items and cumulative effect of
       change in accounting principle.     0.85       0.65         2.86       2.44       2.29       4.88       1.67
       Net income.....................     0.85       0.65         2.85       2.46       2.31       3.04       1.67
Dividends per common share.......         $0.10      $0.10        $0.40      $0.20          -          -          -
Total Assets.....................       $54,089    $61,768      $56,491    $60,517    $57,019    $54,869    $31,362
Deposits.........................        24,831     24,456       25,134     23,430     23,036     24,620     16,203
Borrowings.......................        24,700     33,180       26,809     33,312     31,151     26,614     13,075
Stockholders' equity.............         2,694      2,272        2,569      2,151      1,562      1,582        369
-----------------

(1)      2001 earnings include the cumulative effect of change in accounting principle related to the adoption of EITF No. 99-20.

(2)      2000 earnings include gains on the early extinguishment of debt of $3.0 million, net of tax.

(3)      On April 16, 1999, Golden State acquired twelve retail branches in Nevada with deposits of $543 million from Norwest Bank and Wells Fargo Bank. During April 1999, Golden State's wholly owned mortgage banking subsidiary, First Nationwide
         Mortgage Corporation, sold servicing rights on approximately 49,000 loans with an unpaid principal balance of $2.0 billion. In August 1999, Golden State sold deposits totaling $70.1 million to Humboldt Bank.
         Noninterest income for the year ended December 31, 1999 includes pre-tax gains of $16.3 million from the sale of mortgage servicing rights and $2.3 million on the sale of deposits. During 1999, Golden State redeemed the remaining 925,640 shares of bank preferred stock of Cal Fed for a total redemption price of $97.6 million, resulting in $5.1 million of expenses and tender premiums, reflected as minority interest on Golden State's 1999 consolidated statement of income.

(4)      On September 11, 1998, in a merger of Glendale Federal Bank with and into Cal Fed, Golden State acquired assets with fair values totaling approximately $18.8 billion and liabilities (including deposit liabilities) with fair values totaling approximately $17.7 billion. In addition, on September 11, 1998, Golden State consummated the sale of its Florida branch, with associated deposit accounts totaling $1.4 billion, which resulted in a pre-tax gain of $108.9 million. Noninterest expense for the year ended December 31, 1998 includes $59.2 million in merger and integration costs. During 1998, GS
         Escrow Corp., a subsidiary of Golden State, issued $2 billion in debt securities to fund, in part, certain refinancing transactions. Golden State purchased 3,806,660 shares of the two outstanding series of Cal Fed preferred stock for a total redemption price of $423.0 million, resulting in $36.9 million of expenses and tender premiums, reflected as minority interest expense on Golden State's 1998 consolidated statement of income. In addition, during 1998, Golden State purchased notes from First Nationwide Holdings Inc. for an aggregate purchase price of $1.1 billion. Further, Golden
         State defeased the 12 1/2% Senior Notes due 2003 of First Nationwide (Parent) Holdings Inc. for an aggregate purchase price, including accrued interest payable, of $553.7 million. The after-tax premiums and expenses paid in connection with the refinancing transactions totaled $150.3 million and are reflected as an extraordinary loss on Golden State's 1998 consolidated statement of income.

(5)      On January 3, 1997, Golden State acquired assets with fair values totaling approximately $14.2 billion and liabilities
         (including deposit liabilities) with fair values totaling approximately $12.9 billion in an acquisition of Cal Fed by
         First Nationwide Holdings Inc. In addition, on May 31, 1997, Golden State acquired a $3.2 billion loan servicing portfolio from WMC Mortgage. Noninterest income for the year ended December 31, 1997 includes pre-tax gains of $14.0 million related to a servicing sale, $25 million on the sale of equity securities, and $3.6 million on the sale of deposits. Noninterest expense for the year ended December 31, 1997 includes a $29.0 million provision for professional fees and unreimbursable costs related to the foreclosure of 1-4 unit residential loans serviced for others.




                                RISK FACTORS

         In addition to the other information included in this proxy statement-prospectus (including the matters addressed in "Special Note Regarding Forward-Looking Statements," on pages __ and __), you should carefully consider the matters described below in determining whether to approve the merger agreement.

Stockholders may receive a form of consideration different from what they elect

         The consideration to be received by Golden State stockholders in the merger is subject to proration to preserve the contractual limitations on the maximum number of shares of Citigroup common stock to be issued in the merger. If you elect all cash and the available cash is oversubscribed, then you will receive a portion of the merger consideration in Citigroup common stock. If you elect all stock and the available stock is oversubscribed, then you will receive a portion of the merger consideration in cash.

The price of Citigroup common stock might decrease after the merger

         Following the merger, many holders of Golden State common stock will become stockholders of Citigroup. Citigroup common stock could decline in value after the merger. For example, during the twelve-month period ending on _________, 2002 (the most recent practicable date prior to the printing of this proxy statement-prospectus), the closing price of Citigroup common stock varied from a low of $_____ to a high of $________ and ended that period at $_______. The market value of Citigroup common stock fluctuates based upon general market economic conditions, Citigroup's business and prospects and other factors.

Directors and officers of Golden State have potential conflicts of interest in the merger

         You should be aware that the directors and officers of Golden State have interests in the merger that are different from, or in addition to, the interests of stockholders generally. In addition, certain stockholders of Golden State have entered into a securityholders agreement with Citigroup related to the merger. Among other things, these stockholders have agreed to vote approximately 32% of the outstanding shares of Golden State common stock to vote in favor of the merger agreement and against competing business combination proposals. For a discussion of these interests, see "The Merger--Interests of Certain Persons in the Merger" on pages __ and __.

The opinion obtained by Golden State from its financial advisor will not reflect changes in circumstances prior to the merger

         On May 21, 2002, Goldman Sachs delivered to the Golden State board its opinion as to the fairness from a financial point of view to the stockholders of Golden Sate, as of that date, of the aggregate merger consideration to be received by them under the merger agreement. This opinion did not reflect changes that may occur or may have occurred after May 21, 2002, to the operations and prospects of Citigroup or Golden State, general market and economic conditions and other factors. Moreover, Golden State does not intend to request an updated opinion from Goldman Sachs. As a result of the foregoing, Golden State stockholders should be aware that the opinion of Goldman Sachs does not address the fairness of the aggregate merger consideration at any time other than as of May 21, 2002.

             SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This proxy statement-prospectus and the documents that are made part of this proxy statement-prospectus by reference to other documents filed with the SEC include various forward-looking statements about Citigroup and Golden State that are subject to risks and uncertainties. Forward-looking statements include the information concerning future financial performance, business strategy, projected plans and objectives of Citigroup and Golden State set forth under:

         o  "Summary," including questions and answers about the merger,

         o "Selected Financial Data -- Comparative Unaudited Per Share Data," and

         o  "The Merger."

         Statements preceded by, followed by or that otherwise include the words "believes", "expects," "anticipates," "intends," "estimates," "plans," "may increase," "may fluctuate" and similar expressions or future or conditional verbs such as "will," "should," "would," and "could" are generally forward-looking in nature and not historical facts. You should understand that the following important factors, in addition to those discussed elsewhere in the documents, which are incorporated by reference into this proxy statement-prospectus, could affect the future results of the combined company following the merger, and could cause results to differ materially from those expressed in such forward-looking statements:

         o the effect of economic conditions and interest rates on a national, regional or international basis;

         o the performance of Citigroup's businesses following the pending acquisition of Golden State;

         o the timing of the implementation of changes in operations to achieve enhanced earnings or effect cost savings;

         o the ability of Citigroup and Golden State to successfully integrate their operations, the compatibility of the operating systems of the combining companies, and the degree to which existing administrative and back-office functions and costs of Citigroup and Golden State are complementary or redundant;

         o the ability to satisfy all conditions precedent to Citigroup's acquisition of Golden State (including stockholder and various regulatory approvals);

         o competitive pressures in the consumer finance, commercial finance, insurance, financial services, asset management, retail banking, mortgage lending, auto lending, corporate and investment banking and capital and emerging markets industries;

         o the financial resources of, and products available to, competitors;

         o changes in laws and regulations, including changes in accounting standards;

         o  changes in the securities and foreign exchange markets; and

         o opportunities that may be presented to and pursued by the combined company following the merger.

These forward-looking statements involve risks and uncertainties in addition to the risk factors described above under "Risk Factors."

         Most of these factors are difficult to predict accurately and are generally beyond the control of Citigroup and Golden State.

         You should consider the areas of risk described above in connection with any forward-looking statements that may be made by Citigroup or Golden State or anyone acting for either or both of them. Except for their ongoing obligations to disclose material information under the federal securities laws, neither Citigroup nor Golden State undertakes any obligation to release publicly any revisions to any forward-looking statements, to report events or circumstances after the date of this proxy statement-prospectus or to report the occurrence of unanticipated events. For any forward-looking statements contained in this proxy statement-prospectus, Citigroup and Golden State claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                                  THE MERGER

         The discussion in this proxy statement-prospectus of the merger and the principal terms of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, a copy of which is attached to this proxy statement-prospectus as Annex A and is incorporated into this proxy statement-prospectus by reference.

General

         We are furnishing this proxy statement-prospectus to you in connection with the solicitation of proxies by the Golden State board of directors for use at our special meeting of stockholders to be held on ____________, 2002 and at any adjournments or postponements of the special meeting.

         At the special meeting, you will be asked to vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 21, 2002, by and among Citigroup, Merger Sub, a subsidiary of Citigroup, and Golden State.

         In the merger, other than shares owned by Golden State, which will be cancelled, and shares owned by Citigroup or a subsidiary of Golden State, which will be converted into shares of Citigroup common stock, each share of Golden State common stock issued and outstanding immediately prior to the closing of the merger will be converted into the right to receive merger consideration consisting of cash and/or shares of Citigroup common stock. Depending on your election, based on the closing price of Citigroup common stock on May 29, 2002, for each of your shares of Golden State common stock you would receive either approximately $39.17 in cash or approximately .9004 shares of Citigroup common stock, subject to possible proration and adjustments (the "Merger Consideration"). Cash will be paid instead of fractional shares of Citigroup common stock. Golden State stockholders will be entitled to elect to receive for each share of Golden State common stock the Merger Consideration in cash or Citigroup common stock, subject to proration as described below under "--Proration."

Background of the Merger

         The management of Golden State has periodically explored and assessed, and has discussed with the Golden State Board, strategic options for Golden State, including strategies to grow Golden State's business through business and marketing initiatives and through targeted acquisitions of other financial institutions, as well as the possibility of strategic business combinations involving Golden State and larger financial institutions.

         In this regard, from time to time the management and representatives of Golden State communicated informally with senior representatives of several larger financial institutions, including Citigroup, with respect to their views regarding the banking industry and their respective companies' strategic direction. None of the discussions, other than with Citigroup as described below, proceeded beyond the exploratory stage and no understanding with respect to the definitive terms of a transaction was reached.

         In April 2002, Gerald Ford, Chairman and Chief Executive Officer of Golden State, met with Robert Willumstad, President of Citigroup and Chief Executive Officer of its Consumer Business, to discuss the potential merits of an acquisition of Golden State, following up on certain earlier written and oral communications between representatives of Citigroup, including Citigroup's Chief Executive Officer, and representatives of Golden State, including members of the Golden State board of directors and representatives of its largest stockholder, in which the topic of a potential transaction had been previously raised. Following this meeting, Messrs. Ford and Willumstad determined that a transaction appeared to have potential merit and that further discussions between the companies about this possibility would be appropriate. Messrs. Ford and Willumstad had several subsequent conversations in which the general terms of a possible transaction were discussed as well as a variety of strategic and operational issues relating to a possible transaction. These conversations continued into early May. Mr. Willumstad conferred with Sanford Weill, Chairman and Chief Executive Officer of Citigroup, and other members of Citigroup's senior management regarding the status of discussions with Golden State and the terms of a potential transaction.

         In early May, representatives of the companies determined, based on their prior discussions, to commence mutual due diligence investigations and negotiations regarding the terms of a potential transaction. During this period, Messrs. Ford and Willumstad discussed a number of the issues potentially presented by such a transaction, including the potential structure of the transaction and form of merger consideration. Although no agreement was reached on the definitive terms of a transaction, Messrs. Ford and Willumstad agreed that discussions should continue to determine if an agreement on definitive terms could be reached.

         Beginning in early May, Golden State and Citigroup, having previously entered into a customary confidentiality agreement governing the exchange of information regarding a potential transaction, commenced their respective due diligence investigations. Members of Citigroup's transaction team, including external counsel, conducted a due diligence review of Golden State from an operational, financial, accounting, tax and legal perspective. This due diligence included the review of documents, interviews with Golden State's senior management and tours of Golden State facilities. Members of Golden State's transaction team, including external counsel, also conducted a due diligence review of Citigroup, including interviews with members of Citigroup's senior management.

          Golden State and Citigroup managements, working with their respective legal and financial advisors, reached tentative understandings with respect to the outline of the terms of a possible transaction that, subject to the successful completion of due diligence and the negotiation of the definitive transaction agreements, they were willing to recommend to their respective Boards, including: the part-cash, part-stock nature of the merger consideration; the total mix of the merger consideration; and the structuring of the transaction as a "reorganization" for purposes of
Section 368 of the U.S. Tax Code. Citigroup indicated that it would require the MacAndrews & Forbes companies and Mr. Ford to enter into an agreement requiring them, among other things, to vote in favor of the proposed transaction with Citigroup and against any competing business combination proposal.

         Thereafter, Citigroup and Golden State managements also discussed how certain existing relationships and agreements among the MacAndrews & Forbes companies, Mr. Ford and Golden State arising in connection with the 1998 merger of First Nationwide and Golden State should be addressed in connection with entering into a merger agreement. In addition, Citigroup indicated that it would require Mr. Ford to enter into a two-year non-compete agreement with Citigroup and that MacAndrews & Forbes and additional members of management would be required to enter into non-solicitation and non-tampering covenants.

         In a telephonic Board meeting on May 11, Mr. Ford briefed the members of the Board of Directors of Golden State regarding the discussions with Mr. Willumstad and the management of Citigroup. The Board members concurred with Mr. Ford that it would be advisable to continue to proceed forward to determine if a transaction could be negotiated on the general terms outlined by Mr. Ford to the Board at this meeting.

         During the week of May 13th, legal counsel to Citigroup and Golden State began to negotiate the terms of definitive documentation with respect to the proposed merger. Mr. Ford and representatives of MacAndrews & Forbes also entered into negotiations with Citigroup concerning existing terms of the 1998 Golden State/First Nationwide merger agreement relating to payment for Golden State's utilization of certain tax benefits and provisions governing the parties interests in specified litigations, including the CalFed and Glendale goodwill litigations, and the terms of the proposed voting agreement and non-competition arrangements that had been requested by Citigroup as a condition of its willingness to proceed forward with the proposed transaction and the terms governing Mr. Ford's election preference in the merger.

         At the regularly scheduled meeting of the Golden State Board held on May 20, 2002, Mr. Ford and senior management of Golden State, together with their legal and financial advisors, reviewed with the Board the status of the discussions and negotiations to date, as well as the matters being discussed with Citigroup concerning the 1998 merger agreement as it related to the MacAndrews & Forbes companies, Mr. Ford and Golden State. Mr. Ford also reviewed the Golden State Board's prior discussions of strategic alternatives for Golden State, the status of prior indications of interest in Golden State, outlined the strategic rationale for the proposed merger and reviewed certain material results of its due diligence investigation of Citigroup. Goldman Sachs presented a detailed financial analysis of the proposed merger. Senior management of Golden State and Goldman Sachs also reviewed with the Golden State Board financial information with respect to Citigroup, Golden State and the potential transaction. Representatives of Wachtell, Lipton, Rosen & Katz reviewed the proposed terms of the definitive agreements, including the provisions proposed to be set forth in the securityholders' agreement that would be entered into by Mr. Ford, MacAndrews & Forbes and Citigroup in connection with the proposed merger. The Board then excused the representatives of Wachtell Lipton and Goldman Sachs and continued to discuss the terms of the proposed agreements. Following those presentations and the Board's review, the Golden State Board determined that it would be advisable to proceed to negotiate final agreements on the terms outlined at the meeting and authorized management to continue with those discussions.

         Following that meeting, managements of Citigroup and Golden State worked to finalize their respective due diligence investigations and the negotiations regarding the terms of the merger agreement and the securityholders agreement.

         On May 21, 2002, the Board of Directors of Golden State held a special meeting to review the final terms of the proposed merger agreement and the securityholders agreement. Goldman Sachs rendered its oral opinion that, as of that date, the aggregate merger consideration to be received by all the Golden State stockholders under the merger agreement was fair to Golden State's stockholders from a financial point of view. Following discussions with Goldman Sachs and management, the Board met in executive session to discuss the terms of the proposed agreements. Thereafter, the members of the Golden State Board, after consideration of the factors described under "--Golden State's Reasons for the Merger; Recommendation of the Golden State Board of Directors," voted unanimously to approve the merger agreement and the securityholders agreement and the transactions contemplated by those agreements.

         On May 21, 2002, the Board of Directors of Citigroup held a special meeting to consider the proposed transaction. Citigroup's executive management presented to the Board and discussed the financial aspects of the proposed transaction, the businesses of Golden State, the strategic implications that the proposed merger would have on the relevant businesses of Citigroup and its subsidiaries and related matters. After discussions, the Citigroup Board unanimously approved the merger, the merger agreement, the securityholders agreement and the other transactions contemplated by those agreements.

         Following the adjournment of the Board meetings, Golden State and Citigroup finalized the merger agreement and the securityholders agreement and executed those agreements, and the transaction was announced on May 21, 2002 by a press release.

Reasons for the Merger; Recommendation of Golden State's Board of Directors

         Golden State

         The Golden State board of directors unanimously determined that the merger is advisable and in the best interests of Golden State and its stockholders. Accordingly, the Golden State board approved the merger agreement and determined to recommend that Golden State's stockholders approve and adopt the merger agreement.

         In reaching its decision to approve the merger agreement and recommend the merger to its stockholders, the Golden State board consulted with Golden State's management, as well as its legal and financial advisors, and considered a number of factors, including:

         o the fact that, based on the closing price of Citigroup common stock on May 21, 2002, the value of the merger consideration to be received by Golden State stockholders in the merger represents a premium of approximately 10% over the closing price of Golden State common stock on the NYSE on May 21, 2002, and a premium of approximately 21% over the weighted average closing price of Golden State common stock on the NYSE for the thirty trading days prior to the approval of the transaction by the Golden State board;

         o the fact that the cash/stock election feature of the merger consideration offers Golden State stockholders both the opportunity to participate in the growth and opportunities of Citigroup through the stock component and to realize cash for the value of their shares through the cash component, subject in some circumstances to the allocation procedures in the merger agreement;

         o its knowledge of Golden State's business, operations, financial condition, earnings and prospects;

         o its knowledge of Citigroup's business, operations, financial condition, earnings and prospects, taking into account the results of Golden State's due diligence review of Citigroup;

         o its knowledge of the current environment in the financial services industry, including continued consolidation, evolving trends in technology and increasing nationwide and global competition;

         o the presentations by senior members of Golden State management regarding the strategic advantages of combining with Citigroup, including the opportunities that the merger could present for cost savings and the cross-selling of services by Golden State and Citigroup to their clients;

         o current financial market conditions and the historical market prices of Golden State's common stock;

         o the financial analyses presented by Goldman Sachs to the Golden State board, and the opinion delivered to the Golden State board by Goldman Sachs, to the effect that, as of May 21, 2002 and based upon and subject to the considerations set forth in the opinion, the aggregate merger consideration to be received by all of Golden State's stockholders was fair from a financial point of view to Golden State's stockholders;

         o the structure of the merger and the financial and other terms of the merger agreement;

         o the likelihood that the merger would be consummated, given the regulatory and other approvals required in connection with the merger, and the experience, reputation and financial resources of Citigroup;

         o the expected treatment of the merger as a "reorganization" for United States federal income tax purposes;

         o the fact that stockholders representing approximately 32% of Golden State's common stock were, simultaneously with Golden State's execution of the merger agreement, entering into the Securityholder's Agreement that, among other things, would require them to vote in favor of the merger agreement and against competing business combination proposals;

         o the challenges of combining the businesses, assets and workforces of two major companies and the risks of not achieving the expected operating efficiencies or growth;

         o the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger;

         o the termination fee of up to $235 million to be paid by Golden State to Citigroup if the merger agreement is terminated under certain circumstances;

         o the fact that some of Golden State's directors and executive officers have interests in the merger that are in addition to their interests as Golden State stockholders. See "--Interests of Certain Persons in the Merger"; and

         o  the risk that the merger will not be consummated.


         The foregoing discussion of the factors considered by the Golden State board is not intended to be exhaustive, but, rather, includes all principal factors considered by the Golden State board. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Golden State board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Golden State board considered all these factors as a whole, and overall considered them to be favorable to, and to support, its determination.

         Citigroup

                  On May 21, 2002, the Citigroup Board approved the merger, the merger agreement, the securityholders agreement and the other transactions contemplated by those agreements. In connection with its approval of the merger, the Citigroup Board of Directors recognized that:
(i) the merger will significantly expand Citigroup's branch banking and mortgage businesses, particularly in the fast-growing California and Nevada markets; (ii) the merger will increase by $25 billion Citigroup's deposit base, an important funding source; and (iii) the merger is expected to be accretive to Citigroup earnings by at least $0.03 per share in 2003.

         The Citigroup Board also considered the following risks associated with the merger in connection with its deliberations of the proposed transaction: (i) the challenges of integrating Golden State's businesses, operations and workforce with those of Citigroup; (ii) the increased exposure to the California and Nevada markets; and (iii) the retention of key management of Golden State.

         The foregoing discussion of the factors considered by the Citigroup Board is not intended to be exhaustive, but, rather, includes all principal factors considered by the Citigroup Board. In reaching its decision to approve the merger agreement, the merger, the securityholders agreement and the other transactions contemplated by these agreements, the Citigroup Board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Citigroup Board considered all these factors as a whole, and overall considered them to be favorable to, and to support, its determination.


         Opinion of Golden State's Financial Advisor


         On May 21, 2002, Goldman Sachs rendered its oral opinion, subsequently confirmed in a written opinion dated May 21, 2002, to Golden State's board of directors that, as of that date and based upon and subject to the factors and assumptions set forth in the written opinion, the aggregate merger consideration to be received by all holders of the shares of Golden State common stock pursuant to the merger agreement was fair from a financial point of view to those stockholders.


         The full text of the written opinion of Goldman Sachs, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided its opinion for the information and assistance of Golden State's board of directors in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of Golden State's common stock should vote with respect to the merger or whether those stockholders should elect to receive stock consideration or cash consideration in connection with the merger. Golden State's stockholders are urged to read the opinion in its entirety.


         In connection with rendering its opinion and performing its related financial analyses, Goldman Sachs reviewed, among other things:

         o  the merger agreement;

         o  the securityholders agreement;

         o annual reports to stockholders and annual reports on Form 10-K of Golden State for the four years ended December 31, 2001;

         o annual reports to stockholders and annual reports on Form 10-K of Citigroup for the five years ended December 31, 2001;

         o various interim reports to stockholders and quarterly reports on Form 10-Q of Golden State and Citigroup;

         o various other communications from Golden State and Citigroup to their respective stockholders; and

         o various internal financial analyses and forecasts for Golden State prepared or adopted by its management, including various financial forecasts which contemplate scenarios with respect to leverage, reserve levels and potential downsizing of the balance sheet of Golden State.


         Goldman Sachs also held discussions with members of the senior management of Citigroup and Golden State regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition, and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for the shares of Golden State common stock and the shares of Citigroup common stock, compared certain financial and stock market information for Golden State and Citigroup with similar information for certain other companies the securities of which are publicly traded, and reviewed the financial terms of certain recent business combinations in the U.S. and California banking and thrift industry specifically and in other industries generally, and performed such other studies and analyses as it considered appropriate.

         Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by Goldman Sachs and has assumed such accuracy and completeness for purposes of rendering its opinion. Goldman Sachs assumed that the financial analyses and forecasts prepared or adopted by the management of Golden State have been reasonably prepared or adopted and reflect the best currently available judgments and estimates of the management of Golden State. With the consent of Golden State's board of directors, Goldman Sachs' review of the expected future performance of Citigroup was generally limited to discussions with senior management of Citigroup, including discussions regarding certain research analysts' earnings estimates for Citigroup.

         Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any derivative or off-balance-sheet assets or liabilities or loss and loss adjustment expense reserves) of Golden State or Citigroup or any of their subsidiaries and had not been furnished with any such evaluation or appraisal. With the consent of Golden State's board of directors, Goldman Sachs relied upon the advice received by Golden State from Golden State's legal counsel and tax advisors as to all legal and tax matters relating to the transactions contemplated by the merger agreement. Goldman Sachs is not an expert in the evaluation of loan and lease portfolios for the purposes of assessing the adequacy of the allowances for losses with respect to those portfolios and, with the consent of Golden State's board of directors, Goldman Sachs assumed that those allowances by Citigroup for losses with respect to loan and lease portfolios are, in the aggregate, adequate to cover all those losses. Goldman Sachs is not an actuary and its services did not include actuarial determinations or evaluations or attempt to evaluate actuarial assumptions, and, in that regard, Goldman Sachs assumed the adequacy of the loss and loss adjustment expense reserves of Citigroup.

         Goldman Sachs assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the transactions contemplated by the merger agreement will be obtained without any adverse effect on Golden State or Citigroup or on the contemplated benefits of the transactions contemplated by the merger agreement. Goldman Sachs expressed no view with respect to the agreements and arrangements with certain Golden State stockholders reflected in the securityholders agreement. Goldman Sachs also expressed no opinion as to the election procedures, and the adjustments with respect to the final allocation of stock consideration and cash consideration to be received by the Golden State stockholders as a result of those elections, provided for in the merger agreement.

         The following is a summary of the material financial analyses used by Goldman Sachs in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the analyses performed by Goldman Sachs. The order of analyses described, and the results of those analyses, do not represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. In order fully to understand such analyses, the tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 21, 2002 and is not necessarily indicative of current market conditions.

         Transaction Multiple Analysis. Goldman Sachs calculated an implied value per share of Golden State common stock of $40.88, based on the aggregate merger consideration to be received by Golden State stockholders under the merger agreement, the $46.78 closing price per share of Citigroup common stock on May 17, 2002 and outstanding share and option and other information provided to it by Golden State management. This implied value per share represented a premium to the closing price per share of Golden State common stock on May 17 and May 16, 2002 of 17.9% and 22.0%, respectively. Based on the $45.26 closing price per share of Citigroup common stock on May 21, 2002, the last full trading day prior to the announcement of the merger, the implied value per share of Golden State common stock was $40.09 representing a 9.8% premium to the closing price of the Golden State common stock on May 21, 2002.

         Goldman Sachs also calculated the following multiples and premia:

         o  the implied value per share of $40.88 as a multiple of

            |X| Golden State's actual earnings per share, or EPS, for 2001,

            |X| median Institutional Brokers Estimate System, or IBES, EPS
                estimates for Golden State for 2002 and 2003,

            |X| Golden State management's internal EPS estimates for 2002 and
                2003,

            |X| Golden State's actual EPS plus after-tax amortization of
                intangible items, or cash EPS, for 2001,

            |X| estimated cash EPS for Golden State for 2002 and 2003 based on median IBES EPS estimates for those years, and

            |X| Golden State management's internal cash EPS estimate for 2002 and 2003;

         o the implied equity value of Golden State, based on the implied value per share of $40.88 and outstanding share and option and other information provided to Goldman Sachs by Golden State's management, as a multiple of Golden State's

            |X| book value as of March 31, 2002, and

            |X| book value less intangibles, or tangible book value, as of
                March 31, 2002; and

         o the premia over Golden State's total deposits and core deposits as of March 31, 2002 represented by Golden State's implied equity value, with core deposits calculated based on a core deposit/total deposit ratio as of December 31, 2001 of 76% contained in Golden State's regulatory filings.

         Each of these multiples and premia were calculated by Goldman Sachs assuming a base case scenario and each of the following two alternative scenarios provided by Golden State management:

         o Alternative scenario 1. This scenario assumed a releveraging of Golden State's balance sheet, through the issuance of additional equity to retire indebtedness at an assumed cost of 5% and the release of $387 million of existing reserves, to achieve tangible common equity representing 6% of tangible assets and an increase of $100 million to Golden State's annual reserve provisions.

         o Alternative scenario 2. This scenario was based on alternative scenario 1, but adjusted to assume a downsizing of Golden State's balance sheet by $17,041 million. This scenario assumed a pre-tax spread on the downsized assets of 1%.

         These calculations are summarized as follows:

                                                      Base Case               Alternative            Alternative
                                                      Scenario                Scenario 1             Scenario 2
                                                      ---------               ----------             ----------
Implied value per share as a multiple of:
  Actual 2001 EPS..........................            14.5x                   18.7x                   23.9x
  IBES estimated 2002 EPS..................            11.9                    15.0                    17.4
  IBES estimated 2003 EPS..................            11.0                    14.0                    15.7
  Management's estimated 2002 EPS..........            12.3                    15.6                    18.4
  Management's estimated  2003 EPS ........            10.5                    13.3                    14.7
  Actual 2001 cash EPS.....................            12.5                    15.9                    18.8
  IBES estimated 2002 cash EPS.............            11.7                    14.9                    17.2
  IBES estimated 2003 cash EPS.............            11.0                    13.8                    15.5
  Management's estimated 2002 cash EPS.....            12.2                    15.5                    18.2
  Management's estimated 2003 cash EPS.....            10.4                    13.1                    14.5

Implied equity value as a multiple of:
  Book value...............................             2.2x                    1.8x                    2.1x
  Tangible book value......................             2.9                     2.1                     2.7

Premium of implied equity value to:
  Total deposits...........................            15.7%                   14.8%                   14.8%
  Core deposits............................            20.5                    19.3                    19.3

         Selected Companies Analysis: Market Statistics. Goldman Sachs reviewed and compared selected financial and stock market information, ratios and multiples for Golden State and Citigroup to corresponding financial and stock market information, ratios and multiples for the following selected publicly traded companies in the banking and thrift industry:

         o  Washington Mutual Inc.;

         o  Golden West Financial Corporation;

         o  Charter One Financial, Inc.;

         o  GreenPoint Financial Corp.;

         o  Washington Federal Inc.; and

         o  Downey Financial Corp.


         Although none of the selected companies is directly comparable to Golden State or Citigroup, the selected companies were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Golden State and Citigroup.


         Goldman Sachs calculated and compared selected percentages, multiples, ratios and other financial information for Golden State, Citigroup and the selected companies based on publicly available information. For companies that have recently made acquisitions, the calculations were made based on publicly available pro forma data reflecting those acquisitions. The selected percentages, multiples and ratios that were calculated and compared by Goldman Sachs were as follows:

         o the May 17, 2002 closing share price as a percentage of the 52-week high share price;

         o  the May 17, 2002 closing share price as a multiple of

            |X| actual 2001 EPS,

            |X| median IBES EPS estimates for 2002 and 2003,

            |X| actual 2001 cash EPS; and

            |X| estimated cash EPS for 2002 and 2003 based on median IBES EPS estimates for those years;

         o  the median IBES 5-year growth rate estimate;

         o the ratio of the May 17, 2002 closing share price to median IBES EPS estimates for 2003 as a multiple of the IBES 5-year growth rate estimate;

         o the ratio of equity market value as of May 17, 2002 to book value and tangible book value as of March 31, 2002; and

         o premium to deposits reflected by the equity market value as of May 17, 2002.


         The results of this analysis are summarized as follows:

                                                                    Selected Companies
                                    Golden
                                      State    Citigroup     High        Median          Low
May 17, 2002 closing share price
as a percentage of the 52-week
high share price................       98%        87%        100%        100%           92%
May 17, 2002 closing share price
as a multiple of:
  Actual 2001 EPS...............       12.3x      16.6x       16.3x       13.3x         10.9x
  IBES estimated 2002 EPS.......       10.1x      14.5x       14.1x       11.9x         9.9x
  IBES estimated 2003 EPS.......        9.4x      12.5x       12.6x       11.2x         9.0x
  Actual 2001 cash EPS..........       10.6x      15.7x       15.7x       13.2x         9.8x
  IBES estimated 2002 cash EPS..       10.0x      13.7x       13.7x       11.7x         9.0x
  IBES estimated 2003 cash EPS..        9.3x      11.9x       12.3        11.1x         8.2x
IBES 5-year growth rate estimate       10.0%      15.0%       13.0%       12.0%         9.5%
Ratio of May 17, 2002 closing
price to IBES estimated 2003 EPS
as a multiple of the IBES 5-year
growth rate estimate............        0.9x   0.8x           1.2x         1.0x         0.7x
May 17, 2002 equity market value
as a multiple of:
----------------------------------

   Book value...................        1.9x   2.9x           2.9x         2.3x         1.9x
   Tangible book value..........        2.5x   4.6x           3.7x         2.8x         2.0x
Premium to deposits reflected by
May 17, 2002 equity market value       12.0%   NM            34.1%        20.3%         9.0%

         Goldman Sachs also calculated, based on publicly available information, including pro forma data reflecting recent acquisitions, and compared the selected percentages, ratios and other financial information described above for Golden State, Citigroup and the selected companies assuming each company was recapitalized to achieve a tangible common equity representing 6% of tangible assets. For Golden State, Goldman Sachs also assumed, based on information provided by management, (1) that this recapitalization would be achieved, in part, through the release of $387 million of existing reserves and (2) an increase of $100 million to its estimated annual reserve provisions.


         The results of this analysis are summarized as follows:

                                                                      Selected Companies
                                    Golden
                                      State     Citigroup     High        Median          Low
May 17, 2002 closing share prices as a multiple of:
----------------------------------

  Actual 2001 EPS...............       15.8x       17.0x       16.0x       12.1x         11.7x
  IBES estimated 2002 EPS.......       12.8x       14.8x       13.8x       11.0x          9.7x
  IBES estimated 2003 EPS.......       11.8x       12.8x       12.3x       10.2x          9.1x
  Actual 2001 cash EPS..........       13.5x       16.0x       15.5x       11.9x         10.6x
  IBES estimated 2002 cash EPS..       12.6x       14.1x       13.4x       10.5x          9.3x
  IBES estimated 2003 cash EPS..       11.7x       12.2x       12.0x        9.8x          8.9x
IBES 5-year growth rate estimate       10.0%       15.0%       13.0%       12.0%          9.5%
Ratio of May 17, 2002 closing
price to IBES estimated 2003 EPS
as a multiple of the IBES 5-year
growth rate estimate............        1.2x    0.9x           1.1x         1.0x          0.7x
May 17, 2002 equity market value
as a multiple of:

   Book value...................        1.5x    2.7x           3.0x         2.8x          1.9x
   Tangible book value..........        1.9x    4.1x           4.0x         2.9x          2.2x
Premium to deposits reflected by
May 17, 2002 equity market value       11.1%    NM            34.1%        20.3%          9.0%

         Selected Companies Analysis: Operating Statistics. Goldman Sachs calculated, based on publicly available information, including pro forma data reflecting recent acquisitions, and compared selected percentages and ratios for Golden State, Citigroup and the selected companies listed above. With respect to Golden State, these ratios were also calculated assuming alternative scenario 1 for GoldenState described above. The selected percentages and ratios that were calculated and compared by Goldman Sachs were as follows:

         o return on average assets for the twelve months ended as of March 31, 2002, or the LTM period;

         o  return on average common equity for the LTM period;

         o ratio of tangible common equity to tangible assets as of March 31, 2002;

         o  Tier 1 leverage ratio as of March 31, 2002;

         o  Tier 1 ratio as of March 31, 2002;

         o  ratio of non-performing assets to loans as of March 31, 2002;

         o  ratio of reserves to non-performing loans as of March 31, 2002;

         o ratio of LTM period net charge-offs to average loans for the LTM period; and

         o  ratio of reserve provisions to average loans as of March 31, 2002.





The results of this analysis are summarized as follows:

                                                  Golden
                                                  State
                                    Golden     Alternative
                                      State     Scenario 1 Citigroup              Selected Companies
                                                                           High         Median          Low
LTM return on average assets....        0.8%       0.7%        1.5%         2.3%          1.5%          1.2%
LTM return on average common
equity..........................       18.3%      15.7%       20.8%        21.8%         18.5%         16.1%
Ratio of tangible common equity
to tangible assets..............        3.8%       6.0%        5.1%        12.3%          6.9%          4.4%
Tier 1 leverage ratio...........        6.9%       9.1%        5.7%        11.4%          7.1%          4.0%

Tier 1 ratio....................       11.6%      11.4%        8.4%        20.4%         11.6%          8.2%
Ratio of non-performing assets to
loans...........................        5.0%       5.0%        7.8%        12.8%          7.5%          6.5%
Ratio of reserves to
non-performing loans............        5.0x       1.0x        1.1x         1.2x          0.7x          0.4x
Ratio of LTM net charge-offs to
average loans...................        0.09%      0.09%       2.07%        0.31%        0.07%         0.01%
Ratio of provisions to average
loans...........................        0.00%      0.23%       2.05%        0.44%        0.11%         0.04%

         Selected Transactions Analysis. Goldman Sachs reviewed 17 selected acquisitions of banks and three selected acquisitions of thrifts announced since January 2000, each of which had an announced transaction value greater than $500 million, and 12 selected acquisitions of thrifts located in California announced since January 1997, each of which had an announced transaction value greater than $100 million. These transactions included the following:

-------------------------------------------------------------------------------------------------------------------

Selected Bank Transactions

 Acquiror                                         Target                                Announcement Date
 --------                                         ------                                -----------------
BNP Paribas                                    United California Bank                   December 8, 2001
BNP Paribas                                    BancWest Corporation                     May 7, 2001
First Union Corporation                        Wachovia Corporation                     April 15, 2001
Citigroup Inc.                                 European American Bank                   February 12, 2001
Royal Bank of Canada                           RBC Centura Banks                        January 26, 2001
BB&T Corporation                               F&M National Corporation                 January 24, 2001
ABN-AMRO Holding N.V.                          Michigan National Bank                   November 22, 2000
Fifth Third Bancorp                            Old Kent Financial Corporation           November 20, 2000
Comerica Incorporated                          Imperial Bancorp                         November 1, 2000
Firstar Corporation                            U.S. Bancorp                             October 4, 2000
FleetBoston Financial Corporation              Summit Bancorp                           October 2, 2000
The Chase Manhattan Bank, N.A.                 J.P. Morgan & Co. Incorporated           September 13, 2000
M&T Bank Corporation                           Keystone Financial, Inc.                 May 17, 2000
Wells Fargo and Company                        First Security Corporation               April 10, 2000
National Commerce Bancorporation               CCB Financial Corp.                      March 20, 2000
BB&T Corporation                               One Valley Bancorp, Inc.                 February 7, 2000
The Charles Schwab Corporation                 U.S. Trust Corporation                   January 13, 2000


Selected Thrift Transactions

Acquiror                                          Target                                Announcement Date
--------                                          ------                                -----------------
Washington Mutual Inc.                         Dime Bancorp                             June 25, 2001
New York Community Bancorp, Inc.               Richmond County Financial                March 27, 2001
Washington Mutual Inc.                         Bank United                              August 21, 2000


Selected California Thrift Transactions

 Acquiror                                         Target                                Announcement Date
 --------                                         ------                                -----------------
FBOP Corporation                               Bank Plus Corp.                          June 4, 2001
FBOP Corporation                               PBOC Holdings Inc.                       December 11, 2000
Temple-Inland Inc.                             HF Bancorp Inc.                          November 16, 1998
American General Corporation                   Standard Pacific Savings                 August 28, 1998
UCBH Holdings, Inc.                            USB Holdings                             April 21, 1998
Washington Mutual Inc.                         H.F. Ahmanson & Co.                      March 17, 1998
Golden State Bancorp                           First Nationwide Holdings                February 5, 1998
Golden State Bancorp                           RedFed Bancorp Inc.                      December 1, 1997
H.F. Ahmanson & Co.                            Coast Savings Financial                  October 6, 1997
Golden State Bancorp                           CENFED Financial Corp.                   August 18, 1997
Bay View Capital Corporation                   America First Financial                  May 8, 1997
Washington Mutual Inc.                         Great Western Financial                  March 6, 1997


         Goldman Sachs calculated and compared the following multiples and premia with respect to the proposed transaction, utilizing a base case scenario as well as alternative scenarios 1 and 2 described above, and the selected transactions:

         o the total announced equity value of the transaction as a multiple of the target company's

            |X| book value, tangible book value and, with respect to the
                target companies in the selected transactions, book value adjusted to reflect tangible common equity representing 6% of tangible assets, or adjusted book value, in each case as of the end of the quarter prior to announcement, and

            |X| actual EPS for the four-quarter period prior to announcement, or LTM EPS, and

            |X| the premium over the target company's core deposits and over the target company's equity market value six days prior to announcement represented by the total announced equity value of the transaction.

         The total announced equity value of the proposed transaction for purposes of this analysis was calculated by Goldman Sachs based on an implied value per share of Golden State common stock of $40.88 and outstanding share and option and other information provided to it by Golden State management.

         The results of Goldman Sachs' calculations and comparisons are summarized as follows:


                             Proposed Transaction
                       Base Case Alternative Alternative
                        Scenario Scenario 1 Scenario 2
Total announced transaction equity value as a multiple of:
-----------------------------------

   Book value....................    2.2x         1.8x           2.1x
   Tangible book value.........      2.9x         2.1x           2.7x
   Adjusted book value.........      N.A.         N.A.           N.A.
   LTM EPS.......................    14.5x        18.7x          23.9x
Premium to:

   Core deposits.................    20.5%        19.3%          19.3%
   Equity market value six days
   prior to announcement.........    17.9%        17.9%          17.9%

                                   Selected Bank                  Selected Thrift            Selected California Trust
                                    Transactions                   Transactions                   Transactions
                             High    Median      Low      High   Median        Low        High   Median       Low
Total announced 8.7x transaction equity value as a multiple of:
--------------------------

   Book value.......         8.7x     2.4x       1.6x      3.0x     2.5x           11.7x  3.9x     1.7x        0.8x
   Tangible book value......12.6x     2.9x       2.0x      4.3x     3.2x        1.9x      4.6x     1.7x        1.0x
   Adjusted book value......10.4x     3.0x       2.0x      3.8x     3.5x        1.7x      3.6x     1.6x        1.0x
   LTM EPS..................36.8x     17.6x      10.2x     30.2x    20.9x       11.6x     60.5x    16.5x       4.6x
Premium to:                 68.2%

   Core deposits.................     19.8%      10.7%     33.5%    27.1%       11.7%     29.0%    7.9%        (1.4%)
   Equity market value      66.0%
   six days prior to
   announcement..................     38.4%      10.7%     7.3%     6.1%        4.9%      41.9%    7.4%        (10.4%)


         Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis on Golden State using both Golden State management's internal projections for 2003 through 2007 and projections for those years derived based on median IBES estimates. Golden State management's internal projections assumed long-term growth rates for years after 2004 ranging from 6% to 14%, increased reserve provisions of $100 million annually and a constant annual dividend rate equal to Golden State's current dividend rate adjusted for a reduction in earnings resulting from the assumed increase in reserve provisions. Goldman Sachs derived the IBES-based projections from the median IBES EPS estimate for Golden State for 2002 utilizing the range of long-term growth rates assumed by Golden State management's internal projections, and, based on discussions with Golden State management, a constant annual dividend rate equal to Golden State's current dividend rate. Goldman Sachs calculated implied values per share of Golden State common stock as of December 31, 2002 by applying discount rates of 10%, 12.5% and 15% to projected free cash flows for the years 2003 through 2007 and terminal values as of the end of year 2006 based on multiples ranging from 9.0x to 13.5x projected 2007 net income. These calculations yielded implied values per share of Golden State common stock ranging from $25 to $54 using management's projections and $25 to $57 using the IBES-based projections.

         Pro Forma IRR Analysis. Goldman Sachs performed an analysis of the implied internal rates of return to an acquiror of Golden State under alternative scenario 2 described above. In performing this analysis, Goldman Sachs utilized internal projections of Golden State management for 2003 through 2007. These projections assumed long-term growth rates for years after 2004 ranging from 6% to 14% and annual operating synergies of $100 million. Goldman Sachs calculated a range of implied rates of return assuming an acquisition of Golden State as of December 31, 2002 at purchase prices per share of Golden State common stock ranging from $38.38 to $41.52 and a disposition of Golden State by the acquiror at the end of 2006 at aggregate prices equal to 9.4x, 11.4x and 12.5x projected 2007 net income. These calculations yielded implied internal rates of return to an acquiror of Golden State ranging from 5.4% to 21.8%.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Golden State, Citigroup or the contemplated merger.

         Goldman Sachs prepared these analyses solely for purposes of providing an opinion to Golden State's board of directors as to the fairness from a financial point of view to all holders of shares of Golden State common stock of the aggregate consideration to be received in connection with the proposed merger. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more of less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Golden State, Citigroup or Goldman Sachs assumes responsibility if future results are materially different from those forecast.

         As described above, Goldman Sachs' opinion to Golden State's board of directors was one of many factors taken into consideration by Golden State's board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with its opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

         Goldman Sachs, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements as well as for estate, corporate and other purposes. Goldman Sachs is familiar with Golden State having provided various investment banking services for Golden State from time to time, including as having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement.

         Goldman Sachs has also provided various investment banking services to Citigroup and its affiliates from time to time, including having acted as:

         o  an agent on Citigroup's medium term note program;

         o co-manager of the $4,273,500,000 initial public offering of shares of Class A common stock of Travelers Property Casualty Corp., a subsidiary of Citigroup, in March 2002;

         o co-manager of the $850,000,000 issuance of 4.5% convertible junior subordinated notes, due 2032, of Travelers Property Casualty Corp. in March 2002; and

         o co-manager of various preferred stock and debt offerings of Citigroup and its affiliates.

         Goldman Sachs also may provide investment banking services to Citigroup and its affiliates in the future. The Golden State board of directors selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the proposed merger.

         Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in securities, including derivative securities, of Golden State and Citigroup for its own account and for the accounts of customers.

         Pursuant to a letter agreement dated May 14, 2002, Golden State engaged Goldman Sachs to act as its financial advisor in connection with the contemplated merger. Under the terms of that engagement letter, Golden State has agreed to pay Goldman Sachs a customary transaction fee upon consummation of the merger. In addition, Golden State has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees and disbursements, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.







Market for Citigroup Common Stock

         Citigroup common stock is listed on the New York Stock Exchange, the Pacific Exchange and the Bolsa Mexicana de Valores, S.A. de C.V., the Mexican Stock Exchange, under the Symbol "C." Following the merger, Golden State stockholders will no longer be able to trade Golden State stock on any exchange because Golden State common stock will have ceased to exist and, therefore, will no longer be listed on any exchange.

Recent Developments

         On May 23 and 24, 2002, Golden State stockholders filed two separate purported class action lawsuits. The First suit, captioned Tolwin v. Ford, CGC-02-408282 was filed on behalf of all stockholders of Golden State in the Superior Court of the State of California against Gerald J. Ford, Ronald O. Perelman, Golden State and unidentified others in connection with the merger. The complaint alleges that Messrs. Ford and Perelman violated their fiduciary duties to the stockholders of Golden State by agreeing to vote their shares in favor of the merger without first soliciting competing bids for Golden State. The complaint also alleges, among other things, that the merger is the product of unfair dealing and inadequate procedural safeguards, and is also unfair to Golden State stockholders because the merger consideration fails to adequately compensate stockholders given the rising value of Golden State's stock, Golden State's financial condition, the advantages gained by Citigroup as a result of the merger and Cal Fed's position as one of California's largest depository institutions. The complaint seeks injunctive and equitable relief as well as damages. Golden State believes that it has meritorious defenses to each of the claims made in connection with this litigation and intends to defend vigorously this lawsuit.

         The second purported class action, captioned Liu vs. Golden State BancCorp, Inc., CGC-02-408330 was filed in the Superior Court of the State of California against Golden State, fifteen members of Golden State's board and unidentified other. The complaint alleges, among other things, that the defendant directors of Golden State breached their fiduciary duties in connection with the proposed acquisition by Citigroup by, among other things:
(i) failing to implement a sales process designed to maximize shareholder values; (ii) agreeing to an unfair and wholly inadequate price; and (iii) agreeing to terms in the merger agreement which fail to protect Golden State shareholders from a substantial decline in the value of Citigroup common stock. The complaint seeks injunctive and equitable relief. Golden State believes it has meritorious defenses to each of the claims made and intends to defend vigorously this lawsuit.

Material Federal Income Tax Consequences of the Merger

         The following discussion addresses the material United States federal income tax consequences of the merger to holders of Golden State common stock. The discussion is based on the Internal Revenue Code, Treasury regulations, administrative rulings and judicial decisions, all as currently in effect and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to Golden State stockholders that hold their Golden State common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (each referred to as a "holder"). Further, this discussion does not address all aspects of United States federal taxation that may be relevant to a particular stockholder in light of its personal circumstances or to stockholders subject to special treatment under the United States federal income tax laws, including:

         o  banks or trusts,

         o  tax-exempt organizations,

         o  insurance companies,

         o  dealers in securities or foreign currency,

         o traders in securities who elect to apply a mark-to-market method of accounting,

         o  pass-through entities and investors in such entities,

         o  foreign persons,

         o stockholders who received their Golden State common stock through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation, and

         o stockholders who hold Golden State common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated instrument.


         In addition, the discussion does not address any state, local or foreign tax consequences of the merger.

         EACH HOLDER OF GOLDEN STATE COMMON STOCK SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER.

         The closing of the merger is conditioned upon the delivery by each of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Citigroup, and Wachtell, Lipton, Rosen & Katz, counsel to Golden State, of its opinion to the effect that, on the basis of the facts, assumptions, and representations set forth in such opinion and the certificates obtained from the officers of Citigroup, Golden State and Mercury Merger Sub, Inc., the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. These opinions are not binding on the Internal Revenue Service or the courts, and neither Golden State nor Citigroup intends to request a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the merger. Consequently, no assurance can be given that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of those set forth below. In addition, if any of the representations or assumptions upon which such opinions are based are inconsistent with the actual facts, the United States federal income tax consequences of the merger could be adversely affected. The remainder of this discussion assumes that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

         The United States federal income tax consequences of the merger to a holder generally will depend on whether the holder exchanges its Golden State common stock for cash, Citigroup common stock or a combination of cash and Citigroup common stock.

         Exchange Solely for Cash. In general, if, pursuant to the merger, a holder exchanges all of the shares of Golden State common stock actually owned by it solely for cash, that holder will recognize gain or loss equal to the difference between the amount of cash received and its adjusted tax basis in the shares of Golden State common stock surrendered, which gain or loss generally will be long-term capital gain or loss if the holder's holding period with respect to the Golden State common stock surrendered is more than one year at the effective time of the merger. If, however, the holder constructively owns shares of Golden State common stock that are exchanged for shares of Citigroup common stock in the merger or owns shares of Citigroup common stock actually or constructively after the merger, the consequences to that holder may be similar to the consequences described below under the heading "Exchange for Citigroup Common Stock and Cash," except that the amount of consideration, if any, treated as a dividend may not be limited to the amount of that holder's gain.

         Exchange Solely for Citigroup Common Stock. If, pursuant to the merger, a holder exchanges all of the shares of Golden State common stock actually owned by it solely for shares of Citigroup common stock, that holder will not recognize any gain or loss except in respect of cash received instead of a fractional share of Citigroup common stock (as discussed below). The aggregate adjusted tax basis of the shares of Citigroup common stock received in the merger (including fractional shares deemed received and redeemed as described below) will be equal to the aggregate adjusted tax basis of the shares of Golden State common stock surrendered for the Citigroup common stock, and the holding period of the Citigroup common stock (including fractional shares deemed received and redeemed as described below) will include the period during which the shares of Golden State common stock were held.

         Exchange for Citigroup Common Stock and Cash. If, pursuant to the merger, a holder exchanges all of the shares of Golden State common stock actually owned by it for a combination of Citigroup common stock and cash, the holder will generally recognize gain (but not loss) in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the sum of the amount of cash and the fair market value of the Citigroup common stock received pursuant to the merger over that holder's adjusted tax basis in its shares of Golden State common stock surrendered) and (2) the amount of cash received pursuant to the merger. For this purpose, gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and a loss realized on one block of shares may not be used to offset a gain realized on another block of shares. Any recognized gain will generally be long-term capital gain if the holder's holding period with respect to the Golden State common stock surrendered is more than one year at the effective time of the merger. If, however, the cash received has the effect of the distribution of a dividend, the gain will be treated as a dividend to the extent of the holder's ratable share of accumulated earnings and profits as calculated for United States federal income tax purposes. See " -Possible Treatment of Cash as a Dividend" below.

         The aggregate tax basis of Citigroup common stock received (including fractional shares deemed received and redeemed as described below) by a holder that exchanges its shares of Golden State common stock for a combination of Citigroup common stock and cash pursuant to the merger will be equal to the aggregate adjusted tax basis of the shares of Golden State common stock surrendered for Citigroup common stock and cash, reduced by the amount of cash received by the holder pursuant to the merger (excluding any cash received instead of a fractional share of Citigroup common stock, and increased by the amount of gain including any portion of the gain that is treated as a dividend as described below but excluding any gain or loss resulting from the deemed receipt and redemption of fractional shares described below), if any, recognized by the holder on the exchange. The holding period of the Citigroup common stock (including fractional shares deemed received and redeemed as described below) will include the holding period of the shares of Golden State common stock surrendered.

         Possible Treatment of Cash as a Dividend. In general, the determination of whether the gain recognized in the exchange will be treated as capital gain or has the effect of a distribution of a dividend depends upon whether and to what extent the exchange reduces the holder's deemed percentage stock ownership of Citigroup. For purposes of this determination, the holder is treated as if it first exchanged all of its shares of Golden State common stock solely for Citigroup common stock and then Citigroup immediately redeemed (the "deemed redemption") a portion of the Citigroup common stock in exchange for the cash the holder actually received. The gain recognized in the deemed redemption will be treated as capital gain if the deemed redemption is
(1) "substantially disproportionate" with respect to the holder or (2) "not essentially equivalent to a dividend."

         The deemed redemption will generally be "substantially disproportionate" with respect to a holder if the percentage described in
(2) below is less than 80% of the percentage described in (1) below. Whether the deemed redemption is "not essentially equivalent to a dividend" with respect to a holder will depend upon the holder's particular circumstances. At a minimum, however, in order for the deemed redemption to be "not essentially equivalent to a dividend," the deemed redemption must result in a "meaningful reduction" in the holder's deemed percentage stock ownership of Citigroup. In general, that determination requires a comparison of (1) the percentage of the outstanding stock of Citigroup that the holder is deemed actually and constructively to have owned immediately before the deemed redemption and (2) the percentage of the outstanding stock of Citigroup that is actually and constructively owned by the holder immediately after the deemed redemption. In applying the above tests, a holder may, under the constructive ownership rules, be deemed to own stock that is owned by other persons or stock underlying a holder's option to purchase in addition to the stock actually owned by the holder. As these rules are complex, each holder that may be subject to these rules should consult its tax advisor. The Internal Revenue Service has ruled that a minority shareholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is generally considered to have a "meaningful reduction" if that shareholder has a relatively minor reduction in its percentage stock ownership under the above analysis.

         Cash Received instead of a Fractional Share. A holder who receives cash instead of a fractional share of Citigroup common stock will generally be treated as having received such fractional share and then as having received such cash in redemption of the fractional share. Gain or loss generally will be recognized based on the difference between the amount of cash received instead of the fractional share and the portion of the holder's aggregate adjusted tax basis of the shares of Golden State common stock surrendered which is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares of Golden State common stock is more than one year at the effective time of the merger.

         Reporting Requirements. A holder of Golden State common stock receiving Citigroup common stock as a result of the merger may be required to retain records related to such holder's Golden State common stock and file with its United States federal income tax return a statement setting forth facts relating to the merger.

Accounting Treatment

         We intend to treat the merger as a purchase by Citigroup under accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the assets and liabilities of Golden State will be recorded, as of completion of the merger, at their respective fair values and added to those of Citigroup. Financial statements and reported results of operations of Citigroup issued after completion of the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of Golden State.

Regulatory and Third-Party Approvals

         Under the merger agreement, Citigroup and Golden State have agreed to use their best efforts to obtain all necessary actions or nonactions, waivers, consents and approvals from any governmental authority necessary to consummate and make effective the merger, the Bank Combination and other transactions contemplated by the merger agreement. The required regulatory approvals include approvals of various federal and state agencies as described below. All other applications and notices have been filed, or are in the process of being filed.

         Federal Banking Approvals. The merger is subject to the prior approval of the Federal Reserve Board (the "Federal Reserve") under Sections 4(c) and 4(j) of the Bank Holding Company Act (the "BHC Act"), and related Federal regulations. In reviewing an application for such approvals under the BHC Act, the Federal Reserve is required to consider whether approval of the application can reasonably be expected to produce benefits to the public (such as greater convenience, increased competition, and gains in efficiency) that outweigh possible adverse effects (such as undue concentration of resources, decreased or unfair competition, conflicts of interest and unsound banking practices). Consideration of these factors includes an evaluation of (i) the financial and managerial resources of Citigroup, including its subsidiaries, and of Golden State, and the effect of the proposed transaction on those resources; (ii) management expertise;
(iii) internal-control and risk-management systems; (iv) the capital of Citigroup; and (v) the convenience and needs of the communities to be served.

         The Bank Combination is subject to the prior approval of the OTS under the Bank Merger Act (the "BMA") and the Home Owners Loan Act ("HOLA") and related OTS regulations as well as the FDIC under the Federal Deposit Insurance Act ("FDIC Act"). In reviewing applications to charter a de novo thrift and merge or otherwise combine the California and Nevada banking operations of Citigroup and Cal Fed under the BMA and HOLA, the OTS must consider factors substantially similar to the factors described in the previous paragraph, including the financial and managerial resources and future prospects of the existing and proposed institutions, and the convenience and needs of the communities to be served. Also, the OTS generally may not approve a transaction that will result in anticompetitive effects. The standards set forth in the BMA for evaluating such effects are similar to those set forth in Section 7 of the Clayton Act, which prohibits acquisitions "where in any line of commerce or in any activity affecting commerce in any section of the country, the effect of such acquisition may be substantially to lessen competition". In evaluating the Bank Combination, the OTS will also consider the fairness and disclosure of the combination plan, the proposed treatment of goodwill and the tax effect of the proposed combination.

         In considering an application for insurance for the new thrift charter under the FDIC Act, the FDIC must consider the financial resources and capital of the thrift, its earnings prospects, the general character and fitness of management, the risk posed to the FDIC's insurance fund and the convenience and needs of the communities to be served.

         The application process includes publication and opportunity for comment by the public. The Federal Reserve, OTS and FDIC may receive, and must consider, properly filed comments and protests from community groups and others regarding (among other issues) each institution's performance under the Community Reinvestment Act of 1977, as amended.

         The Bank Combination, if approved by the OTS under the BMA and the related OTS regulations, may not be consummated until thirty (30) days after such approval, during which time the Department of Justice may challenge the transaction on antitrust grounds and seek the divestiture of certain assets and liabilities. With the approval of the OTS and the Department of Justice, this waiting period may be reduced to no less than fifteen (15) days.

         U.S. Antitrust Filings. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the related rules and regulations, the merger may not be consummated unless certain waiting period requirements have expired or been terminated. On May 29, 2002, Citigroup and Golden State filed a Premerger Notification and Report Form pursuant to the HSR Act with the United States Department of Justice and the Federal Trade Commission. A copy of the Federal Reserve application seeking permission to acquire the stock of Cal Fed will be filed with the Department of Justice and the FTC on or about May 30, 2002 and the merger may not proceed until thirty (30) days thereafter.

         State regulatory approvals. Citigroup or its subsidiaries have filed applications or notices with various state regulators for the mortgage and auto finance businesses of First Nationwide Mortgage
Corporation and Auto One Acceptance Corporation, respectively, subsidiaries of Golden State. The standards that state regulatory authorities are required to consider with respect to the mortgage and auto finance businesses are similar to those described above with regard to the federal regulators.

         Other Regulatory Approvals. As a result of the merger, among other things, Citigroup or Golden State may be required pursuant to other laws and regulations, either to notify or obtain the consent of regulatory authorities and organizations to which subsidiaries of either or both companies may be subject.

         If the approval of the merger or the Bank Combination by any of the authorities mentioned above is subject to compliance with certain conditions, there can be no assurance that the parties or their subsidiaries will be able to comply with such conditions or that compliance or non-compliance will not have adverse consequences for the combined company after consummation of the merger and the Bank Combination. The parties believe that the proposed merger and the Bank Combination are compatible with such regulatory requirements.

         While Citigroup and Golden State believe that they will receive the requisite regulatory approvals for the merger and the Bank Combination, there can be no assurance regarding the timing of the approvals or the ability of the companies to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals or otherwise. There can likewise be no assurance that any state attorney general or other domestic regulatory authority will not attempt to challenge the merger or the Bank Combination on antitrust grounds or for other reasons, or, if such a challenge is made, as to the result thereof. The merger is conditioned upon the receipt of all consents, approvals and actions of governmental authorities and the filing of all other notices with such authorities in respect of the merger and the Bank Combination, the failure of which to be obtained or made would result in a material adverse effect on Citigroup's ability to conduct the business of Golden State in substantially the same manner as presently conducted. In addition, the merger is conditioned upon no condition or requirement having been imposed by one or more governmental entities in connection with any required approval of the merger and the Bank Combination that requires Golden State or its subsidiaries to be operated in a manner that would have a material adverse effect on Golden State. See "The Merger Agreement--Conditions to the Consummation of the Merger" on pages ___ through ____.

         Citigroup is not aware of any regulatory approvals that would be required for consummation of the transactions contemplated by the merger agreement other than as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, will be obtained.

         Third-Party Approvals. Golden State is a party to a number of hedging contracts and other agreements and real property leases. Consummation of the merger may require the consent of, or waiver from, the other parties to certain of such agreements. Pursuant to the merger agreement, Golden State and Citigroup have agreed to use their reasonable best efforts to obtain all consents, approvals and waivers from third parties necessary in connection with the consummation of the merger, although the consummation of the merger is not conditioned upon obtaining any such third-party consent, approval or waiver. Golden State and Citigroup do not believe that the failure to obtain such consents, approvals or waivers would have a material adverse effect on Citigroup.

Appraisal Rights

         Under Delaware law, holders of Golden State common stock who do not wish to accept the merger consideration may elect to have the fair value of their shares of Golden State common stock judicially determined and paid in cash, together with a fair rate of interest, if any. The valuation will exclude any element of value arising from the accomplishment or expectation of the merger. A stockholder may only exercise these appraisal rights by complying with the provisions of Section 262 of the Delaware General Corporation Law.

         The following summary of the provisions of Section 262 of the Delaware General Corporation Law is not a complete statement of the law pertaining to appraisal rights under the Delaware General Corporation Law, and is qualified in its entirety by reference to the full text of Section 262 of the Delaware General Corporation Law, a copy of which is attached to this document as Annex D and is incorporated into this summary by reference. If you wish to exercise appraisal rights or wish to preserve your right to do so, you should carefully review Section 262 and are urged to consult a legal advisor before electing or attempting to exercise these rights.

         All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of Golden State common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of Golden State common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly the steps summarized below and in a timely manner to perfect appraisal rights.

         Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of Golden State's special meeting, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that these appraisal rights are available and include in the notice a copy of Section 262. This document constitutes notice to the Golden State stockholders and the applicable statutory provisions of the Delaware General Corporation Law are attached to this document as Annex D.

         Any Golden State stockholder wishing to exercise the right to demand appraisal under Section 262 of the Delaware General Corporation Law must satisfy each of the following conditions:

o the holder must deliver to Golden State a written demand for appraisal of its shares before the vote on the merger agreement at Golden State's special meeting. This demand will be sufficient if it reasonably informs Golden State of the identity of the stockholder and that the stockholder intends by that writing to demand the appraisal of its shares;

o the holder must not vote its shares of common stock in favor of the merger agreement. A proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, a Golden State stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement; and

o the holder must continuously hold its shares from the date of making the demand through the completion of the merger. A stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made but who thereafter transfers those shares prior to the completion of the merger will lose any right to appraisal in respect of those shares. Voting against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will not constitute a written demand for appraisal within the meaning of
         Section 262. The written demand for appraisal must be in addition to and separate from any proxy you deliver or vote you cast in person.


         Only a holder of record of shares of common stock is entitled to assert appraisal rights for those shares registered in that holder's name. A demand for appraisal should:

         o be executed by or on behalf of the stockholder of record, fully and correctly, as its name appears on the stock transfer records of Golden State, and

         o  specify the following:

                  o  the stockholder's name and mailing address,

                  o the number of shares of common stock owned by the stockholder, and

                  o that the stockholder intends thereby to demand appraisal of its common stock.

         If the shares are owned of record by a person in a fiduciary capacity, such as a trustee, guardian or custodian, the demand should be executed in that capacity. If the shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising these rights with respect to the shares held for one or more other beneficial owners. In this case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner.

         Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine appropriate procedures for the making of a demand for appraisal by such nominee.

         A stockholder who elects to exercise appraisal rights pursuant to
Section 262 should mail or deliver a written demand to:

                           Golden State Bancorp Inc.
                                135 Main Street
                            San Francisco, CA 94105
                        Attention: James R. Eller, Jr.
                                   Secretary

         Within ten (10) days after the completion of the merger, Citigroup must send a notice as to the completion of the merger to each of Golden State's former stockholders who has made a written demand for appraisal in accordance with Section 262 and who has not voted to adopt the merger agreement. Within 120 days after the completion of the merger, but not after that date, either Citigroup or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of common stock held by all stockholders demanding appraisal of their shares. Citigroup is under no obligation to, and has no present intent to, file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that Citigroup will file a petition or that it will initiate any negotiations with respect to the fair value of the shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in
Section 262. Since Citigroup has no obligation to file a petition, the failure of affected stockholders to do so within the period specified could nullify any previous written demand for appraisal. Under the merger agreement, Golden State has agreed to give Citigroup prompt notice of any demands for appraisal it receives. Citigroup has the right to participate in all negotiations and proceedings with respect to demands for appraisal. Golden State will not, except with the prior written consent of Citigroup, make any payment with respect to any demands for appraisal, offer to settle, or settle, any demands.

         Within 120 days after the completion of the merger, any stockholder that complies with the provisions of Section 262 to that point in time will be entitled to receive from Citigroup, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which Golden State received demands for appraisal and the aggregate number of holders of those shares. Citigroup must mail this statement to the stockholder by the later of ten
(10) days after receipt of the request or ten (10) days after expiration of the period for delivery of demands for appraisals under Section 262.

         A stockholder who timely files a petition for appraisal with the Delaware Court of Chancery must serve a copy upon Citigroup. Citigroup must, within twenty (20) days, file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares and who have not reached agreements with it as to the value of their shares. After notice to stockholders as may be ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation on the certificates of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. After determining what stockholders are entitled to an appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares. This value will exclude any element of value arising from the accomplishment or expectation of the merger, but will include a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. However, costs do not include attorneys' or expert witness fees. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding be charged pro rata against the value of all of the shares entitled to appraisal. These expenses may include, without limitation, reasonable attorneys' fees and the fees and expenses of experts. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as, or less than the merger consideration they would be entitled to receive pursuant to the merger agreement if they did not seek appraisal of their shares. Stockholders should also be aware that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262.

         In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company."

         Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Any stockholder who has duly demanded an appraisal in compliance with Section 262 will not, after the completion of the merger, be entitled to vote the shares subject to that demand for any purpose or be entitled to the payment of dividends or other distributions on those shares. However, stockholders will be entitled to dividends or other distributions payable to holders of record of shares as of a record date prior to the completion of the merger.

         Any stockholder may withdraw its demand for appraisal and accept the merger consideration by delivering to Citigroup a written withdrawal of the stockholder's demands for appraisal. Any attempt to withdraw made more than sixty (60) days after the effectiveness of the merger will require written approval of Citigroup and no appraisal proceeding before the Delaware Court of Chancery as to any stockholder shall be dismissed without the approval of the Delaware Court of Chancery, and this approval may be conditioned upon any terms the Delaware Court of Chancery deems just. If Citigroup does not approve a stockholder's request to withdraw a demand for appraisal when the approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding. This value could be higher or lower than, or the same as, the value of the merger consideration.

         Failure to follow the steps required by Section 262 of the Delaware General Corporation Law for perfecting appraisal rights may result in the loss of appraisal rights, in which event you will be entitled to receive the consideration with respect to your dissenting shares in accordance with the merger agreement. In view of the complexity of the provisions of Section 262 of the Delaware General Corporation Law, if you are a Golden State stockholder and are considering exercising your appraisal rights under the Delaware General Corporation Law, you should consult your own legal advisor.

Interests of Certain Persons in the Merger

         Certain members of Golden State's management and board of directors may be deemed to have interests in the merger that are in addition to their interests as stockholders of Golden State. The Golden State board was aware of these interests and considered them, among other matters, in approving the merger agreement. The consummation of the merger will constitute a change of control for purposes of each of the plans and agreements described below.

         Pre-Existing Employment Agreements and Other Arrangements. Cal Fed has pre-existing employment agreements with each of the following executives: Gerald J. Ford, Carl B. Webb, Scott A. Kisting, Christie S. Flanagan, James R. Staff and Richard P. Hodge . If the executive's employment under these agreements is terminated by Cal Fed without "cause" or by the executive for any reason within twenty-four (24) months following a change of control, the executive will be entitled to receive a cash payment equal to three times his base salary and annual incentive bonus. Medical and other benefits will continue for a period of three years following an executive's qualifying termination. Additionally, the executive's outstanding stock options, restricted stock, and deferred compensation payments will immediately vest, and his stock options will remain exercisable for three years from the date of termination.

         Messrs. Ford's and Webb's agreements also provide that, in the event that any payments and distributions to the executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Cal Fed will pay to him a gross-up payment such that, after taking into account all taxes payable on such gross-up payment, the executive retains an amount of the gross-up payment equal to the excise tax imposed on the total payments and distributions.

         Messrs. Kisting's and Flanagan's agreements also provide that, upon a qualifying termination following a change of control, the executive may elect to receive in cancellation of any stock options and in lieu of the three-year extension of exercisability of stock options described above, a cash payment in an amount equal to the difference between the exercise prices of his options and the highest share price paid in connection with the change of control.

         Concurrent with the execution and delivery of the merger agreement, Cal Fed and each of Messrs. Ford, Webb and Staff entered into amendments to their respective employment agreements. These amendments prohibit Messrs. Ford, Webb and Staff, from and after the completion of the merger, (1) until the third anniversary of the completion of the merger, using or disclosing to others any of the customer lists of Cal Fed, (2) until the second anniversary of the completion of the merger, soliciting, directly or indirectly, for employment, any of the officers or employees of Cal Fed, for as long as they remain officers or employees of Cal Fed, and
(3) until the second anniversary of the completion of the merger, requesting, inducing or attempting to influence any distributor or supplier of goods or services to Cal Fed to curtail or cancel any business with Cal Fed, for as long as they remain distributors or suppliers of Cal Fed.

         Mr. Ford's employment agreement amendment also prohibits Mr. Ford, for a period of twenty-four (24) months after the completion of the merger, from becoming a more than a 5% equity owner of, or an employee or consultant to, any retail bank or thrift that has a retail banking presence in the state of Nevada or the state of California, subject to the exceptions described below. Notwithstanding that prohibition, however, Mr. Ford may become more than a 5% equity owner of a retail bank or thrift that has a retail banking presence in the State of Nevada or the State of California, provided that the aggregate deposits of any such business in Nevada and California (together with the aggregate amount of deposits in Nevada and California of any other competitive business in which Mr. Ford has a more than 5% ownership interest) do not exceed $1 billion. Mr. Ford's amendment also provides that, should he become an owner of a retail banking business with a retail banking presence in California or Nevada, Mr. Ford agrees that he will not substantially increase the scope of those retail banking operations in California or Nevada during the twenty-four (24) month period after the completion of the merger.

         Mr. Ford's Amendment also allows him to acquire a competitive business as a part of an acquisition, by joint venture, merger, or other business combination, of the assets of, or the majority of the voting interests in, another person or entity if (1) the competitive business's total deposits in Nevada and California do not exceed 20% of the total deposits of the acquired person or entity and (2) the aggregate amount of deposits of the competitive business in Nevada and California (together with the aggregate amount of deposits in Nevada and California of any other competitive business in which Mr. Ford has a more than 5% ownership interest) do not exceed $1 billion.

         If the employment of Messrs. Ford, Webb, Kisting, Flanagan, Staff or Hodge is terminated following the merger under circumstances entitling him to benefits under the employment agreements, the approximate amount of the cash severance that would be paid under such agreements (not including any payments that may be made with respect to excise tax) to each of Messrs. Ford, Webb, Kisting, Flanagan, Staff and Hodge is $10,800,000, $6,600,000, $3,720,000, $3,255,000, $3,255,000 and $1,848,000,
respectively.

         In connection with the merger, each of Messrs. Ford and Webb will have the option, prior to or during the six-month period following the completion of the merger, to buy certain Golden State assets (such as company cars and office furniture currently used by them and, in the case of Mr. Ford, a company airplane) at book value, in the case of any asset with a fair market value of less than $50,000, or fair market value, in all other cases.

         Cal Fed implemented a plan in 1999 to replace certain rights granted under a deferred executive compensation plan that was terminated in 1998 upon the merger of Cal Fed and Glendale Federal Bank. Pursuant to such plan, upon the earlier to occur of (1) a change of control of Cal Fed or
(2) December 31, 2002, Mr. Webb will receive a cash payment of $1,500,000, each of Messrs. Flanagan and Staff will receive a cash payment of $875,000 and the three other executive officers of Golden State who are participants will receive approximately $1,080,000 in the aggregate.

         Change in Control Severance Plan for Senior Executive Officers I. Cal Fed sponsors a Change in Control Severance Pay Plan for Senior Executives Officers. Under this plan, if Cal Fed terminates the participant's employment without "cause" or if the participant terminates his or her employment for "good reason" (each as defined in the plan), the participant will receive a cash payment equal to 2.25 times his or her base salary and bonus and medical and other benefits for a period of twenty-seven (27) months. The approximate amount that would be paid under this plan to participating executive officers is $5,100,000 in the aggregate.

         Equity-Based Awards. Stock options to acquire Golden State common stock and awards of restricted Golden State common stock that are held by executive officers and non-employee directors of Golden State under the equity plans sponsored by Golden State will vest or become free of restrictions upon the completion of the merger. The Golden State stock options that are outstanding as of the completion of the merger will be converted into stock options to acquire shares of Citigroup common stock, with the number of shares of Citigroup common stock underlying the options and the exercise prices thereof determined based on the exchange ratio in accordance with the terms of the merger agreement. The number of unvested options to acquire shares of Golden State common stock held by Messrs. Ford, Webb, Kisting, Flanagan, Staff and Hodge that will vest as a result of the merger is 788,831 in the aggregate. The number of unvested options to acquire shares of Golden State common stock held by the executive officers (other than Messrs. Ford, Webb, Kisting, Flanagan, Staff and Hodge) of Golden State that will vest as a result of the merger is 146,333 in the aggregate. The number of unvested options to acquire shares of Golden State common stock held by the non-employee directors of Golden State that will vest a result of the merger is 48,000 in the aggregate. The number of restricted shares of Golden State common stock held by Messrs. Ford, Webb, Kisting, Flanagan, Staff and Hodge that will become free of restrictions as a result of the merger is 86,792 in the aggregate. The number of restricted shares of Golden State common stock held by executive officers of Golden State (other than Messrs. Ford, Webb, Kisting, Flanagan, Staff and Hodge) that will become free of restrictions as a result of the merger is 12,780 in the aggregate.

         Executive Compensation Plan. Under the terms of the Executive Compensation Plan, upon completion of the merger each participant thereunder will receive a cash payment, in respect of the outstanding long-term incentive programs under such plan, equal to (1) for the 2000 award cycle, the maximum award payable thereunder if the maximum award is payable based upon the achievement of the performance goal relating to the price of the Golden State common stock during the 30-day period immediately prior to the completion of the merger, or the target award if such performance goal is not achieved, and (2) for the 2001 and 2002 award cycles, the target award payable thereunder. The approximate amount payable in respect of the three outstanding long-term incentive programs under such plan (assuming the maximum award is payable for the 2000 award cycle) to each of Messrs. Ford, Webb, Kisting, Flanagan, Staff and Hodge is $4,000,000, $2,300,000, $1,180,000, $1,032,500, $1,032,500 and $510,000,
respectively. The approximate amount payable in respect of outstanding long-term incentive program under such plan to executive officers (other than Messrs. Ford, Webb, Kisting, Flanagan, Staff and Hodge) is $2,100,000 in the aggregate. In addition, pursuant to this plan, each participant thereunder will receive a cash payment, in respect of the 2002 annual bonus program under such plan, equal to the participant's 2002 target bonus award. The approximate amount payable in respect of the 2002 annual bonus program under such plan to each of Messrs. Ford, Webb, Kisting, Flanagan, Staff and Hodge is $2,600,000, $1,200,000, $440,000, $385,000, $385,000 and
$200,000, respectively. The approximate amount payable in respect of the 2002 annual bonus program under such plan to executive officers (other than Messrs. Ford, Webb, Kisting, Flanagan, Staff and Hodge) is $800,000 in the aggregate.

         Indemnification and Insurance. The merger agreement provides that the surviving corporation will indemnify and hold harmless from liability for acts or omissions occurring at or prior to the effective time of the merger those current or former directors and officers of Golden State currently entitled to indemnification from Golden State and its subsidiaries as provided in the certificates of incorporation and by-laws (or comparable organizational documents) of Golden State and its subsidiaries, and any indemnification agreements or arrangements of Golden State will survive the merger and will continue in full force and effect in accordance with their terms. The merger agreement also provides that for six years after the effective time of the merger, the surviving corporation will maintain Golden State's current liability insurance covering acts or omissions occurring prior to the effective time of the merger for those persons who were covered by Golden State's directors' and officers' liability insurance policy on terms and in amounts no less favorable than those in effect on the date of the merger agreement. The surviving corporation, however, will not be required to pay more than 200% of the amount paid by Golden State in 2001 to maintain such insurance.

         Other Agreements. Pursuant to the merger agreement, Gerald J. Ford, the Chairman and Chief Executive Officer of Golden State, and Hunter's Glen/Ford, Ltd. and Turtle Creek Revocable Trust, entities controlled by Mr. Ford, will receive only stock in the merger to the extent they elect to receive stock, regardless of the cash/stock elections made by the stockholders of Golden State. In addition, concurrently with the execution and delivery of the merger agreement, Citigroup and Golden State entered into a securityholders agreement with certain securityholders of Golden State and certain of their owners and affiliates, namely, Mafco Holdings Inc., GSB Investments Corp., MacAndrews & Forbes Holdings, Inc., Hunter's Glen/Ford, Ltd., and Gerald J. Ford, in his capacity as a securityholder. For more information, see "Securityholders Agreement" on pages ___ through ____.




Delisting and Deregistration of Golden State Common Stock

         If the merger is consummated, the shares of Golden State common stock will be delisted from all stock exchanges on which they were formerly listed, and will be deregistered under the Securities Exchange Act of 1934. Consequently, following completion of the merger, Golden State stockholders will no longer be able to trade Golden State common stock on any exchange.

Restrictions on Resales by Affiliates

         The shares of Citigroup common stock to be issued to Golden State stockholders in the merger have been registered under the Securities Act. These shares may be traded freely and without restriction by those stockholders not deemed to be "affiliates" of Golden State as that term is defined under the Securities Act. An affiliate of a corporation, as defined by the rules promulgated under the Securities Act, is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, that corporation. Any subsequent transfer by an affiliate of Golden State must be one permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 promulgated under the Securities Act, in the case of such persons who become affiliates of Citigroup) or as otherwise permitted under the Securities Act. These restrictions are expected to apply to the directors and certain executive officers of Golden State (as well as to certain other related individuals or entities).


                          THE STOCKHOLDERS MEETING


Purpose, Time and Place


         This proxy statement-prospectus is being furnished to you in connection with the solicitation of proxies by the Golden State board of directors from holders of Golden State common stock, the only class of Golden State capital stock outstanding, for use at the special meeting to be held at _________________________________ on ___________,
_________________, at ____ [a.m./p.m.] local time and at any adjournments or postponements of the special meeting. At the special meeting, holders of Golden State common stock will be asked to consider and vote upon a proposal to approve and adopt the merger agreement and such other matters as may properly come before the special meeting.

Record Date; Voting Power

         The Golden State board has fixed the close of business (5:00 p.m., Pacific Daylight Time) on __________, 2002 as the record date for determining the holders of Golden State common stock entitled to notice of, and to vote at, the special meeting. Only holders of record of Golden State common stock at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting.

         At the date hereof, approximately _____________ shares of Golden State common stock were issued and outstanding and entitled to vote at the special meeting. Holders of record of Golden State common stock are entitled to one vote per share on any matter which may properly come before the special meeting. Votes may be cast at the special meeting in person or by proxy.

         The presence at the special meeting, either in person or by proxy of the holders of a majority of the outstanding Golden State common stock entitled to vote, is necessary to constitute a quorum in order to transact business at the special meeting. However, in the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed in order to solicit additional proxies.

Votes Required

         Approval of the proposal to approve and adopt the merger agreement will require the affirmative vote of a majority of the shares of Golden State common stock outstanding on the record date. Under applicable Delaware law, in determining whether the proposal to approve and adopt the merger agreement has received the requisite number of affirmative votes, abstentions will be counted and have the same effect as a vote against the proposal. Brokers who hold shares of Golden State common stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners of those shares. Any shares which are not voted because the nominee-broker lacks such discretionary authority will be counted and have the same effect as a vote against the proposal.

Share Ownership of Management and Certain Stockholders

         As of the date hereof, Golden State's directors and executive officers and their affiliates may be deemed to be the beneficial owners of approximately _________ outstanding shares of Golden State common stock (collectively representing approximately ________% of the voting power of the common stock). These executive officers and directors of Golden State have indicated that they will, and Gerald J. Ford, Golden State's chief executive officer is obligated pursuant to the Securityholders Agreement to, vote for approval and adoption of the merger agreement.

Voting of Proxies

         Shares represented by properly executed proxies (through the return of the enclosed proxy card) received in time for the special meeting will be voted at the special meeting in the manner specified by such proxies. If your proxy is properly executed but does not contain voting instructions, your proxy will be voted FOR approval of the merger agreement. If other matters are properly presented before the special meeting, the persons named in such proxy will have authority to vote in accordance with their judgment on any other such matter, including without limitation, any proposal to adjourn or postpone the meeting or otherwise concerning the conduct of the meeting; provided, that a proxy that has been designated to vote against the approval of the merger agreement will not be voted, either directly or through a separate proposal, to adjourn the meeting to solicit additional votes. It is not expected that any matter other than as described in this proxy statement-prospectus will be brought before the special meeting.

Revocability of Proxies

         The grant of a proxy on the enclosed proxy card does not preclude a stockholder from voting in person. You may revoke a proxy at any time prior to your proxy being voted at the special meeting by:

         o delivering, prior to the special meeting, to the Secretary of Golden State at 135 Main Street, San Francisco, California 94105, a written notice of revocation bearing a later date or time than the proxy;

         o submitting another proxy by mail that is later dated and, if applicable, that is properly signed; or

         o  attending the special meeting and voting in person.


         Attendance at the special meeting will not by itself constitute revocation of a proxy. If an adjournment occurs, it will have no effect on the ability of stockholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies. Golden State does not expect to adjourn the special meeting for a period of time long enough to require the setting of a new record date for such meeting.

Solicitation of Proxies

         Golden State generally will bear the cost of solicitation of proxies. In addition to solicitation by mail, the directors, officers and employees of Golden State and its subsidiaries may solicit proxies from stockholders by telephone, telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Golden State will reimburse such company's custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with doing so.

         In addition, Golden State has retained _______________________ to assist Golden State in the solicitation of proxies from stockholders in connection with the special meeting. _________________ will receive a fee which Golden State expects will not exceed $_____ as compensation for its services and reimbursement of its out-of-pocket expenses. Golden State has agreed to indemnify _______________ against certain liabilities arising out of or in connection with its engagement.

Stockholders should not send stock certificates with their proxy cards.






                            THE MERGER AGREEMENT


General


         The Citigroup board and the Golden State board have each unanimously approved and adopted the merger agreement, the merger and the other transactions contemplated by the merger agreement. The merger agreement contemplates the merger of Golden State with and into Mercury Merger Sub, with Mercury Merger Sub continuing as the surviving corporation. This section of the proxy statement-prospectus describes material provisions of the merger agreement. This description does not purport to be complete and is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement-prospectus and is incorporated in this proxy statement-prospectus by reference. We urge you to read the merger agreement carefully and in its entirety.

Form of the Merger

         Under the terms of the merger agreement, Golden State will be merged with and into Mercury Merger Sub, a subsidiary of Citigroup, and Mercury Merger Sub will be the surviving corporation in the merger and will continue its corporate existence under Delaware law.

         The merger agreement also provides for a transaction in which Cal Fed will be combined with the California branches and operations of Citibank, FSB as well as the Nevada branches and operations of Citibank (Nevada), N.A., each of which is a banking subsidiary of Citigroup, through the establishment of a newly formed federal savings bank subsidiary of Citigroup.

Timing of Closing

         The closing of the merger will take place no later than the second business day after satisfaction or waiver of the conditions to the merger set forth in the merger agreement, unless another time or date is agreed to by Citigroup and Golden State. A certificate of merger will be filed with the Secretary of State of the State of Delaware as soon as practicable following the closing, at which time the merger will be effective.

Merger Consideration

         At the effective time of the merger, Golden State stockholders (other than stockholders dissenting from the merger) will have the right, with respect to each of their shares of Golden State common stock, to elect to receive, subject to proration as described below, merger consideration consisting of either cash or shares of Citigroup common stock. The actual consideration to be paid to stockholders cannot be determined until the close of trading on the third trading day immediately prior to the closing of the merger. Any Golden State stockholder who does not make a valid election in his or her form of election will receive cash, shares of Citigroup common stock or a mixture of cash and shares of Citigroup common stock, based on what is available after giving effect to the valid elections made by other stockholders, as well as the proration described below. In addition, Golden State stockholders may specify different elections with respect to different shares held by such stockholders (for example, a stockholder with 100 shares could make a cash election with respect to 50 shares and a stock election with respect to the other 50 shares).

         Cash Election. Each Golden State stockholder who makes a valid cash election will have the right to receive in exchange for each share of Golden State common stock an amount in cash equal to, based on the closing price of Citigroup common stock on May 29, 2002, approximately $39.17, subject to possible proration. The amount of cash to be received per share of Golden State common stock in a valid cash election is determined using a formula contained in the merger agreement, which is summarized below. The formula contained in the merger agreement is more complex than the computation method we used in the examples contained under "Summary--Consideration to be Received in the Merger" beginning on page ___; however, in both cases, substantially the same result is obtained.

         The merger agreement provides that each Golden State stockholder who makes a valid cash election will have the right to receive, in exchange for each share of Golden State common stock, an amount in cash equal to the Per Share Amount. The total amount of cash that will be paid in the merger is fixed and, as a result, even if you make the cash election, you may nevertheless receive a mix of cash and stock.

         The "Per Share Amount" is the amount obtained by dividing the Closing Transaction Value by the number of Exchangeable Shares.

         o  The "Closing Transaction Value" is the dollar amount of the sum of
            (A) the Aggregate Cash Amount and (B) the product of the Aggregate Citigroup Share Amount and the Closing Citigroup Share Value.

            o The "Aggregate Cash Amount" is the amount obtained by multiplying $16.40 by the Aggregate Company Share Amount.

               o The "Aggregate Company Share Amount" is a number of shares of Golden State common stock equal to 136,041,431, subject to adjustment for increases in shares of Golden State common stock prior to the effective time of the merger as a result of (a) the exercise of outstanding stock options, or (b) issuances of Golden State common stock pursuant to (x) exercise of the outstanding litigation tracking warrants or
                  (y) the 1998 merger agreement described in "--Securityholders Agreement" on pages ___ through ____ below. The Aggregate Company Share Amount will be no greater than 146,773,293, plus any shares of Golden State common stock issued pursuant to the terms of the outstanding litigation tracking warrants or the 1998 merger agreement.

            o The "Aggregate Citigroup Share Amount" is a number of shares of Citigroup common stock equal to 71,204,085, subject to adjustment for increases in shares of Golden State common stock prior to the effective time of the merger as a result of (a) the exercise of outstanding stock options, or (b) issuances of Golden State common stock pursuant to (x) exercise of the outstanding litigation tracking warrants or (y) the 1998 merger agreement described in "Securityholders Agreement" below. The Aggregate Citigroup Share Amount shall be no greater than 76,821,142, plus any shares issuable as a result of Golden State common stock issued pursuant to the terms of the outstanding litigation tracking warrants or the 1998 merger agreement.

            o The "Exchangeable Shares" are the shares of Golden State common stock issued and outstanding immediately prior to the effective time of the merger.


         Stock Election. Each Golden State stockholder who makes a valid stock election will receive in exchange for each share of Golden State common stock, based on the closing price of Citigroup common stock on May 29, 2002, approximately .9004 shares of Citigroup common stock, subject to possible proration. The number of shares of Citigroup common stock to be received is determined using a formula contained in the merger agreement, which is summarized below. The formula contained in the merger agreement is more complex than the computation method we used in the examples contained under "Summary--Consideration to be Received in the Merger" beginning on page ___; however, in both cases, substantially the same result is obtained.

         The Golden State merger agreement provides that each Golden State stockholder who makes a valid stock election will receive, in exchange for each share of Golden State stock, a number of shares of Citigroup common stock equal to the Exchange Ratio. The total number of shares of Citigroup common stock that will be issued in the merger is fixed, and, as a result, even if you make the stock election, you may nevertheless receive a mix of cash and stock.

         The "Exchange Ratio" is defined in the merger agreement as the number of shares of Citigroup stock obtained by dividing the Per Share Amount (determined as described above) by the Closing Citigroup Share Value.

         Non-Election Shares. Golden State stockholders who made no election to receive cash or Citigroup common stock in the merger, and Golden State stockholders who do not make a valid election, will be deemed not to have made an "election." Stockholders not making an election may be paid in cash, Citigroup common stock or a mixture of cash and shares of Citigroup common stock depending on, and after giving effect to, the number of valid cash elections and stock elections that have been made by other Golden State stockholders using the proration adjustment described below.

         Proration. The total number of shares of Citigroup common stock that will be issued and cash that will be paid in the merger is fixed at 71,204,085 shares and $2,231,079,468, respectively, subject to adjustment only for increases in shares of Golden State common stock prior to the effective time of the merger as a result of (a) the exercise of outstanding stock options, or
(b) issuances of Golden State common stock pursuant to (x) exercise of the outstanding litigation tracking warrants or (y) the 1998 merger agreement described in "Securityholders Agreement" below (but in no event shall this number be greater than 76,821,142 plus any shares issuable in respect of shares of Golden State common stock issued pursuant to the exercise of litigation transaction warrants or pursuant to the 1998 merger agreement). Therefore, the cash and stock elections are subject to proration to preserve this limitation on the number of shares of Citigroup common stock to be issued in the merger. As a result, even if you make the cash election or stock election, you may nevertheless receive a mix of cash and stock.

         Proration if Too Much Stock is Elected. Cash may be paid to stockholders who make stock elections if the stock election is oversubscribed. We describe below how the proration mechanism will be used. The total number of shares of Golden State common stock for which a valid stock election is made is known as the "Stock Election Number." The maximum number of shares of Golden State common stock that may be converted into shares of Citigroup common stock in the merger is equal to the Stock Conversion Number. The "Stock Conversion Number" is equal to the quotient obtained by dividing (1) the Aggregate Citigroup Share Amount by (2) the Exchange Ratio.

         If the Stock Election Number is greater than the Stock Conversion Number, the stock election is oversubscribed. If the stock election is oversubscribed, then:

         o Golden State stockholders making a cash election or no election will receive merger consideration consisting only of cash for each share of Golden State common stock;

         o Gerald J. Ford, Hunter's Glen/Ford, Ltd. and Turtle Creek Revocable Trust will receive merger consideration consisting only of Citigroup common stock for each share of Golden State common stock for which they elect to receive Citigroup common stock; and

         o Golden State stockholders, other than Gerald J. Ford, Hunter's Glen/Ford, Ltd. and Turtle Creek Revocable Trust, will receive for each share of Golden State common stock with respect to which they made a stock election:

            o a number of shares of Citigroup common stock equal to the Exchange Ratio multiplied by the Stock Fraction described below; and

            o an amount in cash equal to the product of the Per Share Amount (as described above) and a fraction equal to one minus the Stock Fraction.


         The "Stock Fraction" is a fraction with (1) a numerator equal to the Stock Conversion Number less the number of shares of Golden State common stock which Gerald J. Ford, Hunter's Glen/Ford, Ltd. and Turtle Creek Revocable Trust have elected to receive the stock election and (2) a denominator equal to Stock Election Number less the number of shares of Golden State common stock which Gerald J. Ford, Hunter's Glen/Ford, Ltd. and Turtle Creek Revocable Trust have elected to receive the stock election.

         Proration if Too Much Cash is Elected. Citigroup common stock may be issued to stockholders who make cash elections if the cash election is oversubscribed. We describe below how the proration mechanism will be used.

         If the Stock Election Number is less than the Stock Conversion Number, the cash election is oversubscribed. The amount by which the Stock Election Number is less than the Stock Conversion Number is known as the "Shortfall Number."

         If the cash election is oversubscribed, then all Golden State stockholders making a stock election will receive merger consideration consisting only of Citigroup common stock for each share of Golden State common stock.

         If the Shortfall Number is less than or equal to the number of shares for which no election was made, then:

         o Golden State stockholders making a cash election will receive merger consideration consisting only of cash for each share of Golden State common stock; and

         o Golden State stockholders will receive for each share of Golden State common stock deemed to be a non-electing share:

            o a number of shares of Citigroup common stock equal to the Exchange Ratio multiplied by the Non-Election Fraction described below; and

            o an amount in cash equal to the product of the Per Share Amount (as described above) and a fraction equal to one minus the Non-Election Fraction.

         The "Non-Election Fraction" is a fraction with (1) a numerator equal to the Shortfall Number and (2) a denominator equal to the total number of non-electing shares.

         If the Shortfall Number exceeds the number of non-electing shares, then:

         o Golden State stockholders deemed not to have made an election will receive merger consideration consisting only of Citigroup common stock for each share of Golden State common stock; and

         o Golden State stockholders will receive for each share of Golden State common stock with respect to which they made a cash election:

            o a number of shares of Citigroup common stock equal to the Exchange Ratio multiplied by the Cash Fraction described below; and

            o an amount in cash equal to the product of the Per Share Amount and a fraction equal to one minus the Cash Fraction.

         The "Cash Fraction" is a fraction with (1) a numerator equal to the amount by which the Shortfall Number exceeds the number of non-electing shares and (2) a denominator equal to the total number of cash election shares.

         Treasury Shares and Shares Held by Citigroup and by Golden State Subsidiaries. Any shares of Golden State common stock owned immediately prior to the effective time of the merger by Golden State will be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange for those shares. All shares of Golden State common stock owned directly by Citigroup or by a subsidiary of Golden State will be converted in the merger into Citigroup common stock.

Conversion of Shares; Exchange of Certificates; Elections as to
Form of Consideration

         The conversion of Golden State common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. As soon as reasonably practicable after the effective time of the merger, Citibank, N.A., in its capacity as exchange agent, will exchange certificates representing shares of Golden State common stock for merger consideration to be received in the merger.

         Election Form. The merger agreement provides that at the time this proxy statement-prospectus is made available to stockholders, the exchange agent will mail to Golden State stockholders a form of election and other appropriate and customary transmittal materials. Each election form will allow the holder to make the cash election or stock election. The exchange agent will also make available forms of election to holders of Golden State common stock who request the form of election prior to the election deadline described below.

         Holders of Golden State common stock who wish to elect the type of merger consideration they will receive in the merger should carefully review and follow the instructions set forth in the form of election. Shares of Golden State common stock as to which the holder has not made a valid election prior to the election deadline, which is 5:00 p.m., New York City time, on the day prior to the date of the special meeting, will be treated as though they had not made an election.

         To make an election, a holder of Golden State common stock must submit a properly completed election form, together with stock certificates, so that it is actually received by the exchange agent at or prior to the election deadline in accordance with the instructions on the election form.

         An election form will be properly completed only if accompanied by certificates representing all shares of Golden State common stock covered by the election form (or appropriate evidence as to the loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary identification, as described in the election form). If a stockholder cannot deliver his or her stock certificates to the exchange agent by the election deadline, a stockholder may deliver a notice of guaranteed delivery promising to deliver his or her stock certificates, as described in the form of election, so long as (1) the guarantee of delivery is from a firm which is a member of the NYSE or another registered national securities exchange or a commercial bank or trust company having an office in the United States and (2) the actual stock certificates are in fact delivered to the exchange agent by the time set forth in the guarantee of delivery.

         An election may be revoked or changed, but only by written notice received by the exchange agent prior to the election deadline accompanied by a properly completed and signed form of election. If an election is revoked, or the merger agreement is terminated, and any certificates have been transmitted to the exchange agent, the exchange agent will promptly return those certificates to the person who submitted those certificates.

         Shares of Golden State common stock as to which the holder has not made a valid election prior to the election deadline, including as a result of revocation, will be deemed non-electing shares. If Citigroup determines that any purported cash election or stock election was not properly made, the purported election will be deemed to be of no force or effect and the holder making the purported election will be deemed not to have made an election for these purposes, unless a proper election is subsequently made on a timely basis.

         Letter of Transmittal. Soon after the completion of the merger, the exchange agent will send a letter of transmittal to only those persons who were Golden State stockholders at the effective time of the merger and who have not previously submitted an election form and properly surrendered shares of Golden State common stock to the exchange agent. This mailing will contain instructions on how to surrender shares of Golden State common stock (if these shares have not already been surrendered) in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

         Until you surrender your Golden State common stock certificates for exchange, you will accrue, but will not be paid, any dividends or other distributions declared after the effective time with respect to Citigroup common stock into which any of your shares of Golden State common stock may have been converted. When you surrender your certificates, Citigroup will pay any unpaid dividends or other distributions, without interest. After the effective time, there will be no transfers on the stock transfer books of Golden State of any shares of Golden State common stock. If certificates representing shares of Golden State common stock are presented for transfer after the completion of the merger, they will be cancelled and exchanged for the merger consideration into which the shares of Golden State common stock represented by that certificate shall have been converted.

         If a certificate for Golden State common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the merger agreement upon receipt of appropriate evidence as to that loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary identification.

         Withholding. Citigroup will be entitled to deduct and withhold from the merger consideration payable to any Golden State stockholder the amounts it is required to deduct and withhold under any federal, state, local or foreign tax law. If Citigroup withholds any amounts, these amounts will be treated for all purposes of the merger as having been paid to the stockholders from whom they were withheld.

Fractional Shares

         No fractional shares of Citigroup common stock will be issued to any Golden State stockholder upon surrender of certificates previously representing shares of Golden State common stock. Instead, a cash payment will be paid in an amount equal to the product of (i) the fractional part of a share of Citigroup common stock you would otherwise be entitled to receive (taking into account all shares held by you), multiplied by (ii) the arithmetic average closing sales prices of Citigroup common stock reported on the NYSE for each of the five trading days preceding, but not including, the second trading day prior to the closing date of the merger.

Litigation Tracking Warrants

         In connection with the merger, Citigroup will assume all of the obligations of Golden State under Golden State's litigation tracking warrants. After such assumption, neither Golden State nor Mercury Merger Sub will be subject to such obligations or entitled to such rights. The terms and conditions of the litigation tracking warrants will generally remain unaffected by the assumption by Citigroup, except that upon any exercise of a litigation tracking warrant in accordance with its terms, the holder thereof will be entitled to receive, from Citigroup, cash and shares of Citigroup common stock, rather than Golden State common stock, in the same proportion as the aggregate cash and Citigroup common stock issued to the holders of Golden State common stock in the merger.

Effect on Outstanding Golden State Equity Based Incentives

         At the effective time of the merger, each outstanding option or right to purchase shares of Golden State common stock will be assumed by Citigroup and will be converted into an option or right to purchase, upon the same terms and conditions that were applicable to the option or right immediately prior to the effective time of the merger, the number of shares of Citigroup common stock equal to the number of shares of Golden State common stock subject to such option immediately prior to the effective time of the merger multiplied by the Exchange Ratio (as defined above), rounded to the nearest whole number of shares of Citigroup common stock at a price per share equal to the exercise price for each such share of Golden State common stock subject to such option or right divided by the Exchange Ratio, rounded to the nearest whole cent.

         Where Golden State stock options also, upon exercise, provide a right to receive Golden State litigation tracking warrants (or their economic value), they will, upon adjustment to the exercise price and share number, provide a similar right with respect to litigation tracking warrants issued by Citigroup and representing the right to receive shares of Citigroup common stock and cash (in the same proportion that the holders of shares of Golden State common stock received in the aggregate in the merger) upon exercise of those litigation tracking warrants.

         The option adjustments will be made in a manner that preserves the status of "incentive stock options" (as defined in Section 422 of the Internal Revenue Code), to the extent applicable, and so as not to result in a "disqualifying disposition" of the stock underlying the incentive stock options.

Board of Directors and Officers of the Surviving Corporation

         The directors of Mercury Merger Sub will, from and after the effective time of the merger, become the directors of the surviving corporation in the merger and the officers of Golden State will, from and after the effective time of the merger, become the officers of the surviving corporation in the merger, in each case, until their successors are duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the surviving corporation in the merger.

Representations and Warranties

         The merger agreement contains certain customary mutual representations and warranties by each of Citigroup and Golden State. Some of the most significant of these relate to:

         o  organization, standing and corporate power;

         o  subsidiaries;

         o  capital structure;

         o  authority and noncontravention;

         o documents filed by each of Citigroup and Golden State with the SEC and other regulatory entities, the accuracy of information contained in those documents, as well as information to be supplied for inclusion in the proxy statement-prospectus and the registration statement, and the absence of undisclosed liabilities of each of Citigroup and Golden State;

         o absence of material changes or events with respect to each of Citigroup and Golden State since December 31, 2001;

         o  compliance with applicable laws; and

         o  litigation.


In addition, Golden State made additional representations to Citigroup regarding, among other things:

         o receipt of the opinion of Goldman Sachs stating that, as of the date of the merger agreement, the aggregate merger consideration was fair from a financial point of view to the stockholders of Golden State;

         o  the inapplicability of state anti-takeover laws;

         o  its material contracts;

         o  its employee benefit and tax matters;

         o  its intellectual property;

         o  its real property;

         o  its loan portfolio; and

         o  its investment securities and commodities.


Certain Covenants

         Golden State. Pending completion of the merger and subject to certain exceptions, including the consent of Citigroup, Golden State has agreed to, and to cause its subsidiaries to:

         o conduct their businesses in the ordinary course consistent with past practice and in compliance with applicable laws;

         o  pay their material debts and material taxes when due; and

         o use all commercially reasonable efforts consistent with the other terms of the merger agreement to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with those persons having business dealings with them.


         In addition, pending completion of the merger and subject to certain exceptions, including the consent of Citigroup, Golden State agreed, and agreed to cause any of its subsidiaries to, refrain from taking certain other actions, including the following:

         o declaring or paying any dividends or distributions on any shares of its stock, except for cash dividends on (i) Golden State's common stock at a regular quarterly rate not to exceed $.10 and
            (ii) certain other Golden State securities;

         o  splitting, combining or reclassifying any shares of its stock;

         o  purchasing, redeeming or acquiring its capital stock;

         o issuing or encumbering or subjecting to any lien any shares of its capital stock (other than any issuance of shares under employee stock options and, if necessary, the litigation tracking warrants);

         o  amending its certificate of incorporation or by-laws;

         o  acquiring or agreeing to acquire certain businesses;

         o selling, encumbering or subjecting to any lien any material properties or assets other than in the ordinary course of business;

         o incurring indebtedness, or making any loans, capital contributions to or investments in any person other than its wholly-owned subsidiaries;

         o materially changing its accounting methods or methods of reporting income and deductions for federal income tax purposes;

         o  materially changing investment or risk management policies;

         o creating, renewing, or amending any agreement or contract or other binding obligation of Golden State restricting Golden State from conducting business as it is presently being conducted or restricting Golden State or its subsidiaries from engaging in any type of activity or business;

         o incurring significant capital or other expenditures outside of the ordinary course of business;

         o amending, modifying or violating any material contract or obligation other than amendments and modifications in the ordinary course of business;

         o  altering its interests in any material business entity;

         o granting an increase in compensation or severance pay to, or entering into or amending benefit or other agreements with, current or former directors, officers or key employees of Golden State or its subsidiaries;

         o  making or changing material tax elections;

         o agreeing to any material agreements or material modifications of any existing agreements with any governmental entities;

         o settling or satisfying any claims or obligations material to Golden State or its subsidiaries other than in the ordinary course of business consistent with past practice;

         o broadly distributing communications of a general nature to Golden State employees or customers without the approval of Citigroup, except for communications that are in the ordinary course of business and do not relate to the merger or related transactions; and

         o  creating or effecting changes to insurance policies of Golden
            State.


         Citigroup. Pending completion of the merger and subject to certain exceptions, including the consent of Golden State, Citigroup agreed, and agreed to cause its subsidiaries to, refrain from taking certain actions, including the following:

         o amending its certificate of incorporation or by-laws if such amendment would affect the economic benefit of the merger to Golden State stockholders;

         o refraining from acquiring all or substantially all of the capital stock or assets of any other business unless such acquisition would not materially delay or impede the consummation of the merger; and

         o purchasing or otherwise acquiring any shares of Golden State common stock.


         Affiliate Agreements. Golden State has agreed to deliver to Citigroup for each of its affiliates an agreement that such person will not dispose of any shares of Citigroup common stock in violation of the Securities Act.

No Solicitation

         The merger agreement provides that neither Golden State nor any of its subsidiaries, nor their respective officers, directors, agents, representatives or affiliates (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) until the earlier of the effective time of the merger and the termination of the merger agreement, may:

         o solicit, initiate, or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a "Company Takeover Proposal" as defined below,

         o participate in any discussions or negotiations regarding any Company Takeover Proposal,

         o enter into any agreement regarding any Company Takeover Proposal, or

         o make or authorize any statement, recommendation or solicitation in support of any Company Takeover Proposal.


The merger agreement defines a "Company Takeover Proposal" as:

         o any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or assets of Golden State and its subsidiaries, taken as a whole, or 20% or more of any class of equity securities of Golden State,

         o any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of any equity securities of Golden State, or

         o any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Golden State (or any Golden State subsidiary whose business constitutes 20% or more of the net revenues, net income or assets of Golden State and its subsidiaries, taken as a whole), other than the transactions contemplated by the merger agreement.


         Notwithstanding the above restrictions, Golden State will be permitted to pursue a Company Takeover Proposal if and only to the extent that:

         o the special meeting of Golden State stockholders to consider the merger has not yet occurred;

         o the Golden State board of directors determines in good faith, after consultation with outside counsel, that it is necessary to pursue a Company Takeover Proposal in order to act in a manner consistent with the board's fiduciary duties to Golden State's stockholders under applicable law;

         o the Golden State board of directors concludes in good faith that a Company Takeover Proposal constitutes a "Company Superior Proposal" as defined below;

         o the Company Takeover Proposal was not solicited by the board and did not otherwise result from a breach of Golden State's obligations under the "no solicitation" covenant described above; and

         o Golden State previously provided five business days' prior written notice to Citigroup of its decision to take such action.


Specifically, Golden State may in connection with a Company Takeover Proposal:

         o furnish information with respect to Golden State and any of its subsidiaries to the person making a qualifying Company Takeover Proposal pursuant to a customary confidentiality agreement;

         o participate in discussions and negotiations with the person making the proposal;

         o subject to payment of the termination fee described below, enter into a letter of intent with respect to a Company Superior Proposal, agreement in principle, acquisition agreement or other similar agreement (a "Company Acquisition Agreement"); and

         o make a change in Golden State's recommendation to its stockholders.


         At least five business days prior to entering into a Company Acquisition Agreement with respect to a Company Superior Proposal or effecting a change in Golden State's recommendation to its stockholders, the Golden State board of directors is required to provide Citigroup written notice advising Citigroup that the Golden State board of directors is prepared to conclude that the Company Takeover Proposal constitutes a Company Superior Proposal. During the five business day period, Golden State and its advisors are required to negotiate in good faith with Citigroup to make appropriate adjustments in the terms and conditions of the merger agreement so that the Company Takeover Proposal no longer constitutes a Company Superior Proposal.


         The merger agreement provides that "Company Superior Proposal" means any proposal made by a third party:

         o to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, 100% of the combined voting power of the shares of Golden State's capital stock then outstanding or all or substantially all of the assets of Golden State, and

         o which is otherwise on terms which the board of directors of Golden State determines in its good faith judgment, after consultation with its legal and financial advisors) , and taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, that the proposal:

            o if completed would result in a transaction that is more favorable to Golden State's stockholders from a financial point of view than the merger, and

            o  is reasonably capable of being financed and completed.


         The merger agreement required Golden State, its subsidiaries and their representatives to cease immediately and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any Company Takeover Proposal at the time the merger agreement was entered into by the parties.

         Except as permitted under circumstances described above, neither the board of directors of Golden State nor any committee of Golden State's board of directors may:

         o withdraw, modify or qualify (or propose to do so), in a manner adverse to Citigroup, the approval of the merger agreement, the merger or the other transactions contemplated by the merger agreement or the Golden State board's recommendation or take any action or make any statement in connection with the Golden State stockholders meeting inconsistent with such approval or Golden State board recommendation, or

         o approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal.


         Golden State is required to immediately advise Citigroup of any request for information or of any Company Takeover Proposal, the material terms and conditions of such request or Company Takeover Proposal and the identity of the person making such request or Company Takeover Proposal.

Indemnification and Insurance

         The merger agreement provides that the surviving corporation will indemnify and hold harmless from liability for acts or omissions occurring at or prior to the effective time of the merger those current or former directors and officers of Golden State currently entitled to indemnification from Golden State and its subsidiaries as provided in the certificates of incorporation and by-laws (or comparable organizational documents) of Golden State and its subsidiaries, and any indemnification agreements or arrangements of Golden State will survive the merger and will continue in full force and effect in accordance with their terms. The merger agreement also provides that for six years after the effective time of the merger, the surviving corporation will maintain Golden State's current liability insurance covering acts or omissions occurring prior to the effective time of the merger for those persons who were covered by Golden State's directors' and officers' liability insurance policy on terms and in amounts no less favorable than those in effect on the date of the merger agreement. The surviving corporation, however, will not be required to pay more than 200% of the amount paid by Golden State in 2001 to maintain such insurance.

Conditions to the Consummation of the Merger

         The completion of the merger depends upon meeting a number of conditions, including the following:

         o approval of the merger and adoption of the merger agreement by Golden State stockholders;

         o receipt of all governmental consents and approvals required to consummate the merger and the Bank Combination;

         o  absence of any legal prohibition on consummation of the merger;

         o the registration statement, of which this document is a part, having become effective under the Securities Act and no stop order or proceedings seeking a stop order having been entered or pending by the SEC;

         o listing of shares of Citigroup common stock issuable in the merger to Golden State stockholders on the NYSE and the PCX; and

         o expiration or termination of the waiting period applicable to the merger under the Hart-Scott-Rodino Act.


In addition, Citigroup's obligation to complete the merger is subject to, among other things:

         o the accuracy, as of closing, of the representations and warranties made by Golden State and the performance of obligations by Golden State, to the extent set forth in the merger agreement;

         o performance by Golden State of all material obligations under the merger agreement;

         o no condition having been imposed by any governmental entity in connection with any regulatory approval being obtained from it in connection with the merger or the Bank Combination which requires Golden State or its subsidiaries to be operated in a manner that would have a material adverse effect on Golden State; and

         o the receipt of an opinion of Citigroup's outside counsel that the merger will qualify as a "reorganization" for United States federal income tax purposes.


In addition, Golden State's obligation to complete the merger is subject to, among other things:

         o the accuracy, as of closing, of the representations and warranties made by Citigroup and the performance of obligations by Citigroup, to the extent set forth in the merger agreement;

         o performance by Citigroup of all material obligations under the merger agreement; and

         o the receipt of an opinion of Golden State's outside counsel that the merger will qualify as a "reorganization" for United
            States federal income tax purposes.


Termination of the Merger Agreement


         The merger agreement may be terminated at any time prior to the completion of the merger:

         o  by mutual written consent of Citigroup and Golden State;

         o  by either Citigroup or Golden State if:

            o the merger is not completed by May 21, 2003 (other than because of a breach of the merger agreement caused by the terminating party);

            o  the merger is not approved by Golden State's stockholders;

            o there exists any final nonappealable legal prohibition on consummation of the merger; or

            o the consent of a required governmental entity has been denied and such denial is final and nonappealable.

         o by Citigroup if Golden State fails to recommend the merger in this proxy statement-prospectus or changes its recommendation (whether or not permitted by the terms of the merger agreement), or fails to call or convene the meeting of the Golden State stockholders;

         o by Citigroup if Golden State breaches any of its representations, warranties, covenants or other agreements contained in the merger agreement if the breach would result in the failure of the closing conditions contained in the merger agreement, unless such breach is capable of being cured and is cured within thirty days of notice of the breach;

         o by Golden State if its board of directors determines, consistent with its fiduciary duties to Golden State's stockholders, that Golden State should enter into a Company Acquisition Agreement providing for a transaction that the Golden State board deems superior to the merger; or

         o by Golden State if Citigroup breaches any of its representations, warranties, covenants or other agreements contained in the merger agreement if the breach would result in the failure of the closing conditions contained in the merger agreement, unless such breach is capable of being cured and is cured within thirty days of notice of the breach.


Termination Fee

         Golden State must pay to Citigroup a termination fee of $117.5 million if the merger agreement is terminated by Citigroup because Golden State failed to recommend the merger to its stockholders in this proxy statement-prospectus or changes its recommendation. If within twelve months after the date of such termination another party consummates a Company Takeover Proposal (as defined above, except that the percentage referred to in the definition of Company Takeover Proposal will be 50% or more and any reference in such definition to any merger, consolidation, business combination, recapitalization or substantially similar transaction involving the Company shall mean any such transaction in which the stockholders of the Company do not continue as the majority owners of the resulting or surviving entity) or Golden State enters into a Company Acquisition Agreement (as defined above) to consummate a Company Takeover Proposal, Golden State must pay to Citigroup an additional fee of $117.5 million.


         Golden State must pay to Citigroup a termination fee of $235 million if any of the following occurs (without duplication):

         o a Company Takeover Proposal is disclosed to Golden State , its stockholders generally or to the public, and the merger agreement is terminated because Golden State stockholders do not approve the merger at the special meeting and, within 12 months of that termination, another company completes a Company Takeover Proposal (as that definition is modified above) of Golden State or Golden State enters into a Company Acquisition Agreement; or

         o Golden State terminates the merger agreement because its board of directors determines, consistent with its fiduciary duties to Golden State's stockholders, that Golden State should enter into a Company Acquisition Agreement that the Golden State board deems a Company Superior Proposal.

Certain Adjustments

         If prior to the effective time of the merger, the outstanding shares of Citigroup common stock or Golden State common stock are changed into a different number of shares by reason of any reclassification, recapitalization or combination, stock split, reverse stock split, stock dividend or rights issued in respect of such stock, or any similar event occurs, the Aggregate Citigroup Share Amount will be adjusted accordingly to provide to the Golden State common stockholders merger consideration with the same economic value as contemplated by the merger agreement prior to such event. As discussed above, one potential event requiring an adjustment is the contemplated distribution of shares of Travelers Property and Casualty Corp. common stock to holders of Citigroup common stock. In that event, the Aggregate Citigroup Share Amount will be adjusted by determining the value of the distribution based on the NYSE methodology for setting the opening trading price for shares of Citigroup common stock on the date that shares of Citigroup common stock begin trading on an ex-dividend basis (which valuation methodology is the same methodology that will be used in the anti-dilution adjustments made to the outstanding employee stock options to purchase Citigroup common stock).



                         SECURITYHOLDERS AGREEMENT

         The following is a summary description of the material provisions of the securityholders agreement. This summary is qualified in its entirety by reference to the complete text of the securityholders agreement, which is attached as Annex C to this proxy statement-prospectus and incorporated by reference into this proxy statement-prospectus. All Golden State stockholders are urged to read the securityholders agreement in its entirety.

         Concurrently with the execution and delivery of the merger agreement, Citigroup and Golden State entered into a securityholders agreement with certain securityholders of Golden State and certain of their owners and affiliates, namely, Mafco Holdings Inc., GSB Investments Corp., MacAndrews & Forbes Holdings Inc., Hunter's Glen/Ford, Ltd., and Gerald J. Ford, the Chairman and Chief Executive Officer of Golden State, in his capacity as a securityholder. As of May 21, 2002, those securityholders and their relevant owners and affiliates (collectively referred to herein as "securityholders") beneficially owned approximately 46%, and were entitled to vote approximately 32%, of the then outstanding shares of Golden State common stock. The securityholders entered into the securityholders agreement as a condition to, and in consideration for, Citigroup entering into the merger agreement.

Voting Provisions

         Each securityholder agreed to vote all of the shares of Golden State common stock that the securityholder is entitled to vote at any meeting, or in connection with any written consent, of the securityholders of Golden State:

         o in favor of the merger, the adoption of the merger agreement and the other actions contemplated by the merger agreement; and

         o against any alternative proposal and any action or agreement reasonably likely to impede, frustrate, prevent or nullify the merger, the securityholders agreement or the merger agreement, or reasonably likely to result in any of the conditions to the merger agreement not being fulfilled.

         Each securityholder also agreed that it would not (except in connection with certain pre-existing obligations):

         o transfer, sell, gift, pledge, encumber or otherwise dispose of any or all of the securityholder's shares of Golden State common stock, or any interest in them;

         o enter into any contract, option, swap, forward sales or other agreement or understanding with respect to any transfer of any or all of the securityholder's shares of Golden State common stock, or any interest in them;

         o grant any proxy, power-of-attorney or other authorization in or with respect to the securityholder's shares of Golden State common stock;

         o deposit the securityholder's shares of Golden State common stock into a voting trust or enter into a voting agreement or arrangement with respect to the securityholder's shares of Golden State common stock; or

         o take any other action that would in any way restrict, limit or interfere with the performance of the securityholder's obligations under the securityholders agreement.

         Also, each of those securityholders:

         o irrevocably granted to certain officers of Citigroup a proxy to vote the securityholder's shares of Golden State common stock required to be voted in favor of the merger and against any alternative proposal for that purpose; and

         o agreed not to, directly or indirectly, encourage, solicit, participate in, or initiate discussions or negotiations with, or provide any information concerning, any alternative proposal, except to the extent that a securityholder, in its capacity as a director or officer of Golden State, is permitted to do so under the merger agreement.


Amendment of the 1998 Merger Agreement

         The securityholders agreement provides for certain amendments to the 1998 merger agreement, which will become effective upon completion of the merger, including:

         o the transfer to Citigroup of all of Golden State's obligations under the 1998 merger agreement to make payments to (and rights to receive payments from) GSB Investments and Hunter's Glen/Ford (referred to as the "Major Shareholders"), in connection with Golden State's receipt of certain litigation proceeds and utilization of certain tax benefits; the release of Golden State and Mercury Merger Sub from those obligations; and the provision for all such payments to be made in shares of Citigroup common stock rather than Golden State common stock;

         o the elimination of a registration rights agreement requiring Golden State to register for public sale the shares of Golden State common stock held by the Major Shareholders;

         o the elimination of a services agreement, dated as of January 1, 1999, between Mafco Holdings and Golden State;

         o in exchange for agreeing to contribute a portion of the Major Shareholders' entitlement to receive from Golden State certain net payments in respect of Cal Fed's goodwill litigation against the United States (and certain related tax benefits), the Major Shareholders' obligations to offset the payments to which they would otherwise be entitled (this offsetting amount is referred to below as the "Contribution Amount") by a portion of the net proceeds (and certain related tax benefits) that Golden State receives from a separate goodwill litigation involving Glendale Federal, another of Golden State's subsidiary banks, and the United States will be eliminated; the Major Shareholders agreed to contribute an amount estimated to have a value comparable to the value of the Contribution Amount based on the public trading values of securities representing interests in those litigations shortly prior to execution of the merger agreement (that is, $12,000,000 plus an additional amount equal to 25% of the amount by which the net proceeds of the Cal Fed litigation exceed $12,000,000);

         o with respect to 5,370,182 shares of Golden State common stock already earned by the Major Shareholders under the 1998 merger agreement in respect of certain tax benefits acquired by Golden State in the 1998 merger, an agreement that any of those shares not yet released immediately prior to the effective time of the merger will be released by Golden State at that time;

         o an agreement by Citigroup to satisfy the obligations of Golden State arising under the 1998 merger agreement to make payments to the Major Shareholders in respect of (A) approximately $92.6 million of tax benefits presumed to be utilized prior to completion of the merger, by issuing Citigroup common stock immediately after the effective time of the merger and (B) certain tax benefits resulting from the settlement of certain Mafco group and other tax audits, by issuing Citigroup common stock, in amounts and at times which will be based on either the estimated utilization by Citigroup of those tax benefits or the present value of tax savings from the estimated utilization of those benefits; and

         o an agreement limiting to $250,000,000 the aggregate amount of certain tax benefits (other than the approximately $92.6 million described above and other than in respect of tax savings generated by certain interest deductions) for which Citigroup will be required to make payments to the Major Shareholders pursuant to the obligations of Golden State under the 1998 merger agreement assumed by Citigroup.


Indemnification and Escrow

         The securityholders agreement provides for the securityholders to indemnify Citigroup for damages resulting from an adjustment or disallowance of tax benefits for which the securityholders have been paid pursuant to the 1998 merger agreement, as amended by the securityholders agreement; and for Mafco Holdings, GSB Investments and MacAndrews & Forbes Holdings to indemnify Citigroup for damages resulting from several liability for taxes of other members of the Mafco group.

         Additionally, the securityholders agreement provides for the establishment of an escrow account for the purpose of fulfilling the securityholders' obligations to repay Citigroup for payments made in respect of tax benefits that are subsequently disallowed and to indemnify Citigroup as set forth above. The escrow account will be funded with shares of Citigroup common stock payable from Citigroup to the Major Shareholders, and will be maintained at a certain minimum amount until terminated following the latest of the expirations of the applicable statute of limitations for each of the relevant tax periods.

         The obligations of the securityholders to indemnify Citigroup are not limited to the amount in the escrow fund. However, prior to seeking direct recovery from the securityholders, Citigroup must either seek recovery from the escrow fund or offset its indemnified damages against shares of Citigroup common stock otherwise issuable to the Major Shareholders pursuant to the 1998 merger agreement, as amended by the securityholders agreement.


Registration Rights Agreement

         Additionally, the securityholders agreement provides for Citigroup and the Major Shareholders to enter into a registration rights agreement, in the form attached as Exhibit A to the securityholders agreement, concurrent with the first issuance of shares of Citigroup common stock pursuant to the 1998 merger agreement, as amended by the securityholders agreement, after the effective time of the merger. The registration rights agreement will obligate Citigroup, upon a request by the Major Shareholders, to file up to three registration statements providing for the sale by the Major Shareholders of shares of Citigroup common stock received by the Major Shareholders pursuant to the 1998 merger agreement, as amended by the securityholders agreement.


Waiver of Claims

         Each securityholder that is a party to the securityholders agreement also waived any and all of its claims against Golden State:

         o arising at or prior to the effective time of the merger, including with respect to the negotiation and terms of the securityholders agreement and the merger agreement; and

         o arising out of the management or handling of the two goodwill accounting treatment litigations referred to above, or a litigation between a party to the 1998 merger and the Federal Government involving the elimination of certain tax deductions.

         In return, the securityholders will be entitled to manage the latter litigation.


No Tampering

         As part of the securityholders agreement, Mafco Holdings and certain of its affiliates agreed that they will not:

         o between the closing and the third anniversary of the merger, use or disclose Golden State's customer lists or other confidential proprietary information;

         o between the closing and the second anniversary of the merger, (A) solicit for employment any former officer or employee of Golden State for so long as they remain an officer or employee or (B) request, induce or attempt to influence any former distributor or supplier of goods or services to Golden State to curtail or cancel any business for so long as they remain a distributor or supplier; or

         o take any action to aid or assist Gerald J. Ford in breaching the corresponding provisions of his employment agreement with California Federal Bank.


                     COMPARISON OF RIGHTS OF STOCKHOLDERS
                         OF GOLDEN STATE AND CITIGROUP

         Citigroup and Golden State are both organized under the laws of the State of Delaware. Any differences, therefore, in the rights of holders of Citigroup common stock and Golden State common stock arise primarily from differences between Citigroup's restated certificate of incorporation and by-laws and Golden State's certificate of incorporation and by-laws. Upon completion of the merger, stockholders of Golden State who elect to receive Citigroup common stock will exchange all or a portion of their issued and outstanding shares of Golden State common stock for Citigroup common stock. Accordingly, upon consummation of the merger, the rights of Golden State stockholders who become stockholders of Citigroup in the merger will be governed by Delaware law, the Citigroup restated certificate of incorporation and the Citigroup by-laws. The following is a summary of the material differences between the current rights of Golden State stockholders and the rights of Citigroup stockholders.

         The following discussions are not intended to be complete and are qualified by reference to the Golden State certificate of incorporation, the Golden State by-laws, the Citigroup restated certificate of incorporation and the Citigroup by-laws. In addition, the identification of some of the differences in the rights of these stockholders as material is not intended to indicate that other differences that are equally important do not exist. We urge you to read carefully the relevant provisions of Delaware law, as well as the restated certificates of incorporation and by-laws of Citigroup and the certificate of incorporation and by-laws of Golden State. Copies of these documents are incorporated by reference into this document and will be sent to you upon request. See "Where You Can Find More Information" on pages ___ through ___.


Authorized Capital


     Golden State.  The authorized capital stock of Golden State consists of:

     o 250,000,000 shares of Golden State common stock, par value $1.00 per share, of which there were 152,474,700 shares (including 16,433,269 shares held in treasury) issued as of May 17, 2002; and

     o 50,000,000 shares of non-cumulative preferred stock, par value $1.00 per share, of which 5,000,000 shares have been designated as series A participating preferred stock, of which none were issued or outstanding as of May 17, 2002.

     Citigroup.  The authorized capital stock of Citigroup consists of:

     o 15,000,000,000 shares of Citigroup common stock, par value $.01 per share, of which there were 5,145,418,617 shares outstanding as of May 6, 2002; and

     o 30,000,000 shares of Citigroup preferred stock, par value $1.00 per share, the issued and outstanding shares of which as of May 6, 2002 consisted of:

     o   1,600,000 shares of 6.365% cumulative preferred stock, series F;

     o   800,000 shares of 6.213% cumulative preferred stock, series G;

     o   800,000 shares of 6.231% cumulative preferred stock, series H;

     o   800,000 shares of 5.864% cumulative preferred stock, series M;

     o 700,000 shares of adjustable rate cumulative preferred stock, series Q;

     o 400,000 shares of adjustable rate cumulative preferred stock, series R;

     o 250,000 shares of fixed/adjustable rate cumulative preferred stock, series V;

     o   2,262 shares of cumulative adjustable rate preferred stock, series
         Y;

     o   987 shares of 5.321% cumulative preferred stock, series YY; and

     o   2,597 shares of 6.767% cumulative preferred stock, series YYY.


Board of Directors

         Golden State. The board of directors of Golden State has fifteen directors. The Golden State certificate of incorporation and by-laws provide that the Golden State board of directors will consist of not more than fifteen nor less than five directors.

         The Golden State certificate of incorporation and by-laws provide that the number of directors will be fixed from time to time by the affirmative vote of a majority of the entire Golden State board of directors.

         The Golden State board of directors is divided into three classes of five directors each, and the Golden State certificate of incorporation and by-laws provide for Golden State directors to be elected for three-year terms. Under Delaware law, directors are elected by a plurality of the votes present in person or represented by proxy at a meeting of stockholders by the holders of shares entitled to vote in the election. The Golden State certificate of incorporation and the Golden State by-laws are silent as to the requisite vote of stockholders to elect directors.

         A quorum at any meeting of the Golden State board of directors consists of a majority of the total number of Golden State directors but in no event less than three directors. A majority of the directors present at any meeting at which a quorum is present is required to approve an action of the Golden State board of directors. The Golden State certificate of incorporation permits stockholders to cumulate votes in the election of directors.

         Citigroup. There are seventeen Citigroup directors and one honorary director. The Citigroup restated certificate of incorporation and by-laws provide that the Citigroup board of directors will consist of a number of directors to be determined from time to time by the affirmative vote of a majority of the entire Citigroup board.

         The Citigroup by-laws provide that the election and term of the Citigroup directors are determined pursuant to the restated certificate of incorporation. The Citigroup board of directors is not divided into classes, and Citigroup directors are elected for one-year terms by the stockholders at the annual stockholders meeting.

         The Citigroup restated certificate of incorporation and the Citigroup by-laws are silent as to the requisite vote of stockholders to elect directors. Under Delaware law, directors are elected by a plurality of the votes present in person or represented by proxy at a meeting of stockholders by the holders of shares entitled to vote in the election.

         A quorum at any meeting of the Citigroup board of directors consists of a majority of the total number of Citigroup directors, except when the Citigroup board of directors consists of one director, then one director constitutes a quorum for the transaction of business. A majority of the directors present at any meeting at which a quorum is present is required to approve an action of the Citigroup board of directors.

Committees of the Board of Directors

         Golden State. The Golden State by-laws permit the Golden State board of directors to designate one or more standing committees, including:

         o an executive committee, which must consist of the Chief Executive Officer and at least two other directors;

         o  an audit committee;

         o  a nominating committee; and

         o  other committees designated by the board.


The Golden State board of directors currently has the following committees:

         o  an audit committee;

         o  a compensation committee;

         o  an executive committee;

         o  a Cal Fed goodwill litigation committee; and

         o  a Glendale goodwill litigation committee.


         Citigroup. The Citigroup by-laws permit the Citigroup board of directors to designate one or more standing committees, including an executive committee. The executive committee must consist of the Chairman of Citigroup and not fewer than three additional Citigroup directors.

         The Citigroup board of directors currently has the following committees:

         o  an executive committee;

         o  an audit committee;

         o  a public affairs committee; and

         o  a personnel, compensation and directors committee.

Newly Created Directorships and Vacancies

         Golden State. The Golden State certificate of incorporation provides that, subject to any rights of holders of preferred stock, any vacancies in the board of directors caused by newly created directorships resulting from an increase in the number of directors, or otherwise, may be filled by the affirmative vote of a majority of the remaining members of the board of directors, even if less than a quorum, or by the sole remaining director.

         Citigroup. The Citigroup restated certificate of incorporation provides that newly created directorships resulting from an increase in the number of Citigroup directors may be filled by a majority of the Citigroup directors then in office, provided that a quorum is present. Any other vacancy occurring on the Citigroup board of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director.

Removal of Directors

         Golden State. The Golden State certificate of incorporation and by-laws provide that a director may be removed only for cause by an affirmative vote of the stockholders holding at least a majority of the shares entitled to vote in an election of directors, at a stockholder meeting called specifically for that purpose.

         Cause for removal exists only when a director shall have been found guilty of a felony by a court of competent jurisdiction or adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of the director's duty to the corporation, and such adjudication is no longer subject to appeal.

         Citigroup. Neither the Citigroup restated certificate of incorporation nor the Citigroup by-laws includes a provision setting forth the procedure for the removal of directors.

         Under Delaware law, unless the organizational documents of the corporation provide otherwise, any director or the entire board of directors of a corporation may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors.

Officers

         Golden State. Pursuant to the Golden State by-laws, Golden State officers consist of a chairman of the board of directors, a vice chairman of the board of directors, a chief executive officer, a president, one or more vice presidents, a secretary and a treasurer or vice president in charge of financial matters, each of whom is elected by the board of directors.

         The board of directors may designate one or more vice presidents as executive vice president or senior vice president, or such other designation as the board may determine. The board may also elect or authorize the appointment of such officers as the board deems necessary.

         The Golden State by-laws provide that officers may be removed at any time by the board of directors.

         Citigroup. Pursuant to the Citigroup by-laws, Citigroup officers consist of one or more chairmen and may include a president, one or more vice chairmen, one or more vice presidents, a secretary, and other officers and assistant officers as may be elected or appointed by or pursuant to the direction of the Citigroup board. The Chairman will serve as Chief Executive Officer of the Company.

         The Citigroup restated certificate of incorporation and by-laws are silent as to the procedures for removal of officers.

         Under Delaware law, officers may be removed at any time by resolution of the Citigroup board.

Special Meetings of Stockholders

         Golden State. The Golden State by-laws provide that the chairman or a majority of the board of directors may call a special meeting of Golden State's stockholders. The Golden State by-laws also provide that a special meeting of stockholders shall be called by the chairman or a majority of the board of directors upon the written request of at least 10% of capital stock entitled to vote at such a meeting. The by-laws also provide that the business to be transacted at any special meeting of the stockholders will be limited to the business set forth in the written request, if any, by stockholders to call the special meeting, and any other business or proposals as the board of directors determines and sets forthin the notice of the special meeting.

         Citigroup. The Citigroup by-laws provide that the chairman may call a special meeting of Citigroup's stockholders. The Citigroup by-laws also provide that a special meeting must be called at the request, in writing, of a majority of the Citigroup board of directors, or by the vote of the Citigroup board of directors.

         The Citigroup by-laws also provide that a special meeting may be called by any Citigroup stockholder in the event the entire board of directors becomes vacant.

Quorum at Stockholder Meetings

         Golden State. The Golden State by-laws provide that a majority of outstanding shares, entitled to vote at the meeting, constitutes a quorum at any stockholder meeting.

         The Golden State by-laws provide that at any meeting of the stockholders in which a quorum is not present, the holders of shares entitled to cast a majority of all of the votes which could be cast at any meeting by the holders of outstanding shares of stock of Golden State who are present in person or by proxy may adjourn the meeting from time to time until a quorum attends. Stockholders present at a duly organized meeting may continue to transact business notwithstanding the withdrawal of sufficient stockholders to leave less than a quorum.

         Citigroup. The Citigroup by-laws provide that the holders of a majority of the shares of stock of Citigroup entitled to vote constitutes a quorum at all stockholder meetings. In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn any meeting until a quorum attends.

Stockholder Action by Written Consent

         Golden State. The Golden State certificate of incorporation provides that any action required to be taken at any annual or special meeting of the stockholders may be taken by written consent without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote thereon.

         Citigroup. The Citigroup restated certificate of incorporation is silent on the matter of action by stockholders by written consent instead of a meeting.

         Under Delaware law, unless otherwise provided in the certificate of incorporation, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if written consents are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take any action at a meeting at which all shares entitled to vote on the action were present and voted.

Advance Notice of Stockholder-Proposed Business at Annual Meetings

         Golden State. The Golden State by-laws provide for an advance notice procedure for the nomination, other than by or at the direction of the board of directors, of candidates for election as directors as well as for other stockholder-proposed business to be considered at annual meetings of stockholders.

         Generally, notice of intent to make a nomination or raise matters at an annual stockholder meeting must be received in writing by the secretary of Golden State, not more than 120 days and not less than 90 days in advance of the anniversary date of the immediately preceding annual meeting. The stockholder notice must contain:

         o  information relating to the stockholder submitting the proposal,

         o the matter to be brought before the meeting or information relating to the nominee and the nominee's written consent, and

         o a representation that the stockholder will appear in person or by proxy to address the nomination or other matter specified in the notice.

         Citigroup. The Citigroup by-laws provide for an advance notice procedure for the nomination of candidates for election as directors as well as for other stockholder-proposed business to be considered at stockholder meetings.

         Generally, notice of intent to make a nomination or raise matters at an annual stockholder meeting must be received in writing by the secretary of Citigroup, not more than 120 days and not less than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Notice of intent to make a nomination or raise matters at a special meeting of stockholders must be received by the Secretary of the Company by the 15th day following the earlier of the day that notice of the meeting is first mailed to stockholders or the day that the date of the special meeting was publicly disclosed. The stockholder notice must contain:

         o  information relating to the stockholder submitting the proposal,

         o the matter to be brought before the meeting or information relating to the nominee and the nominee's written consent, and

         o a representation that the stockholder will appear in person or by proxy to address the nomination or other matter specified in the notice.

Amendment of Governing Documents

         Golden State. The Golden State certificate of incorporation specifically reserves Golden State's right to amend or repeal any provision of the Golden State certificate of incorporation as permitted under Delaware law, except as noted below.


         Under Delaware law, an amendment to a corporation's certificate of incorporation requires:

         o  the recommendation of a corporation's board of directors;

         o the approval of a majority of all shares entitled to vote thereon, voting together as a single class; and

         o the approval of a majority of the outstanding stock of each class entitled to vote on the amendment,

unless a higher vote is required in the corporation's certificate of incorporation.

         The Golden State certificate of incorporation requires the affirmative vote of 2/3 of the total votes eligible to be cast at a legal meeting to amend, repeal or adopt any provision inconsistent with the provisions of the Golden State certificate of incorporation relating to:

         o the board of directors, including the powers and authority expressly conferred upon the board of directors, the election of the board of directors, the number of directors, vacancies and removal;

         o  a higher vote required for certain business combinations;

         o  special meetings of stockholders;

         o  the amendment of the certificate of incorporation and the by-laws;

         o  action by written consent;

         o notice of stockholder nominations to the board of directors and notice of stockholder proposals; and

         o  director liability and director indemnification.

         The Golden State certificate of incorporation and by-laws also provide that the by-laws may be adopted, amended or repealed by the affirmative vote of the holders of at least 2/3 of the total votes eligible to be cast at a legal meeting of stockholders or by a resolution adopted by a majority of directors.

         Citigroup. The Citigroup restated certificate of incorporation specifically reserves Citigroup's right to amend or repeal any provision of the Citigroup restated certificate of incorporation as permitted under Delaware law, except as noted below.

         Under Delaware law, an amendment to a corporation's certificate of incorporation requires:

         o  the recommendation of a corporation's board of directors;

         o the approval of a majority of all shares entitled to vote thereon, voting together as a single class; and

         o the approval of a majority of the outstanding stock of each class entitled to vote on the amendment,

unless a higher vote is required in the corporation's restated certificate of incorporation.

         The Citigroup restated certificate of incorporation requires a 75% vote to amend the provisions relating to the rights of various series of Citigroup preferred stock.

         The Citigroup restated certificate of incorporation also provides that the affirmative vote of holders of 66-2/3% percent of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock, voting together as a single class, is required to amend, alter, change or repeal, or adopt any provisions inconsistent with, the provisions of Citigroup's restated certificate of incorporation relating to various business combinations.

         The Citigroup restated certificate of incorporation also provides that the Citigroup board of directors has the power to make, alter, amend and repeal the Citigroup by-laws by an affirmative vote of at least 66-2/3% of the entire Citigroup board of directors.

         The Citigroup restated certificate of incorporation also provides that the affirmative vote of 75% of the voting power of the shares entitled to vote at an election of directors is required to amend, alter, change or repeal, or adopt any provision as part of the Citigroup restated certificate of incorporation inconsistent with the purpose and intent of, the provisions of Citigroup's restated certificate of incorporation relating to:

         o the powers and authority expressly conferred upon the board of directors regarding the designation and issuance of preferred stock;

         o the priority of payment of dividends on preferred stock and common stock;

         o  voting power of holders of common stock;

         o the priority of distributions upon liquidation, dissolution or winding up of Citigroup;

         o  the issuance of any shares of common or preferred stock; and

         o the 66-2/3% voting requirement to amend, alter, change or repeal the Citigroup by-laws.

         Pursuant to the Citigroup by-laws, the Citigroup directors may exercise their power of amendment at any meeting. Any alteration, however, can be repealed by the Citigroup board of directors or by the stockholders at any meeting duly called.

         Under Delaware law, the stockholders also have the power to amend or repeal the Citigroup by-laws or to adopt new by-laws.

Fair Price Provision

         Under Delaware law, an agreement of merger, or the sale, lease or exchange of all or substantially all of a corporation's assets, must be approved by the corporation's board of directors and adopted by the holders of a majority of the outstanding shares of stock entitled to vote thereon and the approval of a majority of the outstanding shares of each class entitled to vote separately thereon.

         Golden State. In addition to the approval requirements of business combinations under Delaware law, the Golden State certificate of incorporation includes what generally is referred to as a "fair price provision".

         In general, this provision of the Golden State certificate of incorporation provides that a business combination, which is defined to include an acquisition, merger, consolidation, various recapitalizations and the sale, lease, exchange or transfer of all or substantially all of the assets of Golden State or any major subsidiary, with, to or for the benefit of an interested stockholder of Golden State, requires approval by the affirmative vote of at least 2/3 of the votes entitled to be cast by the holders of all then outstanding shares of voting capital stock of Golden State, excluding shares held by the interested stockholder and other related parties, unless:

         o the business combination is approved by a majority of the continuing directors; or

         o  the business combination is with a subsidiary; or

         o minimum price criteria and procedural requirements which are intended to assure an adequate and fair price under the circumstances are satisfied.

         In general, a related person includes any person who is, or has announced or publicly disclosed a plan or intention to become, the beneficial owner of 10% or more of the voting capital stock of Golden State.

         In general, a continuing director is any member of the Golden State board of directors who is not affiliated with a related person and who either was a director of Golden State prior to the time any related person became a related person or whose nomination for election or election to the Golden State board of directors was recommended or approved by a majority of the continuing directors then in office.

         Citigroup. In addition to the approval requirements of business combinations under Delaware law, the Citigroup restated certificate of incorporation includes what generally is referred to as a "fair price provision."

         In general, this provision of the Citigroup restated certificate of incorporation provides that a business combination, which is defined to include mergers, consolidations, various recapitalizations and the sale, lease, exchange or transfer of all or substantially all of the assets of Citigroup or any major subsidiary, with, to or for the benefit of an interested stockholder of Citigroup, requires approval by the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all then outstanding shares of voting capital stock of Citigroup, excluding shares held by the interested stockholder and other related parties, unless:

         o the business combination is approved by a majority of the continuing directors; or

         o minimum price criteria and procedural requirements which are intended to assure an adequate and fair price under the circumstances are satisfied.

         In general, an interested stockholder includes any person who is, or has announced or publicly disclosed a plan or intention to become, the beneficial owner of 25% or more of the voting capital stock of Citigroup.

         In general, a continuing director is any member of the Citigroup board of directors who is not affiliated with an interested stockholder and who either was a director of Citigroup prior to the time any interested stockholder became an interested stockholder or whose nomination for election or election to the Citigroup board of directors was recommended or approved by a majority of the continuing directors then in office.

Stockholder Rights Plan

         Golden State.  Golden State does not have a stockholder rights plan.

         Citigroup.  Citigroup does not have a stockholder rights plan.



                                  EXPERTS

         The consolidated financial statements of Golden State as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, appearing in Golden State's Annual Report on Form 10-K for the year ended December 31, 2001, have been audited by KPMG LLP, independent auditors, as set forth in their report thereon included therein and are incorporated by reference in this proxy statement-prospectus. Such consolidated financial statements are incorporated by reference in this proxy statement-prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The audit report covering the December 31, 2001 consolidated financial statements refers to changes, in 2001, in Golden State's method of accounting for derivative instruments and hedging activities.

         The consolidated financial statements of Citigroup as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, appearing in Citigroup's Annual Report on Form 10-K for the year ended December 31, 2001, have been audited by KPMG LLP, independent auditors, as set forth in their report thereon included therein and are incorporated by reference in this proxy statement-prospectus. Such consolidated financial statements are incorporated by reference in this proxy statement-prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The audit report covering the December 31, 2001 consolidated financial statements refers to changes, in 2001, in Citigroup's methods of accounting for derivative instruments and hedging activities, accounting for interest income and impairment on purchased and retained beneficial interests in securitized financial assets, and accounting for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001, and to changes, in 1999, in Citigroup's methods of accounting for insurance-related assessments, accounting for insurance and reinsurance contracts that do not transfer insurance risk, and accounting for costs of start-up activities.

                               LEGAL MATTERS

         Certain legal matters with respect to the validity of the Citigroup common stock to be issued pursuant to the merger and the federal income tax consequences of the merger will be passed upon for Citigroup by Skadden, Arps, Slate, Meagher & Flom LLP, Citigroup's outside legal counsel. Certain legal matters with respect to the federal income tax consequences of the merger will be passed upon for Golden State by Wachtell, Lipton, Rosen & Katz, Golden State's outside legal counsel.

                 SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

         Golden State does not currently expect to hold a 2003 annual meeting of stockholders because Golden State will not be a separate public company if the merger has been completed by that time. If the merger is not consummated and such a meeting is held, stockholders may propose matters to be presented at the 2003 annual meeting of stockholders and may also nominate persons to be directors. Any stockholder proposal intended for inclusion in the proxy materials for the 2003 annual meeting of stockholders must be received by Golden State, addressed to the Secretary of Golden State, at 135 Main Street, San Francisco, CA 94105, between January 20, 2003 and February 19, 2003.

         In addition, the Golden State by-laws provide for an advance notice procedure for the nomination, other than by or at the direction of the board of directors, of candidates for election as directors as well as for other stockholder-proposed business to be considered at annual meetings of stockholders.

         In general, notice of intent to nominate a director or raise matters at stockholder meetings:

         o must be received in writing by the secretary of Golden State not less than 90 nor more than 120 days prior to the anniversary of the previous year's annual meeting of stockholders; and

         o must contain information relating to the person being nominated or the matters to be brought before the meeting and relating to the stockholder submitting the proposal.

                    WHERE YOU CAN FIND MORE INFORMATION

         Golden State and Citigroup file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the companies file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Golden State and Citigroup public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information concerning Golden State and Citigroup also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         Citigroup has filed a registration statement on Form S-4 to register with the SEC the shares of Citigroup common stock to be issued to Golden State stockholders in the merger. This proxy statement-prospectus is a part of that registration statement and constitutes a prospectus of Citigroup and a proxy statement of Golden State for the Golden State special meeting.

         As allowed by SEC rules, this proxy statement-prospectus does not contain all the information that stockholders can find in the registration statement or the exhibits to the registration statement.

         The SEC allows Golden State and Citigroup to "incorporate by reference" information into this proxy statement-prospectus, which means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement-prospectus, except for any information superseded by information contained directly in the proxy statement-prospectus. This proxy statement-prospectus incorporates by reference the documents set forth below that Golden State and Citigroup have previously filed with the SEC. These documents contain important information about the companies.

                   Golden State SEC Filings
                     (File No. 0-29654)                     Period
   Annual Report on Form 10-K                           ..  Year ended December 31, 2001

   Quarterly Reports on Form 10-Q                  .......  Three months ended March 31, 2002

   Current Reports on Form 8-K                           .  Dated May 29, 2002

                       Citigroup SEC Filings                                    Period
                       (File No. 1-9924)

   Annual Report on Form 10-K                           ..  Year ended December 31, 2001

   Quarterly Reports on Form 10-Q                  .......  Three months ended March 31, 2002

   Current Reports on Form 8-K                           .  Dated January 18, 2002, February 22, 2002,
                                                            March 7, 2002,
                                                            March 22, 2002,
                                                            April 16, 2002,
                                                            May 22, 2002
                                                            and May 28,
                                                            2002
   Registration Statement on Form 8-B
   describing Citigroup's common stock,
   including any amendments or reports filed
   for the purpose of updating such description.            May 10, 1998

         Golden State and Citigroup incorporate by reference additional documents that either company may file with the SEC between the date of this proxy statement-prospectus and the date of the special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         Golden State has supplied all information contained or incorporated by reference in this proxy statement-prospectus relating to Golden State, and Citigroup has supplied all such information relating to Citigroup.

         If you are a stockholder of Golden State or Citigroup, Golden State or Citigroup, as the case may be, may have sent you some of the documents incorporated by reference, but you can obtain any of them through Golden State or Citigroup, as the case may be, or the SEC or the SEC's Internet World Wide Web site described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this proxy statement-prospectus. Stockholders of Golden State or Citigroup may obtain documents incorporated by reference in this proxy statement-prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

    GOLDEN STATE BANCORP INC.               CITIGROUP DOCUMENT SERVICES
         135 Main Street                     140 58th Street, Suite 5I
     San Francisco, CA 94105                    Brooklyn, NY 11220
  Attention: Investor Relations             (877) 936-2737 (toll free)
   ______________ (toll free)            (718) 765-6460 (outside the U.S.)

         If you would like to request documents from either company, please do so by __________, 2002 to receive them before the Golden State Special Meeting. If you request any incorporated documents from us we will mail them to you promptly by first-class mail, or similar means.

         You should rely only on the information contained or incorporated by reference in this proxy statement-prospectus to vote your shares at the Golden State special meeting. Golden State and Citigroup have not authorized anyone to provide you with information that is different from what is contained in this proxy statement-prospectus. This proxy statement-prospectus is dated ________, 2002. You should not assume that the information contained in the proxy statement-prospectus is accurate as of any date other than that date, and neither the mailing of this proxy statement-prospectus to Golden State's stockholders nor the issuance of Citigroup's securities in the merger will create any implication to the contrary.




                                                                   Annex A


                                                            Execution Copy










                         AGREEMENT AND PLAN OF MERGER





                                 BY AND AMONG





                                CITIGROUP INC.,



                           MERCURY MERGER SUB, INC.


                                      AND



                           GOLDEN STATE BANCORP INC.



                           DATED AS OF MAY 21, 2002





                               TABLE OF CONTENTS

                                                                                                 Page


ARTICLE I THE MERGER.....................................................................................1

   SECTION 1.1          The Merger.......................................................................1
   SECTION 1.2          Closing..........................................................................2
   SECTION 1.3          Effective Time...................................................................2
   SECTION 1.4          Effects of the Merger............................................................2
   SECTION 1.5          Certificate of Incorporation and By-laws of the Surviving
                        Corporation......................................................................2
   SECTION 1.6          Directors and Officers...........................................................2

ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;  EXCHANGE OF
CERTIFICATES.............................................................................................3

   SECTION 2.1          Effect on Capital Stock..........................................................3
   SECTION 2.2          Proration........................................................................6
   SECTION 2.3          Election and Exchange Procedures.................................................7
   SECTION 2.4          Certain Adjustments.............................................................12
   SECTION 2.5          Shares of Dissenting Stockholders...............................................12
   SECTION 2.6          Litigation Tracking Warrants....................................................12

ARTICLE III REPRESENTATIONS AND WARRANTIES..............................................................13

   SECTION 3.1          Representations and Warranties of the Company...................................13
   SECTION 3.2          Representations and Warranties of Parent........................................39

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS....................................................44

   SECTION 4.1          Conduct of Business by the Company..............................................44
   SECTION 4.2          Advice of Changes...............................................................49
   SECTION 4.3          No Solicitation by the Company..................................................49
   SECTION 4.4          Certain Tax Matters.............................................................51
   SECTION 4.5          Transition......................................................................52
   SECTION 4.6          No Fundamental Changes in the Conduct of Business by Parent.....................52

ARTICLE V ADDITIONAL AGREEMENTS.........................................................................53

   SECTION 5.1          Preparation of the Form S-4, Proxy Statement; Stockholders Meeting..............53
   SECTION 5.2          Letters of the Company's Accountants............................................54
   SECTION 5.3          Letters of Parent's Accountants.................................................54
   SECTION 5.4          Access to Information; Confidentiality..........................................54
   SECTION 5.5          Reasonable Best Efforts.........................................................55
   SECTION 5.6          Company Equity-Based Incentives.................................................56
   SECTION 5.7          Indemnification, Exculpation and Insurance......................................57
   SECTION 5.8          Fees and Expenses...............................................................58
   SECTION 5.9          Public Announcements............................................................60
   SECTION 5.10         Affiliates......................................................................60
   SECTION 5.11         Stock Exchange Listing..........................................................60
   SECTION 5.12         Stockholder Litigation..........................................................60
   SECTION 5.13         Standstill Agreements; Confidentiality Agreements...............................60
   SECTION 5.14         Conveyance Taxes................................................................60
   SECTION 5.15         Employee Benefits...............................................................61
   SECTION 5.16         Tax Matters.....................................................................62
   SECTION 5.17         Amendment of Warrant Agreement..................................................62

ARTICLE VI CONDITIONS PRECEDENT.........................................................................62

   SECTION 6.1          Conditions to Each Party's Obligation to Effect the Merger......................62
   SECTION 6.2          Conditions to Obligations of Parent.............................................63
   SECTION 6.3          Conditions to Obligations of the Company........................................64
   SECTION 6.4          Frustration of Closing Conditions...............................................65

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER...........................................................65

   SECTION 7.1          Termination.....................................................................65
   SECTION 7.2          Effect of Termination...........................................................66
   SECTION 7.3          Amendment.......................................................................66
   SECTION 7.4          Extension; Waiver...............................................................66

ARTICLE VIII GENERAL PROVISIONS.........................................................................67

   SECTION 8.1          Nonsurvival of Representations and Warranties...................................67
   SECTION 8.2          Notices.........................................................................67
   SECTION 8.3          Definitions.....................................................................68
   SECTION 8.4          Interpretation..................................................................69
   SECTION 8.5          Counterparts....................................................................70
   SECTION 8.6          Entire Agreement; No Third-Party Beneficiaries..................................70
   SECTION 8.7          Governing Law...................................................................70
   SECTION 8.8          Assignment......................................................................70
   SECTION 8.9          Consent to Jurisdiction.........................................................70
   SECTION 8.10         Headings........................................................................70
   SECTION 8.11         Severability....................................................................71
   SECTION 8.12         Enforcement.....................................................................71




                            INDEX OF DEFINED TERMS

Term                              .........
----
Page

1998 Merger Agreement....................................................6
Actions.................................................................53
Adjusted Option.........................................................57
Adjustment Event........................................................12
affiliate............................................................70, 3
Aggregate Cash Amount....................................................4
Aggregate Company Share Amount...........................................4
Aggregate Parent Share Amount............................................5
Agreement................................................................1
Assumed Options..........................................................1
Bank....................................................................14
Bank Combination........................................................57
CALGLs..................................................................15
CALGZs..................................................................15
Cash Consideration.......................................................4
Cash Election............................................................3
Cash Election Shares.....................................................4
Certificate of Merger....................................................2
Change in the Company Recommendation....................................52
Closing..................................................................2
Closing Date.............................................................2
Closing Parent Share Value...........................................5, 70
Closing Transaction Value................................................5
Code.....................................................................1
Company..................................................................1
Company Acquisition Agreement...........................................52
Company Common Stock.....................................................1
Company Disclosure Schedule.............................................14
Company Filed SEC Documents.............................................20
Company Finance Subsidiaries............................................24
Company Material Contracts..............................................20
Company Preferred Stock.................................................15
Company Recommendation..................................................55
Company Regulatory Agreement............................................22
Company SEC Documents...................................................18
Company Stock Certificates...............................................8
Company Stock Options...................................................16
Company Stock Plans.....................................................15
Company Stockholder Approval............................................36
Company Stockholders Meeting.............................................1
Company Superior Proposal...............................................51
Company Takeover Proposal...............................................51
Confidentiality Agreement...............................................56
Continuation Period.....................................................63
Continuing Employees....................................................63
control.................................................................70
Derivative Transactions.................................................37
DGCL.....................................................................1
Dissenting Shares.......................................................12
Effective Time...........................................................2
Election.................................................................8
Election Deadline........................................................9
Employee................................................................20
Environmental Claims....................................................33
ERISA...................................................................29
ERISA Affiliate.........................................................29
Excess Option Shares.....................................................4
Exchange Act............................................................18
Exchange Agent...........................................................8
Exchange Fund...........................................................10
Exchange Ratio...........................................................6
Exchangeable Shares......................................................6
Federal Reserve.........................................................18
Finance Laws............................................................24
Ford Parties.............................................................6
Form of Election.........................................................8
Form S-4................................................................18
GAAP....................................................................19
Governmental Approvals..................................................18
Governmental Entity.....................................................18
Holder...................................................................8
HSR Act.................................................................18
Indemnified Parties.....................................................59
Indenture...............................................................57
Instruments of Indebtedness.............................................19
Intellectual Property...................................................33
IRS.....................................................................26
knowledge...............................................................71
Leased Properties.......................................................39
Leases..................................................................39
Letter of Transmittal...................................................12
Liens...................................................................15
LTWs....................................................................13
Major Shareholder.......................................................16
material................................................................48
material adverse change.................................................71 material adverse effect.................................................71
Merger...................................................................1
Merger Agreement.........................................................1
Merger Consideration.....................................................6
Merger Sub...............................................................1
Non-Election Shares......................................................4
NYSE.....................................................................5
Other Company Documents.................................................23
OTS Approval............................................................18
Owned Properties........................................................38
Parent...................................................................1
Parent Authorized Preferred Stock.......................................40
Parent Common Stock...................................................4, 1
Parent Disclosure Schedule..............................................40
Parent Employee Stock Options...........................................41
Parent Regulatory Agreement.............................................45
Parent SEC Documents....................................................43
Parent Series F Preferred Stock.........................................40
Parent Series G Preferred Stock.........................................40
Parent Series H Preferred Stock.........................................40
Parent Series M Preferred Stock.........................................40
Parent Series Q Preferred Stock.........................................40
Parent Series R Preferred Stock.........................................41
Parent Series V Preferred Stock.........................................41
Parent Series Y Preferred Stock.........................................41
Parent Series YY Preferred Stock........................................41
Parent Series YYY Preferred Stock.......................................41
Parent Stock Certificate................................................10
Parent Stock Plans......................................................41
PBGC....................................................................31
PCC.....................................................................28
Per Share Amount.........................................................6
Permits.................................................................22
person..................................................................71
Plans...................................................................29
Policies, Practices and Procedures......................................37
Post-Signing Returns....................................................53
Pre-Termination Takeover Proposal Event.................................61
Proxy Statement.........................................................18
PSX.....................................................................43
REIT Preferred Stock....................................................15
Requisite Regulatory Approvals..........................................65
Restraints..............................................................65
SEC..................................................................71, 1
Securities Act.......................................................18, 1
Securityholders Agreement................................................1
Shortfall Number.........................................................7
significant subsidiaries................................................40
Skadden Arps.............................................................2
Software................................................................33
Stock Consideration......................................................4
Stock Conversion Number..................................................6
Stock Election...........................................................4
Stock Election Number....................................................7
Stock Election Shares....................................................4
subsidiary..............................................................71
Surviving Corporation....................................................2
Tax.....................................................................28
Tax Return..............................................................29
Taxes...................................................................28
Third Party Leases......................................................39
Title IV Plans..........................................................29
Wachtell................................................................64
Warrant Agreement.......................................................15






                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 21, 2002, by and among CITIGROUP INC., a Delaware corporation ("Parent"), GOLDEN STATE BANCORP INC., a Delaware corporation (the "Company"), and MERCURY MERGER SUB, INC., a Delaware corporation and a subsidiary of Parent ("Merger Sub").

                  WHEREAS, each of Parent, Merger Sub and the Company desire to enter into a transaction whereby the Company will merge with and into Merger Sub (the "Merger"), with Merger Sub being the surviving corporation, upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $1.00 per share, of the Company ("Company Common Stock"), will be converted into the right to receive the Merger Consideration (as defined in Section 2.1(d));

                  WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each approved this Agreement and the Merger (as defined below) in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and determined that the Merger is advisable, and Parent has adopted this Agreement and the Merger as the parent of Merger Sub;

                  WHEREAS, concurrently with the execution of this Agreement, and as an inducement to Parent to enter into this Agreement, Parent and certain stockholders of the Company have entered into a Securityholders Agreement, dated as of the date hereof (the "Securityholders Agreement"), providing, among other things, that such stockholders will vote, or cause to be voted, at the meeting of the Company's stockholders to be called for the purpose of voting on the adoption of this Agreement (the "Company Stockholders Meeting") all of the shares of Company Common Stock owned by them (except as otherwise provided in such Securityholders Agreement) in favor of the Merger; and

                  WHEREAS, for Federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of
Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement be, and is hereby, adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code.

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

         SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, the Company shall be merged with and into Merger Sub at the Effective Time. Following the Effective Time, Merger Sub shall be the surviving corporation (the "Surviving Corporation"), shall become a direct, wholly owned subsidiary of Parent and shall succeed to and assume all of the rights and obligations of the Company in accordance with the DGCL.

         SECTION 1.2 Closing. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article VI hereof, the closing of the Merger (the "Closing") will take place at 4:00 p.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in
Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps"), Four Times Square, New York, New York 10036 or at such other location as is agreed to by the parties hereto.

         SECTION 1.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

         SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

         SECTION 1.5 Certificate of Incorporation and By-laws of the Surviving Corporation. The certificate of incorporation and the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that the name of the Merger Sub shall be amended as of the Effective Time to a name designated by Parent prior to the Company Stockholders Meeting.

         SECTION 1.6 Directors and Officers. The directors of Merger Sub shall, from and after the Effective Time, become the directors of the Surviving Corporation until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation. The officers of the Company shall, from and after the Effective Time, become the officers of the Surviving Corporation until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation.

                                  ARTICLE II

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                       OF THE CONSTITUENT CORPORATIONS;
                           EXCHANGE OF CERTIFICATES

         SECTION 2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

         (a) Capital Stock of Merger Sub. Each issued and outstanding share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

         (b) Cancellation of Treasury Stock. Each share of Company Common Stock that is owned by the Company shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor. Each share of Company Common Stock owned by Merger Sub or a subsidiary of Parent or Merger Sub shall be converted pursuant to the Merger as provided in Section 2.1(c) and Section 2.2. Notwithstanding Section 2.1(c) and Section 2.2, each share of Company Common Stock owned by Parent or a subsidiary of the Company shall be converted into Parent Common Stock (as defined below).

         (c) Conversion of Company Common Stock. Subject to the provisions of this Article II, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled and retired pursuant to Section 2.1(b) hereof and Dissenting Shares (as defined in Section 2.5 hereof)) shall be converted, at the election of the holder thereof, in accordance with the procedures set forth in Section 2.3 below and subject to Sections 2.2 and 2.4, into the right to receive the following:

                  (i) for each share of Company Common Stock with respect to which an election to receive cash has been effectively made and not revoked or lost, pursuant to Section 2.3 (a "Cash Election"), the right to receive in cash from Parent an amount equal to the Per Share Amount (as defined below) (the "Cash Consideration") (collectively, "Cash Election Shares");

                  (ii) for each share of Company Common Stock with respect to which an election to receive common stock, par value $.01 per share, of Parent ("Parent Common Stock") has been effectively made and not revoked or lost, pursuant to Section 2.3 (a "Stock Election"), the right to receive from Parent the fraction of a share of Parent Common Stock as is equal to the Exchange Ratio (as defined below) (the "Stock Consideration") (collectively, the "Stock Election Shares"); and

                  (iii) for each share of Company Common Stock other than shares as to which a Cash Election or a Stock Election has been effectively made and not revoked or lost, pursuant to Section 2.3 (collectively, "Non-Election Shares"), the right to receive from Parent such Stock Consideration and/or Cash Consideration as is determined in accordance with Section 2.2(b).

         (d) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  (i) "Aggregate Cash Amount" means 40% of the product of (x) the Aggregate Company Share Amount, less the number of outstanding shares of Company Common Stock cancelled pursuant to Section 2.1(b) hereof (but excluding from such reduction the 16,433,269 treasury shares as of May 17, 2002 and treasury shares arising after May 17, 2002 in connection with the exercise of Company Stock Options after May 17, 2002) and (y) $41.00; provided, however, that if, at the Effective Time, the aggregate number of shares of Company Common Stock issuable upon exercise of then outstanding Company Stock Options (as defined below) exceeds the difference between (A) 5,361,680 less (B) the aggregate number of shares of Company Common Stock issued upon exercise of Company Stock Options after May 17, 2002 and prior to the Effective Time (such excess being referred to herein as the "Excess Option Shares"), then the "Aggregate Cash Amount" shall be reduced by the product of (A) the Excess Option Shares and (B) an amount equal to the excess of $41.00 over the weighted average exercise price of the Excess Stock Options (if separately identifiable or, if not, the outstanding Company Stock Options) at the Effective Time.

                  (ii) "Aggregate Company Share Amount" shall equal 136,041,431 shares of Company Common Stock; provided, however, that the Aggregate Company Share Amount shall be increased (A) by virtue of the issuance of any shares of Company Common Stock upon the exercise from and after May 17, 2002 and prior to the Effective Time of Company Stock Options outstanding on May 17, 2002 and (B) upon the issuance prior to the Effective Time of any shares of Company Common Stock (x) pursuant to Section 1.6(a) or (b) of the 1998 Merger Agreement, or (y) to the extent contemplated by Section 6(c)(iii)(A) of the Securityholders Agreement, pursuant to Section 1.6(c) of the 1998 Merger Agreement or (z) pursuant to the terms of the LTWs, in each case on the basis of one additional share of Company Common Stock for each share so issued; provided, further, that the "Aggregate Company Share Amount" shall in no event exceed 146,773,293 shares of Company Common Stock plus any shares of Company Common Stock issued prior to the Effective Time pursuant to the terms of the LTWs (as such term is defined is Section 2.6 of this Agreement) or pursuant to Section 1.6(a) or (b) of the 1998 Merger Agreement.

                  (iii) "Aggregate Parent Share Amount" shall be equal to 71,204,085 shares of Parent Common Stock; provided, however, that the "Aggregate Parent Share Amount" shall be increased (x) by virtue of the issuance of any shares of Company Common Stock upon the exercise prior to the Effective Time of Company Stock Options outstanding on May 17, 2002 and (y) upon the issuance prior to the Effective Time of any shares of Company Common Stock issuable (x) pursuant to Section 1.6(a) or (b) of the 1998 Merger Agreement, or (y) to the extent contemplated by Section 6(c)(iii)(A) of the Securityholders Agreement, pursuant to Section 1.6(c) of the 1998 Merger Agreement or
         (z) pursuant to the terms of the LTWs, and shall be decreased in the event any shares of Company Common Stock are cancelled pursuant to
         Section 2.1(b) hereof, other than the 16,433,269 treasury shares as of May 17, 2002 and treasury shares arising after May 17, 2002 in connection with the exercise of Company Stock Options after May 17, 2002, in each case on a basis of .5234 additional shares of Parent Common Stock for each share of Company Common Stock so issued or cancelled; provided, further that the "Aggregate Parent Share Amount" shall in no event exceed 76,821,142 shares of Parent Common Stock plus any additional shares issuable in respect of shares of Company Common Stock issued prior to the Effective Time pursuant to the terms of the LTWs or pursuant to Section 1.6(a) or (b) of the 1998 Merger Agreement.

                  (iv) "Closing Parent Share Value" means the arithmetic average of the 4:00 p.m. Eastern Time closing sales prices of Parent Common Stock reported on the New York Stock Exchange (the "NYSE") Composite Tape for the five consecutive trading days immediately preceding but not including the second trading day prior to the Closing Date.

                  (v) "Closing Transaction Value" means the sum of (A) the Aggregate Cash Amount and (B) the product obtained by multiplying the Aggregate Parent Share Amount by the Closing Parent Share Value.

                  (vi) "Exchange Ratio" means that fraction of a share of Parent Common Stock as shall be obtained by dividing the Per Share Amount by the Closing Parent Share Value.

                  (vii) "Exchangeable Shares" means the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, rounded to the nearest one-thousandth of a share.

                  (viii) "1998 Merger Agreement" means the Agreement and Plan of Reorganization, by and among the Company, GS Financial Corporation, First Nationwide (Parent) Holdings Inc., First Nationwide Holdings Inc., First Gibraltar Holdings Inc., and Hunter's Glen/Ford, LTD., dated as of February 4, 1998, as amended and supplemented.

                  (ix) "Per Share Amount" means the amount obtained by dividing the Closing Transaction Value by the number of Exchangeable Shares.

                  (x) "Ford Parties" means Gerald J. Ford, Hunter's Glen/Ford, Ltd. and Turtle Creek Revocable Trust.

                  The Cash Consideration and Stock Consideration are sometimes referred to herein collectively as the "Merger Consideration."

         SECTION 2.2 Proration.

         (a) Notwithstanding any other provision contained in this Agreement, the total number of shares of Company Common Stock to be converted into Stock Consideration pursuant to Section 2.1(c) (the "Stock Conversion Number") shall be equal to the quotient obtained by dividing (x) the Aggregate Parent Share Amount by (y) the Exchange Ratio. All of the other shares of Company Common Stock shall be converted into Cash Consideration (in each case, excluding shares of Company Common Stock to be canceled as provided in Section 2.1(b) and Dissenting Shares).

         (b) Within five business days after the later to occur of the Election Deadline or the Effective Time (as such terms are defined in Sections 2.3(d) and 1.3, respectively), Parent shall cause the Exchange Agent (as defined in Section 2.3) to effect the allocation among holders of Company Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

                  (i) If the aggregate number of shares of Company Common Stock with respect to which a Stock Election shall have been made (the "Stock Election Number") exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares of each holder thereof shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof (other than Stock Election Shares held by the Ford Parties, all of which shall be converted into Stock Consideration) will be converted into the right to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder (other than the Ford Parties) by (y) a fraction, the numerator of which is the Stock Conversion Number less the number of Stock Election Shares held by the Ford Parties and the denominator of which is the Stock Election Number less the number of Stock Election Shares held by the Ford Parties, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration; and

                  (ii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

                  (A) If the Shortfall Number is less than or equal to the
            number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and Non-Election Shares of each holder thereof shall convert into the right to receive the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

                  (B) If the Shortfall Number exceeds the number of
            Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration and Cash Election Shares of each holder thereof shall convert into the right to receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

         SECTION 2.3 Election and Exchange Procedures. Each holder of record of shares of Company Common Stock (other than Dissenting Shares) ("Holder") shall have the right, subject to the limitations set forth in this Article II, to submit an election in accordance with the following procedures:

         (a) Each Holder may specify in a request made in accordance with the provisions of this Section (herein called an "Election") (x) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Stock Election and (y) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Cash Election.

         (b) Parent shall prepare a form reasonably acceptable to the Company (the "Form of Election") which shall be mailed to the Company's stockholders entitled to vote at the Company Stockholders Meeting so as to permit the Company's stockholders to exercise their right to make an Election prior to the Election Deadline (as defined in subsection (d)).

         (c) Parent shall make the Form of Election initially available at the time that the Proxy Statement (as defined herein) is made available to the stockholders of the Company, to such stockholders, and shall use all reasonable efforts to make available as promptly as possible a Form of Election to any stockholder of the Company who requests such Form of Election following the initial mailing of the Forms of Election and prior to the Election Deadline. In no event shall the Form of Election be made available less than twenty (20) days prior to the Election Deadline.

         (d) Any Election shall have been made properly only if the person authorized to receive Elections and to act as exchange agent under this Agreement, which person shall be designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), shall have received, by 5:00 p.m. local time in the city in which the principal office of such Exchange Agent is located, on the date of the Election Deadline, a Form of Election properly completed and signed and accompanied by certificates of the shares of Company Common Stock (the "Company Stock Certificates") to which such Form of Election relates or by an appropriate customary guarantee of delivery of such certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States; provided, that such certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery. Failure to deliver shares of Company Common Stock covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election, unless otherwise determined by Parent, in its sole discretion. As used herein, "Election Deadline" means 5:00 p.m. on the date that is the day prior to the date of the Company Stockholder Meeting. The Company and Parent shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline not more than fifteen (15) business days before, and at least five (5) business days prior to, the Election Deadline.

         (e) Any Company stockholder may, at any time prior to the Election Deadline, change his or her Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed, revised Form of Election. If Parent shall determine in its reasonable discretion that any Election is not properly made with respect to any shares of Company Common Stock, such Election shall be deemed to be not in effect, and the shares of Company Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made.

         (f) Any Company stockholder may, at any time prior to the Election Deadline, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Company Stock Certificate, or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent. All Elections shall be revoked automatically if the Exchange Agent is notified in writing by Parent or the Company that this Agreement has been terminated in accordance with Article VII.

         (g) If any portion of the Merger Consideration is to be paid to a person other than the person in whose name a Company Stock Certificate so surrendered is registered, it shall be a condition to such payment that such Company Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay to the Exchange Agent any transfer or other similar Taxes (as defined in Section 3.1(j)) required as a result of such payment to a person other than the registered holder of such Company Stock Certificate, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration (including cash in lieu of fractional shares of Parent Common Stock) otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent the amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of whom such deduction and withholding was made by Parent or the Exchange Agent.

         (h) After the Effective Time there shall be no further registration or transfers of shares of Company Common Stock. If after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration in accordance with the procedures set forth in this Article II.

         (i) At any time following the nine month anniversary of the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any remaining portion of the Merger Consideration not distributed to holders of shares of Company Common Stock that was deposited with the Exchange Agent at the Effective Time (the "Exchange Fund") (including any interest received with respect thereto and other income resulting from investments by the Exchange Agent, as directed by Parent), and holders shall be entitled to look only to the Parent (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or other distributions with respect to Parent Common Stock payable upon due surrender of their Company Stock Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Parent nor the Exchange Agent shall be liable to any holder of a Company Stock Certificate for Merger Consideration (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (j) In the event any Company Stock Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Stock Certificate(s) to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such sum as Parent may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Company Stock Certificate(s), the Exchange Agent will issue the Merger Consideration deliverable in respect of the shares of Company Common Stock represented by such lost, stolen or destroyed Company Stock Certificates.

         (k) No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (l) below, and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Company Stock Certificate in accordance with subsection
(l) below. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Company Stock Certificate there shall be paid to the holder of a certificate for Parent Common Stock (a "Parent Stock Certificate") representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to subsection (l), and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock. Parent shall make available to the Exchange Agent cash for these purposes, if necessary.

         (l) No Parent Stock Certificates representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Company Stock Certificates; no dividend or distribution by Parent shall relate to such fractional share interests; and such fractional share interests will not entitle the owner thereof to vote or to any rights as a shareholder of Parent. In lieu of any such fractional shares, each holder of a Company Stock Certificate who would otherwise have been entitled to receive a fractional share interest in exchange for such Company Stock Certificate shall receive from the Exchange Agent an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all shares of Company Common Stock held by such holder at the Effective Time) would otherwise be entitled by (B) the Closing Parent Share Value.

         (m) Parent shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing (A) the validity of the Forms of Election and compliance by any Company Stockholder with the Election procedures set forth herein, (B) the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 2.3, (C) the issuance and delivery of Parent Stock Certificates into which shares of Company Common Stock are converted in the Merger and (D) the method of payment of cash for shares of Company Common Stock converted into the right to receive the Cash Consideration and cash in lieu of fractional shares of Parent Common Stock where the holder of the applicable Company Stock Certificate has no right to receive whole shares of Parent Common Stock.

         (n) As soon as reasonably practicable following the Effective Time, Parent will deposit with the Exchange Agent certificates representing shares of Parent Common Stock sufficient to pay in a timely manner, and the Parent shall instruct the Exchange Agent to timely pay, the aggregate Stock Consideration. In addition, Parent shall make available to the Exchange Agent on a daily basis sufficient cash to permit prompt payment of the Cash Consideration and cash in lieu of fractional shares of Parent Common Stock, and Parent shall instruct the Exchange Agent to timely pay the Cash Consideration and cash in lieu of fractional shares of Parent Common Stock where the holder of the applicable Company Stock Certificate has no right to receive whole shares of Parent Common Stock.

         (o) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Company Stock Certificate(s) which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1 and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor who did not complete an Election Form, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Stock Certificate(s) shall pass, only upon delivery of the Company Stock Certificate(s) (or affidavits of loss in lieu of such certificates) (the "Letter of Transmittal") to the Exchange Agent and shall be in such form and have such other provisions as Parent or the Exchange Agent may reasonably specify) and (ii) instructions for use in surrendering the Company Stock Certificate(s) in exchange for the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.3(l) and any dividends or distributions to which such holder is entitled pursuant to Section 2.3(k).

         (p) Upon surrender to the Exchange Agent of its Company Stock Certificate or Company Stock Certificates, accompanied by a properly completed Form of Election or a properly completed Letter of Transmittal a holder of Company Common Stock will be entitled to receive promptly after the Effective Time the Merger Consideration (elected or deemed elected by it, subject to Sections 2.1 and 2.2) in respect of the shares of Company Common Stock represented by its Company Stock Certificate. Until so surrendered, each such Company Stock Certificate shall represent after the Effective Time, for all purposes, only the right to receive the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with
Section 2.3(l) and any dividends or distributions to which such holder is entitled pursuant to Section 2.3(k).

         SECTION 2.4 Certain Adjustments. If after the date hereof and on or prior to the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization or combination, stock split, reverse stock split, stock dividend or rights issued in respect of such stock, or any similar event shall occur (any such action, an "Adjustment Event"), the Aggregate Parent Share Amount shall be adjusted accordingly to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such Adjustment Event; provided, further, that, in the case of an Adjustment Event in respect of the distribution of shares of Travelers Property and Casualty Corp. capital stock to Parent's stockholders, the Aggregate Parent Share Amount shall be adjusted by determining the value of the distribution based on the NYSE methodology for setting the opening trading price for shares of Parent Common Stock on the date that shares of Parent Common Stock begin trading on an ex-dividend basis (which valuation methodology is the same methodology that will be used in the anti-dilution adjustments made to the outstanding employee stock options to purchase Parent Common Stock).

         SECTION 2.5 Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock that are issued and outstanding as of the Effective Time and that are held by a stockholder who has properly exercised his appraisal rights under the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, his right to dissent from the Merger under the DGCL and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the DGCL. If any such holder shall have so failed to perfect or have effectively withdrawn or lost such right after the Election Deadline, each share of such holder's Company Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without any interest thereon, the Stock Election Consideration or the Cash Election Consideration or a combination thereof as determined by Parent in its sole discretion. The Company shall give Parent (i) prompt notice of any notice or demands for appraisal or payment for shares of Company Common Stock received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

         SECTION 2.6 Litigation Tracking Warrants. Following the Effective Time, the outstanding litigation tracking warrants issued by the Company to purchase shares of Company Common Stock and those held in tandem with stock options outstanding under the Amended and Restated Golden State Bancorp Inc. Stock Option and Long-Term Performance Incentive Plan, as amended (the "LTWs"), whether or not then exercisable, shall be assumed by Parent. Each LTW shall continue to have, and be subject to, the same terms and conditions applicable to such LTW immediately prior to the Effective Time, except that, from and after the Effective Time, each LTW shall, when and if it becomes exercisable in accordance with its terms, be exercisable in respect of Parent Common Stock and cash in the same proportion that the holders of Company Common Stock receive in the aggregate in the Merger as measured as of the Effective Time. Parent shall be solely responsible for the issuance of Parent Common Stock and the delivery of the cash amount upon such exercise. From and after the Effective Time, (i) Parent shall (A) assume all of the obligations and obtain all of the rights of the Company under the Warrant Agreement and in connection with the LTWs and (B) be solely responsible for the issuance of Parent Common Stock and the delivery of the cash amount upon exercise of the LTWs, and (ii) the Company shall have no further rights and obligations under the Warrant Agreement and in connection with the LTWs.


                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 Representations and Warranties of the Company. Except as set forth on the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, the Company represents and warrants to Parent as follows:

         (a) Organization, Standing and Corporate Power.

                  (i) Each of the Company and its subsidiaries (as defined in Section 8.3) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Company or the applicable subsidiary.

                  (ii) The Company has delivered or made available to Parent prior to the execution of this Agreement complete and correct copies of the certificate of incorporation and by-laws or other organizational documents, as amended to date, of the Company and its subsidiaries.

                  (iii) The minute books of the Company, in all material respects, contain accurate records of all meetings and accurately reflect all other material actions taken by the stockholders, the Board of Directors and all standing committees of the Board of Directors of the Company since January 1, 1999.

         (b) Subsidiaries. Section 3.1(b) of the Company Disclosure Schedule lists all the subsidiaries of the Company, whether consolidated or unconsolidated. The issued and outstanding securities of California Federal Bank (the "Bank") consists of: (i) 60,880,000 issued and outstanding shares of common stock and 1,725,000 issued and outstanding shares of 10 ? % Noncumulative Perpetual Preferred Stock, Series B and 3,007,900 issued and outstanding shares of 11 1/2% Noncumulative Perpetual Preferred Stock, Series C, all of which are owned by Golden State Holdings Inc., a wholly-owned subsidiary of the Company; (ii) 5,077,323 Contingent Litigation Recovery Participation Interests ("CALGZs"), issued by the Bank, pursuant to an Agreement, dated as of June 30, 1995, between the Bank and Chemical Trust Company of California; and (iii) 5,078,221 Secondary Contingent Litigation Recovery Participation Interests ("CALGLs"), issued by the Bank, pursuant to an Agreement, dated as of December 2, 1996, between the Bank and ChaseMellon Shareholder Services, LLC. Except for the securities of the Bank identified above the issued and outstanding securities of the subsidiaries of the Company consists of: (i) 20,000,000 shares of preferred stock of Preferred Capital Corp. (the "REIT Preferred Stock") with a stated liquidation value of $25 per share; (ii) shares of capital stock, or other equity interests, that are owned, directly or indirectly, by the Company; and (iii) such securities as are set forth in Section 3.1(b) of the Company Disclosure Schedule. Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, all outstanding shares of capital stock of, or other equity interests in, each such subsidiary: (i) have been validly issued and are fully paid and nonassessable; (ii) are owned directly or indirectly by the Company (other than the REIT Preferred Stock, the CALGZs and the CALGLs), free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, other than those imposed generally on similar entities under applicable law (collectively, "Liens"); and (iii) are free of any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) that would prevent the operation by the Surviving Corporation of such subsidiary's business as currently conducted. Neither the Company nor any of its subsidiaries conducts any international operations or is subject to any regulatory oversight by foreign Governmental Entities (as defined below in Section 3.1(d)).

         (c) Capital Structure. The authorized capital stock of the Company consists of 250,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock, par value $1.00 per share, of the Company ("Company Preferred Stock"). As of May 17, 2002: (i) 152,474,700 shares of Company Common Stock were issued and outstanding, of which 160,056 shares are restricted shares of Company Common Stock issued pursuant to the Company Stock Plans (as defined below); (ii) 16,433,269 shares of Company Common Stock were held by the Company in its treasury and no shares of Company Common Stock were held by subsidiaries of the Company; (iii) no shares of Company Preferred Stock were issued and outstanding; (iv) no shares of Company Preferred Stock were held by the Company in its treasury or were held by any subsidiary of the Company; (v) 7,821,666 shares of Company Common Stock were reserved for issuance pursuant to the Company's Omnibus Stock Plan and all other plans, agreements or arrangements providing for equity-based compensation to any director, Employee, consultant or independent contractor of the Company or any of its subsidiaries (collectively, the "Company Stock Plans"), of which 5,361,680 shares are subject to outstanding Company Stock Options (as defined below); and (vi) 83,687,589 LTWs were issued and outstanding pursuant to the Warrant Agreement dated as of May 4, 1998 between the Company and Chase Mellon Shareholder Services L.L.C. (the "Warrant Agreement"). All outstanding shares of capital stock of the Company are, and all shares thereof which may be issued prior to the Closing will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The Company has delivered to Parent a true and complete list, as of the close of business on May 17, 2002, of all outstanding stock options to purchase or receive Company Common Stock and all other rights to purchase or receive Company Common Stock granted under the Company Stock Plans (collectively, the "Company Stock Options"), the number of shares subject to each such Company Stock Option, the grant dates and exercise prices of each such Company Stock Option and the names of the holders thereof. Except as set forth in this
Section 3.1(c) and in Section 3.1(c) of the Company Disclosure Schedule and except for changes since May 17, 2002, resulting from (i) the issuance of shares of Company Common Stock pursuant to and in accordance with Company Stock Options outstanding prior to May 17, 2002; (ii) transactions contemplated by the 1998 Merger Agreement pursuant to the terms thereof; (ii) the issuance of Company Common Stock upon exercise of the LTWs pursuant to the terms thereof and (iv) as expressly contemplated hereby or by the Securityholders Agreement, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or voting securities or other ownership interests of the Company, (B) any securities of the Company or any Company subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities or other ownership interests of the Company, or (C) any warrants, calls, options or other rights to acquire from the Company or any Company subsidiary, or any obligation of the Company or any of its subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or securities convertible into or exchangeable or exercisable for, capital stock or voting securities or other ownership interests of the Company, and (y) there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities, other than pursuant to any "cashless exercise" provision of any Company Stock Options. Except as set forth in
Section 3.1(c) of the Company Disclosure Schedule, there are no outstanding
(A) securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities or other ownership interests in any subsidiary of the Company, (B) warrants, calls, options or other rights to acquire from the Company or any of its subsidiaries, or any obligation of the Company or any of its subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for, any capital stock, voting securities or other ownership interests in, any subsidiary of the Company or (C) obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any such outstanding securities of subsidiaries of the Company or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any of its subsidiaries is a party and, other than the Securityholders Agreement and other than as described in Section 3.1(c) of the Company Disclosure Schedule, to the knowledge of the Company, as of the date hereof, no other person having beneficial ownership (within the meaning of Rule 13d-3) of more than 5% of the outstanding Company Common Stock (a "Major Shareholder") is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or antidilutive rights with respect to any of the securities of the Company or any of its subsidiaries. There are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party or, other than the Securityholders Agreement or as described in
Section 3.1(c) of the Company Disclosure Schedule, to the knowledge of the Company, as of the date hereof, any Major Shareholder is a party with respect to the voting of the capital stock of the Company or any of the subsidiaries.

         (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement and, subject, in the case of the Merger, to the Company Stockholder Approval (as defined in Section 3.1(r)) to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforceability may be subject to applicable bankruptcy, insolvency or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunction or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby (including, without limitation, the Bank Combination (as defined in Section 5.5)) and compliance with the provisions of this Agreement will not, conflict with, or result in any violation, forfeiture or termination of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of forfeiture, termination, cancellation or acceleration (with or without notice or lapse of time, or both) of any obligation or loss of a benefit or, in the case of clause (iii) below, any material obligation or loss of a material benefit, under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of the Company, (ii) the certificate of incorporation or by-laws or the comparable organizational documents of any of its subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease, vendor agreement, software agreement or other agreement, instrument, Intellectual Property (as defined in Section 3.1(n)) right, permit, concession, franchise, license or similar authorization applicable to the Company or any of its subsidiaries or their respective properties or assets that is material to the operations of the Company and its subsidiaries taken as a whole or (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (iv), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) reasonably be expected to have a material adverse effect on the Company or (y) reasonably be expected to materially impair or materially delay the ability of the Company to perform its obligations under this Agreement. Except as set forth in
Section 3.1(d) of the Company Disclosure Schedule, no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any (i) Federal, state, local, municipal or foreign government, (ii) governmental, quasi-governmental authority (including any governmental agency, commission, branch, department or official, and any court or other tribunal) or body exercising, or entitled to exercise, any governmentally-derived administrative, executive, judicial, legislative, police, regulatory or taxing authority, or (iii) any self-regulatory organization, administrative or regulatory agency, commission or authority (each, a "Governmental Entity") is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (1) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and filing of a copy of the application to the Federal Reserve Board pursuant to Section 7A(c)(8) of the HSR Act; (2) the filings with the SEC of (A) a proxy statement relating to the Company Stockholders Meeting (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement") and a registration statement on Form S-4 to be prepared and filed in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4"), and (B) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Entities to satisfy the applicable requirements of the laws of states in which the Company and its subsidiaries are qualified or licensed to do business or state securities or "blue sky" laws; (4) the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") under
Section 4(j) of the Bank Holding Company Act; (5) the approval of the Office of Thrift Supervision under the Homeowners' Loan Act (the "OTS Approval"); (6) filings in respect of, and approvals and authorizations of, any Governmental Entity having jurisdiction over the consumer lending, banking, insurance or other financial services businesses; and (7) filings required as a result of the particular status of Parent or Merger Sub (collectively, the "Governmental Approvals").

         (e) Company Documents; Undisclosed Liabilities. Since January 1, 1999, the Company and each of its SEC reporting subsidiaries have filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC (the "Company SEC Documents"). As of their respective filing dates, (i) the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and (ii) no Company SEC Document, as of their respective dates, except as amended or supplemented by a subsequent Company Filed SEC Document (as defined in Section 3.1(g)), contained, and no Company SEC Document filed subsequent to the date hereof will contain as of their respective dates, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and its subsidiaries included in Company SEC Documents (including the related notes) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and/or its subsidiaries, as the case may be, as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that were not, or with respect to any such financial statements contained in any Company SEC Documents to be filed subsequent to the date hereof are not reasonably expected to be material in amount or effect). Except (A) as reflected in the Company's unaudited balance sheet as of March 31, 2002 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP) or (B) for liabilities incurred in the ordinary course of business since March 31, 2002 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature. Section 3.1(e) of the Company Disclosure Schedule identifies each subsidiary of the Company that is required to file Company SEC Documents with the SEC.

         (f) Certain Contracts. Except as set forth in the exhibit index for the Company's Report on Form 10-K for the year ended December 31, 2001 or as permitted pursuant to Section 4.1 or as set forth on Section 3.1(f) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or bound by (a) any agreement relating to the incurring of indebtedness by the Company or any of its subsidiaries (including sale and leaseback transaction in excess of $2,100,000 and including capitalized lease transactions and other similar financing transactions) including, without limitation, any such agreement which contains provisions which in any non-de-minimis manner restrict, or may restrict, the conduct of business of the issuer thereof as currently conducted (collectively, "Instruments of Indebtedness"), (b) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (c) any non-competition agreement or any other agreement or obligation which purports to limit in any respect (i) the ability of the Company or its businesses to solicit customers or (ii) the manner in which, or the localities in which, all or any substantial portion of the business of the Company and its subsidiaries, taken as a whole, or, following consummation of the transactions contemplated by this Agreement, Parent and its subsidiaries, is or would be conducted, (d) any agreement providing for the indemnification by the Company or a subsidiary of the Company of any person, other than customary agreements relating to the indemnity of directors, officers and employees of the Company or its subsidiaries, (e) any joint venture or partnership agreement, (f) any agreement that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of the Company or any of its subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or business (other than in connection with securitization or financing transactions or contracts entered into in the ordinary course of business that require that the particular transactions that are the subject thereof to be conducted with the counterparty or counterparties to the contract), (g) any contract or agreement providing for any material future payments that are conditioned, in whole or in part, on a change of control of the Company or any of its subsidiaries, (h) any collective bargaining agreement, (i) any employment agreement or any agreement or arrangement that contains any material severance pay or post-employment liabilities or obligations to any current or former employee of the Company or its subsidiaries (any such person, hereinafter, an "Employee"), other than as required under law, (j) any agreement regarding any agent bank or other similar relationships with respect to lines of business,
(k) any material agreement that contains a "most favored nation" clause, (l) any material agreement pertaining to the use of or granting any right to use or practice any rights under any Intellectual Property, whether the Company is the licensee or licensor thereunder, (m) any material agreements pursuant to which the Company or any of its subsidiaries leases any real property, and (n) any contract or other agreement not made in the ordinary course of business which is material to the Company and its subsidiaries taken as a whole or which would reasonably be expected to materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement (the agreements, contracts and obligations of the type described in clauses (a) through (n) being referred to herein as "Company Material Contracts"). Each Company Material Contract is valid and binding on the Company (or, to the extent a subsidiary of the Company is a party, such subsidiary) and, to the knowledge of the Company, any other party thereto and is in full force and effect. Neither the Company nor any of its subsidiaries is in breach or default under any Company Material Contract. Neither the Company nor any subsidiary of the Company knows of, or has received notice of, any violation or default under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Company Material Contract by any other party thereto. Prior to the date hereof, the Company has made available to Parent true and complete copies of all Company Material Contracts. Except as set forth in Section 3.1(f) of the Company Disclosure Schedule, there are no provisions in any Instrument of Indebtedness that provide any restrictions on, or that require that any financial payment (other than payment of outstanding principal and accrued principal) be made in the event of, the repayment of the outstanding indebtedness thereunder prior to its term.

         (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as set forth in Section 3.1(g) of the Company Disclosure Schedule, or as disclosed in the Company SEC Documents filed and publicly available prior to the date hereof (as amended to the date hereof, "Company Filed SEC Documents"), since December 31, 2001, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course, and there has not been:

                  (i) any material adverse change in the Company, including, but not limited to, any material adverse change arising from or relating to fraudulent or unauthorized activity,

                  (ii) any issuance of Company Stock Options or restricted shares of Company Common Stock (in any event identifying in Section 3.1(g) of the Company Disclosure Schedule the issue date, exercise price and vesting schedule, as applicable, for issuances since December 31, 2001),

                  (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, other than regular quarterly cash dividends not to exceed $0.10 on the Company Common Stock in accordance with its terms and regular cash dividends on the REIT Preferred Stock of Preferred Capital Corp. in accordance with its terms,

                  (iv) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, except for issuances of Company Common Stock (and LTWs, if any) upon the exercise of Company Stock Options awarded prior to the date hereof in accordance with their present terms,

                  (v) prior to the date hereof (A) any granting by the Company or any of its subsidiaries to any current or former director, executive officer or other Employee of any increase in compensation, bonus or other benefits, except for increases to then current Employees who are not directors or executive officers that were made in the ordinary course of business, (B) any granting by the Company or any of its subsidiaries to any such current or former director, executive officer or Employee of any increase in severance or termination pay, or (C) any entry by the Company or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or any Employee,

                  (vi) except insofar as may have been required by a change in GAAP or regulatory accounting principles, any change in accounting methods, principles or practices by the Company affecting its assets, liabilities or business, including, without limitation, any reserving, renewal or residual method, or estimate of practice or policy,

                  (vii) any Tax election or change in any Tax election, amendment to any Tax Return (as defined in Section 3.1(j)), closing agreement with respect to Taxes, or settlement or compromise of any income Tax liability by the Company or its subsidiaries, except as would not be required to be disclosed in the Company SEC Documents,

                  (viii) any material change in investment policies, or

                  (ix) any agreement or commitment (contingent or otherwise) to do any of the foregoing.

         (h) Licenses; Compliance with Applicable Laws

                  (i) Section 3.1(h) of the Company Disclosure Schedule sets forth a true and complete listing of all states in which the Company and its subsidiaries are licensed to conduct business, including in connection with their mortgage or auto lending businesses. The Company, its subsidiaries and Employees hold all material permits, licenses, variances, authorizations, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the respective businesses of the Company and its subsidiaries (the "Permits") as presently conducted. Each of the Company and its subsidiaries is, and for the last five years has been, in compliance in all material respects with the terms of the Permits and all the Permits are in full force and effect and no suspension modification or revocation of any of them is pending or, to the knowledge of the Company, threatened nor, to the knowledge of the Company, do grounds exist for any such action.

                  (ii) Each of the Company and its subsidiaries is, and for the last five years has been, in compliance in all material respects with all applicable statutes, laws, regulations, ordinances, Permits, rules, judgments, orders, decrees or arbitration awards of any Governmental Entity applicable to the Company or its subsidiaries.

                  (iii) Neither the Company nor any of its subsidiaries is subject to any outstanding order, injunction or decree or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or, except as would not have a material adverse effect on the Company, is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of any Governmental Entity that restricts in any respect the conduct of its business or, except as would not have a material adverse effect on the Company, that in any manner relates to its capital adequacy, its policies, its management or its business (each, a "Company Regulatory Agreement"), nor has the Company or any of its subsidiaries or affiliates (as defined in Section 8.3(a)) (A) to the Company's knowledge, been advised since January 1, 2001 by any Governmental Entity that it is considering issuing or requesting any such Company Regulatory Agreement or (B) have knowledge of any pending or threatened regulatory investigation.

                  (iv) Except for filings with the SEC, which are the subject of Section 3.1(e), the Company and each of its subsidiaries have timely filed all regulatory reports, schedules, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1999 with any Governmental Entity (the "Other Company Documents"), and have timely paid all taxes, fees and assessments due and payable in connection therewith, except where the failure to make such payments and filings individually or in the aggregate would not have a material adverse effect on the Company. There is no material unresolved violation or exception by any of such Governmental Entities with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries. No Other Company Document, as of their respective dates, except as amended or supplemented by an Other Company Document filed prior to the date hereof, contained, and no Other Company Document filed subsequent to the date hereof will contain as of their respective dates, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has delivered or made available to Parent a true and complete copy of each material Other Company Document, including currently effective Forms BD.

                  (v) Neither the Company nor any of its subsidiaries nor any of their respective current directors, executive officers or Employees has been the subject of any disciplinary proceedings or orders of any Governmental Entity arising under applicable laws or regulations which would be required to be disclosed in any Other Company Document except as disclosed therein, and no such disciplinary proceeding or order is pending, nor to the knowledge of the Company threatened.

                  (vi) Except as disclosed on such Forms BD or Forms U-4, neither the Company or any of its affiliates, nor, to the knowledge of the Company, any "affiliated person" (as defined in the Investment Company Act) of the Company or any of its affiliates, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to act as, or subject to any disqualification which would form a reasonable basis for any denial, suspension or revocation of the registration of or licenses or for any limitation on the activities of the Company or any its affiliates as, an investment advisor (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither the Company or any of its affiliates, nor to the knowledge of the Company, any "associated person of a broker or dealer" (as defined in the Exchange Act) of the Company or any of its affiliates, is ineligible pursuant to Section 15(b) of the Exchange Act to act as a broker-dealer or as an associated person to a registered broker-dealer or is subject to a "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act or otherwise ineligible to serve as a broker-dealer or as an associated person to a registered broker-dealer.

                  (vii) Each of the Company's insured depository institution subsidiaries is "well-capitalized" (as that term is defined at 12 C.F.R. 225.2(r)(2)(i)) and "well managed" (as that term is defined at 12 C.F.R. 225.81(c)), and each institution's examination rating under the Community Reinvestment Act of 1977 is satisfactory or outstanding.

                  (viii) The business and operations of the Company and of each of the Company's subsidiaries through which the Company conducts its finance activities (including mortgage banking and mortgage lending activities and consumer finance activities, which consumer finance activities include direct and indirect automobile lending, banking, home equity operations and consumer financial services (together the "Company Finance Subsidiaries") have been conducted in compliance in all material respects with all applicable statutes and regulations regulating the business of consumer lending, including state usury laws, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Homeowners Ownership and Equity Protection Act, the Fair Debt Collections Act and other Federal, state, local and foreign laws regulating lending ("Finance Laws"), and have complied in all material respects with all applicable collection practices in seeking payment under any loan or credit extension of such subsidiaries. In addition, there is no pending or, to the knowledge of the Company, threatened charge by any Governmental Entity that any of the Company Finance Subsidiaries has violated, nor any pending or, to the knowledge of the Company, threatened investigation by any Governmental Entity with respect to possible violations of, any applicable Finance Laws where such violations would, individually or in the aggregate, have a material adverse effect on the Company.

                  (ix) Since December 31, 1999, neither the Company nor any of its subsidiaries, nor to the knowledge of the Company any other person acting on behalf of the Company or any of its subsidiaries that qualifies as a "financial institution" under the U.S. Anti-Money Laundering laws has knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities, other proprietary interest that is the result of a felony as defined in the U.S. Anti-Money Laundering laws ("Unlawful Gains"), nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains. The Company and each of its subsidiaries that qualifies as a "financial institution" under the U.S. Anti-Money Laundering laws has, during the past three years, implemented in all material respects such anti-money laundry mechanisms and kept and filed all material reports and other necessary material documents as required by, and otherwise complied in all material respects with, the U.S. Anti-Money Laundering laws and the rules and regulations issued thereunder.

         (i) Litigation. Except as set forth in Section 3.1(i) of the Company Disclosure Schedule, which contains a true and current summary description of any pending and, to the Company's knowledge, threatened material litigation, action, suit, proceeding, investigation or arbitration, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedies requested as of the date hereof, no material action, demand, charge, requirement or investigation by any Governmental Entity and no material litigation, action, suit, proceeding, investigation or arbitration by any person or Governmental Entity, in each case with respect to the Company or any of its subsidiaries or any of their respective properties or Permits, is pending or, to the knowledge of the Company, threatened. Except as set forth in Section 3.1(i) of the Company Disclosure Schedule or as contemplated by the LTWs, the CALGZs, the CALGLs and the 1998 Merger Agreement, no person is entitled, directly or indirectly, to participate or receive any portion of any recovery, settlement or award granted in respect of any litigation, action, suit, proceeding or arbitration in which the Company or any of its subsidiaries is plaintiff or claimant.

         (j) Taxes. For purposes of this Section 3.1(j) any reference to the Company or the Company's subsidiaries shall be deemed to include a reference to the Company's predecessors or the Company's subsidiaries' predecessors, respectively, except where inconsistent with the language of this Section 3.1(j).

                  (i) Each of the Company and each of its subsidiaries has (A) timely filed (or there have been timely filed on its behalf) with the appropriate Governmental Entities all income and other material Tax Returns required to be filed by it (giving effect to all extensions) and such Tax Returns are true, correct and complete; (B) timely paid in full (or there has been timely paid in full on its behalf) all income and other material Taxes required to have been paid by it; and
         (C) made adequate provision (or adequate provision has been made on its behalf) for all accrued Taxes not yet due. The accruals and reserves for Taxes reflected in the Company's audited consolidated balance sheet as of December 31, 2001 (and the notes thereto) and the most recent quarterly financial statements (and the notes thereto) are adequate in accordance with GAAP to cover all Taxes accrued or accruable through the date thereof.

                  (ii) There are no material Liens for Taxes upon any property or assets of the Company or any subsidiary of the Company, except for Liens for Taxes not yet due or for Taxes which are being contested in good faith by appropriate proceedings (and for which adequate reserves have been established in the Company's audited consolidated financial statements in accordance with GAAP).

                  (iii) Each of the Company and its subsidiaries has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by law, withheld and paid over to the proper Governmental Entities all material amounts required to be so withheld and paid over under applicable laws.

                  (iv) As of the date of this Agreement, no Federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any of its subsidiaries, and neither the Company nor any subsidiary of the Company has received a written notice of any material pending or proposed claims, audits or proceedings with respect to Taxes.

                  (v) Neither the Company nor any of its subsidiaries has granted in writing any power of attorney which is currently in force with respect to any Taxes or Tax Returns.

                  (vi) Other than in the ordinary course of business, and except as provided in Section 3.1(j)(vi) of the Company Disclosure Schedule, which may be delivered to Parent no later than 30 days after the date hereof, neither the Company nor any of its subsidiaries has requested an extension of time within which to file any Tax Return which has not since been filed and no currently effective waivers, extensions, or comparable consents regarding the application of the statute of limitations with respect to Taxes or Tax Returns has been given by or on behalf of the Company or any of its subsidiaries.

                  (vii) Neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation, sharing or indemnification of Taxes.

                  (viii) The Federal income Tax Returns of the Company and each of its subsidiaries have been examined and any disputes relating thereto have been settled with the Internal Revenue Service (the "IRS") (or the applicable statutes of limitation for the assessment of Taxes for such periods have expired) for all periods through and including December 31, 1988.

                  (ix) Neither the Company nor any of its subsidiaries has been included in any "consolidated," "unitary" or "combined" Tax Return (other than Tax Returns which include only the Company and any of its subsidiaries) provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable year ending after December 31, 1988.

                  (x) No election under Section 341(f) of the Code has been made by the Company or any of its subsidiaries.

                  (xi) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock to which Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the
         Code) applies and which occurred within two years of the date of this Agreement.

                  (xii) Except as provided in Section 3.1(j)(xii) of the Company Disclosure Schedule, which may be delivered to Parent no later than 30 days after the date hereof, neither the Company nor any of its subsidiaries have agreed, or is required, to make any material adjustment under Section 481 of the Code affecting any taxable year ending after December 31, 1997.

                  (xiii) Except as disclosed in Section 3.1(j)(xiii) of the Company Disclosure Schedule, there have not been, within two years of the date of this Agreement, any (i) redemptions by the Company or any of its subsidiaries, (ii) transfers or dispositions of property by the Company or any of its subsidiaries for which the Company or its subsidiary did not receive adequate consideration, (iii) distributions to the holders of Company Common Stock with respect to their stock other than distributions of cash in the ordinary course of business, (iv) distributions of cash with respect to the LTWs, (v) distributions of cash or stock with respect to the CALGZs or CALGLs, or (vi) distributions of cash or stock with respect to Section 1.6(a), Section 1.6(b) or Section 1.6(c) of the 1998 Merger Agreement.

                  (xiv) No claim has been made in writing by any Governmental Entities in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that any such entity is, or may be, subject to taxation by that jurisdiction.

                  (xv) Each of the Company and each of its subsidiaries has made available to Parent correct and complete copies of (i) all of their material Tax Returns filed within the past three years, (ii) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Entity within the past five years relating to the Federal, state, local or foreign Taxes due from or with respect to the Company or any of its subsidiaries, and
         (iii) any closing letters or agreements entered into by the Company or any of its subsidiaries with any Governmental Entities within the past five years with respect to Taxes.

                  (xvi) Neither the Company nor any of its affiliates or subsidiaries has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that could prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                  (xvii) Neither the Company nor any of its subsidiaries has received any notice of deficiency or assessment from any Governmental Entity for any amount of Tax that has not been fully settled or satisfied, and to the knowledge of the Company and its subsidiaries no such deficiency or assessment is proposed.

                  (xviii) Preferred Capital Corp. ("PCC") (f/k/a California Federal Preferred Capital Corporation f/k/a First Nationwide Preferred Capital Corporation (A) was formed in 1996 and included in the 1996 consolidated Federal income tax return of the affiliated group of which Mafco Holdings Inc. was the common parent, (B) has been at all times since January 1, 1997 a "real estate investment trust" ("REIT") as defined in Section 856(a) of the Code, (C) has met at all times since January 1, 1997 the requirements of Section 857(a) of the Code, (D) has not been at any time since January 1, 1997 described in Section 856(c)(6) of the Code, (E) has not had at any time since January 1, 1997 any "net income derived from prohibited transactions" within the meaning of Section 857(b)(6) of the Code and
         (F) has not issued any stock or securities as part of a multiple party financing transaction described in IRS Notice 97-21, 1997-11 I.R.B. 2, or Treasury Regulations Section 1.7701(l)-3.

                  (xix) For purposes of this Agreement (A) "Tax" or "Taxes" shall mean (I) any and all taxes, customs, duties, tariffs, imposts, charges, deficiencies, assessments, levies or other like governmental charges, including, without limitation, income, gross receipts, excise, real or personal property, ad valorem, value added, estimated, alternative minimum, stamp, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes and charges, imposed by the IRS or any other taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such amounts, (II) any liability for the payment of any amounts described in (I) as a result of being a member of an affiliated, consolidated, combined, unitary, or similar group or as a result of transferor or successor liability, and (III) any liability for the payment of any amounts as a result of being a party to any tax sharing agreement or as a result of any obligation to indemnify any other person with respect to the payment of any amounts of the type described in (I) or
         (II), and (B) "Tax Return" shall mean any report, return, document, declaration, election or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns and any documents with respect to or accompanying payments of estimated Taxes or requests for the extension of time in which to file any such report, return, document, declaration or other information.

         (k) Employee Benefit Plans.

                  (i) Section 3.1(k) of the Company Disclosure Schedule contains a true and complete list of each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement or arrangement with any director or former director of the Company or any of its subsidiaries or any Employee and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated, that together with the Company is a "single employer" within the meaning of Section 4001(b) of ERISA (an "ERISA Affiliate"), or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any Employee or any director or former director of the Company or any of its subsidiaries (the "Plans"). Section 3.1(k)(i) of the Company Disclosure Schedule identifies each of the Plans that is subject to section 302 or Title IV of ERISA or section 412 of the Code (the "Title IV Plans"). Neither the Company nor any subsidiary of the Company has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Plan other than as may be required by the terms of such Plan or applicable law.

                  (ii) With respect to each Plan, the Company has heretofore delivered or made available to Parent true and complete copies of each of the following documents:

                  (A) a copy of the Plan and any amendments thereto (or if the
            Plan is not a written Plan, a description thereof);

                  (B) a copy of the most recent annual report and actuarial
            report, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87;

                  (C) a copy of the most recent Summary Plan Description
            required under ERISA with respect thereto;

                  (D) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

                  (E) the most recent determination letter received from the
            Internal Revenue Service with respect to each Plan intended to qualify under Section 401 of the Code.

                  (iii) All contributions required to have been made with respect to any Plan have been paid when due. There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any affiliate or the Company or any subsidiary of the Company relating to, or change in the Plan provisions relating to employee participation or coverage under, any Plan that would increase materially the expense of maintaining such Plan above the level or expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof, except as required by applicable law or previously disclosed contractual commitment as set forth in Section 3.1(k)(iii) of the Company Disclosure Schedule.

                  (iv) Neither the Company nor any ERISA Affiliate contributes to, or is obligated to contribute to, a "multiemployer pension plan," as defined in Section 3(37) of ERISA nor has the Company or any ERISA Affiliate, during the five year period prior to the date hereof been obligated, to contribute to such plan for which the Company or any of its subsidiaries could reasonably be expected to have any material liability.

                  (v) Neither the Company or any subsidiary of the Company, any Plan, any trust created thereunder, nor, to the knowledge of the Company, any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any subsidiary of the Company, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could be subject to either any material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

                  (vi) Each Plan has been operated and administered in accordance with its terms and applicable law in all material respects, including but not limited to ERISA and the Code.

                  (vii) The IRS has issued a favorable determination letter with respect to each Plan intended to be "qualified" within the meaning of Section 401(a) of the Code that has not been revoked, and, to the knowledge of the Company no circumstances exist that could adversely affect the qualified status of any such plan and the exemption under Section 501(a) of the Code of the trust maintained thereunder. Each Plan intended to satisfy the requirements of Section 501(c)(9) of the Code has satisfied such requirements in all material respects.

                  (viii) With respect to any plan subject to Title IV of ERISA, to which the Company or any ERISA Affiliate made, or was required to make, contributions on behalf of any Employee or any director or former director during the five (5)-year period ending on the last day of the most recent plan year ended prior to the Closing Date, (a) no liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and (b) to the knowledge of the Company, no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due).

                  (ix) The PBGC has not instituted proceedings to terminate any Title IV Plan and, to the knowledge of the Company, no condition exists that presents a material risk that such proceedings will be instituted. With respect to each Title IV Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits. No Title IV Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recently ended fiscal year.

                  (x) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for Employees for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," (iii) benefits the full cost of which is borne by the Employee (or his beneficiary) or (iv) Plans that can be amended or terminated by the Company without consent.

                  (xi) No material amounts payable under the Plans will fail to be deductible for Federal income tax purposes by virtue of Section 162(m) of the Code.

                  (xii) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                  (xiii) There are no pending or, to the knowledge of the Company, threatened or anticipated claims by or on behalf of any Plan by any Employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

                  (xiv) Except with respect to Employees listed on Section 3.1(k)(xiv) of the Company Disclosure Schedule, no person will be entitled to a "gross up" or other similar payment in respect of excise taxes under Section 4999 of the Code with respect to the transactions contemplated by this Agreement.

                  (xv) To the extent that the Company or any of its subsidiaries is deemed to be a fiduciary with respect to any Plan that is subject to ERISA, the Company or such subsidiary (1) during the past five years has complied with the requirements of ERISA and the Code in the performance of its duties and responsibilities with respect to such employee benefit plan and (2) has not knowingly caused any of the trusts for which it serves as an investment manager, as defined in Section 3(38) of ERISA, to enter into any transaction that would constitute a "prohibited transaction" under
         Section 406 of ERISA or Section 4975 of the Code, with respect to any such trusts, except for transactions that are the subject of a statutory or administrative exemption.

         (l) Labor Matters. There are no labor or collective bargaining agreements to which the Company or any subsidiary of the Company is a party. There is no union organizing effort pending or, the Company's knowledge, threatened against the Company or any subsidiary of the Company. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union Employees), work slowdown, stoppage or lockout pending or, to the Company's knowledge, threatened against the Company or any subsidiary of the Company. There is no material unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary of the Company (other than routine employee grievances). The Company and its subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

         (m) Environmental Liability. Except as set forth in the Company Filed SEC Documents and except as would not have a material adverse effect on the Company, there are no pending or threatened legal, administrative, arbitral or other proceedings, claims, actions, causes of action, notices, private environmental investigations or remediation activities or governmental investigations of any nature (including, without limitations, claims of alleging potential liability for investigating costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries or penalties) by any person or entity (collectively, "Environmental Claims") or any conditions or circumstances that could form the basis of any Environmental Claim seeking to impose on the Company or any of its subsidiaries, or that reasonably could be expected to result in the imposition on the Company or any of its subsidiaries of, any liability or obligation arising under applicable common law standards relating to pollution or protection of the environment, human health or safety, or under any local, state or Federal environmental statute, regulation, ordinance, decree, judgment or order relating to pollution or protection of the environment, human health or safety including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries as a result of the transactions contemplated by this Agreement.

         (n) Intellectual Property.

                  (i) Section 3.1(n)(i) of the Company Disclosure Schedule sets forth, for the Intellectual Property (as defined below) owned by the Company or any of its subsidiaries, a complete and accurate list of all material U.S. and foreign (A) patents and patent applications,
         (B) trademark or service mark registrations and applications, (C) copyright registrations and applications, and (D) Internet domain names. The Company or one of its subsidiaries owns or has the valid right to use all material patents and patent applications, trademarks, service marks, trademark or service mark registrations and applications, trade names, logos, designs, Internet domain names, slogans and general intangibles of like nature, together with all goodwill related to the foregoing, copyrights, copyright registrations, renewals and applications, Software (as defined below), technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models and methodologies, licenses, agreements and all other material proprietary rights (collectively, the "Intellectual Property"), used in the business of the Company as it currently is conducted. "Software" means any and all (A) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (C) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (D) the technology supporting and content contained on any owned or operated Internet site(s), and (E) all documentation, including user manuals and training materials, relating to any of the foregoing.

                  (ii) All of the material Intellectual Property owned by the Company or one of its subsidiaries is free and clear of all Liens. The Company or one of its subsidiaries is listed in the records of the appropriate United States, state or foreign agency as, the sole owner of record for each application and registration listed in
         Section 3.1(n)(i) of the Company Disclosure Schedule.

                  (iii) All of the material registrations listed in Section 3.1(n)(i) of the Company Disclosure Schedule are valid, subsisting, enforceable, in full force and effect, and have not been cancelled, expired, abandoned or otherwise terminated and all renewal fees in respect thereof have been duly paid. There is no pending or, to the Company's knowledge, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the registrations and applications listed in
         Section 3.1(n)(i) of the Company Disclosure Schedule or, to the Company's knowledge, against any other material Intellectual Property used by the Company or its subsidiaries.

                  (iv) The conduct of the Company's and its subsidiaries' business as currently conducted or planned by the Company to be conducted does not, in any material respect, infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe), dilute, misappropriate or otherwise violate any Intellectual Property owned or controlled by any third party.

                  (v) To the Company's knowledge, no third party is misappropriating, infringing, diluting, or violating any material Intellectual Property owned by or licensed to or by the Company or its subsidiaries and no such claims have been made against a third party by the Company or its subsidiaries.

                  (vi) Each material item of Software, which is used by the Company or its subsidiaries in connection with the operation of their businesses as currently conducted, is either (A) owned by the Company or its subsidiaries, (B) currently in the public domain or otherwise available to the Company without the need of a license, lease or consent of any third party, or (C) used under rights granted to the Company or its subsidiaries pursuant to a written agreement, license or lease from a third party.

         (o) Insurance Matters. The Company and its subsidiaries have all material primary, excess and umbrella policies of general liability, fire, workers' compensation, products liability, completed operations, employers, liability, health, bonds, earthquake and other forms of insurance providing insurance coverage that is customary in amount and scope for other companies in the industry in which they operate, are in full force and effect on the date hereof and shall be kept in full force and effect by the Company through the Effective Time. All such policies, considered collectively with other such policies providing the same type of coverage, are sufficient for compliance in all material respects with all requirements of law and of all requirements under contracts or leases to which the Company is a party. With respect to all such policies that are individually or in the aggregate material to the Company or its subsidiaries, all premiums currently payable or previously due and payable with respect to all periods up to and including the Effective Time have been paid to the extent such premiums are due and payable on or prior to the date hereof and, with respect to premiums not due or payable at or prior to the date hereof, subject to Section 4.1 of this Agreement, all premiums due and payable prior to the Effective Time, will have been paid prior to the Effective Time and no notice of cancellation or termination has been received with respect to any such policy.

         (p) Information Supplied. None of the information supplied or to be supplied by the Company in writing specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

         (q) Transactions with Affiliates. Except as set forth in Section 3.1(q) of the Company Disclosure Schedule there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its subsidiaries to, and neither the Company nor any of its subsidiaries is otherwise a creditor or debtor to, any stockholder, director, Employee or affiliate of the Company or any of its subsidiaries, other than as part of the normal and customary terms of such persons' employment or service as a director with the Company or any of its subsidiaries. Except as set forth in
Section 3.1(q) or Section 3.1(k) of the Company Disclosure Schedule neither the Company nor any subsidiary of the Company is a party to any transaction or agreement with any affiliate, stockholder, director or executive officer of the Company or any of its subsidiaries or any material transaction or agreement with any Employee other than executive officers.

         (r) Voting Requirements. The affirmative vote at the Company Stockholders Meeting (the "Company Stockholder Approval") of a majority of the number of outstanding shares of Company Common Stock to approve and adopt this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

         (s) Opinions of Financial Advisor. The Company has received the opinion of Goldman Sachs, dated the date hereof, to the effect that, as of such date, the aggregate Merger Consideration is fair from a financial point of view to the stockholders of the Company.

         (t) Brokers. Except for Goldman Sachs, whose fees in connection with the transactions contemplated hereby shall not exceed the amount set forth on
Section 3.1(t) of the Company Disclosure Schedule, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent complete and correct copies of such arrangements which are set forth as part of the Company Disclosure Schedule.

         (u) Takeover Laws. The approval of this Agreement, the Securityholders Agreement and the Merger by the Board of Directors of the Company constitutes approval of this Agreement, the Securityholders Agreement and the Merger and the transactions contemplated hereby for purposes of
Section 203 of the DGCL. Except for Section 203 of the DGCL (which has been rendered inapplicable), no "moratorium", "control share", "fair price" or other antitakeover laws and regulations of any state are applicable to the Merger or other transactions contemplated by this Agreement.

         (v) Derivative Transactions.

                  (i) Except as would not reasonably be expected to have a material adverse effect on the Company, all Derivative Transactions (as defined herein) entered into by the Company or any of its subsidiaries were entered into in accordance with applicable rules, regulations and policies of any regulatory authority, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and its subsidiaries, and were entered into with counter parties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions; and the Company and each of its subsidiaries have duly performed all of their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to the Company's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

                  (ii) For purposes of this Section 3.1(v), "Derivative Transactions" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions; provided that, for the avoidance of doubt, the term "Derivative Transactions" shall not include any of Company Stock Options or the LTWs.

         (w) Investment Securities and Commodities.

                  (i) Except as would not reasonably be expected to have a material adverse effect on the Company, each of the Company and its subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of the Company or its subsidiaries. Such securities and commodities are valued on the books of the Company in accordance with GAAP in all material respects.

                  (ii) The Company and its subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures (the "Policies, Practices and Procedures") which the Company believes are prudent and reasonable in the context of such businesses. Prior to the date hereof, the Company has made available to Parent in writing the material Policies, Practices and Procedures.

         (x) Loan Portfolio.

                  (i) Section 3.1(x)(i) of the Company Disclosure Schedule sets forth (A) the aggregate outstanding principal amount, as of the date hereof, of all written or oral loan agreements, notes or borrowing arrangements (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) payable to the Company or its subsidiaries (collectively, "Loans"), other than "non-accrual" Loans, and (B) the aggregate outstanding principal amount, as of April 30, 2002, of all "non-accrual" Loans. As of April 30, 2002, the Company and its subsidiaries, taken as a whole, did not have outstanding Loans and assets classified as "Other Real Estate Owned" with an aggregate then outstanding, fully committed principal amount in excess of $320,000,000, net of specific reserves with respect to such Loans and assets, that were designated by the Company as "Special Mention", "Substandard", "Doubtful", "Loss", or words of similar import ("Criticized Assets"). Section 3.1(x) of the Company Disclosure Schedule sets forth (A) a summary of Criticized Assets as of April 30, 2002, by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category and (B) each asset of the Company that, as of April 30, 2002, is classified as "Other Real Estate Owned" and the book value thereof.

                  (ii) Except as would not have a material adverse effect on the Company, each Loan (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except as would not have a material adverse effect on the Company, all Loans originated by the Company or its subsidiaries, and all such Loans purchased by the Company or its subsidiaries, were made or purchased in accordance with customary lending and leading standards of the Company or its subsidiaries, as applicable. Except as set forth in Section 3.1(x) of the Company Disclosure Schedule, all such Loans (and any related guarantees) and payments due thereunder are, and on the Closing Date will be, free and clear of any Lien, and the Company or its subsidiaries has complied in all material respects, and on the Closing Date will have complied in all material respects, with all laws and regulations relating to such Loans.

         (y) Real Property.

                  (i) Each of the Company and its subsidiaries has good title free and clear of all Liens to all real property (the "Owned Properties") owned by such entities, except for (i) Liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) such imperfections of title, easements and encumbrances, if any, as do not interfere in any material respect with the use of the property as such property is used on the date of this Agreement or (iii) mechanics' materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar Liens arising in the ordinary course of business.

                  (ii) A true and complete copy of each agreement pursuant to which the Company or any of its subsidiaries leases any real property (such agreements, together with any amendments, modifications and other supplements thereto, collectively, the "Leases") has heretofore been made available to Parent. Each Lease is valid, binding and enforceable against the Company or its applicable subsidiary in accordance with its terms and is in full force and effect. There are no existing defaults by the Company or any of its subsidiaries, as applicable, under any of the Leases which, in the aggregate, would result in the termination of such Leases and a material adverse effect on the Company. The consummation of the transactions contemplated by this Agreement will not cause defaults under the Leases which, in the aggregate, would result in a material adverse effect on the Company.

                  (iii) The Owned Properties and the properties (the "Leased Properties") leased pursuant to the Leases constitute all of the real estate within which the Company and its subsidiaries conduct their respective business operations as of the date of this Agreement, except for locations the loss of which would not constitute a material adverse effect on the Company. The Owned Properties and the Leased Properties are in compliance with all laws in all material respects, except for any lack of compliance which would not result in a material adverse effect on the Company. Neither any agreement relating to the Owned Properties nor any of the Leases requires consent of any third party for the consummation of the transactions contemplated hereby except for (i) such consents which will be obtained prior to Closing, and (ii) such consents which, if not obtained, will not, in the aggregate, result in a material adverse effect on the Company.

                  (iv) A true and complete copy of each agreement pursuant to which the Company or any of its subsidiaries leases real property to a third party (such agreements, together with any amendments, modifications and other supplements thereto, collectively, the "Third Party Leases") has heretofore been made available to Parent. Each Third Party Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect, except that (i) such enforceability may be subject to applicable bankruptcy, insolvency or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunction or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. There are no existing defaults by the tenant under any Third Party Lease which, in the aggregate, would result in the termination of such Third Party Leases and a material adverse effect on the Company. The consummation of the transactions contemplated by this Agreement will not cause defaults under the Third Party Leases which, in the aggregate, would result in a material adverse effect on the Company.

         SECTION 3.2 Representations and Warranties of Parent. Except as set forth on the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Parent represents and warrants to the Company as follows:

         (a) Organization, Standing and Corporate Power.

                  (i) Each of Parent, its subsidiaries (as defined in Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act by the SEC ("significant subsidiaries")) and Merger Sub is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted except, as to subsidiaries, for those jurisdictions where the failure to be duly organized, validly existing and in good standing, individually or in the aggregate, would not have a material adverse effect on Parent. Each of Parent and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not have a material adverse effect on Parent.

                  (ii) Merger Sub is a newly formed corporation with no material assets or liabilities, except for liabilities arising under this Agreement. Merger Sub will not conduct any business or activities other than the issuance of its stock to Parent prior to the Merger.

         (b) Capital Structure. The authorized capital stock of Parent consists of 15,000,000,000 shares of Parent Common Stock and 30,000,000 shares of preferred stock, par value $1.00 per share, of Parent ("Parent Authorized Preferred Stock"), of which, as of the date hereof, 1,600,000 shares have been designated as 6.365% Cumulative Preferred Stock, Series F ("Parent Series F Preferred Stock"), 800,000 shares have been designated as 6.213% Cumulative Preferred Stock, Series G ("Parent Series G Preferred Stock"), 800,000 shares have been designated as 6.231% Cumulative Preferred Stock, Series H ("Parent Series H Preferred Stock"), 800,000 shares have been designated as 5.864% Cumulative Preferred Stock, Series M ("Parent Series M Preferred Stock"), 700,000 shares have been designated as Adjustable Rate Cumulative Preferred Stock, Series Q ("Parent Series Q Preferred Stock"), 400,000 shares have been designated as Adjustable Rate Cumulative Preferred Stock, Series R ("Parent Series R Preferred Stock"), 250,000 shares have been designated as Fixed/Adjustable Rate Cumulative Preferred Stock, Series V ("Parent Series V Preferred Stock"), 5,000 shares have been designated as Cumulative Adjustable Rate Preferred Stock, Series Y ("Parent Series Y Preferred Stock"), 987 shares have been designated as 5.321% Cumulative Preferred Stock, Series YY ("Parent Series YY Preferred Stock") and 2,597 shares have been designated 6.767% Cumulative Preferred Stock, Series YYY ("Parent Series YYY Preferred Stock"). At the close of business on May 6, 2002: (i) 5,477,416,254 shares of Parent Common Stock were issued and outstanding; (ii) 331,997,699 shares of Parent Common Stock were held by Parent in its treasury; (iii) no shares of Parent Common Stock were held by subsidiaries of Parent; (iv) 1,600,000 shares of Parent Series F Preferred Stock were issued and outstanding; (v) 800,000 shares of Parent Series G Preferred Stock were issued and outstanding; (vi) 800,000 shares of Parent Series H Preferred Stock were issued and outstanding;
(vii) 800,000 shares of Parent Series M Preferred Stock were issued and outstanding; (viii) 700,000 shares of Parent Series Q Preferred Stock were issued and outstanding; (ix) 400,000 shares of Parent Series R Preferred Stock were issued and outstanding ; (x) 250,000 shares of Parent Series V Preferred Stock were issued and outstanding; (xi) 2,262 shares of Parent Series Y Preferred Stock were issued and outstanding; (xii) 987 shares of Parent Series YY Preferred Stock were issued and outstanding; (xiii) 2,597 shares of Parent Series YYY Preferred Stock were issued and outstanding; (xiv) approximately
976.4 million shares of Parent Common Stock were reserved for issuance pursuant to the stock-based plans identified in Section 3.2(b) of the Parent Disclosure Schedule (such plans, collectively, the "Parent Stock Plans"), of which approximately 429 million shares are subject to outstanding employee stock options or other rights to purchase or receive Parent Common Stock granted under the Parent Stock Plans (collectively, "Parent Employee Stock Options"); (xv) 1,116,769 shares of Parent Common Stock are reserved for issuance pursuant to convertible securities; and (xvi) other than as set forth above, no other shares of Parent Authorized Preferred Stock have been designated or issued. All outstanding shares of capital stock of Parent are, and all shares thereof which may be issued pursuant to this Agreement or otherwise will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.2(b) and except for changes since May 6, 2002 resulting from the issuance of shares of Parent Common Stock pursuant to the Parent Stock Plans, Parent Employee Stock Options or Parent Convertible Securities and other rights referred to in this Section 3.2(b), as of the date hereof, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Parent, (B) any securities of Parent or any Parent subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Parent, (C) any warrants, calls, options or other rights to acquire from Parent or any Parent subsidiary, and any obligation of Parent or any Parent subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Parent or other ownership interests of Parent, and (y) there are no outstanding obligations of Parent or any Parent subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. As of the date hereof, there are no outstanding (A) securities of Parent or any Parent subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or other ownership interests in any Parent subsidiary,
(B) warrants, calls, options or other rights to acquire from Parent or any Parent subsidiary, and any obligation of Parent or any Parent subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Parent subsidiary or (C) obligations of Parent or any Parent subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Parent subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Parent does not own any shares of Company Common Stock.

         (c) Authority; Noncontravention. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate and shareholder action on the part of Parent and Merger Sub, respectively. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligations of Parent and Merger Sub, respectively, enforceable against Parent and Merger Sub, respectively, in accordance with their terms except that (i) such enforceability may be subject to applicable bankruptcy, insolvency or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunction or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the courts for which any proceeding therefor may be brought. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Parent, (ii) the certificate of incorporation or by-laws of the comparable organizational documents of any of its significant subsidiaries or Merger Sub, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Parent or any of its subsidiaries or their respective properties or assets or (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii), (iii) and (iv), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent or (y) reasonably be expected to materially impair or materially delay the ability of Parent or Merger Sub to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, except for (1) the filing of a pre-merger notification and report form by Parent under the HSR Act, and filing of a copy of the application to the Federal Reserve Board pursuant to Section 7A(c)(8) of the HSR Act; (2) the filing with the SEC of
(A) the Form S-4 and the Proxy Statement and (B) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Entities to satisfy the applicable requirements of the laws of states in which Parent and its subsidiaries are qualified or licensed to do business or state securities or "blue sky" laws; (4) such filings with and approvals of the NYSE and the Pacific Stock Exchange (the "PSX") to permit the shares of Parent Common Stock to be issued in the Merger and under the Company Stock Plan to be listed on the NYSE and PSX; (5) the approval of the Federal Reserve under Section 4(j) of the Bank Holding Company Act; and (6) filings in respect of, and approvals and authorizations of, any Governmental Entity having jurisdiction over the consumer lending, banking, insurance or other financial services businesses.

         (d) Parent Documents. Since January 1, 1999, Parent has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC (the "Parent SEC Documents"). As of their respective filing dates, (i) the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and (ii) none of the Parent SEC Documents when filed (or when amended and restated and as supplemented by subsequently filed Parent SEC Document) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to other adjustments described in the notes to such unaudited statements). Except (A) as reflected in Parent's unaudited balance sheet as of March 31, 2002 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to
GAAP) or (B) for liabilities incurred in the ordinary course of business since March 31, 2002 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature other than liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent.

         (e) Information Supplied. None of the information supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in
(i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, in either case, no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

         (f) Brokers. No broker, investment broker, financial advisor or other person is entitled to a broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

         (g) Tax Matters. Neither Parent nor any of its affiliates or subsidiaries has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that could prevent the Merger from qualifying as a "reorganization" within the meaning of
Section 368(a) of the Code.

         (h) Compliance with Laws.

                  (i) Except as set forth in the Parent SEC Document filed and publicly available prior to the date hereof, and except as would not have a material adverse effect on Parent, each of Parent and its subsidiaries is, and for the last five years has been, in compliance in all material respects with all applicable statutes, laws, regulations, ordinances, permits, rules, judgments, orders, decrees or arbitration awards of any Governmental Entity applicable to Parent or its subsidiaries.

                  (ii) Except as would not reasonably be expected to have a material adverse effect on Parent, neither Parent nor any of its subsidiaries is subject to any outstanding order, injunction or decree or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or, except as would not have a material adverse effect on Parent, is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of any Governmental Entity that restricts in any respect the conduct of its business or, except as would not have a material adverse effect on Parent, that in any manner currently relates to its capital adequacy, its policies, its management or its business currently (each, a "Parent Regulatory Agreement"), nor has Parent or any of its subsidiaries or affiliates
         (A) to its knowledge, been advised since January 1, 2001 by any Governmental Entity that it is considering issuing or requesting any Parent Regulatory Agreement that is reasonably be expected to have a material adverse effect on Parent or (B) have knowledge of any pending or threatened regulatory investigation that would result in a material adverse effect on Parent.

         (i) Litigation. Except as described in the Parent SEC Document filed and publicly available prior to the date hereof, as of the date hereof there are no pending or, to Parent's knowledge, threatened litigations, actions, suits, proceedings, investigations or arbitrations with respect to Parent or any of its subsidiaries or any of their respective properties that would result in a material adverse effect on Parent.

         (j) Absence of Certain Changes. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as disclosed in the Parent SEC Documents filed and publicly available prior to the date hereof, since December 31, 2001, (A) there has not been any material adverse change in Parent or (B) there are not, to Parent's knowledge, any facts, circumstances or events that make it reasonably likely that Parent will not be able to fulfill its obligations under this Agreement in all material respects.

                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

         SECTION 4.1 Conduct of Business by the Company. Except as set forth in Section 4.1 of the Company Disclosure Schedule, except as otherwise expressly contemplated by this Agreement or except as consented to by Parent in writing or required by applicable law or regulation, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations, pay their respective material debts and material Taxes when due, pay or perform their other respective material obligations when due, and, use all commercially reasonable efforts consistent with the other terms of this Agreement to preserve intact their current business organizations, use all commercially reasonable efforts consistent with the other terms of this Agreement to keep available the services of their current officers and employees and preserve their relationships with those persons having business dealings with them, all with the goal of preserving unimpaired their goodwill and ongoing businesses at the Effective Time. Without limiting the generality of the foregoing, senior officers of Parent and the Company shall meet on a reasonably regular basis to review the financial and operational affairs of the Company and its subsidiaries, in accordance with applicable law, and the Company shall give due consideration to Parent's input on such matters, consistent with Section
4.5 hereof, with the understanding that Parent shall in no event be permitted to exercise control of the Company prior to the Effective Time. Except as expressly contemplated by this Agreement, except as disclosed in Section 4.1 of the Company Disclosure Schedule, or except as consented to by Parent in writing or required by applicable law or regulation, after the date hereof the Company shall not, and shall not permit any of its subsidiaries to:

                  (i) other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (x) declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock (except for regular quarterly cash dividends not to exceed $0.10 on the Company Common Stock and regular cash dividends on the REIT Preferred Stock of Preferred Capital Corp. and pursuant to the terms of the LTWs and the CALGZs and the CALGLs), (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, except upon the exercise of Company Stock Options that are outstanding as of the date hereof in accordance with their present terms, or pursuant to the terms of the LTWs or pursuant to Section 1.6 of the 1998 Merger Agreement, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries, other securities thereof or any rights, warrants or options to acquire any such shares or other securities (other than the issuance of Company Common Stock upon the exercise of Company Stock Options that are outstanding as of the date hereof in accordance with their present terms, pursuant to the terms of the LTWs or pursuant to Section 1.6 of the 1998 Merger Agreement);

                  (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities, including, without limitation, any restricted shares of Company Common Stock, or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, including, without limitation, any Company Stock Options (other than the issuance of Company Common Stock upon the exercise of Company Stock Options that are outstanding as of the date hereof in accordance with their present terms, or (x) pursuant to the terms of the LTWs or pursuant to Section 1.6(a) or
         (b) of the 1998 Merger Agreement, or (y) to the extent contemplated by Section 6(c)(iii)(A) of the Securityholders Agreement, pursuant to
         Section 1.6(c) of the 1998 Merger Agreement);

                  (iii) amend its certificate of incorporation, by-laws or other comparable organizational documents;

                  (iv) (A) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or any equity securities of, or by any other manner, any business or any person, or otherwise acquire or agree to acquire any assets for consideration in excess of $1,000,000 in any one transaction or series of related transactions or $5,000,000 in the aggregate, except for investment securities and mortgage and automobile loans purchased in the ordinary course of business and except for foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practice or (B) open, close, sell or acquire any branches;

                  (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets other than securitizations and other transactions in the ordinary course of business and consistent with past practices or create any security interest in such assets or properties;

                  (vi) except for borrowings under existing credit facilities or lines of credit or refinancing of indebtedness outstanding on the date hereof not to exceed $100,000,000 and except for the incurring of deposit liabilities in the ordinary course of business, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any person, or, other than in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any person other than its wholly owned subsidiaries and as a result of ordinary advances and reimbursements to employees and endorsements of banking instruments;

                  (vii) change in any material respect its accounting methods (or underlying assumptions), principles or practices affecting its assets, liabilities or business, including without limitation, any reserving, renewal or residual method, practice or policy, in each case, in effect on the date hereof, except as required by changes in GAAP or regulatory accounting principles, or change in any material respect any of its methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns of the Company for the taxable year ending December 31, 2000, except as required by changes in law or regulation;

                  (viii) change in any material respects its investment or risk management or other similar policies of the Company or any of its subsidiaries;

                  (ix) make or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement, settle or compromise any material liability with respect to Taxes, agree to any material adjustment of any Tax attribute, file any claim for a material refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, provided, that for purposes of this subparagraph
         (ix), "material" shall mean affecting or relating to $5 million of taxable income;

                  (x) create, renew or amend, or take any other action that may result in the creation, renewal, or amendment, of any agreement or contract or other binding obligation of the Company or its subsidiaries containing (A) any non-de-minimis restriction on the ability of the Company and its subsidiaries, taken as a whole, to conduct its business as it is presently being conducted or (B) any non-de-minimis restriction on the Company or its subsidiaries engaging in any type or activity or business;

                  (xi) (A) incur any capital expenditures in an annual aggregate amount in excess of $7,500,000 or (B) enter into any agreement obligating the Company to spend more than $1,000,000 annually, or $5,000,000 in the aggregate, or undertake any material commitment or material transaction of the type described in Section 3.1(f) of this Agreement, other than in the ordinary course of business consistent with past practice;

                  (xii) amend or otherwise modify, except in the ordinary course of business, or knowingly violate in any material respect the terms of, any of the Company Material Contracts or other binding material obligations of the Company or its subsidiaries;

                  (xiii) except as required by agreements or instruments in effect on the date hereof, alter in any material respect, or enter into any commitment to alter in any material respect, its interest in any material corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any equity or ownership interest on the date hereof (other than any interest arising from any foreclosure, settlement in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with past practice);

                  (xiv) (A) grant to any current or former director, executive officer or other Employee of the Company or its subsidiaries any increase in compensation, bonus or other benefits, except for salary, wage, bonus or benefit increases to current Employees who are not executive officers and which are in the ordinary course of business, consistent with past practice, (B) grant to any such current or former director, executive officer or other Employee of the Company any increase in severance or termination pay, (C) enter into, or amend, or take any action to clarify any provision of, any Plan or any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or other Employee except as required by applicable law or (D) modify any Company Stock Option;

                  (xv) except pursuant to agreements or arrangements in effect on the date hereof and disclosed in writing and provided or made available to Parent and except for compensation for service as an officer, employee or director consistent with past practice, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or the immediate family members or associates of any of its officers or directors other than compensation in the ordinary course of business consistent with past practice;

                  (xvi) agree or consent to any material agreement or material modifications of existing agreements with any Governmental Entity in respect of the operations of its business, except (i) as required by law or (ii) to effect the consummation of the transactions contemplated hereby;

                  (xvii) pay, discharge, settle, compromise or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including taking any action to settle or compromise any litigation, other than any such payment, discharge, settlement, compromise or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company Filed SEC Documents, or incurred since March 31, 2002 in the ordinary course of business consistent with past practice;

                  (xviii) authorize, or commit or agree to take, any of the foregoing actions or any other action that would be reasonably likely to prevent the Company from performing or would be reasonably likely to cause the Company not to perform its covenants hereunder in all material respects;

                  (xix) issue any broadly distributed communication of a general nature to Employees (including general communications relating to benefits and compensation) or customers without the prior written approval of Parent (which will not be unreasonably delayed or withheld), except for communications in the ordinary course of business that do not relate to the Merger or other transactions contemplated hereby;

                  (xx) create, renew, amend or permit to expire, lapse or terminate or knowingly take any action reasonably likely to result in the creation, renewal, amendment, expiration, lapse or termination of any insurance policies referred to in Section 3.1(o), except that the Company shall be permitted to take any such action without Parent's consent in the event that Parent shall fail to reasonably consent to such action; or

                  (xxi) knowingly take any action or knowingly fail to take any action which would result in any of the conditions of Article VI not being satisfied.

         SECTION 4.2 Advice of Changes. Except to the extent prohibited by applicable law or regulation, the Company, Parent and Merger Sub shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which, insofar as can reasonably be foreseen, could have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; provided further that a failure to comply with this Section 4.2 shall not constitute a failure to be satisfied of any condition set forth in Article VI unless the underlying untruth, inaccuracy, failure to comply or satisfy, or change or event would independently result in a failure to be satisfied of a condition set forth in Article VI.

         SECTION 4.3 No Solicitation by the Company. (a) Except as otherwise provided in this Section 4.3, until the earlier of the Effective Time and the date of termination of this Agreement, neither the Company, nor any of its subsidiaries or any of the officers, directors, agents, representatives or affiliates of it or its subsidiaries (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) shall (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a Company Takeover Proposal (as defined below), (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal, (iii) enter into any agreement regarding any Company Takeover Proposal or (iv) make or authorize any statement, recommendation or solicitation in support of any Company Takeover Proposal. If and only to the extent that (i) the Company Stockholders Meeting shall not have occurred, (ii) the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, (iii) the Company's Board of Directors concludes in good faith that such Company Takeover Proposal constitutes a Company Superior Proposal (as defined below), (iv) such Company Takeover Proposal was not solicited by it and did not otherwise result from a breach of this Section 4.3(a), and (v) the Company provides prior written notice to Parent of its decision to take such action, the Company shall be permitted to (A) furnish information with respect to the Company and any of its subsidiaries to such person pursuant to a customary confidentiality agreement, (B) participate in discussions and negotiations with such person, (C) subject to first complying with the provisions of Section 5.8(b) hereof, enter into a Company Acquisition Agreement and (D) effect a Change in the Company Recommendation (as defined below); provided, that at least five business days prior to taking any actions set forth in clause (C) or (D) above, the Company's Board of Directors provides Parent written notice advising Parent that the Company's Board of Directors is prepared to conclude that such Company Takeover Proposal constitutes a Company Superior Proposal and during such five business day period the Company and its advisors shall have negotiated in good faith with Parent to make adjustments in the terms and conditions of this Agreement such that such Company Takeover Proposal would no longer constitute a Company Superior Proposal and the Company's Board of Directors fully considers any such adjustment and nonetheless concludes in good faith that such Company Takeover Proposal constitutes a Company Superior Proposal. The Company, its subsidiaries and their representatives immediately shall cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any Company Takeover Proposal.

                  For purposes of this Agreement, "Company Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or 20% or more of any class of equity securities of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of any equity securities of the Company, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any subsidiary of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole), other than the transactions contemplated by this Agreement. For purposes of this Agreement, a "Company Superior Proposal" means any proposal made by a third party (A) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, sale, lease, exchange, transfer or other disposition (including a contribution to a joint venture), dissolution or similar transaction, for consideration consisting of cash and/or securities, 100% of the combined voting power of the shares of the Company's capital stock then outstanding or 100% of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole and (B) which is otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (after consultation with (i) either Goldman Sachs & Co. or another nationally recognized investment banking firm and (ii) outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, that the proposal, (i) if consummated would result in a transaction that is more favorable to the Company's stockholders than the Merger and the other transactions contemplated hereby and (ii) is reasonably capable of being completed, including to the extent required, financing which is then committed or which, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by such third party.

         (b) Except as expressly permitted by this Section 4.3, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the approval of the Agreement, the Merger or the Company Recommendation (as defined in Section 5.1(d)) or take any action or make any statement in connection with the Company Stockholders Meeting inconsistent with such approval or Company Recommendation (collectively, a "Change in the Company Recommendation"), (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Company Acquisition Agreement") related to any Company Takeover Proposal. For purposes of this Agreement, a Change in the Company Recommendation shall include any approval or recommendation (or public proposal to approve or recommend), by the Company Board of a Company Takeover Proposal, or any failure by the Company Board to recommend against a Company Takeover Proposal. Notwithstanding the foregoing, the Board of Directors of the Company, to the extent that it determines in good faith, after consultation with outside counsel, that in light of a Company Superior Proposal it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, may terminate this Agreement solely in order to concurrently enter into a Company Acquisition Agreement with respect to any Company Superior Proposal, but only at a time that is after the fifth business day following Parent's receipt of the written notice specified in Section 4.3(a) and compliance by the Company with the terms of Sections 4.3(a) and 5.8(b).

         (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.3, the Company shall immediately advise Parent orally and in writing of any request for information relating to a Company Takeover Proposal, or of any Company Takeover Proposal, the material terms and conditions of such request or Company Takeover Proposal and the identity of the person making such request or Company Takeover Proposal, and shall promptly provide a copy of any written request or Company Takeover Proposal to Parent. The Company will keep Parent promptly informed of the status and details (including amendments or proposed amendments) of any such request or Company Takeover Proposal.

         (d) Nothing contained in this Section 4.3 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would violate its obligations under applicable law; provided, however, any such disclosure relating to a Company Takeover Proposal shall be deemed to be a Change in the Company Recommendation unless the Board of Directors of the Company reaffirms the Company Recommendation in such disclosure.

         SECTION 4.4 Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its subsidiaries to: (i) timely file (taking into account any extensions of time within which to file) all Tax Returns ("Post-Signing Returns") required to be filed by it and such Post-Signing Returns shall be prepared in a manner reasonably consistent with past practice; (ii) timely pay all Taxes shown as due and payable on such Post-Signing Returns that are so filed; (iii) accrue a reserve in its books and records and financial statements in accordance with past practice for all Taxes payable by it for which no Post-Signing Return is due prior to the Effective Time; and (iv) promptly notify Parent of any material suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of its subsidiaries in respect of any Tax matter, including (without limitation) Tax liabilities and refund claims.

         SECTION 4.5 Transition. Commencing following the date hereof, Parent and the Company shall, and shall cause their respective subsidiaries to, use their reasonable best efforts to facilitate the integration of the Company and its subsidiaries, including the Bank, with the businesses of Parent and its subsidiaries to be effective as of the Closing Date. Without limiting the generality of the foregoing, from the date hereof through the Closing Date and consistent with the performance of their day-to-day operations and the continuous operation of the Company and its subsidiaries in the ordinary course of business, the Company shall cause the employees and officers of the Company and its subsidiaries, including the Bank, to use their reasonable best efforts to provide support, including support from its outside contractors, and to assist Parent in performing all tasks, including, without limitation, equipment installation, reasonably required to result in a successful integration at the Closing.

         SECTION 4.6 No Fundamental Changes in the Conduct of Business by Parent. Except as set forth in Section 4.6 of the Parent Disclosure Schedule, except as otherwise expressly contemplated by this Agreement or except as consented to by the Company in writing or required by applicable law or regulation, during the period from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit any of it subsidiaries to:

                  (i) except as contemplated hereby, amend its certificate of incorporation or by-laws in a manner that would adversely affect the economic benefits of the Merger to the holders of Company Common Stock; provided that the authorization or issuance of preferred stock in a manner that would not require Parent stockholder approval shall not be deemed to violate this clause (i);

                  (ii) enter into any agreement to acquire all or substantially all of the capital stock or assets of any other person or business unless such transaction would not materially delay or impede the consummation of the Merger;

                  (iii) knowingly take any action or knowingly fail to take any action which would result in any of the conditions of Article VI not being satisfied;

                  (iv) authorize, or commit or agree to take, any of the foregoing actions or any other action that would be reasonably likely to prevent Parent from performing or would be reasonably likely to cause Parent not to perform its covenants hereunder in all material respects; or

                  (v) directly purchase or otherwise acquire any shares of Company Common Stock.

                                  ARTICLE V

                             ADDITIONAL AGREEMENTS

                  SECTION 5.1 Preparation of the Form S-4, Proxy Statement; Stockholders Meeting.

         (a) As promptly as practicable following the date of this Agreement, Parent and the Company shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company shall use reasonable best efforts to cause the Proxy Statement to be mailed to holders of Company Common Stock as promptly as practicable after the Form S-4 is declared effective.

         (b) If at any time prior to the Effective Time there shall occur (i) any event with respect to the Company or any of its subsidiaries, or with respect to other information supplied by Company for inclusion in the Form S-4 or the Proxy Statement or (ii) any event with respect to Parent, or with respect to information supplied by Parent for inclusion in the Form S-4 or the Proxy Statement, in either case, which event is required to be described in an amendment of, or a supplement, to the Form S-4 or the Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Company.

         (c) Each of the Company and Parent shall promptly notify the other of the receipt of any comments from the SEC or its staff or any other appropriate government official and of any requests by the SEC or its staff or any other appropriate government official for amendments or supplements to any of the filings with the SEC in connection with the Merger and other transactions contemplated hereby or for additional information and shall supply the other with copies of all correspondence between the Company or any of its representatives, or Parent or any of its representatives, as the case may be, on the one hand, and the SEC or its staff or any other appropriate government official, on the other hand, with respect thereto. The Company and Parent shall use their respective reasonable best efforts to respond to any comments of the SEC with respect to the Form S-4 and the Proxy Statement as promptly as practicable. The Company and Parent shall cooperate with each other and provide to each other all information necessary in order to prepare the Form S-4 and the Proxy Statement, and shall provide promptly to the other party any information such party may obtain that could necessitate amending any such document.

         (d) The Company shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, duly call, give notice of, convene and hold the Company Stockholders Meeting in accordance with the DGCL for the purpose of obtaining the Company Stockholder Approval and subject to
Section 4.3, the Board of Directors of the Company shall recommend to the Company's stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby (the "Company Recommendation"). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.1(d) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal. Notwithstanding any Change in the Company Recommendation, unless otherwise directed in writing by Parent, this Agreement and the Merger shall be submitted to the stockholders of the Company at the Company Stockholders Meeting for the purpose of approving the Agreement and the Merger and nothing contained herein shall be deemed to relieve the Company of such obligation.

         (e) The Company shall coordinate and cooperate with Parent with respect to the timing of the Company Stockholders Meeting.

         SECTION 5.2 Letters of the Company's Accountants. The Company shall cause to be delivered to Parent two letters from the Company's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         SECTION 5.3 Letters of Parent's Accountants. Parent shall cause to be delivered to the Company two letters from Parent's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         SECTION 5.4 Access to Information; Confidentiality. Subject to the Agreement, dated as of April 4, 2002 (executed as of April 8, 2002) between Parent and the Company (the "Confidentiality Agreement"), and subject to applicable law, the Company shall, and shall cause its subsidiaries to, afford Parent and to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Effective Time to all its respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent (a) a copy of each material report, schedule, registration statement and other document filed by it with any Governmental Entity and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. In addition, the Company will deliver, or cause to be delivered, to Parent the internal or external reports prepared by the Company and/or its subsidiaries in the ordinary course that are reasonably required by Parent promptly after such reports are made available to the Company's personnel. No review pursuant to this Section 5.4 shall affect any representation or warranty given by the Company to Parent. Parent will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

         SECTION 5.5 Reasonable Best Efforts. (a) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its reasonable best efforts (subject to, and in accordance with, applicable law) to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

         (b) In connection with and without limiting the foregoing, the Company and Parent shall (i) use their reasonable best efforts to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or the Merger or any of the other transactions contemplated hereby, and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or the Merger or any other transaction contemplated hereby, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby.

         (c) In connection with and without limiting the foregoing, the Company and Parent shall use their reasonable best efforts to effect the combination (the "Bank Combination") of the Bank with Citibank FSB, or another banking subsidiary of Parent, including, without limitation, the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities (including the OTS Approval) and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including the OTS Approval).

         (d) At the reasonable request of Parent, the Company and its subsidiaries shall use their reasonable best efforts and cooperate with Parent in order to permit all of the indebtedness outstanding under the Indenture, dated as of August 6, 1998, between Mercury State Holdings Inc. and The Bank of New York, as trustee (including any amendments and supplemental indentures, the "Indenture"), to be called for redemption and redeemed as promptly as possible following the Closing. In furtherance thereof, the Company and its subsidiaries agree to request that The Bank of New York consent to shorten the notice period required pursuant to Section 3.02 of the Indenture from 60 days to 30 days or agree to accept a redemption notice that is conditioned upon the consummation of the Merger.

         SECTION 5.6 Company Equity-Based Incentives. (a) As of the Effective Time, each outstanding Company Stock Option representing a right to receive Company Common Stock upon exercise of such Company Stock Option shall be converted into an option (an "Adjusted Option") to purchase the number of shares of Parent Common Stock (rounded to the nearest whole number of shares of Parent Common Stock) equal to the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, at an exercise price per share (rounded to the nearest whole cent) equal to the exercise price for each such share of Company Common Stock subject to such Company Stock Option divided by the Exchange Ratio, and references in each such option to the Company shall be deemed to refer to Parent, where appropriate; provided, however, Parent shall assume the obligations of the Company under the applicable Company Stock Plan and agreements under which the Adjusted Option was originally granted, subject to the adjustments required by this Section 5.6(a). The other terms of each such Adjusted Option, and the plans under which they were issued, shall continue to apply in accordance with their terms. Notwithstanding anything contained herein to the contrary, with respect to the Company Stock Options granted under the LTIP, (i) the rights with respect to LTWs attached to such Company Stock Options shall continue in full force and effect following the Effective Time, with such LTWs to be adjusted in accordance with Section 2.6 hereof, (ii) the exercise price of such Company Stock Options relating to such LTWs shall be adjusted to include the adjusted LTW exercise price in lieu of the current LTW exercise price and (iii) such Company Stock Options to be subject to adjustment following the Effective Time in accordance with the special LTW anti-dilution provision of the LTIP upon the exercise of any such Company Stock Option on or after the Triggering Event (as defined in the Warrant Agreement). Notwithstanding the foregoing, in the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under Section 422 of the Code, the conversion formula shall be adjusted if necessary to comply with Section 424(a) of the Code.

         (b) The Company shall adopt such resolutions and take all such other actions as may be required to permit the transactions contemplated by this
Section 5.6, including, but not limited to the conversion of shares of Company Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into shares of Parent Common Stock on a basis consistent with the transactions contemplated by this Agreement.

         (c) Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become subject to the plans referred to in this
Section 5.6 and (ii) issue or cause to be issued the appropriate number of shares of Parent Common Stock pursuant to applicable plans upon the exercise or maturation of rights existing thereunder on the Effective Time or thereafter granted or awarded. As soon as practicable following the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) registering a number of shares of Parent Common Stock necessary to fulfill Parent's obligations under this Section 5.6.

         (d) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to awards granted under the Company Stock Plans.

         (e) Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock or acquisitions of Parent Common Stock (including derivative securities with respect to Company Common Stock or Parent Common Stock) resulting from the transactions contemplated by Article I and II or Section 5.6 of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or by each individual, if any, who will be so subject, immediately following the Effective Time, with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

         SECTION 5.7 Indemnification, Exculpation and Insurance. (a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any existing indemnification agreements or arrangements of the Company and its subsidiaries shall survive the Merger and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring at or prior to the Effective Time.

         (b) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or any of its subsidiaries (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to
(i) the fact that he is or was a director, officer or employee of the Company or any of its subsidiaries or their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

         (c) For six years after the Effective Time, the Surviving Corporation shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable to the Company's directors and officers currently covered by such insurance than those of such policy in effect on the date hereof; provided, that the Surviving Corporation may substitute therefor policies of Parent or its subsidiaries (including self insurance) containing terms with respect to coverage and amount no less favorable to such directors or officers; provided, further, that in no event shall the Surviving Corporation be required to pay aggregate premiums for insurance under this Section 5.7(c) in excess of 200% of the aggregate premiums paid by the Company in 2001 on an annualized basis for such purpose and, if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

         (d) Parent shall cause the Surviving Corporation or any successor thereto, whether by consolidation, merger or transfer of substantially all of its properties or assets, to comply with its obligations under this Section
5.7. The provisions of this Section 5.7 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and other person named herein and his or her heirs and representatives.

         SECTION 5.8 Fees and Expenses. (a) Except as provided in this Section
5.8 or in Section 5.14, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated. Subject to Section 5.14, the Company shall not become or agree to become liable for any fees and expenses related to work performed on behalf of its major stockholders.

         (b) (i) In the event that this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii), then, upon such termination, the Company shall pay Parent a fee equal to $117,500,000 by wire transfer of same day funds within two business days after such termination; furthermore, if, prior to the date that is twelve (12) months after the date of such termination the Company consummates a Company Takeover Proposal or enters into a Company Acquisition Agreement (provided that, for purposes of this Section 5.8(b)(i), the percentage referred to in the definition of Company Takeover Proposal shall be 50% or more and any reference in such definition to any merger, consolidation, business combination, recapitalization or substantially similar transaction involving the Company shall mean any such transaction in which the stockholders of the Company immediately prior to such transaction, as a group, own less than a majority of the outstanding common stock or other ownership interests of the Company or the surviving or resulting corporation in such transaction or, as applicable, the publicly traded parent corporation thereof, immediately following such transaction (and shall not include any such transaction solely with a wholly owned subsidiary and not involving the Company), and any references to liquidation or dissolution shall not include any such transaction not undertaken in connection with any third-party transaction of the type contemplated above), then the Company shall, on the date such Company Takeover Proposal is consummated or such Company Acquisition Agreement is entered into, pay Parent a fee equal to $117,500,000 by wire transfer of same day funds.

                  (ii) In the event that (A) a Pre-Termination Takeover Proposal Event (as defined below) shall occur after the date of this Agreement and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(ii) and (B) prior to the date that is twelve (12) months after the date of such termination the Company consummates a Company Takeover Proposal or enters into a Company Acquisition Agreement (provided that for purposes of this Section 5.8(b)(ii), the percentage referred to in the definition of Company Takeover Proposal shall be 50% or more and any reference in such definition to any merger, consolidation, business combination, recapitalization or substantially similar transaction involving the Company shall mean any such transaction in which the stockholders of the Company immediately prior to such transaction own less than a majority of the outstanding common stock or other ownership interests of the Company or the surviving or resulting corporation in such transaction immediately following such transaction (and shall not include any such transaction solely with a wholly owned subsidiary and not involving the Company), and any references to liquidation or dissolution shall not include any such transaction not undertaken in connection with any third-party transaction of the type contemplated above), then the Company shall, on the date such Company Takeover Proposal is consummated or such Company Acquisition Agreement is entered into, pay Parent a fee equal to $235,000,000 by wire transfer of same day funds.

                  (iii) In the event that this Agreement is terminated by the Company pursuant to Section 7.1(d), then concurrently with such termination, the Company shall pay to Parent a fee equal to $235,000,000 by wire transfer of same day funds.

                  (iv) For purposes of this Section 5.8(b), a "Pre-Termination Takeover Proposal Event" shall be deemed to occur if, prior to the event giving rise to the right to terminate this Agreement, a bona fide Company Takeover Proposal shall have been made known to the Company or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Company Takeover Proposal, and such Company Takeover Proposal or public announcement shall not have been irrevocably withdrawn not less than five business days prior to the Company Stockholders Meeting. The Company acknowledges that the agreements contained in this Section 5.8(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 5.8(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 5.8(b), the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the rate on six-month U.S. Treasury obligations plus 300 basis points in effect on the date such payment was required to be made.

         SECTION 5.9 Public Announcements. Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statements and any broadly distributed internal communications with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange and except for any discussions with rating agencies. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

         SECTION 5.10 Affiliates. Concurrently with the execution of this Agreement (or to the extent not practicable, as soon as practicable and in any event within 10 business days after the date hereof), the Company shall deliver to Parent a written agreement substantially in the form attached as Exhibit A hereto of all of the persons who are "affiliates" of the Company for purposes of Rule 145 under the Securities Act; all of such affiliates, who are affiliates as of the date of this Agreement, are identified in Section 5.10 of the Company Disclosure Schedule. Section 5.10 of the Company Disclosure Schedule shall be updated by the Company as necessary to reflect changes from the date hereof and the Company shall use reasonable best efforts to cause each person added to such schedule after the date hereof to deliver a similar agreement.

         SECTION 5.11 Stock Exchange Listing. Parent shall use best efforts to cause the Parent Common Stock issuable (i) under Article II or (ii) upon exercise of the LTWs and Adjusted Options pursuant to Section 5.6 to be approved for issuance on the NYSE and the PSX, in each case subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

         SECTION 5.12 Stockholder Litigation. Each of the Company and Parent shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against the Company or Parent, as applicable, and its directors relating to the transactions contemplated by this Agreement.

         SECTION 5.13 Standstill Agreements; Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party and which relates to the confidentiality or information regarding the Company or its subsidiaries or which relate to securities of the Company. During such period, the Company shall use reasonably best efforts to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by using reasonable best efforts to obtain injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

         SECTION 5.14 Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer, real property transfer gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees or any similar Taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. The Company shall pay on behalf of its stockholders any such Taxes or fees imposed by any Governmental Entity which become payable in connection with the transactions contemplated by this Agreement for which such stockholders are primarily liable and in no event shall Parent pay such amounts.

         SECTION 5.15 Employee Benefits. (a) Parent shall, or shall cause the Surviving Corporation and its subsidiaries to, (i) give those Employees who are, as of the Effective Time, employed by the Company and its subsidiaries (the "Continuing Employees") full credit for purposes of eligibility, vesting and benefit accruals (other than for purposes of benefit accruals under any defined benefit pension plan) under any employee benefit plans or arrangements maintained by Parent, the Surviving Corporation or any subsidiary of Parent or the Surviving Corporation for such Continuing Employees' service with the Company or any subsidiary of the Company (or any predecessor entity) to the same extent recognized by the Company and its subsidiaries, and (ii) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any welfare plan that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Continuing Employees immediately prior to the Effective Time, and provide credit under any such welfare plan for any copayments, deductibles and out-of-pocket expenditures for the remainder of the coverage period during which any transfer of coverage occurs.

         (b) From and after the Effective Time and through December 31 of the calendar year in which the Effective Time occurs (the "Continuation Period"), Parent shall provide, or shall cause to be provided, to the Continuing Employees compensation and employee benefit plans, programs and arrangements that are, in the aggregate, comparable to those generally provided to such employees as of the date hereof. From and after the expiration of the Continuation Period, Parent shall provide, or shall cause to be provided, to the Continuing Employees compensation and employee benefit plans, programs and arrangements that are no less favorable than those generally provided to similarly situated employees of Parent. Notwithstanding anything contained herein to the contrary, each Continuing Employee whose employment is terminated during the twelve-month period (or such longer period as may be required by the terms of the applicable Company Severance Plan as in effect on the date hereof) following the Effective Time shall be entitled to receive severance pay and benefits equal to the severance pay and benefits under the applicable severance plan of the Company listed on Section 5.15(b) of the Company Disclosure Schedule, as in effect on the date hereof.

         (c) From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, assume and honor all Plans (including the Litigation Management Agreement, dated as of February 4, 1998, entered into by the Company and the other parties thereto, as amended), as in effect on the date hereof; provided, however, nothing herein shall restrict Parent's or the Surviving Corporation's ability to amend or terminate such Plans in accordance with their terms.

         SECTION 5.16 Tax Matters. Parent and the Company shall use reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and to obtain the Tax opinions set forth in Sections 6.2(d) and 6.3(c) hereof. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Treas. Reg. Sec. 1.368-2(g). Officers of Parent, Merger Sub and the Company shall execute and deliver to Wachtell, Lipton, Rosen & Katz ("Wachtell"), counsel to the Company, and Skadden Arps, counsel to Parent, certificates containing appropriate representations at such time or times as may be reasonably requested by such law firms, including the effective date of the Form S-4 and the Closing Date, in connection with their respective deliveries of opinions, pursuant to Sections 6.2(d) and 6.3(c) hereof, with respect to the Tax treatment of the Merger. None of Parent, Merger Sub or the Company shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of such certificates and representations.

         SECTION 5.17 Amendment of Warrant Agreement. The Company's Board of Directors, in accordance with Section 4.5 of the Warrant Agreement, has determined that, following the Effective Time, by virtue of the Merger, holders of LTWs shall be exercisable in respect of an amount in cash and shares of Parent Common Stock as provided for in Section 2.6 of this Agreement and, in connection therewith, the Company shall cause the Warrant Agreement to be amended and signed by Parent with the consent of the warrant agent to so provide and to provide for Parent's assumption of the Company's obligations thereunder by virtue of such determination as provided in Section 2.6.

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

         SECTION 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver by each of Parent and the Company on or prior to the Closing Date of the following conditions:

         (a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

         (b) Governmental and Regulatory Approvals. Other than the filing provided for under Section 1.3 and the waiting period pursuant to the HSR Act (which is addressed in Section 6.1(f)), all consents, approvals and actions of, filings with and notices to any Governmental Entity required by the Company, Parent or any of their subsidiaries under applicable law or regulation to consummate the Merger, the Bank Combination and the other transactions contemplated hereby, the failure of which to be obtained or made would result in a material adverse effect on Parent's ability to conduct the business in the Company in substantially the same manner as presently conducted, shall have been obtained or made, including, without limitation, approval of the Federal Reserve and the OTS Approval (all such approvals and the expiration of all such waiting periods, the "Requisite Regulatory Approvals").

         (c) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger; provided, however, that each of the parties shall have used its best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

         (d) Form S-4. The Form S-4 shall have become effective under the Securities Act and no stop order or proceedings seeking a stop order shall have been entered or be pending by the SEC.

         (e) Stock Exchange Listing. The shares of Parent Common Stock issuable to the Company's stockholders (i) as contemplated by Article II or
(ii) upon exercise of the LTWs and the Adjusted Options pursuant to Section
5.6 shall have been approved for listing on the NYSE and the PSX, subject to official notice of issuance.

         (f) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

         SECTION 6.2 Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is further subject to satisfaction or waiver of the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company set forth herein shall be true and correct at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), provided that no representation or warranty of the Company shall be deemed untrue or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of the Company, has had or would result in a material adverse effect on the Company, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material," "materially," "in all material respects," "material adverse change," "material adverse effect" or similar terms or phrases in any such representation or warranty.

         (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all material obligations, taken as a whole, required to be performed by it at or prior to the Closing Date under this Agreement.

         (c) Regulatory Condition. No condition or requirement has been imposed by one or more Governmental Entities in connection with any required approval by them of the Merger or the Bank Combination that requires the Company or its subsidiaries to be operated in a manner that would have a material adverse effect on the Company.

         (d) Tax Opinion. Parent shall have received the opinion of Skadden, Arps, in form and substance reasonably satisfactory to Parent, dated the Closing Date, rendered on the basis of facts, representations and assumptions set forth in such opinion and the certificates obtained from officers of Parent, Merger Sub and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 6.2(d), Skadden Arps shall have received and may rely upon the certificates and representations referred to in Section 5.16 hereof.

         SECTION 6.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Parent set forth herein shall be true and correct at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), provided that no representation or warranty of Parent shall be deemed untrue or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of Parent, has had or would result in a material adverse effect on Parent, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and
(y) any use of the terms "material," "materially," "in all material respects," "material adverse change," "material adverse effect" or similar terms or phrases in any such representation or warranty.

         (b) Performance of Obligations of Parent. Parent shall have performed in all material respects all material obligations, taken as a whole, required to be performed by it at or prior to the Closing Date under this Agreement.

         (c) Tax Opinion. The Company shall have received the opinion of Wachtell, in form and substance reasonably satisfactory to the Company, dated the Closing Date, rendered on the basis of facts, representations and assumptions set forth in such opinion and the certificates obtained from officers of Parent, Merger Sub and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering the tax opinion described in this Section 6.3(c), Wachtell shall have received and may rely upon the certificates and representations referred to in Section 5.16 hereof.

         SECTION 6.4 Frustration of Closing Conditions. Neither Parent nor the Company may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.5.

                                 ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

         SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, and whether before or after the Company Stockholder Approval:

         (a) by mutual written consent of Parent and the Company;

         (b) by either Parent or the Company:

                  (i) if the Merger shall not have been consummated by the date that is twelve months following the date hereof, provided, however, that the right to terminate this Agreement pursuant to this
         Section 7.1(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

                  (ii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

                  (iii) if any Restraint having any of the effects set forth in Section 6.1(c) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall have used reasonable best efforts to prevent the entry of and to remove such Restraint; or

                  (iv) if any Governmental Entity that must grant a Requisite Regulatory Approval has denied the applicable Requisite Regulatory Approval and such denial has become final and nonappealable;

         (c) by Parent, if (i) the Company shall have failed to make the Company Recommendation in the Proxy Statement, (ii) the Company shall have effected a Change in the Company Recommendation in accordance with the terms hereof, (iii) the Company shall have effected a Change in the Company Recommendation in violation of the terms hereof, or (iv) the Company shall have breached its obligations under this Agreement by reason of a failure to call or convene the Company Stockholders Meeting in accordance with Section 5.1(d);

         (d) by the Company in accordance with Section 4.3(b); provided, that in order for the termination of this Agreement pursuant to this paragraph (d) to be deemed effective, the Company shall have complied in all material respects with all provisions of Section 4.3, including the notice provisions therein, and with applicable requirements, including the payment of the fee, referred to in paragraph (b)(iii) of Section 5.8;

         (e) by Parent, if the Company shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 6.2(a) or (b), and (ii) is incapable of being cured by the Company or is not cured within 30 days of written notice thereof; or

         (f) by the Company, if Parent shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (A) would give rise to the failure of a condition set forth in Section 6.3(a) or (b), and (B) is incapable of being cured by Parent or is not cured within 30 days of written notice thereof.

                  The party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e) or (f) of this Section 7.1 shall give written notice of such termination to the other party in accordance with Section 8.2, specifying the provision hereof pursuant to which such termination is effected.

         SECTION 7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the Company, other than that the provisions of Section 5.8, this Section 7.2 and Article VIII shall survive such termination, provided, however, that nothing herein (including the payment of any amounts pursuant to Section 5.8 hereof) shall relieve any party from any liability for any willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         SECTION 7.3 Amendment. This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval; provided, however, that after such approval, there shall not be made any amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

         SECTION 7.4 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

         SECTION 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         SECTION 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to Parent or Merger Sub, to

                         Citigroup Inc.
                         Corporate Law Department
                         425 Park Avenue, 2nd Fl.
                         New York, New York 10043
                         Telecopy No.: (212) 793-7600
                         Attention:  Associate General Counsel
                                     Mergers & Acquisitions

                         with a copy to:

                         Skadden, Arps, Slate, Meagher & Flom LLP
                         Four Times Square
                         New York, New York 10036

                         Telecopy No.: (212) 735-2000
                         Attention:  Kenneth J. Bialkin, Esq.
                                       Eric J. Friedman, Esq.

                         if to the Company, to

                         Golden State Bancorp Inc.
                         135 Main Street
                         San Francisco, California 94105
                         Telecopy No.:  (415) 904-1157
                         Attention:  General Counsel

                         with a copy to:

                         Wachtell, Lipton, Rosen & Katz
                         51 West 52nd Street
                         New York, New York

                         Telecopy No.: (212) 403-2000
                         Attention:  Craig M. Wasserman

         SECTION 8.3 Definitions. For purposes of this Agreement:

         (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise; provided, that (x) any investment account advised or managed by such person or one of its subsidiaries or affiliates on behalf of third parties, or (y) any partnership, limited liability company, or other similar investment vehicle or entity engaged in the business of making investments of which such person acts as the general partner, managing member, manager, investment advisor, principal underwriter or the equivalent shall not be deemed an affiliate of such person.

         (b) "Closing Parent Share Value" shall have the meaning set forth in
Section 2.1(d)(iv) hereof; provided, however, if necessary to comply with any requirements of the Securities and Exchange Commission (the "SEC"), the term Closing Parent Share Value shall be deemed to mean the date which is the closest in time but prior to the Closing Date which complies with such rules and regulations.

         (c) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole, other than (i) any change, effect, event or occurrence relating to the United States economy or financial or securities markets in general, (ii) any change, effect, event or occurrence relating to the financial services industry to the extent not affecting such person to a materially greater extent than it affects other persons in industries in which such person competes, (iv) any change, effect, event or occurrence relating to the announcement or performance hereof and the transactions contemplated hereby (including without limitation the impact thereof on relationships with customers, suppliers or employees), (v) any change in banking, savings association and similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities and (vi) any change in GAAP or regulatory accounting requirements applicable to banks, savings associations or their holding companies generally.

         (d) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

         (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; provided, however, that (x) any investment account advised or managed by such person or one of its subsidiaries or affiliates on behalf of third parties, or (y) any partnership, limited liability company, or other similar investment vehicle or entity engaged in the business of making investments of which such person acts as the general partner, managing member, manager, investment advisor, principal underwriter or the equivalent shall not be deemed an affiliate of such person.

         (f) "knowledge" means, (i) with respect to the Company, the knowledge of the individuals listed on Section 8.3(f) of the Company Disclosure Schedule and (ii) with respect to Parent, the knowledge of Parent's executive officers.

         SECTION 8.4 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means, in the case of any agreement or instrument, such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and, in the case of statutes, such statutes as in effect on the date of this Agreement. References to a person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Federal, state, local or foreign statute or law shall be deemed to also refer to any amendments thereto and all rules and regulations promulgated thereunder, unless the context requires otherwise.

         SECTION 8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. A facsimile copy of a signature page shall be deemed to be an original signature page.

         SECTION 8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.7 and Sections 2 and 3 of Schedule 3.1(q) of the Company Disclosure Schedule which shall inure to the benefit of and be enforceable by the persons referred to therein, are not intended to confer upon any person other than the parties any rights or remedies.

         SECTION 8.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

         SECTION 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, provided, however, that Parent may assign Merger Sub's rights and obligations, in whole or in part, under this Agreement to Parent or any other, wholly-owned, direct subsidiary of Parent. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         SECTION 8.9 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

         SECTION 8.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 8.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 8.12 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.


         IN WITNESS WHEREOF, Parent, the Company and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                      CITIGROUP INC.


                                      By /s/ Robert B. Willumstad
                                         ------------------------
                                      Name: Robert B. Willumstad
                                      Title: President


                                      GOLDEN STATE BANCORP INC.


                                      By /s/ Gerald J. Ford
                                         ------------------------
                                      Name: Gerald J. Ford
                                      Title: Chairman of the Board and CEO


                                      MERCURY MERGER SUB, INC.


                                      By /s/ Robert B. Willumstad
                                         ------------------------
                                      Name: Robert B. Willumstad
                                      Title: President




                                                                   EXHIBIT A

                           Form of Affiliate Letter

                                                        ______________, 2002

Citigroup, Inc.
Corporate Law Department
425 Park Avenue, 2nd Fl.
New York, New York 10043
Attention:  Assistant General Counsel, M&A

Ladies and Gentlemen:

         I have been advised that I may be deemed to be an "affiliate" of Golden State Bancorp Inc., a Delaware corporation (the "Company"), as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). I understand that pursuant to the terms of the Agreement and Plan of Merger dated as of May 21, 2002 (the "Merger Agreement"), by and among Citigroup Inc., a Delaware corporation ("Parent"), Mercury Merger Sub, Inc., a Delaware corporation and a subsidiary of Parent ("Merger Sub") and the Company, the Company plans to merge with and into Merger Sub (the "Merger") with Merger Sub being the surviving corporation. Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Merger Agreement.

         I further understand that, as a result of the Merger, in exchange for shares of common stock, par value $1.00 per share, of the Company ("Company Common Stock") or upon the exercise of the Company Stock Options that will be assumed by Parent in the Merger ("Assumed Options"), I may receive common stock, par value $0.01 per share, of Parent ("Parent Common Stock").

         I have read this letter and discussed the requirements hereof to the extent I felt necessary with my counsel or counsel for the Company.

         I represent, warrant and covenant with and to Parent that in the event I receive any Parent Common Stock as a result of the Merger or the exercise of Assumed Options:

         1. I shall not make any sale, transfer, or other disposition of such Parent Common Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), (iii) in the opinion of counsel in form and substance reasonably satisfactory to Parent, or under a "no-action" letter or interpretive letter from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act, or (iii) I have the right to have the legend set forth in Sections 3 and 4 below removed pursuant to
Section 4 below.

         2. I understand that Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by me or on my behalf under the Securities Act or, other than as set forth below, to take any other action necessary in order to make compliance with an exemption from such registration available.

         3. I understand that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock issued to me as a result of the Merger or the exercise of Assumed Options and that there will be placed on the certificates, if any, for such shares, or any substitutions therefor, a legend stating in substance:

                  "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement between the registered holder hereof and Citigroup Inc., a copy of which agreement is on file at the principal offices of Citigroup Inc."

         4. I understand that, unless the transfer by me of the Parent Common Stock issued to me as a result of the Merger or upon the exercise of Assumed Options has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, Parent reserves the right, in its sole discretion, to place the following legend on the certificates, if any, issued to my transferee:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement under, or in accordance with an exemption from the registration requirements of, the Securities Act of 1933."

         It is understood and agreed that the legends set forth in paragraphs
(3) and (4) above shall be removed by delivery of substitute certificates without such legend and/or any stop transfer instructions will be lifted (A) if one year (or such other period as may be required by Rule 145(d)(2) or any successor thereto) shall have elapsed from the date I acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) (or any successor thereto) are then available to me, (B) if two years (or such other period as may be required by Rule 145(d)(3) or any successor thereto) shall have elapsed from the date I acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) (or any successor thereto) are then available to me or (C) if I shall have delivered to Parent (i) a copy of a "no-action" letter or interpretative letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Securities Act or (ii) a written statement from me representing that that the Parent Common Stock represented by such certificates are being or have been sold in conformity with the provisions of Rule 145(d) or pursuant to an effective registration statement under the Securities Act.

         Execution of this letter should not be considered an admission on my part of "affiliate" status as described in the first paragraph of this letter agreement, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.



                                             Very truly yours,

                                             By: _______________________
                                                  Name:


Accepted this ____ day of
________________, 2002.

CITIGROUP INC.

By: _____________________________
      Name:
      Title:




                                                                 ANNEX B




PERSONAL AND CONFIDENTIAL



May 21, 2002

Board of Directors
Golden State Bancorp Inc.
135 Main Street
San Francisco, California 94105


Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of Golden State Bancorp Inc. (the "Company") of the Aggregate Merger Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of May 21, 2002 (the "Agreement"), by and among Citigroup Inc. ("Citigroup"), Mercury Merger Sub, Inc., a subsidiary of Citigroup ("Merger Sub"), and the Company. Pursuant to the Agreement, the Company will be merged with and into Merger Sub (the "Merger") and each outstanding Share will be converted, at the election of the holders of Shares, into the right to receive the following: (i) for each Share with respect to which an election to receive cash has been effectively made, an amount in cash equal to the Per Share Amount (as defined in the Agreement) (such amount, the "Cash Consideration"); (ii) for each Share with respect to which an election to receive Common Stock, par value $.01 per share ("Citigroup Common Stock"), of Citigroup has been effectively made, a fraction of a share of Citigroup Common Stock equal to the Exchange Ratio (as defined in the Agreement) (such fraction of a share, the "Stock Consideration"); and
(iii) for each Share with respect to which neither a Cash Election nor a Stock Election has been effectively made, Stock Consideration or Cash Consideration as determined pursuant to the Agreement, in each case subject to certain election procedures and adjustments with respect to the final allocation of Stock Consideration and Cash Consideration to be received by the holder of each such Share based on the results of such elections, as to which procedures and adjustments we are expressing no opinion. As used herein, "Aggregate Merger Consideration" means the aggregate amount of Stock Consideration and Cash Consideration to be received by all holders of Shares pursuant to the Agreement.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements as well as for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Citigroup and its affiliates from time to time, including having acted as an agent on Citigroup's medium term note program, co-manager of the $4,273,500,000 initial public offering of shares of Class A common stock of Travelers Property Casualty Corp., a subsidiary of Citigroup, in March 2002 and Travelers Property Casualty Corp.'s concurrent $850,000,000 issuance of 4.5% Convertible Junior Subordinated Notes due 2032, and having acted as co-manager with respect to various preferred stock and debt offerings of Citigroup and its affiliates. In addition, we may provide investment banking services to Citigroup and its affiliates in the future. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in securities, including derivative securities, of the Company or Citigroup or their affiliates for its own account and for the accounts of customers.

In connection with this opinion, we have reviewed, among other things, the Agreement; the Securityholders Agreement (as defined in the Agreement); Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the four years ended December 31, 2001 and of Citigroup for the five years ended December 31, 2001; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Citigroup; certain other communications from the Company and Citigroup to their respective stockholders; and certain internal financial analyses and forecasts for the Company prepared or adopted by its management, including certain financial forecasts which contemplate scenarios with respect to leverage, reserve levels and potential downsizing of the balance sheet of the Company (the "Forecasts"). We also have held discussions with members of the senior management of Citigroup and the Company regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and the Citigroup Common Stock, compared certain financial and stock market information for the Company and Citigroup with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the U.S. and California banking and thrift industries specifically and other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed that the Forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the management of the Company. With respect to the expected future performance of Citigroup, with your consent, our review was generally limited to discussions with senior management of Citigroup including discussions regarding certain research analysts' earnings estimates of Citigroup. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any derivative or off-balance-sheet assets or liabilities or loss and loss adjustment expense reserves) of the Company or Citigroup or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Also, with your consent we have relied upon the advice the Company has received from its legal counsel and tax advisors as to all legal and tax matters relating to the transactions contemplated by the Agreement. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with your consent, that such allowances for Citigroup are in the aggregate adequate to cover all such losses. We are not actuaries and our services did not include actuarial determinations or evaluations by us or any attempt to evaluate actuarial assumptions and, in that regard, we have assumed the adequacy of the loss and loss adjustment expense reserves of Citigroup. We also have assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the transaction contemplated by the Agreement will be obtained without any adverse effect on the Company or Citigroup or on the contemplated benefits of the transaction contemplated by the Agreement. In addition we express no view with respect to the agreements and arrangements with certain stockholders of the Company reflected in the Securityholders Agreement. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction or whether to elect to receive Stock Consideration or Cash Consideration in connection with such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Aggregate Merger Consideration to be received by all of the holders of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,




                                                                    Annex C


                                                             EXECUTION COPY




                         SECURITYHOLDERS AGREEMENT



                                BY AND AMONG



                               CITIGROUP INC.

                         GOLDEN STATE BANCORP INC.

                            MAFCO HOLDINGS INC.

                           GSB INVESTMENTS CORP.

                     MACANDREWS & FORBES HOLDINGS INC.

                          HUNTER'S GLEN/FORD, LTD.

                                    AND

                               GERALD J. FORD





                          DATED AS OF MAY 21, 2002




                             TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

1.       Definitions...........................................................4
2.       Agreements............................................................6
3.       Representations and Warranties........................................9
4.       Stop Transfer........................................................12
5.       Restriction on Sales of Securities...................................12
6.       Other Agreements.....................................................15
7.       Waiver of Claims.....................................................26
8.       No Tampering.........................................................26
9.       Indemnification......................................................27
10.      Termination..........................................................31
11.      Miscellaneous........................................................31


                         SECURITYHOLDERS AGREEMENT

         SECURITYHOLDERS AGREEMENT (this "Agreement"), dated as of May 21, 2002, by and among CITIGROUP INC., a Delaware corporation ("Parent"), GOLDEN STATE BANCORP INC., a Delaware corporation (the "Company"), MAFCO HOLDINGS INC., a Delaware corporation ("MFI"), GSB INVESTMENTS CORP., a Delaware corporation and a subsidiary of MFI ("GSB Investments"), MACANDREWS & FORBES HOLDINGS INC., a Delaware corporation and a subsidiary of MFI ("MFH"), HUNTER'S GLEN/FORD, LTD., a limited partnership organized under the laws of the State of Texas ("HG/F"), and Gerald J. Ford, an individual and a general partner of HG/F ("Ford", and together with MFI, GSB Investments, MFH and HG/F, the "Securityholders").


                            W I T N E S S E T H:
                            - - - - - - - - - -

         WHEREAS, concurrently with the execution and delivery of this Agreement, an Agreement and Plan of Merger (as such agreement may be amended from time to time, the "Merger Agreement") is being entered into by and among Parent, the Company and MERCURY MERGER SUB, INC., a Delaware corporation ("Sub"), pursuant to which the Company has agreed to merge with and into Sub, with Sub continuing as the surviving corporation (the "Merger");

         WHEREAS, each of the Securityholders Beneficially Owns (as defined below) the shares of Company Common Stock set forth opposite the name of such Securityholder on Schedule I hereto, with sole power to vote such shares, other than as listed and described on Schedule II;

         WHEREAS, as a condition to, and in consideration for, Parent's willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, Parent has required that the Securityholders enter into this Agreement; and

         WHEREAS, the parties hereto desire to amend certain ongoing relationships between the Company and the Securityholders.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Definitions. For purposes of this Agreement:

         (a) Capitalized terms used but not defined herein, and the terms "subsidiary" and "affiliate," shall have the meanings ascribed to them in the Merger Agreement. An Index of Defined Terms is included in Schedule III hereto.

         "Applicable HG/F Minimum Amount" means, as of any date of determination prior to the settlement of the audit by the IRS of the Federal consolidated income tax return of the Golden State Bancorp Inc. consolidated group for the 1999 taxable year, as evidenced by an appropriate IRS Form 4549 signed by an IRS examiner and agreed to by the Taxpayer, the greatest of (A) the product of (x) .2 and (y) the aggregate Litigation Escrow Shares, if any, issued prior to and issuable at the time of such determination, (B) the product of (x) .02 and (y) the amount of Unaudited Tax Benefits, and (C) $4,000,000; and, as of any date of determination thereafter, the greater of the amount determined under clause
(A) and the amount determined under clause (B).

         "Applicable MFI Minimum Amount" means, as of any date of determination prior to the settlement of the audit by the IRS of the Federal consolidated income tax return of the Golden State Bancorp Inc. consolidated group for the 1999 taxable year, as evidenced by an appropriate IRS Form 4549 signed by an IRS examiner and agreed to by the Taxpayer, the greatest of (A) the product of (x) .8 and (y) the aggregate Litigation Escrow Shares, if any, issued prior to and issuable at the time of such determination, (B) the product of (x) .08 and (y) the amount of Unaudited Tax Benefits, and (C) $16,000,000; and, as of any date of determination thereafter, the greater of the amount determined under clause
(A) and the amount determined under clause (B).

         "Average Daily Closing Price of Company Common Stock" shall mean the arithmetic average of the 4:00 p.m. Eastern Time closing sales prices of Company Common Stock reported on the New York Stock Exchange Composite Tape for all trading days between and including January 1, 2002 and the Closing Date.

         "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement or contract. Without duplicative counting of the same securities by a Securityholder, securities Beneficially Owned by a Securityholder shall include any securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meaning of Section 13(d)(3) of the Exchange Act, and any securities held by any subsidiary of that Securityholder.

         "Company Share Value" means, as of any date as of which the value of Company Common Stock is relevant for purposes of this Agreement, the arithmetic average of the 4:00 p.m. Eastern Time closing sales prices of Company Common Stock reported on the New York Stock Exchange Composite Tape for the thirty consecutive trading days immediately preceding but not including the second business day prior to such date.

         "Damages" means any and all (i) actual damages, claims, losses, liabilities, costs, penalties, fines and amounts paid or expenses incurred (including reasonable fees for attorneys, accountants, consultants and experts, except as otherwise expressly provided herein), (ii) obligations to third parties, (iii) expenditures, and/or (iv) judgments, decrees, orders, injunctions, writs, or rulings of any Governmental Entity or arbitration tribunal, or awards or settlements that are imposed in favor of the Person seeking Damages or to which such Person is otherwise entitled hereunder.

         "Escrow Termination Date" means ninety (90) days following the latest to occur of (i) the expiration of the applicable statute of limitations (taking into account any extensions thereof) for all taxable periods of the Company, Parent or any of their subsidiaries (as applicable) with respect to which Tax Benefits for which the Major Shareholders have received payment are utilized, and (ii) the expiration of the statute of limitations (taking into account any extensions thereof) applicable to taxes for all Consolidated Years (as defined in Section 3(c)(i)).

         "1998 Merger Agreement" means the Agreement and Plan of
Reorganization by and among the Company, GS Financial Corporation, First Nationwide (Parent) Holdings Inc., First Nationwide Holdings Inc., First Gibraltar Holdings Inc., and Hunter's Glen/Ford, Ltd., dated as of February 4, 1998, as amended and supplemented.

         "Parent Share Value" means, as of any date as of which the value of Parent Common Stock is relevant for purposes of this Agreement, the arithmetic average of the 4:00 p.m. Eastern Time closing sales prices of Parent Common Stock reported on the New York Stock Exchange Composite Tape for the ten consecutive trading days immediately preceding but not including the second business day prior to such date. In the event that an Adjustment Event occurs during any period used in calculating the Parent Share Value, the Parent Share Value shall be adjusted accordingly to provide to the Major Shareholders the same economic effect as contemplated by this Agreement but for such Adjustment Event.

         "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

         "Quarterly Date" shall mean for any taxable period, each of March 15, June 15, September 15, and December 15, provided, however, that for any taxable period in which such a date occurs prior to the Closing Date, "Quarterly Date" shall mean the Closing Date and each such date occurring after the Closing Date.

         "Unaudited Tax Benefits" shall mean any Federal Net Tax Benefits (with respect to which shares have been issued or amounts have been paid pursuant to Section 1.6(c) of the 1998 Merger Agreement or this Agreement) resulting from Tax Benefits arising (as distinct from being utilized) in a taxable period for which no settlement of an audit by the IRS has occurred, as evidenced by an appropriate IRS Form 4549 signed by an IRS examiner and agreed to by the Taxpayer.

         (b) The following terms shall have the meanings specified in the 1998 Merger Agreement: "Adjustment Event," "Federal Net Tax Benefits," "Tax Benefits," "Taxable Period," "Pro Forma Factor," "Average Daily Price," "Taxpayer" and "Tax Sharing Agreement," except that, after the Closing Date, "Taxpayer" shall include the affiliated group of corporations within the meaning of Section 1504 of the Code of which Parent or its successor is the common parent.

         2. Agreements.

         (a) Voting Agreement. Each Securityholder shall, at any meeting of the holders of Company Common Stock, however such meeting is called and regardless of whether such meeting is a special or annual meeting of the securityholders of the Company, or in connection with any written consent of the securityholders of the Company, vote (or cause to be voted) the Company Common Stock (if any) then held of record or Beneficially Owned by such Securityholder and entitled to vote (i) in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; and
(ii) against any Company Takeover Proposal and against any action or agreement reasonably likely to impede, frustrate, prevent or nullify the Merger, this Agreement or the Merger Agreement, or reasonably likely to result in any of the conditions set forth in Article VI of the Merger Agreement not being fulfilled. Notwithstanding the foregoing, subject to
Section 2(b) hereof, the provisions of this Section 2(a) shall not apply to such shares of Company Common Stock set forth on Schedule II that are Beneficially Owned by a Securityholder, but with respect to which such Securityholder does not, on the date hereof and at the time of such meeting or written consent, have the power to vote such shares with respect to the matters set forth in this Section 2(a) pursuant to the agreements listed and described on Schedule II or does not as of the time of such meeting or written consent have the power to vote such shares with respect to the matters set forth in this Section 2(a) due to an arrangement or agreement entered into after the date hereof in compliance with the second sentence of paragraph (b) below, including the proviso thereto ("Non-Voting Shares").

         (b) No Inconsistent Arrangements. Each Securityholder hereby covenants and agrees that it shall not, except as its ability to do so may be limited by the arrangements set forth on Schedule II hereto, (i) transfer (which term shall include, for purposes of this Section 2(b), without limitation, any sale, gift, pledge, encumbrance or other disposition), or consent to any transfer of, any or all of such Securityholder's shares of Company Common Stock, or any interest therein,
(ii) enter into any contract, option, swap, forward sales or other agreement or understanding with respect to any transfer of any or all of such Company Common Stock, or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Company Common Stock, (iv) deposit such shares of Company Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to such Company Common Stock, or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder. Notwithstanding anything to the contrary in this
Section 2(b), each Securityholder may subject any shares of Company Common Stock to any pledge, option, contract, swap, hedge, forward sales or other agreement or arrangement, or take any action contemplated by clauses (i),
(ii), (iii) or (v) of the first sentence of this Section 2(b) in connection with any hedging, financing or refinancing transaction or in connection with any amendment, modification, extension, refinancing, replacement or substitution of any agreement or arrangement described on Schedule II; provided, that (i) no such action may be undertaken by any Securityholder in violation of (and shall be subject to) such Securityholders' obligations under the first sentence of Section 2(a) hereof and Section 2(c)(i) hereof, and (ii) such party shall continue to have the ability to vote or cause to be voted with respect to the matters set forth in Section 2(a) hereof at least that number of shares of Company Common Stock other than Non-Voting Shares as of the date hereof. In the event that any of such Securityholders' shares of Company Common Stock are subject to any pledge, option, contract, swap, forward sales or other agreement or understanding with respect to any transfer of any or all of such Company Common Stock, or any interest therein, voting trust, voting agreement, proxy, power-of-attorney or other similar agreement or understanding on the date hereof, a description thereof shall be set forth on Schedule II hereto, and such Securityholder hereby agrees that (i) immediately upon termination or expiration thereof, the shares of Company Common Stock subject thereto shall thereafter become subject to each and every provision hereof, and
(ii) such Securityholder shall be prohibited, for so long as this Agreement remains in effect, from amending or otherwise modifying any such agreement, arrangement or understanding in any manner that would expand (by the inclusion of additional shares or otherwise) any existing restrictions on compliance with the terms of this Section 2. Notwithstanding the foregoing, it is hereby acknowledged and agreed that the provisions of clauses (i) and
(ii) of the immediately prior sentence shall not apply to any amendment, modification, extension, refinancing, replacement or substitution of any such agreement or understanding described on Schedule II hereto; provided, that (i) no such amendment, modification, extension, refinancing, replacement or substitution may be undertaken in violation of (and shall be subject to) such Securityholder's obligations under Sections 2(a) and 2(c)(i) hereof, and (ii) such party shall continue to have the ability to vote or cause to be voted with respect to the matters set forth in Section 2(a) hereof at least that number of shares of Company Common Stock other than Non-Voting Shares as of the date hereof.

         (c) Grant of Irrevocable Proxy; Appointment of Proxy.

               (i) Subject to Section 10, each Securityholder hereby irrevocably grants to, and appoints, Robert Willumstad, Sir Deryck Maughan, Stephanie Mudick and Andrew Felner, or any one of them, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, such Securityholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Securityholder, to vote such Securityholder's Company Common Stock (other than Non-Voting Shares) in favor of the transactions contemplated by the Merger Agreement and against any Company Takeover Proposal. Each Securityholder will cause any record holder of Company Common Stock Beneficially Owned by such Securityholder (other than Non-Voting Shares) to grant substantially similar proxies as requested in accordance with Section 11(e) hereof. Notwithstanding the foregoing, this Section 2(c)(i) shall not apply to the extent that the applicable Securityholder is not able to comply herewith as a result of the arrangements set forth on Schedule II hereto.

               (ii) Each Securityholder represents to Parent as to itself that any proxies heretofore given in respect of such Securityholder's Company Common Stock (other than with respect to Non-Voting Shares) are not irrevocable, and that any such proxies are hereby revoked, except as listed and described on Schedule II.

               (iii) Each Securityholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Securityholder's execution and delivery of this Agreement. Each Securityholder hereby affirms that the irrevocable proxy set forth in this
Section 2(c) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Securityholder under this Agreement. Each Securityholder hereby further affirms that the irrevocable proxy is coupled with an interest and, subject to Section 10, may under no circumstances be revoked. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

         (d) No Solicitation. Each Securityholder hereby agrees, in its capacity as a securityholder of the Company, that neither such Securityholder nor any of its subsidiaries shall (and such Securityholder shall use its reasonable best efforts to cause its officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person (other than Parent, any of its affiliates or representatives) concerning any Company Takeover Proposal. Each Securityholder will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Company Takeover Proposal. Notwithstanding anything contained herein to the contrary, nothing contained in this
Section 2(d) shall restrict any officer, director or employee of such Securityholder or its subsidiaries (or any of their representatives or agents) from taking any action in his or her capacity as a director or officer of the Company (or representative or agent of the Company) which is permitted to be taken pursuant to Section 4.3 of the Merger Agreement, and no such action shall be deemed to violate this Section 2(d).

         (e) Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement; provided that nothing contained in this Section 2(e) shall restrict any officer, director or employee of a Securityholder or its subsidiaries from taking any action in his or her capacity as a director or officer of the Company which is permitted to be taken pursuant to Section 4.3 of the Merger Agreement, and no such action shall be deemed to violate this
Section 2(e).

         (f) Waiver of Appraisal Rights. Each Securityholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have.

         3. Representations and Warranties.

         (a) Each Securityholder hereby represents and warrants to Parent as to itself as follows:

               (i) Ownership of Securities. On the date hereof, such Securityholder is the Beneficial Owner of the Company Common Stock as set forth next to such Securityholder's name on Schedule I hereto (the "Existing Securities" of such Securityholder) and the Existing Securities of such Securityholder are owned of record by such Securityholder or certain of its subsidiaries or by nominees on their behalf (together, the "Record Holders" of such Securityholder's Existing Securities), other than as set forth on Schedule II. On the date hereof, the Existing Securities of such Securityholder constitute all of the shares of voting capital stock of the Company owned of record or Beneficially Owned by such Securityholder. Except as listed and described on Schedule II, the Record Holders of such Securityholder's Existing Securities have sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power (if any) to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Securities of such Securityholder with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

               (ii) Power; Binding Agreement. Such Securityholder has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Securityholder and constitutes a valid and binding agreement of such Securityholder, enforceable against such Securityholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Securityholder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by such Securityholder with the terms hereof.

               (iii) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is required for the execution of this Agreement by such Securityholder and the consummation by such Securityholder of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by such Securityholder, the consummation by such Securityholder of the transactions contemplated hereby or compliance by such Securityholder with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to such Securityholder, except as set forth on Schedule II hereto, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Securityholder is a party or by which such Securityholder or any of its properties or assets may be bound (except as set forth on Schedule II), or (C) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to such Securityholder or any of its properties or assets.

               (iv) Tax Matters. Neither such Securityholder nor any of its affiliates or subsidiaries has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that could prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

               (v) Calculations Used in 1998 Merger Agreement. The actual amount of the "Pro Forma Factor" used in accordance with the 1998 Merger Agreement, was .58. The actual "Average Daily Price" agreed upon by the parties to the 1998 Merger Agreement, and used in accordance therewith, was $22.18. The manner of random selection used in the 1998 Merger Agreement to determine the fifteen randomly selected days for the purpose of calculating the values of the Average Daily Price and certain other defined terms was determined by KPMG.

         (b) Parent hereby represents and warrants to each Securityholder as follows:

               (i) Power; Binding Agreement. Parent has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms.

               (ii) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is required for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to Parent, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any material note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent is a party or by which Parent or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to Parent or any of its properties or assets.

         (c) MFI hereby represents and warrants to Parent the following, except as set forth on Schedule 3(c):

               (i) For each taxable period during which the Company or any of its subsidiaries (or any predecessor of the Company or any of its subsidiaries) (each of such entities, a "GSB Entity") was a member of a Federal consolidated group or state or local combined or unitary group (or any similar foreign group) of which MFI was the common parent (an "MFI Group" and each such period, a "Consolidated Year"), each member of the MFI Group has (A) timely filed (or there have been timely filed on its behalf) with the appropriate Governmental Entities all material income Tax Returns required to be filed by it (giving effect to all extensions) and such Tax Returns are true, correct and complete in all material respects; and (B) timely paid in full (or there has been timely paid in full on its behalf) all material Taxes required to have been paid by it.

               (ii) As of the date of this Agreement, no Federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any income Taxes or income Tax Returns of a member of the MFI Group for any Consolidated Year, and no member of the MFI Group has received a written notice of any material pending or proposed claims, audits or proceedings with respect to Taxes for any Consolidated Year.

               (iii) No claim has been made in writing by any Governmental Entities in a jurisdiction where a member of the MFI Group has not filed income Tax Returns for a Consolidated Year that such member of the MFI Group is, or may be, subject to income taxation by that jurisdiction for such Consolidated Year.

               (iv) No member of the MFI Group has received any notice of deficiency or assessment from any Governmental Entity for any material amount of income Tax that relates to a Consolidated Year that has not been fully settled or satisfied, and to the knowledge of MFI (after reasonable investigation), no such deficiency or assessment is proposed.

               (v) For purposes of this Section 3(c), references to "income Taxes" shall include all income and franchise Taxes and any other Taxes based upon or measured by income and "income Tax Returns" shall mean Tax Returns relating to "income Taxes".

               (vi) No third parties, including without limitation, Credit Suisse First Boston Corporation and JP Morgan Securities Inc. and their respective affiliates, have any rights to cause Parent to implement a registration of shares of Parent Common Stock under the Securities Act pursuant to any agreement listed on Schedule II. Except as listed on
Schedule II, the Securityholders are not a party to any agreement granting a third party any right to cause Parent to implement such a registration.

         4. Stop Transfer. Each Securityholder agrees that it shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of its Existing Securities, unless such transfer is made in compliance with this Agreement. In the event of any dividend or distribution (other than any cash dividend or cash distribution), or any change in the capital structure of the Company by reason of any non-cash dividend, split-up, recapitalization, combination, exchange or conversion of securities, or the like, other than in connection with the Merger, the term "Existing Securities" shall refer to and include the Existing Securities as well as all such dividends and distributions of securities and any securities into which or for which any or all of the Existing Securities may be changed, exchanged or converted.

         5. Restriction on Sales of Securities.

         (a) Each Securityholder agrees that neither it nor any of its subsidiaries will sell, transfer or otherwise dispose of any shares of Parent Common Stock it receives as a result of the Merger or upon the exercise of Assumed Options unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), (iii) in the opinion of counsel in form and substance reasonably satisfactory to Parent, or under a "no-action" letter or interpretive letter from the staff of the Securities and Exchange Commission, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act or (iv) in the event that such Securityholder has the right to have the legends set forth in paragraphs
(c) and (d) below removed pursuant to paragraph (e) below.

         (b) Each Securityholder understands that Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by such Securityholder or on such Securityholder's behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

         (c) Each Securityholder understands that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock issued to such Securityholder as a result of the Merger or upon the exercise of Assumed Options and that there will be placed on the certificates, if any, for such shares, or any substitutions therefor, a legend stating in substance:

           "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement between the registered holder hereof and Citigroup Inc., a copy of which agreement is on file at the principal offices of Citigroup Inc."

         (d) Each Securityholder understands that, unless the transfer by it of the Parent Common Stock issued to it as a result of the Merger or upon the exercise of Assumed Options has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, Parent reserves the right, in its sole discretion, to place the following legend on the certificates, if any, issued to the transferee:

           "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement under, or in accordance with and exemption from the registration requirements of, the Securities Act of 1933."

         (e) It is understood and agreed by each Securityholder that the legends set forth in paragraphs (c) and (d) above shall be removed by delivery of substitute certificates without such legend and any stop transfer instructions will be lifted (A) if one year (or such other period as may be required by Rule 145(d)(2) or any successor thereto) shall have elapsed from the date such Securityholder acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) (or any successor thereto) are then available to such Securityholder, (B) if two years (or such other period as may be required by Rule 145(d)(3) or any successor thereto) shall have elapsed from the date such Securityholder acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) (or any successor thereto) are then available to such Securityholder or (C) if such Securityholder shall have delivered to Parent
(i) a copy of a "no-action" letter or interpretative letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Securities Act or (ii) a written statement from such Securityholder representing that that the Parent Common Stock represented by such certificates are being or have been sold in conformity with the provisions of Rule 145(d) or pursuant to an effective registration statement under the Securities Act.

         (f) With respect to shares of Parent Common Stock issuable to the Major Shareholders following the Effective Time pursuant to the terms of
Section 6(c)(iii) of this Agreement (other than Section 6(c)(iii)(A)) or the terms of Section 1.6(a) or (b) of the 1998 Merger Agreement ("Issuable Shares"), each Major Shareholder represents and warrants to Parent as to itself that such Major Shareholder will acquire Issuable Shares not with a view toward, or for sale in connection with, any distribution in violation of the Securities Act. Each Major Shareholder acknowledges and agrees that Issuable Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws. Each Major Shareholder represents and warrants to Parent as to itself that such Major Shareholder (i) is able to bear the economic risk of holding the Issuable Shares for an indefinite period, (ii) can afford to suffer the complete loss of its investment in the Issuable Shares, and (iii) has knowledge and experience in financial and business matters such that such Major Shareholder is capable of evaluating the risks of the investment in Issuable Shares. Each Major Shareholder acknowledges and agrees that, until no longer required by applicable law, the certificates evidencing Issuable Shares shall contain a legend substantially as follows (it being agreed Parent will provide replacement certificates without any such legend if such legend is not required by applicable law in Parent's reasonable judgment upon request by a Major Shareholder):

           "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares represented by this certificate may only be sold or transferred if they are at the time registered under the Securities Act of 1933 or if the sale or transfer thereof is not required to be so registered or is made pursuant to an exemption from registration provided by the Securities Act or the rules and regulations promulgated thereunder."

         6. Other Agreements.

         (a) Registration Rights Agreement. As of the Effective Time, without any further action, that certain Registration Rights Agreement, dated as of September 11, 1998, by and among the Company, HG/F and First Gibraltar Holdings Inc. shall terminate and shall be of no further force and effect, without penalty or any costs or obligations after such termination. Concurrent with the first issuance of shares of Issuable Shares, Parent and the Major Shareholders will enter into a registration rights agreement substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement").

         (b) Agreement for Provision of Services. As of the Effective Time, without any further action, that certain Agreement for Provision of Services, dated as of January 1, 1999, between MFI and the Company shall terminate and shall be of no further force and effect, without penalty or any costs or obligations after such termination.

         (c) 1998 Merger Agreement. As of the Effective Time, without any further action, the 1998 Merger Agreement shall be amended and supplemented as set forth below:

               (i) Assumption of Obligations by Parent. At the Effective Time, Parent shall assume all of the Company's obligations to make payments, if any, to GSB Investments and HG/F (the "Major Shareholders"), and shall succeed to all of the Company's rights to receive payments, if any, from the Major Shareholders, pursuant to Section 1.6 of the 1998 Merger Agreement. Notwithstanding any provision to the contrary in the 1998 Merger Agreement, any and all amounts payable by the Company to the Major Shareholders, pursuant to Section 1.6 of the 1998 Merger Agreement, from and after the Effective Time shall be payable by Parent in a number of shares of Parent Common Stock and, accordingly, references within Section
1.6 to Golden State Common Stock, including references in the definition of "Average Stock Price," shall be deemed to be references to Parent Common Stock. In consideration of the foregoing assumption by Parent, each of the Major Shareholders hereby waives, on behalf of itself and its subsidiaries, in all capacities, including as stockholders, officers and/or directors of the Company or its subsidiaries, effective at and after the Effective Time, any and all rights or claims of itself and its subsidiaries and affiliates to seek payment from the Company or Sub or any subsidiary or affiliate thereof (other than Parent or any affiliate of Parent to which Parent may assign, or that succeeds to, its obligations under this Section 6(c)(i)) of any amounts, if any, due to such Major Shareholder or its subsidiaries or affiliates pursuant to Section 1.6 of the 1998 Merger Agreement.

               (ii) Escrow. Within 45 days of the date hereof, the Securityholders shall provide to Parent a statement setting forth the amount of Unaudited Tax Benefits (the "Escrow Statement"). Parent shall review the Escrow Statement and, if Parent does not object to the Escrow Statement in writing within 10 days of receipt, Parent shall be deemed to have agreed to the Escrow Statement. If Parent does object in writing during such 10-day period, Parent and the Securityholders' Representative shall endeavor in good faith promptly to resolve by mutual agreement any disagreement regarding the Escrow Statement and the amount of Unaudited Tax Benefits. In the event that the parties are unable to resolve any disagreement with respect thereto within 15 days of Parent's receipt of the Escrow Statement, the disagreement shall be resolved by the Auditor (as hereafter defined) pursuant to Section 11(i) hereof. Shares of Parent Common Stock with a value (based on the Parent Share Value) equal to the product of (x) .10 and (y) the amount of Unaudited Tax Benefits as of immediately following the Effective Time, as adjusted in accordance with
Section 6(c)(ii)(B) to take into account the issuance, pursuant to Section 6(c)(iii)(B) of shares of Parent Common Stock (such shares, the "Tax Escrow Shares"), as agreed to by Parent and the Securityholders' Representative or determined by the Auditor, shall be delivered by Parent on the date that they are required to be issued under Section 6(c)(iii)(B) to ChaseMellon Shareholder Services or another escrow agent selected by Parent and the Securityholders' Representative (the "Escrow Agent"), to be held in escrow (the "Escrow"), pursuant to the terms of an escrow agreement to be entered into by the parties hereto, which gives effect to the terms hereof and the terms of Exhibit B hereto, as may be modified by mutual agreement of Parent, the Securityholders' Representative and the Escrow Agent, and which has other customary provisions (the "Escrow Agreement"). In the event that the parties fail to agree to the terms of an Escrow Agreement, the parties agree that, subject to acceptance by an Escrow Agent, the terms hereof, including the terms of Exhibit B, constitute all material terms of the parties' agreement with respect thereto and, subject to acceptance by the Escrow Agent, shall be deemed to be the definitive terms of the Escrow Agreement for all purposes hereof. In addition, whenever any shares of Parent Common Stock are required to be issued to the Major Shareholders pursuant to Section 1.6(a) or Section 1.6(b) of the 1998 Merger Agreement (such shares, "Litigation Escrow Shares"), (A) the number (not to exceed 80% of the total number to be issued at such time) of Litigation Escrow Shares (if any) necessary to cause the value (based on the Parent Share Value at the time of such issuance) of the Escrow Shares held in the MFI Subaccount (as defined below) to equal the then Applicable MFI Minimum Amount shall be issued and delivered to the Escrow Agent to be held in Escrow and allocated to the MFI Subaccount and (B) the number (not to exceed 20% of the total number to be issued at such time) of Litigation Escrow Shares (if any) necessary to cause the value (based on the Parent Share Value at the time of such issuance) of the Escrow Shares held in the HG/F Subaccount (as defined below) to equal the then Applicable HG/F Minimum Amount shall be issued and delivered to the Escrow Agent to be held in Escrow and allocated to the HG/F Subaccount. The Tax Escrow Shares and the Litigation Escrow Shares are collectively referred to herein as the "Escrow Shares." Each such delivery of Escrow Shares by Parent to the Escrow shall be allocated 80% to a subaccount attributable to MFI (the "MFI Subaccount") and 20% to a subaccount attributable to HG/F (the "HG/F Subaccount").

               (A) Release of Escrow Shares to Parent.The Escrow Agent shall deliver to Parent a number of Escrow Shares on the second business day following the occurrence of any of the following events, in the amounts specified below:

                    (X) In the event that Federal Net Tax Benefits is a negative number for any Taxable Period as attested to by KPMG LLP, then the Escrow Agent shall deliver to Parent a number of Escrow Shares equal to the sum of (a) the lesser of (i) Escrow Shares from the MFI Subaccount with an aggregate then Parent Share Value equal to 80% of the absolute value of such negative Federal Net Tax Benefits, and (ii) the then remaining Escrow Shares held in the MFI Subaccount; and (b) the lesser of (i) Escrow Shares from the HG/F Subaccount with an aggregate then Parent Share Value equal to 20% of the absolute value of such negative Federal Net Tax Benefits, and
(ii) the then remaining Escrow Shares held in the HG/F Subaccount.

                    (Y) In the event that Parent or any other Indemnitee (as defined in Section 9 hereof) shall be entitled (as established (a "MFI Determination") pursuant to (1) a written compromise, settlement or joint instructions signed by Parent and GSB Investments, (2) a binding arbitration award or a judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired and no appeal having been perfected) in favor of Parent and against GSB Investments, or
(3) a determination by the Auditor pursuant to Section 11(i) hereof with respect to a Tax Claim) to indemnification for MFI Party Damages (as defined in Section 9 hereof) under Section 9 hereof or to indemnification by MFI pursuant to Section 7 of the Tax Sharing Agreement, then the Escrow Agent shall deliver to Parent a number of Escrow Shares from the MFI Subaccount equal to the lesser of (a) Escrow Shares with an aggregate then Parent Share Value equal to the amount of such MFI Party Damages (or such indemnification obligation under Section 7 of the Tax Sharing Agreement) and (b) the then remaining Escrow Shares held in the MFI Subaccount.

                    (Z) In the event that Parent or any other Indemnitee shall be entitled (as established (a "HG/F Determination") pursuant to (1) a written compromise, settlement or joint instructions signed by Parent and HG/F, (2) a binding arbitration award or a judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired and no appeal having been perfected) in favor of Parent and against HG/F, or (3) a determination by the Auditor pursuant to Section 11(i) hereof with respect to a Tax Claim) to indemnification for HG/F Party Damages (as defined in Section 9 hereof) under Section 9 hereof, then the Escrow Agent shall deliver to Parent a number of Escrow Shares from the HG/F Subaccount equal to the lesser of (a) Escrow Shares with an aggregate then Parent Share Value equal to the amount of such HG/F Party Damages and
(b) the then remaining Escrow Shares held in the HG/F Subaccount.

               (B) Release of Shares to the Securityholders.

                    (X) As promptly as reasonably practicable after a settlement of any audit with respect to a taxable year of the Company or any of its subsidiaries (or any of their respective predecessors) or any consolidated group of which any of them was a member (a "Taxable Year") in which any Tax Benefits, taken into account in calculating Unaudited Tax Benefits, arise (as distinct from being utilized), the Shareholders' Representative shall provide to Parent a statement setting forth the amount of Unaudited Tax Benefits, giving effect to such settlement (a "Revised Statement"), and a copy of documentation reasonably satisfactory to Parent evidencing such settlement, it being understood and agreed that an appropriate IRS Form 4549 signed by an IRS examiner and agreed to by the Taxpayer shall be sufficient evidence of settlement. Parent shall review the Revised Statement and, if Parent does not object to the Revised Statement in writing within 10 days after receipt, Parent shall be deemed to have agreed to the Revised Statement. If Parent objects to the Revised Statement in writing during such 10-day period, Parent and the Securityholders shall endeavor in good faith promptly to resolve by mutual agreement any disagreement regarding the Revised Statement and the amount, as of the date of the applicable settlement, of Unaudited Tax Benefits. In the event that the parties are unable to resolve any disagreement with respect thereto within 15 days of Parent's receipt of the Revised Statement, the disagreement shall be resolved by the Auditor pursuant to
Section 11(i) hereof. Promptly following an agreement by Parent and the Securityholders' Representative or a determination by the Auditor as to the amount of Unaudited Tax Benefits reflected in a Revised Statement, (I) Escrow Shares in the MFI Subaccount with an aggregate then Parent Share Value equal to the positive excess (if any) of (i) the aggregate value of the Escrow Shares then held in the MFI Subaccount (based on the then Parent Share Value), over (ii) the Applicable MFI Minimum Amount shall, subject to
Section 6(c)(ii)(D), be released to GSB Investments; and (II) Escrow Shares in the HG/F Subaccount with an aggregate then Parent Share Value equal to the positive excess (if any) of (i) the aggregate value of the Escrow Shares then held in the HG/F Subaccount (based on the then Parent Share Value), over (ii) the Applicable HG/F Minimum Amount shall, subject to
Section 6(c)(ii)(D), be released to HG/F.

                    (Y) On or before on July 15, 2007, the Securityholders' Representative shall provide a statement (an "Annual Release Statement") to Parent setting forth the Unaudited Tax Benefits as of June 30, 2007. Parent shall review such Annual Release Statement and, if Parent does not object to such Annual Release Statement in writing within 10 days after receipt, Parent shall be deemed to have agreed to the Annual Release Statement. If Parent objects to such Annual Release Statement within such 10-day period, the disagreement shall be resolved by the Auditor pursuant Section 11(i) hereof. Escrow Shares (I) in the MFI Subaccount with an aggregate then Parent Share Value equal to the positive excess (if any) of (i) the aggregate value of the Escrow Shares then held in the MFI Subaccount (based on the then Parent Share Value) over (ii) 80% of the Unaudited Tax Benefits shown on such Annual Release Statement, as agreed by Parent and the Securityholders' Representative or determined by the Auditor, shall, subject to Section 6(c)(ii)(D), be released to GSB Investments and (II) in the HG/F Subaccount with an aggregate then Parent Share Value equal to the positive excess (if any) of (i) the aggregate value of the Escrow Shares then held in the HG/F Subaccount (based on the then Parent Share Value) over (ii) 20% of the Unaudited Tax Benefits shown on such Annual Release statement, as agreed to by Parent and the Securityholders' Representative or determined by the Auditor, shall, subject to Section 6(c)(ii)(D), be released to HG/F. The foregoing shall be repeated for each year thereafter, substituting June 30th and July 15th of such year for June 30, 2007 and July 15, 2007 in each place in which those dates appear.

               (C) Termination of Escrow. Subject to Section 6(c)(ii)(D), on the Escrow Termination Date, the Escrow Shares then remaining in the MFI Subaccount shall be released to GSB Investments, and the Escrow Shares then remaining in the HG/F Subaccount shall be released to HG/F.

               (D) Holdback. Notwithstanding anything in Section 6(c)(ii)(B) or (C) to the contrary, if Parent has notified the Securityholders' Representative in accordance with the requirements of the Escrow Agreement prior to the release of shares of Parent Common Stock pursuant to Section 6(c)(ii)(B) or the Escrow Termination Date of any Tax Claims (as defined in Section 9 hereof) as to which Parent reasonably believes based upon an IRS Form 4564 or similar written notice from a taxing authority (a "Written Notice") that any Indemnitee is, or is reasonably likely to be, entitled to indemnity pursuant to Section 9 of this Agreement or Section 7 of the Tax Sharing Agreement, then the applicable Held Back Shares (as defined below) shall remain in escrow for a period of 90 days following receipt of such Written Notice. If Parent has received an IRS Form 5701 or similar written assertion from a taxing authority within 90 days of the receipt of such Written Notice (a "Proposed Adjustment"), then the applicable Held Back Shares shall remain in escrow until the final resolution of any Tax Claims arising out of or relating to such Proposed Adjustment (at which time and following the release of such Held Back Shares to Parent that Parent may become so entitled to, all remaining Held Back Shares with respect to such Tax Claims shall be released to GSB Investments and HG/F as provided for in Section 6(c)(ii)(B) or Section 6(c)(ii)(C) above). If Parent has not received a Proposed Adjustment within 90 days of the receipt of a Written Notice, then the applicable Held Back Shares shall be immediately released to GSB Investments and HG/F as provided in Section 6(c)(ii)(B) or Section 6(c)(ii)(C) above. For purposes of this Agreement, "Held Back Shares" means that number of Escrow Shares from the MFI Subaccount that would be required to satisfy the amount of any Tax Claims arising out of or relating to any issue raised in a Written Notice or Proposed Adjustment, as appropriate, for MFI Party Damages plus that number of Escrow Shares from the HG/F Subaccount that would be required to satisfy the amount of any Tax Claims arising out of or relating to any issue raised in a Written Notice or Proposed Adjustment, as appropriate, for HG/F Party Damages (or, if the amount set forth above would require holding back a number of Escrow Shares from a subaccount that exceeds the number of Escrow Shares remaining in such subaccount, the entire number of Escrow Shares so remaining in such subaccount). Notwithstanding the foregoing, if the amount of any Tax Claim is not reasonably ascertainable or the Securityholders' Representative and Parent fail to agree as to the amount of any Tax Claim, "Held Back Shares" shall mean that number of Escrow Shares determined by the Auditor pursuant to the procedure set forth in Section 11(i) hereof until the amount of such Tax Claim becomes reasonably ascertainable or agreed to by the Securityholders' Representative and Parent, and thereafter "Held Back Shares" shall mean that number of Escrow Shares as calculated pursuant to the previous sentence.

               (iii) Payment in Satisfaction of Federal Net Tax Benefits.

               (A) Notwithstanding any provision of the 1998 Merger Agreement to the contrary, the right of the Major Shareholders to receive 5,370,182 shares of Company Common Stock pursuant to Section 1.6(c) of the 1998 Merger Agreement with respect to Federal Net Tax Benefits realized by the Taxpayer in respect of the Taxable Period ending December 31, 2001 less the number of shares of Company Common Stock issued prior to the Closing Date by the Company pursuant to Section 1.6(c) of the 1998 Merger Agreement to the Major Shareholders for such Taxable Period (such remaining amount of shares to be received by the Major Shareholders is referred to herein as the "Settled Tax Shares") shall be settled and extinguished in full, at the Effective Time, by the issuance to the Major Shareholders by the Company of the Settled Tax Shares immediately prior to the Effective Time. The Settled Tax Shares shall be allocated between the Major Shareholders based upon the portion of such Settled Tax Shares to which each Major Shareholder is entitled pursuant to Section 1.6(c) of the 1998 Merger Agreement. This
Section 6(c)(iii)(A) shall be effective as of the Closing Date and the 1998 Merger Agreement shall be amended and supplemented pursuant to this Section 6(c)(iii)(A) as of the Effective Time.

               (B) Subject to Section 6(c)(ii) and Section 6(c)(iii)(G) hereof, the right of the Major Shareholders to receive shares of Company Common Stock with respect to $92,584,105 of Federal Net Tax Benefits pursuant to Section 1.6(c) of the 1998 Merger Agreement, which Federal Net Tax Benefits are listed under "Issuable Shares" in the table entitled "Golden State Bancorp Inc. and Subsidiaries Consolidated Statements of Stockholders' Equity- Years Ended December 31, 2001, 2000 and 1999" in the Company's Form 10-K for the year ending December 31, 2001, shall be settled and extinguished in exchange for the issuance to the Major Shareholders by Parent, immediately after the Effective Time, of the number of shares of Parent Common Stock equal to the sum of (x) the product of (I) 2,021,641, multiplied by (II) the Exchange Ratio, and (y) the quotient of (I) $31,470,000, divided by (II) the Average Daily Closing Price of Company Common Stock, multiplied by (III) the Exchange Ratio.

               (C) Subject to Section 6(c)(iii)(F) and (G) hereof:

                    (W) Upon the settlement of an audit by the IRS of any or all of the Federal consolidated income tax returns of the MFI Group for the 1991 through 1995 taxable years, the California Federal Bank consolidated group for the 1993 through 1995 taxable years and the CalFed Bancorp Inc. consolidated group for the 1996 through January 3, 1997 taxable years, in each case as evidenced by an appropriate IRS Form 4549 signed by an IRS examiner and agreed to by the Taxpayer, (x) Tax Benefits shall be adjusted and such adjustment shall be reviewed and attested to by KPMG LLP ("KPMG"), and (y) Federal Net Tax Benefits shall be recalculated and such recalculation shall be reviewed and attested to by KPMG, each as provided in Section 1.6(c)(iv) of the 1998 Merger Agreement. Section 1.6(c) of the 1998 Merger Agreement shall apply to the increase or decrease of Federal Net Tax Benefits for any taxable period of the Company ending on or prior to the Closing Date, resulting from such recalculation. Within ten days after the later of the attestation by KPMG of the recalculation of Federal Net Tax Benefits described above and the Closing Date, Parent shall prepare (and the Major Shareholders shall cooperate in such preparation (including by providing such information that is necessary for such preparation)), and deliver to the Securityholders' Representative a written estimate of the taxable periods of Parent in which Tax Benefits arising in whichever of the 1991 through 1995 taxable years of the MFI Group, the California Federal Bank consolidated group for the 1993 through 1995 taxable years and the CalFed Bancorp Inc. consolidated group for the 1996 through January 3, 1997 taxable years that has been settled as described above, (other than those Tax Benefits utilized in the calculation of Federal Net Tax Benefits for any taxable period of the Company ending on or prior to the Closing Date or Federal Net Tax Benefits described in Section 6(c)(iii)(B) hereof and which have been previously paid for pursuant to
Section 1.6(c) of the 1998 Merger Agreement or pursuant to Section 6(c)(iii)(A) or Section 6(c)(iii)(B) above) will be utilized and an estimate of the Federal Net Tax Benefits that would result from such estimated utilization (the "Estimated Federal Net Tax Benefits") for each taxable period (such written estimate, the "Utilization Estimate"). The parties agree that Estimated Federal Net Tax Benefits shall be determined giving effect to only the "Section 382 Limitation" (within the meaning of Section 382 of the Code) imposed as a result of the Merger. Unless the Securityholders' Representative objects to the Utilization Estimate in writing delivered to Parent within ten days of delivery of the Utilization Estimate by Parent, such Utilization Estimate will be deemed to be accepted by the Major Shareholders. In the event that the Securityholders' Representative timely objects to the Utilization Estimate, Section 11(i) hereof shall apply to such objection and disagreement. The date upon which the Utilization Estimate is deemed accepted or upon which a disagreement resulting from a timely objection to the Utilization Estimate is resolved is referred to herein as the "Acceptance Date."

                    (X) Each of the Major Shareholders shall be entitled to elect, within ten days of the Acceptance Date, by notifying Parent in writing (the date of such notification, the "Notice Date"), to receive, and upon such valid election (or, if later, immediately after the Effective
Time) Parent shall issue, the number of shares of Parent Common Stock equal to the quotient of (x) the present value, as of the Notice Date, of an amount equal to the Estimated Federal Net Tax Benefits, divided by (y) the Parent Share Value as of the Notice Date. For purposes of the preceding sentence, the present value of the Estimated Federal Net Tax Benefits shall be calculated based upon a discount rate of 3 month LIBOR plus 365 basis points per annum compounded annually and assuming that the Estimated Federal Net Tax Benefits for any taxable period are recognized pro rata on each Quarterly Date in such taxable period. The issuance of Parent Common Stock pursuant to this Section 6(c)(iii)(C)(X) shall be in full satisfaction of and shall extinguish any right of the electing Major Shareholder to receive shares of Parent Common Stock with respect to the Tax Benefits utilized in the calculation of Estimated Federal Net Tax Benefits. In the event that only one of the Major Shareholders validly elects pursuant to this Section 6(c)(iii)(C)(X), the provisions of this
Section 6(c)(iii)(C) shall be interpreted to take into account the non-electing Major Shareholders' proportionate interest in Tax Benefits, Estimated Federal Net Tax Benefits and Federal Net Tax Benefits.

                    (Y) In the absence of a valid election pursuant to
Section 6(c)(iii)(C)(X) hereof, the right of the Major Shareholders to receive shares of Company Common Stock or Parent Common Stock pursuant to
Section 1.6(c) of the 1998 Merger Agreement in respect of the Tax Benefits utilized in the calculation of Estimated Federal Net Tax Benefits shall be settled and extinguished in exchange for the issuance, on each Quarterly Date in each taxable period of Parent, to the Major Shareholders by Parent of the number of shares of Parent Common Stock equal to the quotient of (x) the Estimated Federal Net Tax Benefits treated as recognized on such Quarterly Date, divided by (y) the Parent Share Value on such Quarterly Date in such taxable period. For purposes of this Section 6(c)(iii)(C)(Y), Estimated Federal Net Tax Benefits with respect to any taxable period of Parent shall be treated as recognized pro rata on each Quarterly Date in such taxable period. For purposes of this Agreement and Section 1.6(c) of the 1998 Merger Agreement, any payment of shares of Parent Common Stock with respect to Estimated Federal Net Tax Benefits shall be treated as a payment with respect to Federal Net Tax Benefits.

                    (Z) Within ten days after the filing of the Federal income tax return of Parent for any taxable period ending after the Closing Date, Parent shall calculate, in good faith, the amount of Federal Net Tax Benefits for such taxable period. In the event that Federal Net Tax Benefits for such taxable period resulting from Tax Benefits arising in any or all of the 1991 through 1995 taxable years of the MFI Group, the California Federal Bank consolidated group for the 1993 through 1995 taxable years and the CalFed Bancorp Inc. consolidated group for the 1996 through January 3, 1997 taxable years (other than those Tax Benefits utilized in the calculation of Federal Net Tax Benefits for any taxable period of the Company ending on or prior to the Closing Date or Federal Net Tax Benefits described in Section 6(c)(iii)(B) hereof and which have been previously paid for pursuant to Section 6(c)(iii)(A) or Section 6(c)(iii)(B) above) differ from Estimated Federal Net Tax Benefits for such period, (x) such difference shall be treated as a recalculation of Federal Net Tax Benefits for purposes of Section 1.6(c)(iv) of the 1998 Merger Agreement, and (y) Estimated Federal Net Tax Benefits for succeeding taxable periods of Parent shall be adjusted accordingly.

               (D) Subject to Sections 6(c)(iii)(F) and (G) hereof, any payment with respect to Federal Net Tax Benefits pursuant to Section 1.6(c) of the 1998 Merger Agreement, other than those described in Sections 6(c)(iii)(A), (B) and (C) hereof, shall be made in accordance with the 1998 Merger Agreement, except that after the Effective Time, (i) such payments shall be made in Parent Common Stock based upon the Parent Share Value and
(ii) in the case of any payments relating to any amount described in
Section 1.6(c)(ii)(C)(2) of the 1998 Merger Agreement, such payments shall be made within five days after the relevant refunds are received by Parent or any of its subsidiaries. In the event that a Federal income tax refund is received after the date hereof and prior to the Effective Time, such refund shall be treated as having been received immediately after the Effective Time for purposes of the immediately preceding sentence. In the event that a Federal Net Tax Benefit relating to Secondary Tax Benefits arises in respect of any shares issued pursuant to Section 6(c)(iii)(A) hereof or Section 1.6 of the 1998 Merger Agreement after the date hereof and prior to the Effective Time, payment for such Federal Net Tax Benefit shall be made within 10 days after the Effective Time in Parent Common Stock based upon the then Parent Share Value based upon a schedule to be prepared by the Securityholders' Representative and submitted to Parent for Parent's approval not later than 5 days after the Effective Time (with any disagreement relating to such schedule subject to the provisions of Section 11(i)).

               (E) Notwithstanding anything in the penultimate sentence of
Section 1.6(c)(iii) of the 1998 Merger Agreement to the contrary, following the Effective Time, any return of a Tax Payment (such return payment, the "Returned Payment") made within six months of such Tax Payment (the "Original Payment") shall be made in the number of shares of Parent Common Stock having an aggregate Parent Share Value as of the date of the Original Payment equal to the amount of the Returned Payment, provided, further, that if the Original Payment was made in shares of Company Common Stock, then the Returned Payment shall be made in the number of shares of Parent Common Stock having an aggregate value (based upon the Company Share Value as of the date of the Original Payment divided by the Exchange Ratio) equal to the amount of the Returned Payment.

               (F) The obligation of Parent to make payments pursuant to
Section 1.6(c) of the 1998 Merger Agreement, but only those payments that are described in Sections 6(c)(iii)(C) and (D) hereof (exclusive of Federal Net Tax Benefits relating to Secondary Tax Benefits), shall be limited to payments in respect of Federal Net Tax Benefits that, in the aggregate, do not exceed $250,000,000. In the event that Parent makes payments pursuant to Section 1.6(c) of the Merger Agreement and Sections 6(c)(iii)(C) and (D) hereof in respect of, in the aggregate, $250,000,000 of Federal Net Tax Benefits (exclusive of Federal Net Tax Benefits relating to Secondary Tax Benefits), and has complied with its obligations under Sections 6(c)(iii)(A) and 6(c)(iii)(B), Parent shall have no obligation to make any additional payments pursuant to Section 1.6(c) of the Merger Agreement or Sections 6(c)(iii)(C) or (D) hereof.

               (G) In the event that Parent or any of its subsidiaries or affiliates shall be entitled to indemnification for Damages under Section 9 hereof or indemnification by MFI pursuant to Section 7 of the Tax Sharing Agreement, then in the sole discretion of Parent, in lieu of the issuance and delivery of shares of Parent Common Stock pursuant to Section 6(c)(iii)(B), (C) or (D) hereof, Parent shall be entitled to off-set the amount of any outstanding MFI Damages against shares otherwise issuable to GSB Investments pursuant to Section 6(c)(iii)(B), (C) or (D) hereof, and to off-set the amount of any outstanding HG/F Damages against shares otherwise issuable to HG/F pursuant to Section 6(c)(iii)(B), (C) or (D) hereof. The aggregate amount of such off-set shall equal the aggregate number of shares of Parent Common Stock with a Parent Share Value (as of the date such off-set is applied) equal to the MFI Damages and/or the HG/F Damages, as the case may be. In the event that the right to off-set is exercised as described above, the shares shall be treated as having been issued by Parent for purposes of calculating the limitation described in Section 6(c)(iii)(F) above. In the event that, at a time at which Parent is otherwise required to issue and deliver shares of Parent Common Stock pursuant to Section 6(c)(iii)(B), (C) or (D) hereof, (X) the aggregate value of the Escrow Shares then held in the MFI Subaccount (based on the Parent Share Value as of such issuance date) is less than (an "MFI Shortfall") the Applicable MFI Minimum Amount, then notwithstanding anything in Section 6(c)(iii)(B), (C) or (D) to the contrary and irrespective of any off-set pursuant to this Section 6(c)(iii)(G), a number of shares of Parent Common Stock with a value (calculated as provided above) equal to the MFI Shortfall shall be delivered by Parent on the date that they are required to be issued under any of the foregoing subsections
(B), (C) or (D) to the Escrow Agent to be held in Escrow, allocated to the MFI Subaccount; or (Y) the aggregate value of the Escrow Shares then held in the HG/F Subaccount (based on the Parent Share Value as of such issuance date) is less than (an "HG/F Shortfall") an the Applicable HG/F Minimum Amount, then notwithstanding anything in Section 6(c)(iii)(B), (C) or (D) to the contrary and irrespective of any off-set pursuant to this Section 6(c)(iii)(G), a number of shares of Parent Common Stock with a value (calculated as provided above) equal to the HG/F Shortfall shall be delivered by Parent on the date that they are required to be issued under any of the foregoing subsections (B), (C) or (D) to the Escrow Agent to be held in Escrow, allocated to the HG/F Subaccount.

               (H) Except as provided in Section 6(c)(iii)(A) above, all amounts payable pursuant to Section 6(c)(iii) hereof shall be paid 80% to GSB Investments and 20% HG/F.

               (I) Parent shall use reasonable efforts to cause any Tax Benefits to be utilized in the earliest taxable period of Parent.

               (J) Parent shall calculate Federal Net Tax Benefits for purposes of this Agreement, and shall reflect on its Tax Returns items included in the calculation of Federal Net Tax Benefits, in a manner consistent with the Company's past practice.

               (K) Notwithstanding anything in this Agreement or the 1998 Merger Agreement to the contrary, Parent shall have no obligation to make any payment with respect to Federal Net Tax Benefits, or any items included in the calculation thereof, that are reflected as an asset on the Company's consolidated balance sheet as of March 31, 2002, to the extent that such amounts are not offset by a corresponding liability or equity item.

               (L) Notwithstanding anything contained in this Agreement to the contrary, in no event shall Parent be required to issue any fractional shares of Parent Common Stock pursuant to this Agreement. In the event any fractional share of Parent Common Stock would otherwise be issuable hereunder, such share shall be rounded to the nearest whole share.

         (iv) Deleted Provisions and Amended Definitions.

                  Effective as of the Effective Time:

               (A) Sections 1.6(a)(ii), 1.6(a)(iii) and 1.6(e)(vi) and the first two sentences of Section 1.6(c)(iii) of the 1998 Merger Agreement are hereby deleted.

               (B) The definition of "CFB Litigation Distribution Amount" in the 1998 Merger Agreement shall be substituted and replaced with: "'CFB Litigation Distribution Amount' shall mean the excess (if any) of (x) the sum of (A) the amount of the Net Cash Payment and (B) the CFB Litigation Tax Benefits, over (y) an amount equal to $12,000,000 plus 25% of the excess of the Net Cash Payment over $12,000,000."

               (d) Survival of Provisions. Unless expressly amended or superseded hereby, the provisions of the 1998 Merger Agreement shall remain in full force and effect. All references to the 1998 Merger Agreement shall be deemed to be references to the 1998 Merger Agreement, as amended and supplemented hereby.

               (e) Performance. MFI shall cause GSB Investments to perform all of GSB Investments' obligations under this Agreement and the 1998 Merger Agreement. Ford shall cause HG/F to perform all of HG/F's obligations under this Agreement and the 1998 Merger Agreement.

         7. Waiver of Claims. Effective as of the Effective Time, each of the Securityholders hereby waives, on behalf of itself and its subsidiaries, in all capacities, including as stockholders, officers and/or directors of the Company or Sub or any of their subsidiaries at and after the Effective Time, any and all claims of itself and its subsidiaries, including cross claims, against the Company, its subsidiaries and affiliates and their respective officers, directors, employees or agents connected with or arising out of (a) any act or omission of any of the Company or its subsidiaries, affiliates or their respective officers, directors, employees, legal advisors or agents, in such capacity, at or prior to the Effective Time, including, without limitation, with respect to the negotiation of the terms of this Agreement, the Merger Agreement, and the other agreements, documents and instruments to be executed therewith, and (b) any claims arising out of the management or handling of the Goodwill Litigation, the Glendale Litigation or the Guarini Litigation; provided, however, that nothing in this Section 7 shall be deemed a waiver by the Securityholders of any rights under Article II of the Merger Agreement to receive the Merger Consideration, of any rights as a director or officer of the Company or its subsidiaries under Section 5.7 of the Merger Agreement (including any rights under other agreements or arrangements referred to therein) or of any rights under Section 1.6 of the 1998 Merger Agreement or this Agreement. In consideration of the foregoing, it is understood and agreed that the Securityholders shall be entitled to manage the Guarini Litigation pursuant to arrangements reasonably acceptable to Parent to be entered into prior to the Effective Time.

         8. No Tampering. None of the MFI Parties nor any affiliate thereof shall, from and after the Closing Date, (a) until the third anniversary of the Closing Date, use or disclose to others any of the customer lists or other confidential proprietary information of the Company or its subsidiaries in connection with retail banking or otherwise, (b) until the second anniversary of the Closing Date, solicit, directly or indirectly, for employment, any of the officers or employees of the Company or its subsidiaries as of the Closing Date, for so long as they remain employees of the Company or its subsidiaries or their respective successors or permitted assigns, (c) until the second anniversary of the Closing Date, request, induce or attempt to influence any distributor or supplier of goods or services to the Company or any subsidiary thereof as of the Closing Date to curtail or cancel any business they may transact with the Company or such subsidiary thereof or their respective successors or permitted assigns for so long as such distributor or supplier continues in such capacity with the Company or its subsidiaries or their respective successors or permitted assigns; or (d) take any action to aid or assist Mr. Ford or his affiliates in the breach of Section 13 of that certain employment agreement between California Federal Bank and Gerald J. Ford, dated as of January 1, 2000, as amended on March 19, 2002 and the date hereof, whether by providing financing or otherwise.

         9. Indemnification. From and after the Effective Time and notwithstanding anything to the contrary in the Tax Sharing Agreement:

         (a) Subject to the procedures described herein and effective as of the Effective Time, MFI, GSB Investments and MFH (collectively, the "MFI Parties"), jointly and severally, shall indemnify and hold harmless Parent and the Company and their respective affiliates, subsidiaries, directors, officers, employees, agents and controlling Persons (other than the Securityholders), and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Indemnitees"), against and from any of the following Damages (the "MFI Party Damages"): (i) 100% of any Damages incurred or suffered by the Indemnitees as a result of liability for Taxes of members of the MFI Group (other than the Company and its subsidiaries and their predecessors) imposed pursuant to Treas. Reg. ss. 1.1502-6 (or any comparable provision of state, local or foreign law), and (ii) 80% of any Damages incurred or suffered by the Indemnitees as a result of an adjustment to or disallowance of any Federal Net Tax Benefit for which the Major Shareholders have received payment or item included in the calculation thereof (other than any adjustment to the manner in which such Federal Net Tax Benefit or item is utilized in any taxable period ending after the Closing Date). Subject to the procedures described herein, HG/F shall indemnify and hold harmless the Indemnitees against and from 20% of any Damages incurred or suffered by the Indemnitees as a result of an adjustment to or disallowance of any Federal Net Tax Benefit for which the Major Shareholders have received payment or item included in the calculation thereof (other than any adjustment to the manner in which such Federal Net Tax Benefit or item is utilized in any taxable period ending after the Closing Date) (the "HG/F Party Damages"). This Section 9(a) shall supplement and clarify any indemnification obligation pursuant to Section 1.6(c) of the 1998 Merger Agreement and Section 7 of the Tax Sharing Agreement and shall not be construed to terminate, or to duplicate, any such obligation.

         (b) Any recovery made by an Indemnitee under this Section 9 shall be made, as elected by Parent in its sole discretion, by the off-set in accordance with Section 6(c)(iii)(G) hereof and/or by release of Escrow Shares from the Escrow prior to seeking direct recovery for Damages by the MFI Parties or HG/F, as applicable; provided, however, that the offset pursuant to Section 6(c)(iii)(G) hereof and the release of the Escrow Shares to Parent shall not be the exclusive remedy of the Indemnitees with respect to Damages.

         (c) (i) In order for an Indemnitee to be entitled to any indemnification provided for under this Section 9 in respect of, arising out of or involving a claim made or a proceeding initiated by any Person against an Indemnitee including any audit, deficiency, assessment, examination, administrative or other court proceeding, suit, dispute or other claim relating to taxes (any such claim, a "Tax Claim"), such Indemnitee must notify the Securityholders' Representative (as defined in Section 11(h) below) in writing of the Tax Claim promptly; provided, however, that failure to give such notification promptly shall not affect the indemnification provided hereunder except to the extent that the Securityholders shall have been materially prejudiced as a result of such failure to provide prompt notification.

               (ii) The Securityholders' Representative may request that Parent (on behalf of itself and its subsidiaries) initiate a claim for refund of Taxes that would be included in the calculation of Federal Net Tax Benefits. Parent shall file or prosecute (or allow the Securityholders' Representative to prosecute in accordance with Section 9(d) below) such claim for refund unless it determines, in good faith, that Parent and its subsidiaries will be materially adversely affected by the filing or prosecution of such claim for refund (any such claim for refund approved and filed by Parent and any claim for refund initiated prior to the Effective Time, a "Claim for Refund").

                  (d) Notwithstanding Section 9(e), the Securityholders' Representative shall be entitled to defend any Tax Claim or prosecute any Claim for Refund relating to the Company and its subsidiaries (or any of their respective predecessors or any consolidated group of which any of them was a member) for any taxable period ending on or prior to the Closing Date, but only to the extent that such Tax Claim or Claim for Refund relates to Federal Net Tax Benefits or items included in the calculation thereof, provided, however, that the Securityholders' Representative notifies the Indemnitee of its desire to defend such Tax Claim within thirty days of the receipt of the notice described in Section 9(c) above or to prosecute such Claim for Refund within thirty days of Parent's approval to initiate such Claim for Refund; provided, further, however, that the Securityholders' Representative shall be deemed to have assumed the prosecution of any Claim for Refund existing at the Effective Time and the defense of any Tax Claim existing at the Effective Time. Upon such notification, the Securityholders' Representative shall be entitled to defend the Tax Claim or prosecute the Claim for Refund with counsel or other tax advisors selected by the Securityholders' Representative; provided, however, that such counsel or other tax advisor is not reasonably objected to by the Indemnitee. If the Securityholders' Representative assumes such defense or prosecution, the Indemnitee shall have the right to participate in the defense or prosecution thereof and to employ counsel, at its own expense (which expense shall not be treated as Damages), separate from the counsel employed by the Securityholders' Representative, it being understood that the Securityholders' Representative shall control such defense or prosecution. If the Securityholders' Representative chooses to defend any Tax Claim or prosecute any Claim for Refund in the manner provided by this subsection (d), the Indemnitees shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Securityholders' Representative's request) the provision to the Securityholders' Representative of records and information that are relevant to such Tax Claim or Claim for Refund if not already in possession of the Securityholders or the Securityholders' Representative, at the Indemnitees' expense, and the provision of powers of attorney. If the Securityholders' Representative defends any Tax Claim or prosecutes any Claim for Refund, such Securityholders' Representative shall not admit liability with respect to such Tax Claim, or settle, compromise, discharge or otherwise dispose of ("Settle") any such Tax Claim or Claim for Refund without the Indemnitee's prior written consent (which consent shall not be unreasonably delayed or withheld).

               (e) Except as otherwise provided in Section 9(d) above,
Section 9(f) or this Section 9(e), if a Tax Claim is made against an Indemnitee or Parent initiates a Claim for Refund (including a Tax Claim or Claim for Refund described in Section 9(d) with respect to which the Securityholders' Representative does not provide a valid notice described therein), such Indemnitee shall be entitled to control the defense of and Settle the Tax Claim, and shall be entitled to control the prosecution of and Settle the Claim for Refund, each with counsel selected by such Indemnitee. The Securityholders shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnitee's request) the provision to such Indemnitee of records and information that are relevant to such Tax Claim or Claim for Refund if not already in possession of the Indemnitee, at the Securityholders' expense. For any such Tax Claim relating to a Tax Return affecting Federal Net Tax Benefits or any Claim for Refund, except as provided in Section 9(d) and
Section 9(f) hereof,

               (i) the Securityholders' Representative shall have the right to participate in (but not control) the defense or prosecution thereof and to employ counsel, at the Major Shareholders' expense, separate from the counsel employed by the Indemnitee;

               (ii) if such Tax Claim or Claim for Refund can be separated and handled independently from the Indemnitee's other Tax Claims or refund claims, the Securityholders' Representative shall be entitled to admit liability with respect to or Settle such separated Tax Claim or Settle such Claim for Refund, but only with the Indemnitee's prior written consent (which consent shall not be unreasonably withheld or delayed);

               (iii) if such Tax Claim or Claim for Refund cannot be separated and handled independently from the Indemnitee's other Tax Claims or refund claims, and

               (A) involves $10 million or less of Federal Net Tax Benefits but does not involve Tax Benefits described in Section 1.6(c)(ii)(A)(2) of the 1998 Merger Agreement ("Secondary Tax Benefits"), the Indemnitee shall be entitled to admit liability with respect to or Settle such Tax Claim, or Settle such Claim for Refund, without the Securityholders' Representative's consent;

               (B) involves more than $10 million of Federal Net Tax Benefits but does not involve Secondary Tax Benefits, then such Tax Claim or Claim for Refund shall (in the absence of an agreement by the Securityholders' Representative and the Indemnitee) be Settled, (I) subject to clause (II), in the manner proposed by the Securityholders' Representative, but only if the Securityholders' Representative obtains an opinion of nationally recognized tax counsel, reasonably acceptable to the Indemnitee, that the position proposed to be taken by the Securityholders' Representative in connection with such Tax Claim should prevail in a court of law, (II) notwithstanding clause (I) and in the discretion of the Indemnitee, in the manner proposed by the Indemnitee, provided, however, that (i) if the Major Shareholders have not yet received payment for the Federal Net Tax Benefits at issue in such Tax Claim or Claim for Refund pursuant to this Agreement or Section 1.6(c) of the 1998 Merger Agreement, Parent shall issue to the Major Shareholders (80% to GSB Investments and 20% to HG/F) a number of shares of Parent Common Stock having a Parent Share Value equal to the excess of the amount of Federal Net Tax Benefits at issue in such Tax Claim or Claim for Refund over $10 million and (ii) if the Major Shareholders have received payment for the Federal Net Tax Benefits at issue in such Tax Claim or Claim for Refund, the Indemnitee shall be entitled to indemnification for such Tax Claim or Claim for Refund pursuant to Section 9(a) and this clause (II) only to the extent of $10 million; and (III) in the event that no opinion of counsel described above is rendered, in the manner agreed to by the Securityholders' Representative and the Indemnitee or determined by the Auditor pursuant to Section 11(i) hereof;

               (C) involves Secondary Tax Benefits, then the Indemnitee shall Settle such Tax Claim or Claim for Refund (I) in the manner proposed by the Securityholders' Representative, but only if the Securityholders' Representative obtains an opinion of nationally recognized tax counsel, reasonably acceptable to the Indemnitee, that the position proposed to be taken by the Securityholders' Representative in connection with such Tax Claim should prevail in a court of law, and otherwise (II) in the manner agreed to by the Securityholders' Representative and the Indemnitee or determined by the Auditor pursuant to Section 11(i) hereof.

               (f) Notwithstanding Section 9(e), the Securityholders' Representative shall be entitled to prosecute or defend any Tax Claim relating to the Company and its subsidiaries (or any of their respective predecessors or any unitary group of which any of them was a member) for any taxable period ending on or prior to September 11, 1998, but only to the extent that such Tax Claim relates to a California unitary Franchise Tax Return, provided, however, that the Securityholders' Representative notifies the Indemnitee of its desire to prosecute or defend such Tax Claim within thirty days of the receipt of the notice described in Section 9(c) above; provided, further, however, that the Securityholders' Representative shall be deemed to have assumed the prosecution or defense of any Tax Claim relating to any California unitary Franchise Tax Return that has commenced prior to the Effective Time. Upon such notification, the Securityholders' Representative shall be entitled to prosecute or defend the Tax Claim with counsel or other tax advisors selected by the Securityholders' Representative; provided, however, that such counsel or other tax advisor is not reasonably objected to by the Indemnitee. If the Securityholders' Representative assumes such prosecution or defense, the Indemnitee shall have the right to participate in the prosecution or defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Securityholders' Representative, it being understood that the Securityholders' Representative shall control such prosecution or defense. If the Securityholders' Representative chooses to prosecute or defend any Tax Claim in the manner provided by this subsection (f), the Indemnitees shall cooperate in the prosecution or defense thereof. Such cooperation shall include the retention and (upon the Securityholders' Representative's request) the provision to the Securityholders' Representative of records and information that are relevant to such Tax Claim if not already in possession of the Securityholders or the Securityholders' Representative, at the Indemnitees' expense, and the provision of powers of attorney. If the Securityholders' Representative prosecutes or defends any Tax Claim, such Securityholders' Representative shall not Settle any such Tax Claim without the Indemnitee's prior written consent (which consent shall not be unreasonably delayed or withheld).

         10. Termination.

         This Agreement and the covenants, representations and warranties, agreements and irrevocable proxies contained in or granted pursuant to
Section 2, 3 or 4 shall terminate on the date that is twelve months following the date hereof and the covenants, agreements and irrevocable proxies contained in or granted pursuant to Sections 2, 3 and 4 shall terminate upon consummation of the Merger; provided, however, that the provisions of Sections 2, 3 and 4 shall terminate concurrently with a termination of the Merger Agreement pursuant to Section 7.1(a), (b), (e) and (f) (other than any termination pursuant to Section 7.1(e) resulting from an intentional breach of the Merger Agreement or a termination pursuant to Section 7.1(b)(ii) if a Pre-Termination Company Takeover Proposal Event (as defined in the Merger Agreement) has occurred with respect to the right of termination thereunder). In the event that the Merger Agreement is terminated in accordance with Article VII thereof, the covenants and agreements contained in Sections 5, 6, 7, 8 and 9 shall terminate concurrently with such termination of the Merger Agreement. Except as expressly provided for above, the covenants, representations and warranties and agreements shall survive the consummation of the Merger.


         11. Miscellaneous.

         (a) Specific Performance. Each party recognizes and agrees that if for any reason any of the provisions of this Agreement are not performed by another party in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to the other parties for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies, the other parties shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

         (b) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Without limiting the foregoing, with respect to any provision of this Agreement, if it is determined by a court of competent jurisdiction to be excessive as to duration or scope, it is the parties' intention that such provision nevertheless be enforced to the fullest extent which it may be enforced.

         (c) Attorneys' Fees. If any action at law or equity, including an action for declaratory relief, is brought in respect of a breach or to enforce or any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

         (d) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         (e) Further Assurances. From time to time, at the request of Parent, each Securityholder shall execute and deliver to Parent or cause other Record Holders of the Company Common Stock Beneficially Owned by such Securityholder (other than Non-Voting Shares) to execute and deliver to Parent such additional instruments containing grants of proxy with respect to the Company Common Stock Beneficially Owned by such Securityholder (which grants of proxy will be in substantially the form of Section 2(c)(i) hereto) as Parent may reasonably request in connection with such Securityholder's obligations under this Agreement. Notwithstanding the foregoing, this Section 11(e) shall not apply to the extent that the applicable Securityholder is not able to comply herewith as a result of the arrangements set forth on Schedule II hereto.

         (f) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

         (g) Consent to Jurisdiction, Etc. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware and The United States District Court for the Southern District of New York or, if such court will not accept jurisdiction, any court of competent civil jurisdiction sitting in Kent County, Delaware. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

         (h) The Securityholders' Representative. Each Securityholder hereby irrevocably appoints Gerald J. Ford (the "Securityholders' Representative") as such Securityholders' agent and true and lawful attorney-in-fact to act in the name of and for and on behalf of such Securityholder in connection with all matters arising out of, resulting from, contemplated by or related or incident to this Agreement from and after the Effective Time. Parent shall have the absolute right and authority to rely upon the acts taken or omitted to be taken by the Securityholders' Representative on behalf of the Securityholders and Parent shall have no duty to inquire as to the acts and omissions of the Securityholders' Representative. Each Securityholder hereby acknowledges and agrees that (i) all notices and deliveries by Parent or the Company to the Securityholders' Representative shall be deemed deliveries to the Securityholders, and (ii) any disclosure made to the Securityholders' Representative by or on behalf of Parent or the Company shall be deemed to be disclosure made to each Securityholder. In the event the Securityholders' Representative refuses to, or is no longer capable of, serving as the Securityholders' Representative hereunder, the Securityholders shall promptly appoint a successor Securityholders' Representative who shall thereafter be a successor Securityholders' Representative hereunder.

         (i) Resolution of Disagreements. If Parent and the Securityholders' Representative disagree as to the amount of Tax Benefits or any other item related to Taxes, Parent and the Securityholders' Representative shall promptly consult each other in an effort to resolve such disagreement. If any such disagreement cannot be resolved within fifteen days of the date of consultation, KPMG (the "Auditor") shall resolve any remaining disagreements as promptly as practicable (but in any event within forty-five days following the date on which such disagreement is referred to the Auditor), based solely on written submissions forwarded by Parent and the Securityholders' Representative to the Auditor within ten days of the date of referral to the Auditor. The determination of the Auditor shall be final, conclusive and binding on the parties. All fees and expenses related to the work performed by the Auditor in accordance with this Section 11(i) shall be apportioned between Parent and the Securityholders in proportion to their respective liabilities as determined by the Auditor.

         (j) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile (which is confirmed), or by registered or certified mail (postage prepaid, return receipt requested):

                  If to Parent, to:

                    Citigroup Inc.
                    425 Park Avenue
                    New York, New York  10043
                    Attention:  Associate General Counsel, M&A
                    Facsimile:  (212) 793-7600

                  copy to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    Four Times Square
                    New York, New York  10036
                    Attention:  Kenneth A. Bialkin, Esq. and Eric Friedman, Esq.
                    Facsimile:  (212) 735-2000

                  If to the Company, to:

                    Golden State Bancorp Inc.
                    135 Main Street
                    San Francisco, CA  94105
                    Attention:  General Counsel
                    Facsimile:  (415) 904-1157

                  copy to:

                    Wachtell, Lipton, Rosen & Katz
                    51 West 52nd Street
                    New York, New York  10019
                    Attention:  Craig M. Wasserman
                    Facsimile:  (212) 403-2000

                  If to a Securityholder or the Securityholders'
Representative, to:

                    Gerald J. Ford
                    200 Crescent Court, Suite 1350
                    Dallas, Texas 75201
                    Facsimile:  (214) 871-5199

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         (k) Descriptive Headings; Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         (l) Assignment; Binding Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party hereto; provided, however, that any Securityholder may assign any of its rights under this Agreement to secure all or any part of its obligations in connection with any transaction contemplated by the second sentence of
Section 2(b) hereof; provided, that (i) no such assignment may be made by any Securityholder in violation of (and shall be subject to) such Securityholder's obligations under Sections 2(a) and 2(c)(i) hereof, and
(ii) such party shall continue to have the ability to vote or cause to be voted with respect to the matters set forth in Section 2(a) hereof at least that number of shares of Company Common Stock that are other than Non-Voting Shares as of the date hereof.

         (m) Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the party hereto against whom such amendment, modification or waiver is sought to be entered.

         (n) Several Parties. All representations, warranties, covenants and agreements of MFI, GSB Investments and MFH, on the one hand, and HG/F and Ford, on the other hand, shall be the several, and not joint, representations, warranties, covenants and agreements of MFI, GSB
Investments and MFH, on the one hand, and HG/F and Ford, on the other hand, except as otherwise expressly provided hereunder.

         (o) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, Parent and the Securityholders have caused this Agreement to be duly executed as of the day and year first above written.


                                      CITIGROUP INC.


                                      By: /s/ Robert B. Willumstad
                                         _______________________________________
                                          Name: Robert B. Willumstad
                                          Title: President


                                      GOLDEN STATE BANCORP INC.


                                      By: /s/ Gerald J. Ford
                                         _______________________________________
                                          Name: Gerald J. Ford
                                          Title: Chairman of the Board and CEO


                                      MAFCO HOLDINGS INC.


                                      By: /s/ Howard Grittis
                                         _______________________________________
                                          Name: Howard Grittis
                                          Title: Vice Chairman


                                      GSB INVESTMENTS CORP.


                                      By: /s/ Howard Grittis
                                         _______________________________________
                                          Name: Howard Grittis
                                          Title: Vice Chairman


                                      MACANDREWS & FORBES HOLDINGS INC.


                                      By: /s/ Howard Grittis
                                         _______________________________________
                                          Name: Howard Grittis
                                          Title: Vice Chairman


                                       HUNTER'S GLEN/FORD, LTD.


                                      By: /s/ Gerald J. Ford
                                         _______________________________________
                                          Name:  Gerald J. Ford
                                          Title: General Partner



                                      GERALD J. FORD

                                        /s/ Gerald J. Ford
                                      __________________________________________





                                 Schedule I

                        List of Existing Securities


============================== ==================================== =========================
Name and Address               Name of Registered Holder            Golden State Bancorp
of Beneficial Owner                                                 Inc.
                                                                    Common Stock
============================== ==================================== =========================
------------------------------ ------------------------------------ -------------------------

Mafco Holdings Inc.            GSB Investments Corp.                42,949,525




------------------------------ ------------------------------------ -------------------------
------------------------------ ------------------------------------ -------------------------

Mafco Holdings Inc.            MacAndrews & Forbes Holdings Inc.    0




------------------------------ ------------------------------------ -------------------------
------------------------------ ------------------------------------ -------------------------

Hunter's Glen/Ford, Ltd.       Hunter's Glen/Ford, Ltd.             19,684,561




------------------------------ ------------------------------------ -------------------------
------------------------------ ------------------------------------ -------------------------

Gerald J. Ford                 Gerald J. Ford                       99,958*




------------------------------ ------------------------------------ -------------------------
============================== ==================================== =========================

              Total                                                 62,734,044
============================== ==================================== =========================


-----------
* Options to acquire 340,333 shares of Company Common Stock



                                Schedule II
                                -----------

Part I

I.       Secured Forward Sale Documents
         ------------------------------

         Total Non-Voting Shares as of the date of this Agreement:  20,080,724

         (1) SAILS Mandatorily Exchangeable Securities Contract dated as of April 19, 2002 among GSB Investments, Credit Suisse First Boston International ("CSFBI") and Credit Suisse First Boston Corporation ("CSFBC"), as agent, as amended, modified or otherwise supplemented from time to time, in respect of 1,000,000 shares of Company Common Stock.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of April 19, 2002 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement:  None.

         (2) SAILS Mandatorily Exchangeable Securities Contract dated as of March 13, 2002 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 1,168,224 shares of Company Common Stock.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of March 13, 2002 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement:  None

         (3) Stock Purchase Agreement dated as of February 27, 2002 between GSB Investments and JPMorgan Chase Bank ("JPMorgan Chase") by J.P. Morgan Securities Inc. ("J.P. Morgan Securities"), as agent, as amended, modified or otherwise supplemented from time to time, in respect of 1,000,000 shares of Company Common Stock.

                  Related Pledge Agreement: Pledge Agreement dated as of February 27, 2002 between GSB Investments and JPMorgan Chase by J.P. Morgan Securities, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement: Registration Agreement dated February 21, 2001 among the Company, J.P. Morgan Securities, JPMorgan Chase, GSB Investments and MFI, as amended, modified or otherwise supplemented from time to time, in respect of 1,000,000 shares of Company Common Stock.

         (4) Stock Purchase Agreement dated as of February 12, 2002 between GSB Investments and JPMorgan Chase by J.P. Morgan Securities, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 2,000,000 shares of Company Common Stock.

                  Related Pledge Agreement: Pledge Agreement dated as of February 12, 2002 between GSB Investments and JPMorgan Chase by J.P. Morgan Securities, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement: Registration Agreement dated February 6, 2001 among the Company, J.P. Morgan Securities, JPMorgan Chase, GSB Investments and MFI, as amended, modified or otherwise supplemented from time to time, in respect of 2,000,000 shares of Company Common Stock.

         (5) SAILS Mandatorily Exchangeable Securities Contract dated as of January 31, 2002 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 415,000 shares of Company Common Stock.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of January 31, 2002 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement:  None.

         (6) SAILS Mandatorily Exchangeable Securities Contract dated as of January 29, 2002 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 1,585,000 shares of Company Common Stock.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of January 29, 2002 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement: Registration Agreement dated January 29, 2002 among the Company, CSFBI, CSFBC, GSB Investments and MFI, as amended, modified or otherwise supplemented from time to time, in respect of 1,585,000 shares of Company Common Stock.

         (7) SAILS Mandatorily Exchangeable Securities Contract dated as of December 28, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 1,000,000 shares of Company Common Stock.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of December 28, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement: Registration Agreement dated December 24, 2001 among the Company, CSFBI, CSFBC, GSB Investments and MFI, as amended, modified or otherwise supplemented from time to time, in respect of 1,000,000 shares of Company Common Stock.

         (8) SAILS Mandatorily Exchangeable Securities Contract dated as of December 19, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 912,500 shares of Company Common Stock.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of December 19, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement: Registration Agreement dated December 11, 2001 among the Company, CSFBI, CSFBC, GSB Investments and MFI, as amended, modified or otherwise supplemented from time to time, in respect of 900,000 shares of Company Common Stock.

                  Related Amended and Restated Registration Agreement:
                  Amended and Restated Registration Agreement dated December 11, 2001 among the Company, CSFBI, CSFBC, GSB Investments and MFI, as amended, modified or otherwise supplemented from time to time, in respect of 912,500 shares of Company Common Stock.

         (9) SAILS Mandatorily Exchangeable Securities Contract dated as of November 16, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 1,000,000 shares of Company Common Stock.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of November 16, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement:  None.

         (10) Stock Purchase Agreement dated as of November 14, 2001 between GSB Investments and JPMorgan Chase by J.P. Morgan Securities, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 1,000,000 shares of Company Common Stock.

                  Related Pledge Agreement: Pledge Agreement dated as of November 14, 2001 between GSB Investments and JPMorgan Chase by J.P. Morgan Securities, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement:  None.

         (11) SAILS Mandatorily Exchangeable Securities Contract dated as of October 24, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 2,000,000 shares of Company Common Stock.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of October 24, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement: Registration Agreement dated October 19, 2001 among the Company, CSFBI, CSFBC, GSB Investments and MFI, as amended, modified or otherwise supplemented from time to time, in respect of 2,000,000 shares of Company Common Stock.

         (12) SAILS Mandatorily Exchangeable Securities Contract dated as of September 28, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 1,000,000 shares of Company Common Stock.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of September 28, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement:  None.

         (13) SAILS Mandatorily Exchangeable Securities Contract dated as of March 8, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 1,695,200 shares of Company Common Stock.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of March 8, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement: See Registration Agreement listed under item I(15), below.

         (14) SAILS Mandatorily Exchangeable Securities Contract dated as of December 28, 2000 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 1,304,800 shares of common stock of the Company.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of December 28, 2000 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement: See Registration Agreement listed under I(15), below.

         (15) SAILS Mandatorily Exchangeable Securities Contract dated as of December 19, 2000 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 3,000,000 shares of Company Common Stock.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of December 19, 2000 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement: Registration Agreement dated December 13, 2000 among the Company, CSFBI, CSFBC, GSB Investments and MFI, as amended, modified or otherwise supplemented from time to time, in respect of 6,000,000 shares of Company Common Stock.

         In no event shall any Securityholder be obligated to require any counterparty to any of the transactions contemplated by the foregoing documents to return or replace any Company Common Stock that is subject to any such transaction pursuant to any share lending arrangement set forth therein or entered into in connection therewith.

II.      Credit Facility Documents

         (1) New Amended and Restated Revolving Credit and Term Loan Agreement dated as of August 15, 2001 among Mafco Finance Corp., the banks, financial institutions and other institutional lenders party thereto (the "Lenders"), Citibank, N.A., as initial issuing bank (the "Issuing Bank"), Citibank, N.A., as collateral agent (the "Collateral Agent"), Citibank, N.A., as administrative agent, Salomon Smith Barney Inc. and J.P. Morgan Securities Inc., as joint book managers and joint book arrangers, ING (U.S.) Capital LLC, as documentation agent, and JPMorgan Chase Bank, as syndication agent, as amended by the Consent thereto dated as of September 28, 2001, Amendment No. 1 thereto dated as of December 19, 2001, Amendment No. 2 thereto dated as of January 1, 2002 and Amendment No. 3 thereto dated as of March 19, 2002, and as further amended, modified or otherwise supplemented from time to time.

         (2) New Amended and Restated Guaranty dated as of August 15, 2001 made by GSB Investments, MFI and the other guarantors signatory thereto in favor of the Lenders, the Issuing Bank, the Agents and the Collateral Agent, as amended, modified or otherwise supplemented from time to time.

         (3) New Amended and Restated Pledge Agreement (the "Pledge Agreement") dated as of August 15, 2001 made by the pledgors named therein to the Collateral Agent, as amended, modified or otherwise supplemented from time to time.

            o Total number of shares of Company Common Stock subject to the Pledge Agreement as of the date of this Agreement:
               22,868,801.

            o The rights of GSB Investments under Section 1.6 of the 1998 Merger Agreement are pledged to the Collateral Agent under the Pledge Agreement.

         (4) New Amended and Restated Security Agreement dated as of August 15, 2001 made by the grantors named therein to the Collateral Agent, as amended, modified or otherwise supplemented from time to time.

         (5) Voting Trust Agreement dated as of December 30, 1998 among The Bank of New York, as voting trustee, GSB Guarantor Corp., GSB Investments and Citibank, N.A., as collateral agent, as amended, modified or otherwise supplemented from time to time.

III.     Certificate of Incorporation

         Restated Certificate of Incorporation of GSB Investments as filed with the Secretary of State of the State of Delaware on December 30, 1998, as amended, modified or otherwise supplemented from time to time.


Part II

         (1)      Section 3(a)(i)

            o 20,080,724 of the Existing Securities of MFI are not owned of record by such Securityholder or any of its subsidiaries or nominees.

            o All of the agreements and other items set forth on Part I of this Schedule II are hereby incorporated by reference.

         (2)      Section 3(a)(iii)(A)

         The item set forth under Item III on Part I of this Schedule II (Certificate of Incorporation) is hereby incorporated by reference.

         (3)      Section 3(a)(iii)(B)

         All of the agreements and other items set forth under Item II (Credit Facility Documents) on Part I of this Schedule II are hereby incorporated by reference.


                                Schedule III

                           INDEX OF DEFINED TERMS

Term                                                                   Page
----                                                                   ----

Ford....................................................................1
GSB Investments.........................................................1
1998 Merger Agreement...................................................2
Agreement...............................................................1
Auditor................................................................24
Beneficial Ownership....................................................2
Beneficially Own........................................................2
CFB Litigation Distribution Amount.....................................19
Company.................................................................1
Company Share Value.....................................................2
Consolidated Year.......................................................8
Damages.................................................................2
Escrow.................................................................12
Escrow Agent...........................................................12
Escrow Agreement.......................................................12
Escrow Shares..........................................................12
Escrow Statement.......................................................11
Escrow Termination Date.................................................2
Estimated Federal Net Tax Benefits.....................................16
Existing Securities..................................................6, 9
FGH.....................................................................1
GSB Entity..............................................................8
Held Back Shares.......................................................14
HG/F....................................................................1
HG/F Party Damages.....................................................20
HG/F Subaccount........................................................12
Indemnitees............................................................20
KPMG...................................................................15
Litigation Escrow Shares...............................................12
Major Shareholders.....................................................11
Merger..................................................................1
Merger Agreement........................................................1
MFI.....................................................................1
MFI Group...............................................................8
MFI Parties............................................................20
MFI Party Damages......................................................20
MFI Subaccount.........................................................12
Non-Voting Shares.......................................................3
Notice Date............................................................16
Original Payment.......................................................17
Parent..................................................................1
Parent Share Value......................................................3
Person..................................................................3
Quarterly Date..........................................................3
Record Holders..........................................................6
Returned Payment.......................................................17
Revised Statement......................................................13
Securityholders.........................................................1
Securityholders' Representative........................................24
Settled Tax Shares.....................................................14
Shortfall..............................................................18
Sub.....................................................................1
Tax Claim..............................................................21
Tax Escrow Shares......................................................12
Taxable Year...........................................................13
Unaudited Tax Benefits..................................................3
Utilization Estimate...................................................16


                               Schedule 3(c)

              Exceptions to MFI Representations and Warranties

Audits Pending
MacAndrews & Forbes Holdings, Inc.                  1991-1995         Federal Income Tax Returns
MacAndrews & Forbes Group                           1991-1995         New York State Income Tax Returns
MacAndrews & Forbes Group                           1991-1995         New York City Income Tax Returns
Mafco Consolidated Group                            1997-1999         New York State Income Tax Returns
Mafco Consolidated Group                            1997-1999         New York City Income Tax Returns
Revlon Group                                        1991-1995         New York State Income Tax Returns
Revlon Group                                        1991-1995         New York City Income Tax Returns
Revlon, Inc.                                        1996-1998         New York State Income Tax Returns
Revlon, Inc.                                        1989-1998         New York City Income Tax Returns


                                                                  EXHIBIT A

                   Form of Registration Rights Agreement

         This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of [ ], by and among Citigroup Inc., a Delaware corporation (together with its permitted successors and assigns, "Parent"), GSB Investments Corp., a Delaware corporation, and Hunter's Glen/Ford, Ltd., a limited partnership organized under the laws of the State of Texas (together with GSB Investment Corp., the "Major Shareholders").

         This Agreement is made pursuant to the Securityholders Agreement by and among Citigroup Inc., Golden State Bancorp Inc., and the Persons listed on the signature page thereto, dated as of May 21, 2002 (as such agreement may be amended from time to time, the "Securityholders Agreement"), pursuant to which the Major Shareholders have the right to receive Issuable Shares (as defined in the Securityholders Agreement).

         The parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be bound hereby agree as follows:



SECTION 1.        Definitions.

         As used in this Agreement, the following terms shall have the following meanings:

         Agreement: See the recitals hereof.

         Business Day: means any day that the New York Stock Exchange is normally open for trading for a full day and that is not a Saturday, a Sunday or a day on which banks in the City of New York are authorized or required to close for regular banking business.

         Common Stock: means the Common Stock, par value $.01 per share, of Parent, or any other shares of capital stock of Parent into which such stock shall be reclassified or changed (by operation of law or otherwise).

         Parent: See the recitals hereof.

         Delay Period: See Section 2(b) hereof.

         Effectiveness Period: See Section 2(b) hereof.

         Exchange Act: means the Securities Exchange Act of 1934, as amended.

         Merger Agreement: means the Agreement and Plan of Merger by and among Parent, the Company, and Mercury Merger Sub, Inc., a Delaware corporation, dated as of May 21, 2002, as such agreement may be amended from time to time.

         Securityholders Agreement: See the recitals hereof.

         Person: means an individual, corporation, limited liability company, partnership, joint venture, joint stock company, association, trust, unincorporated entity or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof, whether acting in an individual, fiduciary or other capacity.

         Prospectus: means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         Registrable Shares: means the Issuable Shares and any shares of Common Stock paid, issued or distributed in respect of such shares by way of stock dividends or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger or otherwise, until in the case of any such share (i) a Registration Statement covering such share has been declared effective under the Securities Act and such shares have been disposed of pursuant to such effective registration statement under the Securities Act, or (ii) such share may be transferred by a holder without registration pursuant to the Rule 144 under the Securities Act or any successor rule and Parent has agreed to remove the restrictive legend referred to in Section 5(f) of the Securityholders Agreement upon such sale.

         Registration Statement: means a Form S-3 registration statement of Parent that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         SEC: means the Securities and Exchange Commission.

         Securities Act: means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         Shelf Registration: See Section 2(a) hereof.

         Major Shareholders: See the recitals hereof.

         underwritten registration or underwritten offering: means a registration in which securities of Parent are sold to or through one or more underwriters for reoffering or sale to the public.


SECTION 2.        Shelf Registration.

         (a) Upon a request by a Major Shareholder made after Issuable Shares are issued under the Securityholders Agreement, Parent shall file up to three Registration Statements under the Securities Act relating to the Registrable Shares, which Registration Statements shall provide for the sale by the holders thereof of Registrable Shares from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (each, a "Shelf Registration").

         (b) Parent agrees to use its reasonable best efforts to cause the SEC to declare each Shelf Registration effective (the date of initial effectiveness of a Shelf Registration being referred to herein as the "Effective Date") and to keep such Shelf Registration continuously effective and usable for the resale of Registrable Shares for a period ending on the earlier of (i) one year from its Effective Date and (ii) the first date on which all the Registrable Shares covered by such Shelf Registration have been sold (the "Effectiveness Period"). The foregoing notwithstanding, Parent shall have the right to suspend the use of each Shelf Registration for a reasonable length of time not to exceed 45 calendar days (a "Delay Period") and from time to time if the Chief Executive Officer, Chief Financial Officer or General Counsel of Parent shall determine in good faith that such use (A) would require disclosure by Parent that would materially interfere with a material financing, merger, sale or acquisition of assets, recapitalization or other similar corporate action of Parent that is pending or expected by Parent to occur or be announced during the Delay Period or (B) would require pre-mature disclosure of non-public information the disclosure of which, in the good faith determination of the Chief Executive Officer, Chief Financial Officer or General Counsel of Parent, would be materially adverse to Parent or with respect to which Parent has a bona fide business purpose for keeping such information confidential; provided, that the aggregate number of days in all Delay Periods in respect of a Shelf Registration occurring in any period of twelve consecutive months shall not exceed 90 and a minimum of 5 Business Days shall elapse between successive Delay Periods. Parent shall provide written notice (to the extent practicable) no fewer than 5 Business Days prior to commencement of a Delay Period and promptly upon the end of any Delay Period to each holder of Registrable Shares covered by the applicable Shelf Registration and such holders shall cease all disposition efforts with respect to Registrable Shares held by them immediately upon the beginning of any Delay Period until notified of the end of such Delay Period (not to exceed 60 days).

         (c) Parent may, in its sole discretion, include other securities in such Shelf Registration (whether for the account of Parent or otherwise).



SECTION 3         Hold-Back Agreement.

         Each holder of Registrable Shares agrees, if such holder is requested by an underwriter in an underwritten offering for Parent (whether for the account of Parent or otherwise), not to effect any public sale or distribution of any of Parent's equity securities including (only in the case of an offering for the account of Parent) a sale pursuant to Rule 144 (except as part of such underwritten registration), during the 3-day period prior to, and during the 90-day period beginning on, the closing date of such underwritten offering. In addition, each holder of Registrable Shares agrees, if such holder is requested by Parent, not to effect any public sale or distribution of any of Parent's equity securities pursuant to the Registration Statement, during the 3-day period prior to, and during the pendency of, any period during which an exchange ratio or similar valuation formula based upon the trading prices of the Common Stock is being calculated.

SECTION 4.        Registration Procedures.

         In connection with the registration obligations of Parent pursuant to and in accordance with Section 2 hereof (and subject to Parent's rights under Section 2), Parent will use its reasonable best efforts to effect such registration to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto Parent shall as expeditiously as possible:

         (a) prepare and file with the SEC such amendments (including post-effective amendments) to the applicable Registration Statement, and such supplements to the applicable Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act or the rules and regulations thereunder during the applicable period in accordance with the intended methods of disposition by the sellers thereof and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

         (b) notify the selling holders of Registrable Shares promptly and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Shelf Registration or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Shelf Registration or related Prospectus or for additional information regarding such holder, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Shelf Registration or the initiation of any proceedings for that purpose, (iv) of the receipt by Parent of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

         (c) use reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of each Shelf Registration, or the prompt lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction in the United States;

         (d) if requested by the selling holders, furnish to counsel for the selling holders of Registrable Shares, without charge, one conformed copy of the applicable Shelf Registration as declared effective by the SEC and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and such number of copies of the preliminary Prospectus, each amended preliminary Prospectus, each final Prospectus and each post-effective amendment or supplement thereto, as the selling holders may reasonably request in order to facilitate the disposition of the Registrable Shares covered by the applicable Shelf Registration in conformity with the requirement of the Securities Act (Parent hereby consenting to such use of such documents);

         (e) except during any Delay Period, upon the occurrence of any event contemplated by paragraph 4(b)(ii) or 4(b)(v) above, promptly prepare a supplement or post-effective amendment to the applicable Shelf Registration or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (f) cause all Registrable Shares covered by each Registration Statement to be listed on each U.S. securities exchange, if any, on which similar securities issued by Parent are then listed; and

         (g) Parent may require each seller of Registrable Shares as to which any registration is being effected to furnish such information regarding the distribution of such Registrable Shares and as to such seller as it may from time to time reasonably request. If any such information requested prior to the filing of the applicable Registration Statement with respect to any seller is not furnished prior to the filing of such Registration Statement, Parent may exclude such seller's Registrable Shares from such Shelf Registration.

         (h) Parent will use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required for the sale of the Registrable Shares.

         Each holder of Registrable Shares agrees by inclusion of such Registrable Shares in the applicable Registration Statement that, upon receipt of any notice from Parent of the happening of any event of the kind described in Section 4(b)(ii), 4(b)(iii), 4(b)(iv) or 4(b)(v) hereof or upon notice of the commencement of any Delay Period, such holder shall forthwith discontinue disposition of such Registrable Shares covered by such Registration Statement or Prospectus pursuant to such Registration Statement until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(e) hereof, or until it is advised in writing by Parent that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus and, if requested by Parent, such holder shall deliver to Parent (at the expense of Parent) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such request.

         Each holder of Registrable Shares further agrees not to utilize any material other than the applicable current Prospectus in connection with the offering of Registrable Shares pursuant to a Shelf Registration.

SECTION 5.        Indemnification and Contribution.

         (a) Parent will indemnify and hold harmless each holder of Registrable Securities, each Person, if any, who controls such holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the agents, employees, officers and directors of such holder and each such controlling Person, against any losses, claims, damages or liabilities to which such indemnified party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or any action in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement or Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending against such loss, claim, damage or liability as such expenses are incurred; provided, however, that Parent shall not be liable in any such case to the extent any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to Parent by such indemnified party specifically for use in the preparation thereof; provided, further, that Parent shall not be liable to any indemnified party hereunder with respect to the applicable Registration Statement or Prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, the applicable Registration Statement or Prospectus which untrue statement or omission was corrected in an amended or supplemented Registration Statement or Prospectus, if the Person alleging such loss, claim, damage or liability was not sent or given, at or prior to the written confirmation of such sale, a copy of the amended or supplemented Registration Statement or Prospectus if Parent had previously furnished copies thereof to such indemnified party and such indemnified party was required under the Securities Act to deliver such amended or supplemented Registration Statement or Prospectus.

         (b) Each holder of Registrable Securities, severally and not jointly, will indemnify and hold harmless Parent, each Person, if any, who controls Parent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the agents, employees, officers and directors of Parent and each such controlling Person against any losses, claims, damages or liabilities to which each such indemnified party may become subject, under the Securities Act or otherwise, to the same extent as the foregoing indemnity from Parent, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon misstatements or alleged misstatements or omissions or alleged omissions made in reliance upon and in conformity with information furnished in writing by such holder to Parent specifically for use in the preparation of the applicable Registration Statement (or any amendment or supplement thereto).

         (c) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party except to the extent the indemnifying party shall have been prejudiced as a result of such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party. In the event the indemnifying party shall assume the defense thereof, any such indemnified party shall have the right to employ separate counsel in such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party has agreed to pay such fees and expenses or (b) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expense of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties). Any such fees and expenses payable by the indemnifying party shall be paid to the indemnified party entitled thereto as incurred by such indemnified party. The indemnifying party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party agrees to indemnify and hold harmless each such indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) The obligations of Parent and the holders of Registrable Securities under this Section 5 shall be in addition to any liability that such Persons may otherwise have.

SECTION 6.        Registration Expenses.

         Except as provided below, whether or not any Registration Statement becomes effective, Parent shall pay all costs, fees and expenses incident to Parent's performance of or compliance with this Agreement including, without limitation, (i) SEC registration and filing fees, fees and expenses of compliance with securities or Blue Sky laws, (ii) fees and disbursements of counsel for Parent and (iii) fees and disbursements of all independent certified public accountants of Parent and all other Persons retained by Parent in connection with the Registration Statement. In all cases, the Major Shareholders will be responsible for underwriters discounts, selling commissions and fees and disbursements of counsel for all such Major Shareholders with respect to the Registrable Shares being sold by it and Parent will have no obligation to pay any such amounts.

SECTION 7.        Miscellaneous.

         7.1 Termination. This Agreement and the obligations of Parent hereunder shall terminate on the earliest of (i) the first date on which no Registrable Shares remain outstanding, and (ii) the close of business on the last day of the final Effectiveness Period; provided that the foregoing Sections 5 and 6 of this agreement shall survive any such termination in accordance with their terms.

         7.2 Amendments and Waivers. The provisions of this Agreement including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions herein may not be given, unless consent is obtained from the party against whom such waiver, modification or amendment is sought to be enforced (consent of the Major Shareholders means Parent has obtained the written consent of holders representing a majority of the Registrable Shares). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter which relates exclusively to the rights of holders of Registrable Shares whose securities are being sold pursuant to a Shelf Registration and that does not directly or indirectly affect the rights of a holder whose securities are not being sold pursuant to such Registration Statement may be given by holders of a majority of the Registrable Shares being sold by such holders; provided, however, that the provision of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

         7.3 Notices. All notices, requests, demands and other communications required or permitted herein shall be in writing and shall be deemed given: when delivered personally; one Business Day after being deposited with a next-day air courier; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed and when receipt is acknowledged, if telecopied, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof);

               (i) if to a Major Shareholder, to the Securityholders' Representative (as defined in the Securityholders' Agreement) at the address set forth in the Securityholders Agreement; and

               (ii) if to Parent, to Parent and Skadden, Arps, Slate, Meagher & Flom LLP, at their respective addresses as set forth in the Securityholders' Agreement.

         7.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; provided that without the written consent of Parent, the Major Shareholders may not assign their rights hereunder and no Person who acquires Registrable Shares from a Major Shareholder shall have any rights hereunder. Notwithstanding the foregoing and with no obligation on the part of Parent to amend a Registration Statement, a Major Shareholder's right under this Agreement may be assigned, in whole or in part, to any Permitted Transferee, and any Permitted Transferee shall be deemed to be a Major Shareholder; provided that no such assignment shall be effective or confer any right on any such assignee unless, prior to such assignment, the assignee agrees in writing, in form and substance reasonably satisfactory to Parent, that such assignee will be bound by all provisions binding on a Major Shareholder hereunder; provided, further, that any beneficiary of a pledge described in clause (iv) below shall not be required to agree in writing to be bound by the terms hereof unless and until such beneficiary shall request registration hereunder in respect of the Registrable Shares. A "Permitted Transferee" is (i) any affiliate (as defined in the Merger Agreement) of any Major Shareholder, (ii) any member of the family of a Major Shareholder, including such Major Shareholder's spouse and descendants and any trust, partnership, corporation, limited liability company or other entity for the benefit of such spouse and/or descendants to whom or which any Registrable Shares have been transferred by such Major Shareholder for estate or tax planning purposes, (iii) any charity or foundation to which Registrable Shares have been transferred by such Major Shareholder or person or entity described in clause (ii) above for estate or tax planning or charitable purposes, or (iv) the beneficiary of any bona fide pledge by any Major Shareholder of any Registrable Shares (including upon such beneficiary's request for registration hereunder in respect thereof); provided that such transferee agrees to be bound by the provisions hereof in accordance with the preceding sentence. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto and any Permitted Transferee any rights or remedies hereunder.

         7.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         7.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         7.7 Governing Law. Except to the extent superceded by Federal law, this Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state except for Sections 5-1401 and 5-1402 of the New York General Obligations Law. Each of the parties hereto agrees that any legal action or proceeding with respect to this Agreement may be brought in the Courts of the State of New York or the United States District Court for the Southern District of New York in the Borough of Manhattan and, by execution and delivery of this Agreement, each party hereto irrevocably submits itself in respect of its property, generally and unconditionally to the non-exclusive jurisdiction of the aforesaid courts in any legal action or proceeding arising out of this Agreement. Each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in the preceding sentence. Each party hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof by registered U.S. mail, return receipt requested, to the address provided in
Section 7.3 and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this
Section 7.7 shall affect or eliminate any right to serve process in any other matter permitted by law.

         7.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ and alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         7.9 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by Parent with respect to the Registrable Shares. This Agreement supercedes all prior agreements and understandings between the parties with respect to such subject matter.

         7.10 Calculation of Time Periods. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.


                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            CITIGROUP INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            GSB INVESTMENTS CORP.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            HUNTER'S GLEN/FORD, LTD.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                                                  EXHIBIT B
                                                                  ---------


                             Escrow Provisions
                             -----------------

         1. Voting of Escrow Shares. For so long as any Escrow Shares (or any additional securities issued with respect thereto) are held by the Escrow Agent in accordance with the terms of the Securityholders Agreement, each Major Shareholder shall have the absolute right to have that portion of the Escrow Shares allocated to such Major Shareholder's subaccount (and any additional securities issued with respect thereto) voted on all matters with respect to which the vote of the holders of Parent Common Stock is required or solicited in accordance with the written instructions of such Major Shareholder at the time of the applicable record date as given to the Escrow Agent. The Escrow Agent shall promptly forward to the Securityholders' Representative copies of all proxy solicitation material received with respect to the Escrow Shares. The right of a Major Shareholder to instruct the Escrow Agent to vote any portion of the Escrow Shares shall be determined as of the record date established by Parent with respect to such vote. If no written instructions are timely received by the Escrow Agent from a Major Shareholder, then the Escrow Agent shall not vote any of the shares in the Escrow Fund with respect to which such Major Shareholder owns a right.

         2. Dividends on Escrow Shares.

               (a) For so long as any of the Escrow Shares (or any additional securities with respect thereto) are held by the Escrow Agent in accordance with the terms of the Securityholders Agreement and the Escrow Agreement, each Major Shareholder shall have the absolute right to all dividends and distributions (of whatever nature) on that portion of the Escrow Shares allocated to such Major Shareholder's subaccount (and any additional securities with respect thereto, and any interest or earnings upon such dividends, distributions or additional securities). The Escrow Agent shall deliver to each Major Shareholder such Major Shareholder's portion of such amounts or securities paid or issued in respect of Escrow Shares within 10 days of receiving such dividends.

               (b) Upon execution of the Escrow Agreement, each party shall provide the Escrow Agent with a fully executed W-8 or W-9 Internal Revenue Service form, which shall include their Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

         3.       Escrow Agent's Responsibility.

                  (a) The Escrow Agent's sole responsibility shall be for the safekeeping of the Escrow fund, the establishment and maintenance of subaccounts, and the disbursement thereof, and the Escrow Agent shall not be required to take any other action with reference to any matters which might arise in connection with the Escrow fund, the Escrow Agreement or the Securityholders Agreement. The Escrow Agent may act upon any written instruction or other instrument which the Escrow Agent in good faith believes to be genuine and to be signed and sent by the Securityholders' Representative and the proper officers of Parent. The Escrow Agent shall not be required to take any action until such time as it has received written instructions as provided above and any tax or other information or documents reasonably requested by it. The Escrow Agent shall not be liable for any action taken by it in good faith and believed to be authorized or within the rights or powers conferred upon it by the Escrow Agreement or for anything which the Escrow Agent may do or refrain from doing in connection herewith unless the Escrow Agent is guilty of gross negligence, bad faith or willful misconduct. The Escrow Agent may from time to time consult with legal counsel of its own choice for advice concerning its obligations under the Escrow Agreement, and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent has no duty to determine or inquire into the occurrence of any event or the performance or failure of performance of any of the parties hereto with respect to any agreements or arrangements with each other or with any other party or parties.

                  (b) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of the Escrow Agreement. The Escrow Agent's duties and obligations are purely ministerial in nature, and nothing herein shall be construed to give rise to any fiduciary obligations of the Escrow Agent. In the event of any disagreement or the representation of any adverse claim or demand in connection with the disbursement of the Escrow Fund, the Escrow Agent shall, at its option, be entitled to refuse to comply with any such claims or demands during the continuance of such disagreement and may refrain from delivering any items affected thereby, and in so doing, the Escrow Agent shall not become liable to the parties or to any other person, due to its failure to comply with such adverse claim or demand. The Escrow Agent shall be entitled to continue, without liability, to refrain and refuse to act:

                           (i) until authorized to disburse by a court
                  order from a court having jurisdiction of the parties and the Escrow Fund, after which time the Escrow Agent shall be entitled to act in conformity with such adjudication; or

                           (ii) until all differences shall have been
                  adjusted by agreement and the Escrow Agent shall have been notified thereof and shall have been directed in writing, signed jointly or in counterpart by the undersigned and by all persons making adverse claims or demands, at which time the Escrow Agent shall be protected in acting in compliance therewith.

                  (c) The Escrow Agent shall treat all communications pursuant to the Escrow Agreement, whether oral or written, confidentially and shall not make any public disclosure of communications to or from any party hereto. In the event that the Escrow Agent is requested in any legal proceeding to disclose any communications, the Escrow Agent shall give prompt notice to the Securityholders' Representative and Parent of such request so that such Securityholders' Representative or Parent may seek an appropriate protective order or other remedy.

                  (d) Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under the Escrow Agreement without further act.

                  (e) In the event that the Escrow Agent is unable to perform its obligations under the terms of the Escrow Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other cause reasonably beyond its control, the Escrow Agent shall not be liable for damages to the other parties hereto for any unforeseeable damages resulting from such failure to perform or otherwise from such causes. Performance by the Escrow Agent under the Escrow Agreement shall resume when the Escrow Agent is able to perform substantially its duties.

         4.       Indemnification of Escrow Agent.

                  (a) The Major Shareholders agree to indemnify and hold the Escrow Agent and its officers and employees harmless for and from all claims, losses, liabilities and expenses (including reasonable legal fees) arising out of or in connection with its acting as Escrow Agent under the Escrow Agreement ("Expenses"), except in those instances where the Escrow Agent has been guilty of gross negligence, bad faith or willful misconduct. In addition, the Major Shareholders agree to pay to the Escrow Agent its reasonable fees and expenses (including reasonable fees and expenses of any counsel in connection with entering into the Escrow Agreement) in connection with the performance of its duties under the Escrow Agreement ("Fees"). Under no circumstances shall the Escrow Agent (i) be entitled to charge the Escrow Fund for any amounts due to the Escrow Agent from the Major Shareholders or (ii) have any rights against Parent as a third party beneficiary or otherwise pursuant to the Escrow Agreement. If the Major Shareholders are required to pay any Expenses or Fees to the Escrow Agent under this section, Parent shall reimburse the Major Shareholders, within two business days after payment has been made and reimbursement requested, one-half of the amount the Major Shareholders paid to the Escrow Agent pursuant hereto in respect of Expenses or Fees. The provisions of this section shall survive the termination of the Escrow Agreement.

                  (b) Anything in the Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood for such loss or damage and regardless of the form of action. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation removal of the Escrow Agent or the termination of the Escrow Agreement.

         5. Settlement of Disputes Regarding Ownership. Any dispute which may arise under this Agreement with respect to the delivery and/or ownership or right of possession of the Escrow Shares, or the duties of the Escrow Agent hereunder, shall be settled either by mutual agreement of the parties concerned (evidenced by appropriate instructions in writing to the Escrow Agent, signed by the parties), by a final order, decree or judgment of any appropriate court located in the State of New York (the time for appeal having expired and no appeal having been perfected), or by a certified copy of an arbitration award binding upon the parties other than the Escrow Agent, each party or parties bearing its own costs and expenses with respect to the dispute; provided, however, that all MFI Determinations and HG/F Determinations (collectively, "Determinations") shall be made only as provided in the Securityholders Agreement and neither the Parent nor the Securityholders' Representative have the right to dispute any claim which has been the subject of a Determination. The Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. Prior to the settlement of any such dispute, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, the Escrow Shares applicable to such dispute. The Escrow Agent shall deliver the appropriate number of Escrow Shares as provided in any settlement among the parties.

         6.       Resignation; Removal.

                  (a) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving 30 days' prior written notice of such resignation to Parent and the Shareholders' Representative, specifying a date when such resignation shall take effect; provided that no such resignation shall be effective until a successor Escrow Agent shall have been appointed and shall have accepted its appointment in writing as hereinafter set forth. Upon such notice, the Securityholders' Representative shall use commercially reasonable efforts to appoint a successor Escrow Agent reasonably acceptable to Parent. If the Securityholders' Representative fails to appoint a successor Escrow Agent within 30 days after such notice or such appointed Escrow Agent has not accepted such appointment in writing within such 30 day period, the Escrow Agent shall be entitled to appoint its successor, which shall be a commercial bank organized under the laws of the United States or any state thereof that has a combined capital and surplus of at least $1 billion.

                  (b) Any successor Escrow Agent (whether succeeding a resigning or removed Escrow Agent) shall deliver a written acceptance of its appointment to the resigning Escrow Agent, Parent and the Securityholders' Representative, and immediately thereafter, (i) the resigning Escrow Agent shall transfer and deliver the Escrow Fund to the successive Escrow Agent, whereupon the resignation of the resigning Escrow Agent shall become effective, and (ii) the successor Escrow Agent shall constitute the "Escrow Agent" for all purposes hereunder and all applicable provisions of this Agreement shall apply to the successor Escrow Agent as though it had been named herein. Any such resignation shall not relieve the resigning Escrow Agent from any liability incurred by it hereunder prior to such resignation becoming effective.

                  (c) The Escrow Agent shall continue to serve until its successor accepts the duties of Escrow Agent hereunder. Parent and the Shareholders' Representative may agree at any time to remove the Escrow Agent and substitute a new Escrow Agent by giving 30 days' notice thereof to the then acting Escrow Agent. Any successor Escrow Agent appointed as provided herein must be qualified to act as an escrow agent under applicable law.

         7.       Fund Transfer Instructions.
                  --------------------------

                  (a) In the event fund transfer instructions are given (other than in writing at the time of the execution of this Agreement), whether in writing, by telecopier or otherwise the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on the call-back schedule to be attached to the Escrow Agreement, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent and only by the applicable party to the Escrow Agreement. The parties to this Agreement acknowledge that such security procedure is commercially reasonable. Notwithstanding the foregoing, (x) funds may be transferred only to a party to the Escrow Agreement or to such other person designated as may be designated by the applicable party pursuant to the preceding subsection and (y) only the funds allocated to the applicable party may be transferred to such party or to such party's properly designated beneficiary.

                  (b) It is understood that the Escrow Agent and the beneficiary's bank in any fund transfer may rely solely upon any account numbers or similar identifying number provided by either of the parties hereto to identify (i) the beneficiary, (ii) the beneficiary's bank, or
(iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated.




                                                                     ANNEX D

               DELAWARE GENERAL CORPORATION LAW, SECTION 262

     SECTION 262 APPRAISAL RIGHTS -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a.,
          b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and
(d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.




                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  Indemnification of Directors and Officers

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Section Four of Article IV of Citigroup's By-Laws provides that Citigroup shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

         Citigroup also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of Citigroup's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

         The directors and officers of Citigroup are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup's directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup by or on behalf of such indemnifying party.

ITEM 21.  Exhibits and Financial Statement Schedules

         (a)      Exhibits.  See Exhibit Index.

         (b)      Financial Statement Schedules.  Not applicable.

         (c) Reports, Opinions or Appraisals. Opinion of Goldman, Sachs & Co. (included as Annex B to this proxy statement-prospectus which is a part of this registration statement).

ITEM 22. Undertakings

         (a)(1) The undersigned registrant hereby undertakes as follows: prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2) The undersigned registrant hereby undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement/prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Citigroup Inc. has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 30, 2002.

                             CITIGROUP INC.


                             By:   /s/ Todd S. Thomson
                                 ----------------------------------------------
                             Name: Todd S. Thomson
                             Title:    Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated on May 30, 2002.



             SIGNATURES                                     TITLE

                                              Chairman, Chief Executive Officer
             /s/ Sanford I. Weill         (Principal Executive Officer)
             ---------------------                  and Director


              Sanford I. Weill
                                                 Chief Financial Officer
             /s/ Todd S. Thomson              (Principal Financial Officer)
             --------------------


           Todd S. Thomson
                                                       Controller
            /s/ William P. Hannon            (Principal Accounting Officer)
            ----------------------


          William P. Hannon

                    *
           -------------------------
                                                      Director

        C. Michael Armstrong

                    *
           -------------------------
                                                      Director

          Alain J. P. Belda

                    *
           -------------------------
                                                      Director

            George David

                    *
          -------------------------
                                                      Director

           Kenneth T. Derr

                    *
          -------------------------
                                                      Director

           John M. Deutch

                    *
          -------------------------
                                                      Director

          Alfredo Harp Helu


                                                      Director

         -------------------------

       Roberto Hernandez Ramirez

                    *
         -------------------------
                                                      Director

          Ann Dibble Jordan

                    *
         -------------------------
                                                      Director

             Reuben Mark

                    *
         -------------------------
                                                      Director

         Michael T. Masin


                                                      Director
         -------------------------

         Dudley C. Mecum

                    *
         -------------------------
                                                      Director

         Richard D. Parsons

                    *
         -------------------------
                                                      Director

         Andrall E. Pearson

                    *
         -------------------------
                                                      Director

         Robert E. Rubin

                    *
         -------------------------
                                                      Director

         Franklin A. Thomas

                    *
         -------------------------
                                                      Director

         Arthur Zankel


 * By:  /s/ Stephanie B. Mudick
         Stephanie B. Mudick
          Attorney-in-Fact



                               LIST OF EXHIBITS

Exhibit No.        Description of Exhibit

         2.1 Agreement and Plan of Merger, dated as of May 21, 2002, among Golden State Bancorp Inc., Citigroup Inc. and Mercury Merger Sub, Inc., a wholly owned subsidiary of Citigroup (attached as Annex A to the proxy statement-prospectus)

         5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the shares of Citigroup common stock to be issued in the merger

         8.1* Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters

         8.2* Form of Opinion of Watchell, Lipton, Rosen & Katz as to certain tax matters

         23.1      Consent of KPMG LLP

         23.2      Consent of KPMG LLP

         23.3 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibits 5.1 and 8.1)

         23.4      Consent of Goldman, Sachs & Co.

         23.5*     Consent of Watchell, Lipton, Rosen & Katz (Included in
                   Exhibit 8.2)

         24.1      Powers of Attorney

         99.1      Form of Proxy Card of Golden State Bancorp Inc.

         99.2 Opinion of Goldman, Sachs & Co. (attached as Annex B to the proxy statement-prospectus)

         99.3 Securityholders Agreement, dated as of May 21, 2002, among Golden State Bancorp Inc., Citigroup Inc, Mafco Holdings Inc., GSB Investments Corp., MacAndrews & Forbes Holdings Inc., Hunter's Glen/Ford, Ltd., and Gerald J. Ford (attached as Annex C to the proxy statement-prospectus)


----------------
* To Be Filed By Amendment



                                                                    EXHIBIT 5.1

                           FORM OF LEGAL OPINION


                                                     May __, 2002


Citigroup Inc.
399 Park Avenue
New York, New York 10043


                  Re:  Citigroup Inc. Registration Statement on Form S-4
                       -------------------------------------------------


Ladies and Gentlemen:

         We have acted as special counsel to Citigroup Inc., a Delaware corporation ("Citigroup"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Citigroup with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof.

         The Registration Statement relates to the proposed issuance by Citigroup of up to 76,821,142 shares of Citigroup common stock, par value $.01 per share (the "Common Stock"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 21, 2002, by and among Citigroup, Golden State Bancorp Inc., a Delaware corporation ("Golden State"), and Mercury Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Citigroup (the "Merger Sub").

         The Merger Agreement provides for the merger (the "Merger") of Golden State with and into Merger Sub, with Merger Sub continuing as the surviving corporation. The Registration Statement includes a proxy statement-prospectus (the "Proxy Statement-Prospectus") to be furnished to stockholders of Golden State in connection with their approval of the Merger.

         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, as amended (the "Act"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents: (i) the Registration Statement (including the Proxy Statement-Prospectus); (ii) the Certificate of Incorporation of Citigroup, as amended to the date hereof and currently in effect; (iii) the By-laws of Citigroup, as amended to the date hereof and currently in effect; (iv) the Merger Agreement; (v) certain resolutions of the Board of Directors of Citigroup relating to the transactions contemplated by the Merger Agreement and the Registration Statement; and (vi) specimen certificates representing the Common Stock. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Citigroup and such agreements, certificates of public officials, certificates of officers or other representatives of Citigroup and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that such parties thereto, other than Citigroup, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Citigroup and others.

         For purposes of this opinion, we have assumed that prior to the issuance of any of the shares of the Common Stock: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) Golden State stockholders will have approved by all required votes the Merger Agreement; (iii) a Certificate of Merger will have been duly filed with the Secretary of State of the State of Delaware; and (iv) the certificates representing the shares of Common Stock will have been duly executed by an authorized officer of the transfer agent for the Common Stock and will have been registered by the registrar for the Common Stock and will conform to the specimen thereof examined by us.

         Members of our firm are admitted to the Bars of the State of New York and Delaware, and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Proxy Statement-Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                     Very truly yours,






                                                                 EXHIBIT 23.1

                        Consent of Independent Auditors


The Board of Directors
Golden State Bancorp Inc.:

         We consent to the incorporation by reference in the Registration Statement on Form S-4 ("Registration Statement") by Citigroup Inc. of our report dated January 15, 2002, with respect to the consolidated balance sheets of Golden State Bancorp Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report is included in the annual report on Form 10-K of Golden State Bancorp Inc. for the year ended December 31, 2001 and to the references to our firm under the headings "Experts" and "Selected Financial Data" in the Registration Statement. Our report dated January 15, 2002, contains and explanatory paragraph stating that Golden State Bancorp Inc. changed its method of accounting for derivatives and hedging activities in 2001.


                                                KPMG LLP


San Francisco, California
May 29, 2002




                                                                 EXHIBIT 23.2

                        Consent of Independent Auditors


The Board of Directors
Citigroup Inc.:


We consent to the incorporation by reference in the Registration Statement on Form S-4 ("Registration Statement") of Citigroup Inc. of our report dated January 17, 2002, with respect to the consolidated statement of financial position of Citigroup Inc. and subsidiaries ("Citigroup") as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report is included in the Annual Report on Form 10-K of Citigroup for the year ended December 31, 2001 and to the references to our firm under the headings "Experts" and "Selected Financial Data" in the Registration Statement. As discussed in Note 1 to the consolidated financial statements, in 2001 Citigroup changed its methods of accounting for derivative instruments and hedging activities, accounting for interest income and impairment on purchased and retained beneficial interests in securitized financial assets, and accounting for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001. Also, as discussed in Note 1 to the consolidated financial statements, in 1999 Citigroup changed its methods of accounting for insurance-related assessments, accounting for insurance and reinsurance contracts that do not transfer insurance risk, and accounting for the costs of start-up activities.


                                                     KPMG LLP

New York, New York
May 29, 2002



                                                                EXHIBIT 23.4


May 30, 2002


Board of Directors
Golden State Bancorp Inc.
135 Main Street
San Francisco, California 94105

Re:     Initially Filed Registration Statement on Form S-4 of
        Citigroup, Inc. relating to shares of its Common Stock being registered in connection with the merger of its subsidiary with Golden State Bancorp Inc.

Ladies and Gentlemen:

Reference is made to our opinion letter dated May 21, 2002, with respect to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of Golden State Bancorp Inc. (the "Company") of the Aggregate Merger Consideration (as defined in the opinion letter) to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of May 21, 2002, among Citigroup Inc. ("Citigroup"), Mercury Merger Sub, Inc., a subsidiary of Citigroup, and the Company.

The foregoing opinion letter was provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-mentioned version of the Registration Statement.

In that regard, we hereby consent to the reference to our opinion under the captions "Summary---Opinion of Golden State's Financial Advisor," "Risk Factors---The Opinion Obtained by Golden State from its Financial Advisor will not Reflect Changes in Circumstances Occurring after May 21, 2002," "The Merger---Background of the Merger," "The Merger---Reasons for the Merger; Recommendation of Golden State's Board of Directors" and "The Merger---Opinion of Golden State's Financial Advisor" and to the inclusion of the foregoing opinion in the Proxy Statement/Prospectus included in the above-mentioned version of the Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned version of the Registration Statement), proxy statement or any other document without our prior written consent. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



Very truly yours,


 /s/ GOLDMAN, SACHS & CO
---------------------------
(GOLDMAN, SACHS & CO)





                                                                 EXHIBIT 24.1

                               POWER OF ATTORNEY

                                  (FORM S-4)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint Sanford I. Weill, Charles O. Prince, III, Todd S. Thomson and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has signed these presents this 29th day of May 2002.



/s/ C. Michael Armstrong
--------------------------------------------------------------
                      (Signature)



                                                                EXHIBIT 24.1

                               POWER OF ATTORNEY

                                  (FORM S-4)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint Sanford I. Weill, Charles O. Prince, III, Todd S. Thomson and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has signed these presents this 29th day of May 2002.



/s/ Alain J. P. Belda
--------------------------------------------------------------
                         (Signature)




                                                                EXHIBIT 24.1

                               POWER OF ATTORNEY

                                  (FORM S-4)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint Sanford I. Weill, Charles O. Prince, III, Todd S. Thomson and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has signed these presents this 29th day of May 2002.



/s/ George David
--------------------------------------------------------------
                        (Signature)




                                                                  EXHIBIT 24.1

                               POWER OF ATTORNEY

                                  (FORM S-4)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint Sanford I. Weill, Charles O. Prince, III, Todd S. Thomson and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has signed these presents this 29th day of May 2002.



/s/ Kenneth T. Derr
--------------------------------------------------------------
                       (Signature)




                                                                 EXHIBIT 24.1

                               POWER OF ATTORNEY

                                  (FORM S-4)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint Sanford I. Weill, Charles O. Prince, III, Todd S. Thomson and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has signed these presents this 29th day of May 2002.



/s/ John M. Deutch
--------------------------------------------------------------
                       (Signature)


                                                                 EXHIBIT 24.1

                               POWER OF ATTORNEY

                                  (FORM S-4)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint Sanford I. Weill, Charles O. Prince, III, Todd S. Thomson and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has signed these presents this 29th day of May 2002.



/s/ Alfredo Harp Helu
--------------------------------------------------------------
                         (Signature)




                                                                 EXHIBIT 24.1

                               POWER OF ATTORNEY

                                  (FORM S-4)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint Sanford I. Weill, Charles O. Prince, III, Todd S. Thomson and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has signed these presents this 29th day of May 2002.



/s/ Ann Dibble Jordan
--------------------------------------------------------------
                        (Signature)




                                                                   EXHIBIT 24.1

                               POWER OF ATTORNEY

                                  (FORM S-4)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint Sanford I. Weill, Charles O. Prince, III, Todd S. Thomson and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has signed these presents this 29th day of May 2002.



/s/ Reuben Mark
--------------------------------------------------------------
                     (Signature)




                                                                 EXHIBIT 24.1

                               POWER OF ATTORNEY

                                  (FORM S-4)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint Sanford I. Weill, Charles O. Prince, III, Todd S. Thomson and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has signed these presents this 29th day of May 2002.



/s/ Michael T. Masin
--------------------------------------------------------------
                         (Signature)




                                                                  EXHIBIT 24.1

                               POWER OF ATTORNEY

                                  (FORM S-4)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint Sanford I. Weill, Charles O. Prince, III, Todd S. Thomson and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has signed these presents this 29th day of May 2002.



/s/ Richard D. Parsons
--------------------------------------------------------------
                         (Signature)




                                                                 EXHIBIT 24.1

                               POWER OF ATTORNEY

                                  (FORM S-4)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint Sanford I. Weill, Charles O. Prince, III, Todd S. Thomson and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has signed these presents this 29th day of May 2002.



/s/ Andrall E. Pearson
--------------------------------------------------------------
                          (Signature)




                                                                EXHIBIT 24.1

                               POWER OF ATTORNEY

                                  (FORM S-4)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint Sanford I. Weill, Charles O. Prince, III, Todd S. Thomson and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has signed these presents this 29th day of May 2002.



/s/ Robert E. Rubin
--------------------------------------------------------------
                           (Signature)




                                                                 EXHIBIT 24.1

                               POWER OF ATTORNEY

                                  (FORM S-4)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint Sanford I. Weill, Charles O. Prince, III, Todd S. Thomson and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has signed these presents this 29th day of May 2002.



/s/ Franklin A. Thomas
--------------------------------------------------------------
                        (Signature)




                                                                 EXHIBIT 24.1

                               POWER OF ATTORNEY

                                  (FORM S-4)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of CITIGROUP INC., a Delaware corporation (the "Company"), does hereby constitute and appoint Sanford I. Weill, Charles O. Prince, III, Todd S. Thomson and Stephanie B. Mudick, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit (the "Securities"), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has signed these presents this 29th day of May 2002.



/s/ Arthur Zankel
--------------------------------------------------------------
                     (Signature)





                                                                 EXHIBIT 99.1

                                  [GSB LOGO]


                           GOLDEN STATE BANCORP INC.


                       FORM OF PROXY FOR SPECIAL MEETING
                        TO BE HELD ON __________, 2002


                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GOLDEN STATE BANCORP INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS ON
[                           ], 2002.  THE MEETING WILL BE HELD IN [PLACE] AT
[TIME] LOCAL TIME.

The undersigned hereby appoints [ ], or any of them, with full power of substitution in each, proxies to vote as herein stated on behalf of the undersigned, at the special meeting of stockholders of Golden State Bancorp Inc. on _______________, 2002, and at any adjournment or postponement thereof, in all matters indicated on the reverse side hereof, and with discretionary authority to vote as to any other matters that may properly come before such meeting.


           IMPORTANT - This Proxy is continued on the reverse side.
                                      Please sign and date on the reverse side
and return today.

                            DETACH PROXY CARD HERE
------------------------------------------------------------------------------


         THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.



PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.




   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL.



1.    1. To approve and adopt the Agreement and        FOR    AGAINST  ABSTAIN
      Plan of Merger, dated as of May 21, 2002, by     |_|      |_|      |_|
      and among Golden State Bancorp Inc.,
      Citigroup Inc., and Mercury Merger Sub,
      Inc., a wholly owned subsidiary of
      Citigroup, which provides, among other
      things, for the merger of Golden State with and into Mercury Merger Sub, Inc.


              In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.


                                    Please sign exactly as
                                    name appears hereon.
                                    Joint owners should each
                                    sign. When signing as an
                                    executor, corporate
                                    officer or in any other
                                    representative capacity,
                                    please give full title as
                                    such.


                                    Dated:  _____________________, 2002


                                    --------------------------------


                                    --------------------------------
                                    SIGNATURE(S)





                               EXHIBIT INDEX

Exhibit No.        Description of Exhibit

         2.1 Agreement and Plan of Merger, dated as of May 21, 2002, among Golden State Bancorp Inc., Citigroup Inc. and Mercury Merger Sub, Inc., a wholly owned subsidiary of Citigroup (attached as Annex A to the proxy statement-prospectus)

         5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the shares of Citigroup common stock to be issued in the merger

         8.1* Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters

         8.2* Form of Opinion of Watchell, Lipton, Rosen & Katz as to certain tax matters

         23.1      Consent of KPMG LLP

         23.2      Consent of KPMG LLP

         23.3 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibits 5.1 and 8.1)

         23.4      Consent of Goldman, Sachs & Co.

         23.5*     Consent of Watchell, Lipton, Rosen & Katz (Included in
                   Exhibit 8.2)

         24.1      Powers of Attorney

         99.1      Form of Proxy Card of Golden State Bancorp Inc.

         99.2 Opinion of Goldman, Sachs & Co. (attached as Annex B to the proxy statement-prospectus)

         99.3 Securityholders Agreement, dated as of May 21, 2002, among Golden State Bancorp Inc., Citigroup Inc, Mafco Holdings Inc., GSB Investments Corp., MacAndrews & Forbes Holdings Inc., Hunter's Glen/Ford, Ltd., and Gerald J. Ford (attached as Annex C to the proxy statement-prospectus)


----------------
* To Be Filed By Amendment